As filed with the Securities and Exchange Commission on May 12, 2009
Registration Number 333-149881

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

7394
(Primary Standard Industrial Classification Code Number)

61-1552209
(IRS Employer Identification Number)

110 S. Poplar Street, Suite 101
Wilmington, DE 19801
(800) 819-5556
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Crit DeMent, Chairman and CEO
LEAF Asset Management, LLC
One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, PA 19103
(215) 569-1844
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

With a Copy to:
Wallace W. Kunzman, Jr., Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline, Suite 600
Oklahoma City, Oklahoma 73112

As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Calculation of Registration Fee

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Amount to be Registered	Offering Price Per Unit	Aggregate Offering Price	Registration Fee
Limited Partner Units	2,000,000 Units	$100.00	$200,000,000	$7,860 (1)

(1) Previously paid.
The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

LEAF EQUIPMENT FINANCE FUND 4, L.P.
CROSS REFERENCE SHEET

Item of Form S-1	Caption in Prospectus

Item 1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Front Page of Registration Statement and Outside Front Cover Page of Prospectus

Item 2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus

Item 3.	Summary Information, Risk Factors and Ratio Of Earnings to Fixed Changes	Summary of the Offering; Risk Factors

Item 4.	Use of Proceeds	Use of Proceeds in Prospectus and “Use of Our Offering Proceeds as of March 31, 2009” in Cumulative Supplement No. 1

Item 5.	Determination of Offering Price	The Offering

Item 6.	Dilution	No units will be issued in this offering to our general partner’s officers, directors, promoters and affiliated persons except units subscribed for by them as disclosed on the Outside Front Cover Page of Prospectus. Discounted units are described in “Plan of Distribution.”

Item 7.	Selling Security Holders	We do not have any selling security holders.

Item 8.	Plan of Distribution	Plan of Distribution

Item 9.	Description of Securities to be Registered	Summary of the Offering; The Offering; Summary of Our Partnership Agreement

Item 10.	Interests of Named Experts and Counsel	Legal Matters and Experts in Prospectus and “Experts” in Cumulative Supplement No. 1

Item 11.	Information with respect to the Registrant

	(a) Description of Business	Investment Objectives and Strategies; Management

	(b) Description of Property	Investment Objectives and Strategies in Prospectus and “Our Lease Portfolio” and “Additional Equipment Recently Acquired” in Cumulative Supplement No. 1

	(c) Legal Proceedings	Legal Matters

	(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	We have no markets in which our units are being traded. Distributions are described in “Income, Losses, and Distributions” in the Prospectus and “Distributions to Our Limited Partners” in Cumulative Supplement No. 1

	(e) Financial Statements	Financial Statements in Cumulative Supplement No. 1

	(f) Selected Financial Data	Selected Financial Data in Cumulative Supplement No. 1

	(g) Supplementary Financial Information	Not applicable pursuant to Item 302(c) of Regulation S-K.

	(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	“Management’s Discussion and Analysis of Financial Condition” in Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Cumulative Supplement No. 1

Item of Form S-1	Caption in Prospectus
(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	There have been no changes in, or disagreements with, accountants on accounting and financial disclosure.

(j) Quantitative and Qualitative Disclosures about Market Risk	We have no market for our units and none will be created.

(k) Directors and Executive Officers	Management in Prospectus and “Management” in Cumulative Supplement No. 1

(l) Executive Compensation	Management Compensation in Prospectus and “Management Compensation” in Cumulative Supplement No. 1

(m) Security Ownership of Certain Beneficial Owners and Management	Management

(n) Certain Relationships and Related Transactions	Management Compensation; Management; Conflicts of Interest and Fiduciary Responsibilities in Prospectus and “Management Compensation” in Cumulative Supplement No. 1

Item 12.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Conflicts of Interest and Fiduciary Responsibilities

Sticker to Prospectus
May 12, 2009
The prospectus for LEAF Equipment Finance Fund 4, L.P. consists of this sticker, the prospectus dated August 12, 2008 and Cumulative Supplement No. 2 dated May 12, 2009. The primary purpose of the cumulative supplement is to provide the status of the offering and update the prospectus, including providing updated financial statements for us and our general partner and updated prior performance tables.
This sticker and Cumulative Supplement No. 2 form a part of, and must be accompanied or preceded by, the prospectus.
L4-07

LEAF EQUIPMENT FINANCE FUND 4, L.P.
Units of Limited Partner Interests at $100.00 per Unit
Minimum Offering Proceeds — 20,000 Units ($2,000,000)
Maximum Offering Proceeds — 2,000,000 Units ($200,000,000)
     We are LEAF Equipment Finance Fund 4, L.P., a Delaware limited partnership formed on January 25, 2008. Our general partner is LEAF Asset Management, LLC. We are offering a minimum of 20,000 units ($2 million), and a maximum of 2,000,000 units ($200 million). We will acquire a diversified portfolio of equipment to lease to end users. We will also acquire portfolios of existing equipment leases from other third-party equipment lessors. We expect that approximately 80% of the proceeds of this offering will be available for investment, after deducting all front-end fees and expenses, reserves and funds provided by any financing we obtain. Our principal objective is to generate regular cash distributions to you and our other investors. We cannot assure you, however, that we will meet our objective. We anticipate that during our initial years of operation our distributions will be substantially tax-deferred due primarily to depreciation deductions on a portion of our equipment and operating losses.
     This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should read “Risk Factors,” beginning on page 13 of this prospectus, for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:
•	A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital and not a return on capital.

•	You must rely on our general partner to manage us.

•	This is a “blind-pool” offering, we have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.

•	Our performance will be subject to the risk of lease and secured loans defaults.

•	Our success will depend in part on our ability to realize residual value from a portion of our equipment once the leases on that equipment terminate.

•	We will borrow to buy equipment to increase the size of our portfolio. This increases our risk of loss if our revenues are insufficient to pay our debt service and other expenses.

•	Our general partner will receive substantial compensation from us, which will reduce distributions to you.

•	Your units will be illiquid. There is no readily available public market for your units and your units will be subject to substantial transfer restrictions.

•	There are material income tax risks associated with this offering.

•	You will have very limited voting rights.

•	We will engage in transactions with affiliates.

	Per Unit	Minimum	Maximum
Public Offering Price (1)	$100.00	$2,000,000	$200,000,000
Dealer-manager fee, sales commissions and accountable due diligence reimbursements	$10.50	$250,000	$21,000,000
Proceeds, before expenses, to us	$89.50	$1,750,000	$179,000,000

(1)	There is a reduced price for units purchased under our distribution investment plan and for units purchased by certain classes of investors, including our general partner and its affiliates, as discussed in the “Plan of Distribution” section of this prospectus.
     Our general partner and its affiliates currently intend to purchase not less than 10,000 units and may purchase up to approximately 5% of the total units sold, if that is greater than 10,000 units, at a discounted price of $93.00 per unit. In addition, our general partner will receive a 1% interest in all of our income, losses and cash distributions in return for a $1,000 capital contribution, instead of paying the public offering price set forth in the table above, which will further dilute your investment in us. Our general partner anticipates that it will be our single largest investor, although the total subscriptions of you and the other investors, as a group, will be greater.
     The units will be offered on a “best efforts” “minimum-maximum” basis. This means the broker/dealers must sell at least 20,000 units and receive subscription proceeds of at least $2 million in order for this offering to close, and they must use only their best efforts to sell our remaining units. Our subscription proceeds will be held in an interest bearing escrow account until $2 million has been received. This offering will not extend beyond August 12, 2010. If the minimum subscription proceeds are not received by August 12, 2009, then your subscription will be promptly returned to you from the escrow account with interest earned, if any, and without deduction for any fees.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated August 12, 2008
Chadwick Securities, Inc. — Dealer-Manager
The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

INVESTOR SUITABILITY	iv
General	iv
Basic Investor Suitability	iv
Different Basic Investor Suitability for Residents of Certain States	iv
Additional State Requirements	v
Who Should Invest	v

QUESTIONS AND ANSWERS	vi

SUMMARY OF THE OFFERING	1
LEAF Equipment Finance Fund 4, L.P.	1
The Offering	9

USE OF PROCEEDS	11

RISK FACTORS	13
We May Not Return All of Your Investment or Any Rate of Return on Your Investment	13
Our Lack of Operating History Decreases Your Ability to Evaluate Your Investment	13
Our General Partner Will Manage Us and Our Business and May Make Decisions With Which You Do Not Agree	13
Because We Do Not Know What the Composition of Our Investment Portfolio Will Be, You Cannot Evaluate Our Portfolio At the Time You Invest	14
Higher Than Expected Equipment Lease and Secured Loan Defaults May Result in Losses	14
If We Are Unable to Realize the Residual Value of Our Equipment Under Our Operating Leases, We May Incur Losses	15
Using Leverage to Build Our Portfolio Subjects Us to the Risk That Our Revenues May Not Be Sufficient to Cover Our Operating Costs Plus Debt Service and, Consequently, May Result in Losses	15
Cost Reimbursements and Significant Fees We Will Pay to Our General Partner, and Reserves Our General Partner Will Establish, Will Reduce Our Cash Available for Distribution	15
Your Ability to Dispose of Your Investment in Us Will Be Limited	16
You Will Have Very Limited Voting Rights and Ability to Control Our Business	16
Our General Partner May Be Subject To Various Conflicts of Interest Arising Out of Its Relationship to Us	17
Our General Partner’s Investment Committee is Not Independent	17
We and Our General Partner Do Not Have Independent Audit and Compensation Committees	17
Our General Partner May Have Difficulty Managing Its Growth, Which May Divert Its Resources and Limit Its Ability to Expand Its Operations Successfully	17
If We Do Not Generate Sufficient Cash, We Will Not Be Able To Pay Your 8.5% Annual Distributions or Reinvest in Additional Investments During the Operating Period	18
Our Cash Distributions May Not Return Your Investment or Provide a Return on Your Investment, and May Be Reduced or Delayed	18
If You Choose to Redeem Your Units You May Receive Much Less Than If You Kept Your Units	18
Our Success Will Be Subject to Risks Inherent in the Equipment Leasing and Finance Business, Any of Which May Affect Our Ability to Operate Profitably	19
Interest Rate Changes May Reduce the Value of Our Portfolio and Our Returns	19
Spreading the Risks of Equipment Leasing and Secured Loans By Diversifying Our Investments Will Be Reduced If We Raise Only the Minimum Offering Proceeds	19
Competition From Other Equipment Lessors Could Delay Investment of Our Capital, Reduce the Creditworthiness of Potential Lessees or Borrowers to Which We Have Access, or Decrease Our Yields	20
Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio	20
Resignation or Removal of Our General Partner, or Loss of Key Management Personnel of Our General Partner, Could Adversely Affect Our Ability to Conduct Our Business or Make Distributions	20
LEAF Financial’s Operating Systems Could Be Damaged or Disrupted By Events Beyond Its Control, Which Could Interfere With Our Ability to Conduct Our Business and Make Us Less Attractive to Customers as a Source of Equipment Leases and Secured Loans	21
Our Inability to Obtain Insurance For Certain Types of Losses Means We Must Bear the Cost of Any Losses From the Non-Insurable Risks	21
Lack of Independent Counsel or Independent Underwriter May Reduce the Due Diligence Review of Us and Our General Partner	21
You Could Be Liable For Our Obligations If You Participate in the Control of Our Business, and You May Be Required to Return Improperly Received Distributions	21
Your Ability to Begin an Action Against Our General Partner is Limited By Our Partnership Agreement	22
If We Are, or Become, Subject to Usury Laws, It Could Result in Reduced Revenues or, Possibly, Loss on Our Investment	22
Participation With Affiliated Programs or Third-Parties in Joint Ventures May Require Us to Pay Additional Costs or Incur Losses Because of Actions Taken By the Third-Parties	22

i

Your Interests May Be Diluted	22
You May Be Required to Pay Taxes on Income From Us, Even If You Do Not Receive Commensurate Cash Distributions From Us	23
We Will Not Apply for an Advance Ruling from the IRS as to Any Federal Tax Consequence of an Investment in Us, and if the IRS Classifies Us as a Corporation You Will Lose Tax Benefits	23
We Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Our Operating Leases as Sales or Financings	23
You Will Need Passive Income in Order to Deduct Any Tax Losses We May Generate	23
You Will Likely Be Subject to State and Local Taxes as a Result of Purchasing Our Units	24
An IRS Audit of Our Annual Federal Information Tax Return May Result in Adjustments to, or an Audit of, Your Personal Income Tax Returns	24
Your Investment In Us May Cause You to Pay Alternative Minimum Tax	24
Your Tax Benefits from an Investment In Us Are Not Contractually Protected	24
IRA’s and Tax-Exempt Organizations Will Have Unrelated Business Taxable Income from an Investment in Us	24
Foreign Investors In Us Will Be Subject to U.S. Tax Withholding and May Be Required to File U.S. Tax Returns	25
Changes in the Law May Reduce the Tax Benefits of Investing in Us	25

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS	25

MANAGEMENT COMPENSATION	26

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES	34
Conflicts of Interest	34
In General	34
Our General Partner’s Compensation is Not the Result of Arm’s Length Negotiation	35
Actions Taken By Our General Partner Will Affect the Amount of Cash Available For Distribution to Limited Partners and Our General Partner’s Compensation	35
Our General Partner and Its Affiliates Will Engage in Activities That Compete With Us	35
We May Enter Into Joint Ventures With Affiliated Programs	36
We Do Not Have Any Employees and Rely on the Employees of Our General Partner’s Affiliates	37
We Must Reimburse Our General Partner and Its Affiliates for Expenses	37
We Have Not Retained Separate Counsel or Other Professionals	37
Lack of Independent Underwriter and Due Diligence Investigation in This Offering	37
Conflicts Regarding Redemption of Units	37
Our General Partner Also is Our Tax Matters Partner	37
Our General Partner and Its Affiliates Will Purchase Units as Investors	38
General Restrictions	38
Fiduciary Duty of Our General Partner	39

MANAGEMENT	40
Our General Partner	40
LEAF Financial Corporation	43
Investment Committee	44
Code of Business Conduct and Ethics	44
Organizational Diagram	45
Compensation	45
Security Ownership of Certain Beneficial Owners	45
Change in Partnership Management	46
Affiliated Company	46

OTHER PROGRAMS MANAGED BY OUR GENERAL PARTNER OR ITS AFFILIATES	46
INVESTMENT OBJECTIVES AND STRATEGIES	49
Principal Investment Objectives	49
Leasing — A Possible Portfolio Diversification Solution	50
Equipment for Lease to End Users	51
Equipment Already Subject to Lease	53
Types of Equipment	53
Market	53
Leasing Strategies	55
Origination — leasing at the right rate and cost	55
Underwriting — obtaining the right kind of business	56
Residual realization — maximizing returns at the end of a lease	57
Collections — assuring portfolio performance	58
Systems automation — controlling costs and providing enhanced service with automated solutions	58
Lease provisions	58
Portfolio acquisition strategies	59
Transaction approval policies	60
Borrowing	61
Origination and Servicing Agreement	62
Changes in Investment Objectives and Policies	63

INCOME, LOSSES AND DISTRIBUTIONS	63
Allocations of Net Income, Net Loss and Distributions Among Investors	63
Timing of Distributions	63
Federal Income Tax Deferral	63
Reinvestments in Additional Leases and Secured Loans During the Operating Period	63
Return of Unused Capital	64
Reserve Account and Sources of Funds for Distributions	64

Appendix A	Amended and Restated Agreement of Limited Partnership of LEAF Equipment Finance Fund 4, L.P.

Appendix B	Prior Performance Tables

Appendix C	Instructions for Completing the Subscription Agreement in LEAF Equipment Finance Fund 4, L.P.

INVESTOR SUITABILITY
General
Our units are an illiquid asset and are not freely transferable. There is no public market in which to sell our units, and we do not expect a public market for the sale of our units to develop.
You should purchase our units only if you:
•	have adequate financial means;

•	do not need liquidity of your investment; and

•	are able to withstand the risks inherent in a long-term investment.
Our units are not an appropriate investment if you must rely on distributions from us as an important source of income. Thus, you must, at a minimum, meet the requirements described below in order to purchase our units.
We, or the selling dealers selling units on our behalf, must have reasonable grounds to believe, on the basis of information obtained from you, that an investment in our units is suitable and appropriate for you in light of your age, investment objectives, investment experience, income, financial needs and other investments, and that your net worth is sufficient to sustain the risks inherent in an investment in our units. We and the selling dealers will rely on what you tell us in your subscription agreement about your financial situation and investment objectives, and the selling dealers must maintain documents in their files disclosing the basis on which they made the suitability determination of an investment in us by the investors to whom they sold our units. Thus, it is important that you provide complete and accurate information on your subscription agreement.
When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. Also, you must value the assets included in your net worth calculation at their fair market value. For fiduciary accounts, such as IRA’s and HR-10, or Keogh, plans, and other benefit plans or trusts, these suitability standards must be met by the beneficiary, the IRA, plan or trust or the donor or grantor who directly or indirectly supplies the funds to purchase the units, if that donor or grantor is the fiduciary of the IRA, plan or trust. We will maintain your suitability records for a period of six years.
Basic Investor Suitability
You must meet our basic suitability requirements in order to purchase our units. In general, you must have either:
•	a net worth of at least $70,000, plus at least $70,000 of annual gross income; or

•	a net worth of at least $250,000.
Different Basic Investor Suitability for Residents of Certain States
Residents of Massachusetts and New Jersey must have either of the following in order to purchase our units:
•	a net worth of at least $100,000, plus at least $100,000 of annual gross income; or

•	a net worth of at least $250,000.
Residents of Iowa, Kentucky and Ohio must have either of the following in order to purchase our units:
•	a liquid net worth of at least $70,000, plus at least $70,000 of annual gross income; or

•	a liquid net worth of at least $250,000.

Additional State Requirements
In addition to the suitability requirements set forth above, residents of the following states must satisfy the following requirements applicable to them.
•	Alabama Investors. Your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•	California Investors. California has further limitations on transferring our units, as set forth in the following notice:
“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”
•	Iowa, Minnesota and Nebraska Investors. You must purchase a minimum of 50 units, which is $5,000.

•	Oklahoma, Oregon, Nebraska or Pennsylvania Investors. Your investment may not exceed 10% of your net worth.

•	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your investment in us and substantially similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.

•	Kentucky and Missouri Investors. Your investment in us may not exceed 10% of your liquid net worth.

•	Iowa and Ohio Investors. Your investment in us and our affiliated equipment leasing programs, including Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”), and LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), previous equipment leasing and finance programs affiliated with our general partner, may not exceed 10% of your liquid net worth.

•	Pennsylvania Investors. Because the minimum closing amount is less than $20 million (10% of the maximum closing amount of $200 million) in this offering, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions for our units.
Who Should Invest
You should purchase our units only if you:
•	are prepared to hold your investment in us for our entire term, which we expect will be approximately nine years;

•	have no need for your investment in us to be liquid, other than cash you may receive from our intended monthly distributions; and

•	are prepared to assume the substantial risks associated with an investment in us.

v

Questions and Answers
LEAF Equipment Finance Fund 4, L.P.
Q-1. What is LEAF Equipment Finance Fund 4, L.P. (“LEAF 4”)?
A-1. LEAF 4 is a form of investment opportunity that is commonly referred to as an Equipment Leasing and Finance Fund. These funds provide investors with access to equipment leases and loans to businesses that usually are made by large financial institutions and banks. These funds may be considered a nontraditional (or alternative) asset class because their assets are not correlated to traditional assets such as stocks and bonds. Thus, these funds may offer benefits associated with diversification and asset allocation. LEAF 4 also is a limited partnership and its general partner is LEAF Asset Management, LLC, which will manage all aspects of LEAF 4 and its business.
As LEAF 4 raises investor funds and borrows money, and after paying fees and expenses and making required distributions to you and the other investors, which are not guaranteed, LEAF 4 will use its capital to acquire a diversified portfolio of business essential equipment to lease to, or finance for, third-party businesses known as lessees or borrowers, respectively. The general partner believes that borrowing funds will allow LEAF 4 to increase the size and diversification of its portfolio of equipment leases and secured loans. The third-party will be obligated to make non-cancelable payments to LEAF 4 for the use or purchase of the equipment, although there is a risk that it may fail to do so. For a more detailed discussion of LEAF 4’s investment objectives and strategies, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES” section of the prospectus beginning on page 49.
Q-2. Are there different types of equipment leases?
A-2. Yes. Depending on the type of lease, the lessee may purchase the equipment for a nominal fee at the end of the lease term, or return the equipment to LEAF 4. The general partner expects that approximately 75% to 90% of LEAF 4’s equipment leases will be full payout leases, which generally means leases under which the rental payments during the initial term of the lease, on a present value basis, will be sufficient to return an amount equal to LEAF 4’s purchase price of the leased equipment, plus an appropriate return, without consideration of the residual value of the leased equipment at the end of the lease. Under the full payout leases, the lessee may purchase the equipment at the end of the lease term for a nominal fee. Thus, LEAF 4 generally does not need to sell or re-lease the equipment to recover its invested capital in the equipment under a full payout lease. The general partner further expects that approximately 10% to 25% of LEAF 4’s equipment leases will be operating leases, which generally means leases under which the total rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment leased under the lease. Under the operating lease, the lessee would be required to return the equipment to LEAF 4 at the end of the lease term. Thus, LEAF 4 would need to sell or re-lease the equipment after the end of the operating lease to either the initial lessee or another party in order to recover its full purchase price for the equipment, plus an appropriate return on the lease. See the “INVESTMENT OBJECTIVES AND STRATEGIES — LEASING STRATEGIES — RESIDUAL REALIZATION — MAXIMIZING RETURNS AT THE END OF A LEASE” section of the prospectus beginning on page 57 for a more detailed discussion of LEAF 4’s strategies to recover the residual value of equipment it leases to others under operating leases.
LEAF 4 expects that the cost per unit of the equipment it finances will range from $5,000 to $2 million, and the average per unit cost of its leases and secured loans will be between $40,000 and $75,000. In addition, up to 30% of LEAF 4’s capital available for investment from time to time may be used to provide secured loans to end users to acquire business essential equipment.
For a more detailed discussion of the lease types anticipated in LEAF 4, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES” section of the prospectus beginning on page 49.
Q-3. What are the investor suitability requirements for this investment?
A-3. In general, you must have either a net worth of at least $70,000, plus at least $70,000 of annual gross income; or a net worth of at least $250,000. Net worth is determined excluding home, home furnishings and automobiles. Some states impose higher suitability requirements. Also, the minimum investment amount for most investors is $5,000 (50 units). An investment in LEAF 4 is illiquid, and there is no readily available public market for its units. You should invest in LEAF 4 only if you are prepared to hold your units for at least nine years, and possibly longer.
For a more detailed discussion of investor suitability requirements in particular states, please refer to the “INVESTOR SUITABILITY” section of the prospectus beginning on page iv, above.
Q-4. Who is LEAF 4’s General Partner, LEAF Asset Management, LLC?
A-4. LEAF Asset Management, LLC was formed in 2006 as a limited liability company to serve as the general partner of investor programs. It is an indirect wholly-owned subsidiary of Resource America, Inc. (“Resource America”) (NASDAQ:REXI).
Headquartered in Philadelphia and New York, Resource America was founded over 40 years ago. Resource America is a specialized asset management company with more than $17.7 Billion in assets under management (as of March 31, 2008) through its subsidiaries that operate in three primary business segments: Equipment Leasing and Finance, Real Estate and Structured Financial Products.

Equipment Leasing and Finance	Real Estate	Structured Financial Products
LEAF Asset Management’s senior management team has substantial experience in the equipment leasing and finance industries. Also, as of November 30, 2007, the general partner’s affiliate, LEAF Financial Corporation (“LEAF Financial”), which is expected to act as the servicer of all of LEAF 4’s leases and secured loans, had approximately $1.7 billion in assets under management through approximately 30,000 individual leases and loans. LEAF Financial has over two decades of experience in equipment leasing and finance, and is one of the largest independent Equipment Finance/Leasing Companies in the U.S. According to the 2008 Monitor 100, an annual ranking of the Equipment Leasing and Financing Industry’s top companies, LEAF Financial was ranked #42 based on 2007 net assets of approximately $1.7 billion with growth of 148.3% from the prior year. Based on this ranking LEAF Financial is the largest equipment leasing sponsor in terms of assets managed. In addition, LEAF Financial serves as the general partner for Lease Equity Appreciation Fund I, L.P. (“LEAF I”), and Lease Equity Appreciation Fund II, L.P. (“LEAF II”), and LEAF Asset Management serves as the general partner of LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), which are their prior equipment leasing and finance programs since 2002.
For information concerning certain operating results of LEAF I, LEAF II and LEAF III as of March 31, 2008, see the “Prior Performance Tables” in Appendix B to the prospectus. LEAF I, LEAF II and LEAF III also file periodic reports with the SEC. See the “WHERE YOU CAN FIND MORE INFORMATION” section beginning on page 98 of the prospectus to learn how to obtain copies of those filings from the SEC’s public reference room or its website.
LEAF Asset Management and its affiliates currently intend to acquire a minimum of $1 million of limited partner units in LEAF 4, and they may purchase up to approximately 5% of the total units sold in this offering, if that is greater than 10,000 units. The general partner anticipates that it will be the single largest investor in LEAF 4, although the total investments of you and the other investors in LEAF 4, as a group, will be greater. For a more detailed discussion of the general partner, please refer to the “MANAGEMENT” section of the prospectus beginning on page 40.
Q-5. What are the primary investment objectives of LEAF 4?
A-5. LEAF 4’s principal objectives are to invest in a diversified portfolio of equipment for lease to end users, to acquire equipment subject to existing leases and, on a limited basis, to finance the purchase of equipment by end users, in order to:

•	preserve, protect and return your invested capital;

•	generate regular cash distributions to you and the other investors during the period beginning on the initial closing date in this offering and ending five years after the offering period terminates (the “operating period”);

•	reinvest revenues in purchases of additional equipment, leases, secured loans and portfolios of existing leases and secured loans during the operating period, after paying its expenses, establishing appropriate reserves and making specified distributions to you and the other investors; and

•	provide additional cash distributions to you after the end of the operating period and until all of its equipment leases and secured loans have either matured or been sold (the “maturity period”).
For a more detailed discussion of LEAF 4’s investment objectives, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES” section of the prospectus beginning on page 49.
Q-6. What types of equipment will LEAF 4 finance?
A-6. LEAF 4 intends to focus on investing in equipment that is essential for businesses to conduct their operations so the end users will be highly motivated to make the required monthly payments in order to keep the equipment in place. However, LEAF 4 has not specifically identified its investments. As a result, you cannot evaluate the risks of, or potential returns from, any of its investments at the time you invest. The general partner expects that LEAF 4 will focus on business essential equipment such as:
•	general office equipment, including office machinery, furniture, telephone systems, and computers, software and peripheral hardware, such as printers;

•	medical and dental practice equipment for diagnostic and treatment use;

•	energy and climate control systems and water purification and waste management equipment; and

•	light industrial and construction equipment, including small lift trucks, small earth moving equipment and tractors, manufacturing, material handling and electronic diagnostic systems.
This equipment will generally be leased or financed through secured loans by LEAF 4 to small to mid-sized businesses, which the general partner generally categorizes as businesses with 500 or fewer employees, $1 billion or less in total assets, or $100 million or less in total annual sales. For a more detailed discussion of the types of equipment LEAF 4 will finance, please refer to the “INVESTMENT OBJECTIVES AND STRATEGIES — EQUIPMENT FOR LEASE TO END USERS” section of the prospectus beginning on page 51.
Q-7. What can I expect to happen after I invest in LEAF 4 and when can I expect to receive distributions?
A-7. Once the general partner has accepted your subscription, you will receive a confirmation letter indicating LEAF 4’s acceptance of your investment and a copy of your fully executed subscription agreement. Generally, LEAF 4 intends to begin making monthly cash distributions in the month following the first full month of operations after it sells the minimum number of units in this offering and has its initial closing. Monthly distributions, however, are not guaranteed. Also, in addition to your initial purchase of not less than 50 units in LEAF 4, you may elect on your subscription agreement to use any cash distributions that you receive from us during the offering period following your initial investment to purchase additional units in us on the same terms as you purchased your initial units, to the extent units are available for sale, except that there is no minimum number of additional units that must be purchased and the subscription price for the units purchased with your distributions from us will be the “Distribution Investment Unit Price” of $89.50 per unit, which is our gross unit price of $100 per unit reduced by an amount equal to the dealer-manager fee, the sales commission and the selling dealer’s reimbursements for bona fide accountable due diligence expenses, which will not be paid for those sales. In addition, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in LEAF I, LEAF II and/or LEAF III, you may elect on your subscription agreement to use any cash distributions you receive from one or more of those programs to purchase our units during the offering period, to the extent units are available for sale, on the same terms as our units are being offered to our other investors, except that there is no minimum number of units that must be purchased and the subscription price for our units purchased with your distributions from LEAF I, LEAF II and/or LEAF III will be the Distribution Investment Unit Price.

During the Fund’s remaining five year operating period following the up to two year offering period, no new investors will be accepted by LEAF 4. During this period LEAF 4 intends to invest the excess of its distributable cash, if any, in additional leases and secured loans after making certain required distributions to you and the other investors.
During LEAF 4’s maturity period (which the general partner anticipates will be approximately two years), LEAF 4 will not invest its revenues in additional leases or secured loans. Instead, it intends to distribute all of its available net cash to its partners as its leases and secured loans mature or are sold.
For a more detailed discussion of LEAF 4’s distributions to you, please refer to the “INCOME, LOSSES AND DISTRIBUTIONS” section of the prospectus beginning on page 63.
Q-8. Are there tax benefits and consequences of investing in LEAF 4?
A-8. LEAF 4, as a limited partnership, will not pay income taxes itself. Instead, all of its taxable income or losses and other tax items will be passed through to you and its other partners. The general partner anticipates that during LEAF 4’s early years income taxes on distributions to you and the other investors will be substantially tax-deferred by operating losses and depreciation deductions available from the portion of its equipment leased to third-party end users under its operating leases, but not under its full payout leases or equipment serving as security for its secured loans. Also, the passive activity rules under the Internal Revenue Code will apply to natural persons and most other types of investors in LEAF 4. Thus, you should anticipate that your share of LEAF 4’s net income or net loss in each of its taxable years generally will be characterized as passive activity income or loss.
Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRA’s, generally are exempt from federal income tax, except that any net unrelated business taxable income (“UBTI”) that exceeds a specific deduction of $1,000 in any taxable year is subject to tax. Other charitable and tax exempt organizations are also subject to tax on UBTI. Most of LEAF 4’s net income, if any, in a given year will constitute UBTI, because LEAF 4 intends to use leverage to help build its portfolio.
For a more detailed discussion, please refer to the “FEDERAL INCOME TAX CONSEQUENCES” section of the prospectus beginning on page 65. You are urged to seek advice based on your individual circumstances from an independent tax advisor with respect to the tax consequences to you of an investment in LEAF 4.
Q-9. Can I sell my units in LEAF 4?
A-9. You should invest in LEAF 4 only if you are prepared to hold your units for at least nine years. Although you may request LEAF 4 to redeem some or all of your units at any time, LEAF 4 has no obligation to redeem any of your units and it will not maintain a cash reserve for this purpose. Also, in any calendar year, LEAF 4 is limited as to the number of units it may redeem so that it will not be treated as a publicly traded partnership for tax purposes. In addition, the redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the maturity period. You may realize a greater return by holding on to your units for the duration of LEAF 4’s term.
For a more detailed discussion, please refer to the “REDEMPTION OF UNITS” section of the prospectus beginning on page 89.
Q-10. Where can I get more information?
A-10. LEAF 4 has filed a registration statement on Form S-1 with the SEC regarding the units it offers by this prospectus and it will file periodic reports and other information with the SEC. These documents are available at the SEC’s web site at http://www.sec.gov. After you are an investor in LEAF 4, you may contact LEAF Asset Management’s Investor Relations department regarding your account information. The telephone number is 1-866-323-0241. You are urged to thoroughly discuss an investment in LEAF 4 with your financial, tax and legal advisors.
For a more detailed discussion, please refer to the “WHERE YOU CAN FIND MORE INFORMATION” section of the prospectus beginning on page 98.

SUMMARY OF THE OFFERING
Because this discussion is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus, including the “Risk Factors” section, before deciding to invest in our units. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or limited partner in us. Also, certain capitalized terms used throughout this prospectus are defined in the “Glossary” section of this prospectus and in Section 1.1 of our partnership agreement, which is attached as Appendix A to this prospectus.
LEAF Equipment Finance Fund 4, L.P.

The Fund	We are a Delaware limited partnership that will acquire a diversified portfolio of equipment that we will lease to third-parties. We will also acquire equipment subject to existing leases from other third-party equipment lessors. In addition, we may use up to 30% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment or acquire existing secured loans.

The equipment we acquire for lease or financing to others generally will be:

• new, used or reconditioned;

•     business-essential equipment, such as computers, general office equipment, medical and dental practice equipment, software, energy and climate control systems, water purification and waste management equipment, and light construction and industrial equipment;

•     intended for the small to mid-size business market, which generally includes businesses with 500 or fewer employees, $1 billion or less in total assets; or $100 million or less in total annual sales; and

• have a per unit equipment cost generally between $5,000 and $2 million, with an average per unit cost of $40,000 to $75,000.

We have not identified any investments as of the date of this prospectus. For a more complete discussion, you should read the “Investment Objectives and Strategies” section of this prospectus.

We expect that we will conduct our activities for approximately nine years as set forth below:

• we will offer and sell our units for up to two years (the “offering period”);

•     we will invest and reinvest in equipment, leases and secured loans, including existing portfolios of leases and secured loans, during the period beginning on the initial closing date in this offering and ending five years after the offering period terminates, which could range from five years to up to seven years after the date of this prospectus depending on when the offering period concludes (the “operating period”); and

•     during the approximately two-year period following the operating period our leases and secured loans will either mature or be sold and we will liquidate our other assets and terminate as a partnership (the “maturity period”).

Management	We will be managed by LEAF Asset Management, LLC, as our general partner. The principal office of LEAF Asset Management is One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 569-1844. Messrs. Crit DeMent, Miles Herman and David English, who are senior officers of our general partner and the current members of our general partner’s investment committee, will make our investment decisions. They may be contacted at LEAF Asset Management, LLC, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, PA 19103, telephone (215) 569-1844. See the “Management — Investment Committee” section of this prospectus.

The management team of our general partner and its affiliate, LEAF Financial Corporation (“LEAF Financial”), which will service our leases and secured loans, has substantial experience in the finance and equipment leasing industries. Many of its members have held senior executive and risk management positions with financial institutions such as CitiCapital Vendor Finance, CoreStates Bank, N.A., Fidelity Leasing, Inc. and Tokai Financial Services, Inc. LEAF Financial’s senior management team, consisting of Crit DeMent, Miles Herman, Robert Hunter and David English, and other senior staff members, were key members of management teams that built two equipment leasing operations which were acquired by international financial institutions. Most recently they were key members of a management team that, in 1996, began an equipment leasing business focused on the small to mid-sized business market for Resource America, Inc. (“Resource America”), the indirect corporate parent of our general partner, that by June 30, 2000 had grown into an operation that managed over $600 million in equipment leasing assets. This business was sold to European American Bank, a subsidiary of ABN AMRO Bank, N.V., in 2000 for $564.8 million, including the assumption of $431 million in third-party debt. We describe the background and experience of our general partner’s management team in the “Management” section of this prospectus.

Fund Objectives	Our investment objectives are to:

• preserve, protect and return your invested capital;

• generate regular cash distributions to you during the period beginning on our initial closing date and ending five years after this offering terminates (the “operating period”);

•     during the operating period, enter into or purchase equipment leases and secured loans using our net offering proceeds from this offering and borrowings to increase the diversification of our portfolio, and reinvest the excess of our distributable cash, if any, to help build our portfolio after paying our expenses, establishing appropriate reserves and making certain distributions to you and our other investors; and

• provide additional cash distributions to you after the end of the operating period and until all of our equipment leases and secured loans have either matured or been sold (the “maturity period”).

We expect to begin making cash distributions to you and our other limited partners in the month following the first full month of operations after we sell the minimum number of units in this offering and have our initial closing. We also expect that, during the early years of our operations, our distributions will be substantially tax-deferred. We cannot assure you, however, as to the timing or specific level of your distributions, or whether we will achieve any of our objectives.

• We describe our investment objectives and strategies in the “Investment Objectives and Strategies” section of this prospectus.

• We describe our distribution policies in the “Income, Losses and Distributions” section of this prospectus.

Most, if not all, of our equipment under our operating leases, but not under our full payout leases or secured loans, is expected to be depreciated using accelerated depreciation methods under the Modified Accelerated Cost Recovery System, including bonus depreciation of 50% for qualified equipment acquired and placed in service under our operating leases in 2008, if any. See “Federal Income Tax Consequences — Depreciation.”

We will not apply for an advance ruling from the IRS as to whether we will be treated as a partnership for federal tax purposes or with respect to any other tax consequence to you of an investment in us. Instead, we intend to rely on the opinion of our special tax counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, that we will be classified as a partnership for federal income tax purposes.

Risk Factors	An investment in our units involves risks, including the following:

•     A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions that is a return of capital and the portion that is investment income will depend on a number of factors in our operations and cannot be determined until all of our equipment leases and secured loans have either matured or been sold.

• Our general partner will have all management authority over us and our business.

•     We will not specifically identify the equipment we will acquire or the persons to whom we will lease our equipment until we are ready to invest our funds. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

•     Higher than expected lease and secured loan defaults may result in our inability to fully recover our investment or expected income from the affected equipment and could reduce our cash distributions to you and our other limited partners.

•     We anticipate that approximately 10% to 25% of our leases will be operating leases under which the rental payments we receive will return approximately 80% to 85% of the purchase price we paid for the equipment. If we are unable to realize the residual value of approximately 15% to 20% of the purchase price we paid for that equipment after the operating leases terminate, by either re-leasing or selling the equipment, then we may lose any profit or even a portion of our investment in that equipment.

•     We will borrow to buy equipment for leases and secured loans, which will require a pledge of most or all of our equipment to the creditors. If our returns on these investments are insufficient to pay our debt service and other expenses, typically as a result of defaults on a portion of our leases or secured loans, then we may incur a loss and could lose some or all of the pledged equipment. We currently have no lending commitments or credit facilities in place. See the “Risk Factors” and “Investment Objectives and Strategies” sections of this prospectus.

•     Our general partner and its affiliates will receive substantial compensation from us, which will reduce our cash distributions to you and our other limited partners. Some of these fees will be paid without regard to the amount of our cash distributions to you and our other limited partners and regardless of our profitability.

•     You will probably not be able to resell your units since they will not be listed on any stock exchange or interdealer quotation system, and there are significant restrictions in our partnership agreement on your ability to transfer your units. We do not intend to assist in the development of any secondary market for, or provide qualified matching services for purchasers and sellers of, our units. Any sale that you may be able to arrange for your units, including the redemption of the units by us, which is at our sole discretion, is likely to be at a substantial discount to your investment, partnership equity per unit or other measures of value. Thus, you should consider your units in us to be illiquid.

•     You and our other limited partners will have very limited voting rights and ability to control our business. Also, your voting power will be diluted because our general partner and its affiliates currently intend to purchase at least 10,000 units ($1 million) and may purchase up to approximately 5% of the total units sold, if that is greater than 10,000 units. However, our general partner and its affiliates may not participate in any vote by you and our other limited partners to remove our general partner as the general partner or regarding any transaction between us and our general partner or any of its affiliates.

For a more complete discussion of the risks relating to an investment in our units, you should read the “Risk Factors” section of this prospectus.

Borrowings	We intend to finance a significant portion of the cost of the equipment we acquire through borrowings, including financings provided through securitizations. A “securitization” means, in general, a transfer of a portion of our equipment, equipment leases and secured loans to a special purpose entity that is wholly-owned by us and is bankruptcy-remote, which in turn issues debt securities backed by the cash flow from those assets. Our securitizations are accounted for on our balance sheet as debt. We believe that, under current market conditions, on full investment and assuming we sell the maximum number of units, our borrowings will be approximately 80% to 85% of the aggregate acquisition costs of our investments. However, we do not have a required minimum or maximum amount of financing, and the amount of financing we actually use may be materially less than 80% or greater than 85%. We describe our borrowing and securitization policies in the “Investment Objectives and Strategies — Borrowing” section of this prospectus.

Income, Losses, and Distributions	Our income, losses and distributions will be allocated 99% to you and our other limited partners and 1% to our general partner. We describe our allocation of income, losses, and distributions in the “Income, Losses and Distributions” section of this prospectus.

Fees of Our General Partner and Its Affiliates	Our general partner and its affiliates will receive substantial fees and other compensation from us, as follows:

• Our general partner will have a partnership interest equal to 1% of all of our income, losses and cash distributions.

•     Our general partner will receive an organization and offering expense allowance on a sliding scale based on the amount of our offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units, as discussed in the “Management Compensation” section of this prospectus. This expense allowance does not include the dealer-manager fees, sales commissions, or reimbursement to the selling dealers of up to 0.5% of our offering proceeds for their bona fide accountable due diligence expenses discussed below.

•     We expect to acquire all of our equipment, leases and secured loans through LEAF Funding, Inc. (“LEAF Funding”), an affiliate of our general partner, which will originate and hold the leases and secured loans on a temporary basis in order to facilitate their acquisition by us. The purchase price that we will pay LEAF Funding for our equipment, leases and secured loans will not exceed LEAF Funding’s net cost for acquiring and holding the leases and secured loans until we purchase them. See the “Management Compensation — Operating Stage” section of this prospectus. We may also acquire equipment, leases and secured loans from independent third-parties or other affiliates of our general partner.

•     Our general partner will receive a fee of 2% of the purchase price we pay to acquire our equipment for leasing or financing to others or to purchase existing equipment leases or secured loans. The purchase price we pay will include the debt we incur or assume in connection with the acquisition. Our general partner will pay its out-of-pocket expenses, related to its acquisition activities on our behalf, such as costs of credit reports and travel and communication expenses, and our general partner will not receive any reimbursement from us for its out-of-pocket expenses except through this fee.

•     Our general partner will receive a subordinated asset management fee for managing each type of investment described below equal to the lesser of the amount, for each type of lease or financing arrangement, that is reasonable, competitive, and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments or:

• for our operating leases managed by third-parties under our general partner’s supervision — 1% of gross rental payments;

• for our operating leases managed by our general partner or its affiliates — 4% of gross rental payments;

• for our full payout leases which contain net lease provisions — 2% of gross rental payments; and

• for our secured loans — 2% of gross principal and interest payments.

During the operating period, the asset management fees will be subordinated to the payment to you and our other limited partners of a cumulative annual distribution of 8.5% of your capital contributions, as adjusted by certain distributions made to you which are deemed by our general partner to be a return of capital as described in the “Income, Losses and Distributions — Reinvestments in Additional Leases and Secured Loans During the Operating Period” section of this prospectus.

•     Our general partner will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of our equipment after the expiration of a lease. This commission will be subordinated to the return to our limited partners of the purchase price of their units plus a cumulative annual distribution, compounded daily in this case only, of 8.5% of their capital contributions, as adjusted by our distributions to them that are deemed a return of capital.

•     Our general partner will receive a re-leasing fee equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as we receive rental payments from the re-lease. We will not, however, pay a re-leasing fee to our general partner if the re-lease is with the original lessee or its affiliates.

•     Our general partner will be reimbursed for operating and administrative expenses incurred by it on our behalf, subject to limitations contained in our partnership agreement and as described in the “Management Compensation” section of this prospectus.

•     Our general partner’s affiliate, Chadwick Securities, Inc. (“Chadwick Securities”), which is the dealer-manager for this offering, will receive a dealer-manager fee of 3% of our offering proceeds for obtaining and managing the group of selling dealers that will sell our units in this offering. From this dealer-manager fee, Chadwick Securities may pay the selling dealers an amount of up to 1% of the offering proceeds of each unit sold by them as a marketing fee and use a portion or all of the remainder of the dealer-manager fee for other underwriting expenses. In addition, Chadwick Securities will receive up to 0.5% of the offering proceeds as reimbursement for the bona fide accountable due diligence expenses incurred by the selling dealers in this offering, all of which it will reallow to the selling dealers. Chadwick Securities also will receive sales commissions of 7% of the offering proceeds, all of which it will reallow to the selling dealers except for units sold by it. However, Chadwick Securities does not anticipate that it will directly sell a material number of units.

For a more complete description of the fees and other compensation payable to our general partner and its affiliates, you should read the “Management Compensation” and “Plan of Distribution” sections of this prospectus.

Our General Partner’s Relationship with Us May Be Conflicted	Our general partner may be subject to conflicts of interest because of its relationship to us. These potential conflicts include:

• There were no arm’s-length negotiations in determining our general partner’s compensation.

• Actions taken by our general partner will affect the amount of its compensation from us and the amount of cash available for distribution to you and our other limited partners.

• Our general partner and its affiliates may engage in activities that compete with us.

• We do not have any employees and rely on employees of our general partner’s affiliates.

For a more complete description of the conflicts of interest to which our general partner may be subject, you should read the “Conflicts of Interest and Fiduciary Responsibilities” section of this prospectus.

Use of Proceeds	We expect to invest approximately 80% of our offering proceeds in:

• equipment that we lease to end users;

• loans we make to end users to purchase equipment that also serves as collateral for the repayment of the loans; and

• equipment that is already subject to existing leases or secured loans.

We will use the balance of our offering proceeds to pay dealer-manager fees, sales commissions, bona fide accountable due diligence expense reimbursements, our general partner’s organization and offering expense allowance and acquisition fees, and to establish a working capital reserve. We describe our expected use of the offering proceeds in the “Use of Proceeds” section of this prospectus.

Partnership Agreement	You and the other purchasers of our units will be our limited partners. Our partnership agreement will govern the following:

• our activities;

• the relationships among you and our other limited partners; and

• the relationship between our general partner and you and our other limited partners.

The following is a brief summary of some of the principal provisions of our partnership agreement, apart from the income, loss and distribution allocation provisions and the fees of our general partner and its affiliates described previously in this summary. For a more complete description, you should read the “Summary of Our Partnership Agreement” section of this prospectus. In addition, you should read the form of our amended and restated partnership agreement, which is included as Appendix A to this prospectus.

• Voting rights: You will have one vote for each unit you purchase. You and our other limited partners are entitled to vote on specified fundamental matters, such as:

• amendments to our partnership agreement;

• removal of our general partner and election of a substitute general partner;

• our merger with another entity;

• the sale of all, or substantially all, of our assets; or

• our dissolution.

Otherwise, you and our other limited partners have no participation in determining our operations or policies.

• Meetings: Our general partner, or our limited partners holding 10% or more of our outstanding units, may call a meeting of the limited partners on matters on which they are entitled to vote.

•     Limited liability: So long as you do not participate in the control of our business and otherwise act in conformity with our partnership agreement, your liability as a limited partner will be limited to the amount of your invested capital, plus your share of any of our undistributed profits and assets.

•     Transferability of units: Our partnership agreement restricts the transfer of units so that we will not be treated as a “publicly traded partnership” for federal income tax purposes and will not be taxed as a corporation. As a result of these restrictions, you probably will not be able to transfer your units if or when you want to.

•     Removal of general partner: Our general partner may be removed only on a vote of limited partners holding a majority of our outstanding units. Neither our general partner nor any of its affiliates may participate in any vote by you and our other limited partners to remove our general partner as general partner.

•     Amendment of partnership agreement: Our partnership agreement generally may be amended by the vote of limited partners holding a majority of our outstanding units. However, no amendment may be made that would change any partner’s interest in distributions or partnership income or losses without the consent of all affected partners.

•     Term: Although we intend to terminate as a partnership on or before August 6, 2017, under our partnership agreement our term may extend up to December 31, 2032. Our partnership agreement does not provide for any renewal or extension of the partnership term beyond December 31, 2032, which may only be done by amendment of our partnership agreement approved by limited partners owning more than 50% of our units.
The Offering

Securities Offered	A minimum of 20,000 units ($2 million) and a maximum of 2,000,000 units ($200 million).

Minimum Investment	You must purchase a minimum of 50 units for $5,000. However, there is no minimum investment for certain investors as described in “— Distribution Investments,” below.

Distribution Investments	In addition to your initial purchase of not less than 50 units as described in “— Minimum Investment,” above, you may elect on your subscription agreement to use any cash distributions that you receive from us during the offering period following your initial investment to purchase additional units in us on the same terms as you purchased your initial units, to the extent units are available for sale, except that there is no minimum number of additional units that must be purchased and the subscription price for the units purchased with your distributions from us will be the “Distribution Investment Unit Price” of $89.50 per unit, which is our gross unit price of $100 per unit reduced by an amount equal to the dealer-manager fee, the sales commission and the selling dealer’s reimbursements for bona fide accountable due diligence expenses of up to 0.5% of the offering proceeds, which will not be paid for those sales, as described in the “How to Subscribe” section of this prospectus.

Also, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”) or Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which are prior equipment leasing and finance programs sponsored by LEAF Financial, an affiliate of our general partner, or LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), which is a prior equipment leasing and finance program sponsored by our general partner, you may elect on your subscription agreement to use any cash distributions you receive from one or more of those programs to purchase our units during the offering period, to the extent units are available for sale, on the same terms as our units are being offered to our other investors, except that there is no minimum number of units that must be purchased and the subscription price for our units purchased with your distributions from LEAF I, LEAF II and/or LEAF III will be the Distribution Investment Unit Price as described in the “How to Subscribe” section of this prospectus.

Offering Period	Until August 13, 2010. After August 13, 2009, the states or other jurisdictions may require renewal, requalification or other consents for this offering. This offering will terminate if we do not receive and accept subscriptions for the minimum offering amount of $2 million by August 13, 2009.

Escrow	We will deposit your investment in an interest-bearing escrow account until we have received the minimum offering amount of $2 million or until August 13, 2009, whichever is earlier. If we have not received the minimum offering amount by then, all of your funds will be returned to you with any interest earned, and without deduction for any fees. If we receive the minimum offering amount on or before August 13, 2009, however, then:

• you will be admitted as a limited partner, in our general partner’s discretion;

• your escrowed subscription proceeds will be delivered to us for use as described in this prospectus; and

• the interest earned on your escrowed subscription funds, if any, will be paid to you.

Pennsylvania Investors. Because the minimum closing amount is less than $20 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

Also, if you are a Pennsylvania or Iowa resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least 100,000 units ($10 million), including your subscription. In addition, we must offer you the opportunity to rescind your subscription if we have not received subscriptions for $10 million within 120 days of the date the escrow agent receives your subscription proceeds. Subsequently, we must repeat this offer to you every 120 days during the offering period until we have received and accepted subscriptions for $10 million.

Subscription Procedure	You must fill out and sign a subscription agreement, the form of which is attached to this prospectus as Appendix C, in order to purchase our units. You should send your subscription agreement and a check for the purchase price of your units as instructed in the subscription agreement. Wire transfer instructions are available on request.

Closings	We will hold the initial closing of this offering when we receive subscription proceeds of at least $2 million, excluding subscription proceeds from Pennsylvania and Iowa residents and from our general partner and its affiliates. At that time, we will admit investors as limited partners and receive the escrowed subscription proceeds from the escrow agent. After the initial closing, we will hold weekly closings until we have sold all of the units or this offering closes, whichever comes first.

USE OF PROCEEDS
The tables below set forth information about our expected use of the proceeds from this offering, assuming we pay the maximum compensation, fees and expense reimbursements permitted under our partnership agreement. Because we have not yet acquired any of our investments, we cannot precisely calculate some of the expenses referred to in the tables below, so the amounts may vary materially. We expect to use approximately 80% of our offering proceeds to acquire equipment to lease to, or finance for, end users, or to acquire equipment subject to existing leases or secured loans. For purposes of the following tables we have assumed that we will borrow 80% of the acquisition costs of our equipment and portfolio of equipment leases and secured loans. However, the actual amount of borrowings we may incur is not known, and is expected to range from 80% to 85% of the acquisition costs of our equipment, leases and secured loans.

		Fees and expenses as a percent of
		offering proceeds or Assets
	Minimum
	Offering of	Offering
	Units	Proceeds (1)	Assets (1)
Offering proceeds/assets (2)(3)	$2,000,000	100.00%	$7,772,725

Maximum offering expenses based on the amount of the offering proceeds/assets shown in the table:
Sales commissions and related fees (4)(5)	$140,000	7.00%	1.80%
Dealer-Manager fees (4)(5)	60,000	3.00%	0.77%
Reimbursement for accountable due diligence expenses (4)(5)	10,000	0.50%	0.13%
Organization expenses (6)	60,000	3.00%	0.77%

Total public offering and organization expenses (4)(5)(6)	$270,000	13.50%	3.47%

Acquisition fees (2)	$155,455	7.77%	2.00%
Reserves (7)	$20,000	1.00%
Total Fees and expenses		21.27%	5.47%

Total proceeds available for investment	$1,554,545	77.73%
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		Fees and Expenses as a percent of
		Offering Proceeds or Assets
	Maximum
	Offering of	Offering
	Units	Proceeds (1)	Assets (1)
Offering proceeds (2)(3)	$200,000,000	100%	$785,227,270

Maximum offering expenses based on the amount of the offering proceeds/assets shown in the table:
Sales commissions and related fees (4)(5)	$14,000,000	7.00%	1.78%
Dealer-Manager fees (4)(5)	6,000,000	3.00%	0.77%
Reimbursement for accountable due diligence expenses (4)(5)	1,000,000	0.50%	0.13%
Organization expenses (6)	4,250,000	2.13%	0.54%

Total public offering and organization expenses (4)(5)(6)	$25,250,000	12.63%	3.22%

Acquisition Fees (2)	$15,704,546	7.85%	2.00%
Reserves (7)	$2,000,000	1.00%
Total Fees and expenses		20.48%	5.22%

Total proceeds available for investment	$157,045,454	78.52%

(1)	The percentages in these columns were calculated by dividing the corresponding dollar amount in the columns by the amount of offering proceeds or assets, respectively, as set forth in the table.

(2)	We calculated our assets using the following assumptions:
•	Investment of approximately 80% of offering proceeds, excluding the 1% working capital reserve.

•	Borrowing of 80% of the cost of the equipment we acquire.

•	Reinvesting all cash flow in excess of the distributions to our limited partners during the operating period.

•	Reducing amounts available for investment by acquisition fees, offering and organization costs and acquisition expenses.
Based on these assumptions, our borrowings will be approximately $6.2 million if we receive the minimum subscription proceeds of $2 million and $626 million if we receive the maximum subscription proceeds of $200 million. Assuming 80% leverage, our total funds available for investment, consisting of both our net offering proceeds and the funds we intend to raise through debt financing, as described above, will be approximately $7,772,725 if we receive the minimum subscription proceeds of $2 million, and approximately $785,227,270 if we receive the maximum subscription proceeds of $200 million. See the “Investment Objectives and Strategies — Borrowing” section of this prospectus.
The amount of our general partner’s acquisition fees shown in the tables equals 2% of the estimated total purchase price of our equipment, including debt relating to the acquisitions and out-of-pocket acquisition expenses incurred by our general partner, based on our general partner’s assumption for purposes of these tables that we will borrow 80% of the cost of the equipment we acquire.

(3)	Excludes $1,000 contributed to us by our general partner at the time of our formation.

(4)	We will pay Chadwick Securities, as dealer-manager, a sales commission of 7% per unit sold, all of which it will reallow to the selling dealers, subject to certain exceptions as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus.

(5)	We will pay an amount equal to 3% of our offering proceeds to Chadwick Securities for acting as the dealer-manager of a group of selling dealers that will be selected to sell our units. Chadwick Securities also will receive reimbursement of the selling dealers’ bona fide accountable due diligence expenses of up to 0.5% of our offering proceeds, all of which will be reallowed by it to the selling dealers, subject to certain exceptions as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus.

(6)	We will pay our general partner an organization and offering expense allowance based on the amount of our gross offering proceeds as set forth below:

Organization and Offering
Gross Offering Proceeds	Expense Allowance
Less than or equal to $50 million	3.0%
Greater than $50 million, but less than or equal to $100 million	2.5%
Greater than $100 million, but less than or equal to $200 million	1.5%
Our organization expenses do not include the commissions, fees or reimbursements that Chadwick Securities will receive as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus. Our organization expenses, however, do include legal, accounting and escrow fees, printing costs, filing and qualification fees, certain overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses. To the extent, if any, that our actual organization expenses exceed our general partner’s organization and offering expense allowance to pay for those expenses, the excess must be paid by our general partner without any reimbursement from our offering proceeds.

(7)	Initially, we intend to establish reserves equal to approximately 1% of our offering proceeds for working capital purposes. The amount of our reserves may vary from time to time as our general partner determines the appropriate amount of reserves for our operations. The amount of reserves our general partner establishes will depend on its analysis of:
•	the timing and amount of lease and secured loan payments we receive;

•	our debt service payments on our borrowings and securitizations;

•	our costs and expenses and other existing liabilities;

•	our general partner’s expectations regarding our potential future liabilities, if any; and whether our general partner determines a reserve is needed for our future investment acquisitions.
RISK FACTORS
Units of limited partner interest are inherently different from capital stock of a corporation, although many of the business risks we will be subject to are similar to those that would be faced by a corporation engaged in a similar business. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating the purchase of our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.
We May Not Return All of Your Investment or Any Rate of Return on Your Investment
A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions that is a return of capital and the portion that is investment income will depend on a number of factors and cannot be determined until all of our leases and secured loans have matured or been sold. At that time you will be able to compare the total amount of all cash distributions received by you to your total capital invested in us, and determine your investment income.
Our Lack of Operating History Decreases Your Ability to Evaluate Your Investment
Our general partner was formed in August 2006, and we were formed in January 2008 by our general partner. As a new limited partnership, we have no prior operations which you can use to help evaluate the desirability of purchasing our units. Also, we cannot predict whether our intended operations will meet our stated investment objectives. In addition, our general partner has limited prior experience in managing funds such as us, although our general partner’s senior management team and its affiliate, LEAF Financial, are experienced in the equipment leasing and finance industry. LEAF I, LEAF II and LEAF III, which are prior equipment leasing and finance funds sponsored by our general partner or LEAF Financial, an affiliate of our general partner, are still in their operating phases. Thus, our general partner and LEAF Financial have only a limited history in managing funds similar to us for you to evaluate. See “Appendix B — Prior Performance Tables,” to this prospectus.
Our General Partner Will Manage Us and Our Business and May Make Decisions With Which You Do Not Agree
Our general partner will have all management authority over us and our business. Therefore, you should not purchase our units unless you are willing to entrust all aspects of our management to our general partner. See “— You Will Have Very Limited Voting Rights and Ability to Control Our Business,” below.

Because We Do Not Know What the Composition of Our Investment Portfolio Will Be, You Cannot Evaluate Our Portfolio At the Time You Invest
We are what is typically referred to as a blind pool offering because we have not specifically identified the equipment we will lease or finance or the end users we will do business with. We will begin to develop our portfolio after we receive the minimum offering proceeds and are ready to invest our funds. Our general partner, however, anticipates that our portfolio of equipment leases and secured loans will be similar to those of the previous equipment leasing funds sponsored by our general partner and its affiliate, LEAF Financial. See “Appendix B — Prior Performance Tables.” Also, for a description of the strategies we intend to apply in developing our portfolio, you should read the “Investment Objectives and Strategies” section of this prospectus.
The composition of our investment portfolio will depend on national and local economic conditions and the markets for equipment, equipment leases and secured loans at the times we acquire the equipment, leases and secured loans. As a result, you cannot evaluate the risks of, or potential returns from, our portfolio at the time you invest.
Higher Than Expected Equipment Lease and Secured Loan Defaults May Result in Losses
We expect that our average per unit cost of the equipment subject to our leases and secured loans will be between $40,000 and $75,000, and we intend to focus our leases and secured loans on the small to mid-size business market, which may have greater risks of default than if we had a larger average per unit cost and focused on larger customers. For example, few small to mid-sized private businesses have audited financial statements, which increases the risk that their financial statements may be inaccurate or incomplete, or that our credit evaluations of our customers may not accurately reflect the risk of their potential defaults on our leases and secured loans. Although our general partner and its affiliates have developed credit evaluation systems designed to address this situation as discussed in more detail in the “Investment Objectives and Strategies” section of this prospectus, their systems may not identify all of the risks involved in the financial statements submitted to us by potential lessees or borrowers. Higher than expected equipment lease or secured loan defaults will result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to you and our other limited partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment.
While we will seek to repossess and re-lease or sell any equipment that is subject to a defaulted lease or secured loan, we may not be able to do so on advantageous terms. In some cases, the cost of repossessing the equipment subject to a defaulted lease or secured loan may make trying to recover the equipment impractical. Also, if a lessee or borrower under a defaulted lease or secured loan files for protection under the bankruptcy laws, then:
•	we may experience difficulties and delays in recovering the equipment from the defaulting party;

•	the equipment may be returned in poor condition; and

•	we may be unable to enforce important contract provisions against the insolvent party, including the contract provisions that require the equipment to be returned to us in good condition.
In addition, we may suffer a loss, or our ability to make distributions may be adversely affected, by the high costs of:
•	enforcing a lessee’s or borrower’s contract obligations;

•	recovering equipment from the defaulting party;

•	transporting, storing, and repairing the equipment; and

•	finding a new lessee or purchaser for the equipment.
Also, we do not expect to be able to recover software that we lease or finance for a customer that is not on a computer’s hard drive and, even if we could do so, we generally would not be able to lease or sell the same software again under the terms of use required by the software vendors.
If a lessee or borrower defaults on a lease or secured loan, respectively, that we acquired using borrowed funds or subsequently financed, which generally will be the case with respect to all of our leases and secured loans, the entire proceeds from the re-leased or sold equipment will typically first be applied to payment of the financing and only after full repayment to our creditor would we be entitled to any remaining proceeds. In these circumstances, we may lose some or all of our investment in the equipment.
If We Are Unable to Realize the Residual Value of Our Equipment Under Our Operating Leases, We May Incur Losses
We expect that approximately 10% to 25% of our lease portfolio will be “operating leases,” under which the net present value of aggregate rental payments during the initial lease term generally is structured to result in our recovery of 80% to 85% of the purchase price of the equipment. Thus, our ability to recover the full purchase price of the equipment and our expected return in connection with an operating lease depends on the potential value of the equipment once the primary lease term expires. We call this the “residual value.” The residual value will depend on numerous factors beyond our control, including:
•	whether the original lessee wants to keep the equipment;

•	the cost of comparable new equipment;

•	whether the leased equipment is obsolete or in poor condition; and

•	whether there is a secondary market for the type of used equipment.
For a description of the strategies we intend to use in realizing residual value, you should read the “Investment Objectives and Strategies — Leasing Strategies — Residual Realization — Maximizing Returns At the End of a Lease” section of this prospectus.
Using Leverage to Build Our Portfolio Subjects Us to the Risk That Our Revenues May Not Be Sufficient to Cover Our Operating Costs Plus Debt Service and, Consequently, May Result in Losses
We expect to “leverage” the acquisition costs of our equipment through borrowings, including securitization financing. For a description of the borrowing and securitization financing strategies we intend to use, you should read the “Investment Objectives and Strategies — Borrowing” section of this prospectus. We anticipate that our borrowings and securitization financings will be approximately 80% to 85% of the aggregate acquisition costs of our equipment. However, we are not limited as to the amount of debt or securitization financing that we may incur. As a result, the amount of our debt and securitization financing may be significantly less than 80% or greater than 85%. The actual amount will depend on our general partner’s assessment of the availability of funds on acceptable terms and on the composition of our investment portfolio.
While leverage can enhance our return on invested capital, if the return on our investments fails to cover the cost of the financings, or if the return is negative, our ability to make distributions to you and our other limited partners will be impaired and the value of our net assets will decline more rapidly than would be the case in the absence of leverage.
Our general partner anticipates that we will pledge most, if not all, of our portfolio as collateral for our financings. If we are unable to pay our debt service because of the failure of our lessees or borrowers to make timely payments, or due to other factors, we may lose the pledged collateral. Also, lenders or securitizers may require covenants that could restrict our flexibility in making business and financing decisions in the future, and in order to repay our financing, we may be required to dispose of our assets at a time when we would otherwise not do so.
Cost Reimbursements and Significant Fees We Will Pay to Our General Partner, and Reserves Our General Partner Will Establish, Will Reduce Our Cash Available for Distribution
Before making any distributions to you and our other limited partners, we will reimburse our general partner for expenses incurred by it on our behalf during the related period as described in the “Management Compensation” section of this prospectus. The amount of these expenses will be determined by our general partner subject to limitations set forth in our partnership agreement. In addition, our general partner and its affiliates, including Chadwick Securities, LEAF Funding and LEAF Financial, will provide services to us for which we will be charged substantial fees as described in “Management Compensation.”

Some fees will be paid without regard to the amount of our cash distributions to you and our other limited partners, and regardless of the success or profitability of our operations. For example, after we receive our minimum offering proceeds and begin operations our general partner and its affiliates will be entitled to certain fees and expense reimbursements as described in the “Management Compensation” section of this prospectus. Some of those fees and expense reimbursements will be required to be paid at the time of the initial closing in this offering or as we acquire our portfolio, and we may pay other expenses, such as accounting and interest expenses, costs for supplies, etc., even though we may not yet have begun to receive revenues from our leases and secured loans. This lag between the time when we must pay fees and expenses and the time when we begin to receive revenues may result in losses to us during our early years, which our general partner believes is typical for a start-up company such as us in the equipment leasing and finance business.
The compensation and fees of our general partner and its affiliates were established by our general partner and are not based on arm’s-length negotiations. Approximately 21% of our offering proceeds will be used to pay organization, offering and equipment acquisition fees to our general partner and its affiliates, including sales commissions and certain other offering expenses paid to our general partner’s affiliate, Chadwick Securities, a portion or all of which will be reallowed by Chadwick Securities to the selling dealers. Also, our general partner will determine the amount of cash reserves that we will maintain for future expenses, contingencies or investments. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect our ability to make distributions to you and our other limited partners. See the “Use of Proceeds” section of this prospectus.
Your Ability to Dispose of Your Investment in Us Will Be Limited
We do not anticipate that a public market will develop for our units, and our partnership agreement imposes significant restrictions on your right to transfer your units. For a description of these restrictions you should read the “Summary of Our Partnership Agreement — Transfer of Units” section of this prospectus.
We have established these restrictions to comply with federal and state securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Thus, you probably will not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you would receive for your units would likely be at a substantial discount to the price you paid for your units. Also, your units probably will not be readily acceptable as collateral for loans.
You should invest in us only if you are prepared to hold your units for at least nine years, which is the period consisting of:
•	an offering period of up to two years;

•	an additional five-year operating period; and

•	a subsequent maturity period of approximately two years, during which our leases and secured loans will either mature or be sold and we will liquidate our other assets.
As a result, you should view your investment in us as illiquid and should not purchase our units unless you have no need for the funds you invest. You should also consider that our anticipated term as a partnership of nine years as described above could be more than nine years if we encounter unexpected difficulties in liquidating our investments.
You Will Have Very Limited Voting Rights and Ability to Control Our Business
Unlike a holder of common stock in a corporation, as a limited partner you will have only limited voting rights on matters affecting our business. For example you will have no right to elect our general partner on an annual or other continuing basis. Instead, our general partner may be removed only on the vote of limited partners holding a majority of our outstanding units. In this regard, our general partner and its affiliates currently intend to purchase not less than 10,000 units ($1 million) and may purchase up to approximately 5% of the total units sold, if that is greater than 10,000 units, as limited partners. These units will not be included in the minimum offering proceeds required for us to begin operations, but they will dilute your voting power. Under our partnership agreement, however, neither our general partner nor any of its affiliates may participate in any vote by the limited partners to remove our general partner as general partner and approve the appointment of a substitute general partner. For a description of the voting rights of you and our other limited partners, you should read the “Summary of Our Partnership Agreement — Meetings of Limited Partners” and “— Voting Rights of Limited Partners” sections of this prospectus.

Our General Partner May Be Subject To Various Conflicts of Interest Arising Out of Its Relationship to Us
We will not employ our own full-time officers, directors or employees. Instead, the officers, directors and employees of our general partner’s affiliates will supervise and control our business affairs, as well as the affairs of their other businesses. Therefore, they will devote to us and our business only the amount of time that they think is necessary to conduct our business. For a further discussion of conflicts of interest between our general partner and you and our other limited partners, you should read the “Conflicts of Interest and Fiduciary Responsibilities — Conflicts of Interest” section of this prospectus. In addition, the terms of this offering and the partnership agreement, and the compensation and fees of our general partner and its affiliates, were established by our general partner and are not based on arm’s length negotiations.
Our General Partner’s Investment Committee is Not Independent
Any conflicts in determining and allocating investments between us and our general partner, or between us and another program managed by our general partner or its affiliates, will be resolved by our general partner’s investment committee, which also will serve as LEAF Financial’s investment committee as discussed in the “Management — Investment Committee” section of this prospectus. Since all of the members of our general partner’s investment committee are officers of our general partner and certain of its affiliates, and are not independent, matters determined by the investment committee, including conflicts of interest between us and our general partner and its affiliates involving investment opportunities, may not be as favorable to you and our other investors as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one program our general partner and its investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:
•	which program has been seeking investments for the longest period of time;

•	whether the program has the cash required for the investment;

•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;

•	the effect the investment would have on the program’s cash flow;

•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee, class or type of equipment, location, industry, etc.; and

•	whether the term of the investment is within the term of the program.
Notwithstanding the foregoing, our general partner and its investment committee may make exceptions to these general policies when, in our general partner’s judgment, other circumstances make application of these policies inequitable or uneconomic.
Also, under our partnership agreement our general partner and its affiliates may engage in equipment acquisitions, financing secured loans, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships, even if they compete with us. Our general partner could be confronted with decisions whereby it would have an economic incentive to place its interests above ours.
We and Our General Partner Do Not Have Independent Audit and Compensation Committees
Although our general partner believes that the fees and other compensation we will pay to it and its affiliates are reasonable and competitive in the industry, they were established by our general partner and were not determined by an independent compensation committee composed of persons who are not affiliates of our general partner. Also, our general partner, rather than an independent audit committee composed of persons who are not affiliates of our general partner, will select our independent registered public accounting firm and supervise the preparation of our audited financial statements included in our annual reports to you. See the “Management Compensation” and “Reports to Limited Partners” sections of this prospectus.
Our General Partner May Have Difficulty Managing Its Growth, Which May Divert Its Resources and Limit Its Ability to Expand Its Operations Successfully
The amount of assets that our general partner and its affiliates manage has grown substantially since our general partner was formed in 2006, and our general partner and its affiliates intend to continue to sponsor funds similar to us, which may be concurrent with us, and they expect to experience further growth in their respective assets under management. Our general partner’s future success will depend on the ability of its and its affiliates’ officers and key employees to implement and improve their operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. They, however, may not implement improvements to their management information and control systems in an efficient or timely manner and they may discover deficiencies in their existing systems and controls. Thus, our general partner’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency.
If We Do Not Generate Sufficient Cash, We Will Not Be Able to Pay Your 8.5% Annual Distributions or Reinvest in Additional Investments During the Operating Period
During the period beginning with our initial closing and ending five years after the completion of this offering (the “operating period”), we have the right to reinvest all distributable cash we may have above the amounts necessary to pay you and our other limited partners distributions in an aggregate amount equal to 8.5% annually on your respective adjusted capital contributions, in additional equipment leases and secured loans. Under our partnership agreement your “adjusted capital contribution,” on which your 8.5% annual distribution is based, at any given time is the purchase price of your units reduced by certain distributions made to you which are deemed by our general partner to be a return of capital as described in the “Income, Losses and Distributions — Reinvestments in Additional Leases and Secured Loans During the Operating Period” section of this prospectus. However, for the reasons described in this “Risk Factors” section, you should not assume that we will be able to generate cash for reinvestment in additional equipment leases and secured loans or even that we will generate cash sufficient to pay you all or any part of an 8.5% annual distribution.
Our Cash Distributions May Not Return Your Investment or Provide a Return on Your Investment, and May Be Reduced or Delayed
We cannot predict the amount of cash we will generate and, as a result, the amount of distributions we may pay you, if any. The actual amounts of cash we generate will depend on numerous factors which may be beyond our control and may reduce or delay our cash distributions to you and our other limited partners, including:
•	the demand for the equipment leases and secured loans we provide;

•	our ability to obtain financings or leverage, including securitizations, on acceptable terms to build our equipment portfolio;

•	required principal and interest payments on the debt we intend to incur;

•	profitability of our operations;

•	equipment lease and secured loan defaults;

•	prevailing economic conditions; and

•	government regulations.
If You Choose to Redeem Your Units You May Receive Much Less Than If You Kept Your Units
At any time after you have been admitted as one of our limited partners, you may request us to redeem some or all of your units. However, the redemption of your units is subject to the following:
•	we have no obligation to redeem any of your units;

•	we will not maintain a cash reserve for this purpose;

•	in any given year our total unit transfers, including redemptions of our units, may not exceed 2% of our total capital or profits interests; and

•	the redemption price has been unilaterally set by our general partner and is described in the “Redemption of Units” section of this prospectus.

If we do agree to redeem your units, the redemption price may provide you a much lower value than the value you would realize if you kept your shares for the duration of our term. Depending on when you request redemption, the redemption price may be less than the unreturned amount of your investment.
Our Success Will Be Subject to Risks Inherent in the Equipment Leasing and Finance Business, Any of Which May Affect Our Ability to Operate Profitably
A number of factors may affect our ability to operate profitably. These include:
•	changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;

•	the quality of the equipment we acquire and lease or finance;

•	the continuing strength of equipment manufacturers;

•	the timing of our equipment purchases and our ability to forecast technological advances;

•	technological and economic obsolescence of the equipment we acquire;

•	our ability to obtain financings or leverage, including securitizations, on acceptable terms, to build our equipment portfolio;

•	defaults by our lessees or borrowers; and

•	increases in our expenses, including labor, tax and insurance expenses.
See “ — Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio,” below.
Interest Rate Changes May Reduce the Value of Our Portfolio and Our Returns
Changes in interest rates will affect the market value of our portfolio. In general, the market value of an equipment lease or secured loan will change in inverse relation to an interest rate change when the equipment lease or secured loan has a fixed rate of return. Thus, in a period of rising interest rates, the market value of our equipment leases and secured loans will decrease. A decrease in the market value of our portfolio will adversely affect our ability to obtain financing against our portfolio or to liquidate it.
Interest rate changes will also affect the return we obtain on new equipment leases or secured loans. For example, during a period of declining rates, our gross revenues may be reduced because our reinvestment of rental and loan payments may be at lower rates than we obtained in prior equipment leases or secured loans, or the existing equipment leases or secured loans may be prepaid by the lessee or the borrower. Also, when we obtain financing (i.e., borrowings or securitizations) an increase in interest rates will not necessarily be reflected in increased rates of return on the equipment leases or secured loans funded through that debt, which would adversely affect our net return on the equipment leases and secured loans. Thus, interest rate changes may materially affect our revenues, which in turn may affect the amount we are able to distribute to you and our other limited partners. For a discussion of the possible effects interest rate changes may have on us, you should read the “Investment Objectives and Strategies — Borrowing” and “Management’s Discussion and Analysis of Financial Condition” sections of this prospectus.
Spreading the Risks of Equipment Leasing and Secured Loans By Diversifying Our Investments Will Be Reduced If We Raise Only the Minimum Offering Proceeds
We may begin operations if we sell a minimum of 20,000 units, excluding units subscribed for by Pennsylvania and Iowa residents and units purchased by our general partner and its affiliates, which will reduce our ability to acquire a diversified portfolio.
Iowa and Pennsylvania investors: Because our minimum offering proceeds of $2 million are less than 10% of our maximum offering proceeds ($20 million), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

Competition From Other Equipment Lessors Could Delay Investment of Our Capital, Reduce the Creditworthiness of Potential Lessees or Borrowers to Which We Have Access, or Decrease Our Yields
The equipment leasing and finance business is highly fragmented and competitive. We will compete with:
•	a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;

•	captive finance and leasing companies affiliated with major equipment manufacturers; and

•	other sources of equipment lease financing, including other publicly-offered partnerships.
Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our general partner and its affiliates will have, even if we sell the maximum number of units in this offering. Competition with these entities may:
•	delay investment of our capital;

•	reduce the creditworthiness of potential lessees or borrowers to which we have access; or

•	decrease our yields.
For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or secured loans at rates which are less than ours, potentially forcing us to lower our rates or lose potential lessees or borrowers.
Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio
A general economic slowdown in the United States could adversely affect our ability to invest the proceeds of this offering as quickly as we would like to if businesses aggressively seek to reduce their costs. If this happens, our distributions to you and our other limited partners during the initial period of our operations may be less than if our offering proceeds were fully invested in accordance with our timetable. It also could result in reduced interest rates, which could reduce the returns we can obtain on our leases and secured loans and, as a consequence, the distributions we can make to you and our other limited partners. Depending primarily on the severity and duration of a general economic slowdown in the U.S. economy, the creditworthiness of our lessees and borrowers could be adversely affected if they have difficulty obtaining financing for their business operations, which could cause them to default on their obligations to us and cause us to incur a loss.
In addition, our ability to use borrowings, including securitizations, to help build our portfolio on terms we deem acceptable may be reduced or delayed, and our costs of borrowing may increase, to the extent the credit markets available to us are or become adversely affected by the current weakness in the national economy precipitated by the ongoing problems in the home mortgage, housing and housing-dependent industries, including banks and other financial services companies. In this regard, the securitization market has seen a sharp fall in the number of rated securitized transactions and the amount issued during the first quarter 2008 as compared to the first quarter of 2007, given that investors are taking an increasingly cautious stance toward structured finance transactions.
Resignation or Removal of Our General Partner, or Loss of Key Management Personnel of Our General Partner, Could Adversely Affect Our Ability to Conduct Our Business or Make Distributions
Our future success depends to a significant degree on the continued service of our general partner and its senior management team and, in particular, Mr. Crit DeMent, our general partner’s chairman of its board of directors and chief executive officer. See the “Management” section of this prospectus. Although our general partner’s affiliate, LEAF Financial, has entered into an employment agreement with Mr. DeMent, it does not have any current plans to execute employment agreements with any of its other officers, and our general partner has not, and does not intend to, enter into any employment agreement with Mr. DeMent or any of its other officers. As a result, our general partner may be unable to retain its officers or attract and retain new officers, either of which could materially and adversely affect our ability to conduct our business and make distributions to you and our other limited partners. Neither we, our general partner, nor LEAF Financial maintain key man life insurance with respect to Mr. DeMent.

LEAF Financial’s Operating Systems Could Be Damaged or Disrupted By Events Beyond Its Control, Which Could Interfere With Our Ability to Conduct Our Business and Make Us Less Attractive to Customers as a Source of Equipment Leases and Secured Loans
Our ability to originate leases and secured loans, manage our operations and realize residual values from our equipment leases and secured loans depends on the operating systems of our affiliate, LEAF Financial. In particular, this includes LEAF Financial’s computer and telecommunications and related equipment, and its ability to protect those systems against damage or disruptions from such contingencies as:
•	power loss;

•	acts of God, such as earthquakes, etc.;

•	telecommunications failure;

•	acts of terrorism;

•	computer intrusions; and

•	viruses and similar adverse events.
Although our general partner and LEAF Financial will implement security and protective measures, these systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to customers as a source of equipment leases and secured loans.
Our Inability to Obtain Insurance For Certain Types of Losses Means We Must Bear the Cost of Any Losses From the Non-Insurable Risks
While our equipment leases and secured loans will generally require lessees or borrowers to have comprehensive insurance on the equipment under lease or financed and to assume the risk of loss, some losses may be either uninsurable or not economically feasible to insure, such as losses from war, earthquakes or terrorist acts. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment. If an event occurs for which we have no insurance, we could lose some or all of our investment in the affected equipment.
Lack of Independent Counsel or Independent Underwriter May Reduce the Due Diligence Review of Us and Our General Partner
The legal counsel that represents our general partner and our affiliated dealer-manager, Chadwick Securities, also represents us. You and our other limited partners, as a group, have not been represented by separate legal counsel, and Chadwick Securities’ due diligence examination of us and this offering cannot be considered to be independent. See the “Conflicts of Interest and Fiduciary Responsibilities — Conflicts of Interest” section of this prospectus.
You Could Be Liable For Our Obligations If You Participate in the Control of Our Business, and You May Be Required to Return Improperly Received Distributions
In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership’s business. What constitutes participating in the control of a limited partnership’s business has not been clearly established in all states. If it were determined that any of the following rights, or the exercise of those rights by the limited partners as a group, constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner:
•	the right to remove our general partner and elect a substitute general partner;

•	the right to approve certain amendments to our partnership agreement; or

•	the right to take other specified actions under our partnership agreement.
This means that if you were deemed to be a general partner, you could be held personally liable for our obligations and losses beyond the amount you paid for your units. As of the date of this prospectus, however, we are not aware that limited partners in any state have been held liable under any law or by any court to the same extent as general partners as the result of the limited partner rights, or the exercise of those rights, listed above.
In addition, under Delaware law you may be required to return to us any distribution you received from us if you knew at the time the distribution was made that it was improper because it rendered us insolvent. For a further discussion of your liabilities as a limited partner, you should read the “Summary of Our Partnership Agreement — Limited Liability of Limited Partners” section of this prospectus.
Your Ability to Begin an Action Against Our General Partner is Limited By Our Partnership Agreement
Our partnership agreement provides that neither our general partner nor any of its affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our general partner or an affiliate if the general partner or affiliate determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our partnership agreement, your right to begin an action against our general partner may be more limited than it would be without these provisions. For a discussion of these provisions of our partnership agreement, you should read the “Conflicts of Interest and Fiduciary Responsibilities — Fiduciary Duty of Our General Partner” section of this prospectus.
If We Are, or Become, Subject to Usury Laws, It Could Result in Reduced Revenues or, Possibly, Loss on Our Investment
Equipment leases have sometimes been deemed to be loan transactions subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of any excess interest received and declaring the debt to be unenforceable. We will seek to structure our equipment leases so that they will not be deemed to be loans and violate state usury laws. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on our investment in the affected equipment. Also, we may use up to 30% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment. These loans will be subject to the state usury laws.
Participation With Affiliated Programs or Third-Parties in Joint Ventures May Require Us to Pay Additional Costs or Incur Losses Because of Actions Taken By the Third-Parties
Our partnership agreement permits us to invest in equipment, leases and secured loans through joint venture arrangements with our general partner’s affiliated investment programs or independent third-parties. Investing in joint ventures involves risks not present when we invest by our self. These risks include:
•	the possibility that our co-venturer may become bankrupt or otherwise fail to meet its financial obligations, thereby causing us to pay our co-venturer’s share of the joint venture’s debts, since each co-venturer generally must guarantee all of the joint venture’s debts;

•	our co-venturer may have business or economic objectives or interests that are inconsistent with ours and it may want to manage the joint venture in ways that do not maximize our return;

•	actions by a co-venturer might subject equipment leases owned by the joint venture to liabilities greater than those we contemplate; and

•	when more than one person owns property, there may be a stalemate on decisions, including decisions regarding a proposed sale or other transfer of the assets.
Although our partnership agreement requires that any joint venture arrangement in which we participate must permit us to buy the assets from the other co-venturer in the case of a proposed sale of the assets, we may not have the resources to do so. See the “Conflicts of Interest — We May Enter Into Joint Ventures With Affiliated Programs” section of this prospectus.
Your Interests May Be Diluted
Some investors, including our general partner and its officers, directors and other affiliates may purchase our units at discounted prices as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus, and generally will share in our revenues and distributions based on the number of units they purchase, rather than the discounted subscription price paid by them for their units. Thus, investors who pay discounted prices for their units will receive higher returns on their investments in us as compared to investors who pay the entire $100 per unit. In addition, our general partner will receive a 1% interest in all of our income, losses and cash distributions in return for a $1,000 capital contribution, instead of paying the public offering price, which will further dilute your investment in us. See the “Management Compensation — Operating Stage” section of this prospectus.
You May Be Required to Pay Taxes on Income From Us, Even If You Do Not Receive Commensurate Cash Distributions From Us
You will be required to pay federal income taxes, and probably state and local income taxes, on your share of our taxable income, whether or not you receive cash distributions from us. For example, your share of our taxable income could exceed the amount of cash that we distribute to you if we repay the principal of any debt we incur with our rental or interest income or net proceeds from the sale of our investments. This could happen because repaying the principal amount of a debt reduces the amount of cash available for distribution to you and our other limited partners, but is not tax deductible. Thus, your cash distributions from us may not equal your share of our taxable income or even equal your tax liability resulting from that income. See the “Federal Income Tax Consequences — Flow Through of Taxable Income” section of this prospectus.
We Will Not Apply for an Advance Ruling from the IRS as to Any Federal Tax Consequence of an Investment in Us, and if the IRS Classifies Us as a Corporation You Will Lose Tax Benefits
We will not apply for an advance ruling from the IRS as to whether we will be treated as a partnership for federal tax purposes or with respect to any other tax consequence to you of an investment in us. Instead, we intend to rely on the opinion of our special tax counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, that we will be classified as a partnership for federal income tax purposes. See the “Federal Income Tax Consequences — Special Counsel’s Tax Opinion Letter” section of this prospectus. If the IRS were to successfully contend that we should be treated as a “publicly traded partnership,” then we would be treated as a corporation for federal income tax purposes rather than a partnership. This would have the following principal consequences to you:
•	tax losses realized by us would not pass through to you;

•	instead of not paying any income tax as a partnership, we would be taxed at income tax rates applicable to corporations, which would reduce our cash distributions to you and our other limited partners; and

•	our distributions to you and our other limited partners would be taxable to you and our other limited partners as dividend income to the extent of our current and accumulated earnings and profits.
To reduce the possibility that the IRS could successfully contend that our units are “publicly-traded,” Section 13.2(c) of our partnership agreement places substantial restrictions on your ability to transfer your units. With respect to our tax status as a partnership, see the “Federal Income Tax Consequences — Partnership Classification” section of this prospectus.
We Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Our Operating Leases as Sales or Financings
We intend to claim cost recovery or depreciation deductions on the equipment subject to our operating leases, but not the equipment subject to our full payout leases or secured loans. In this regard, we anticipate that approximately 75% to 90% of our leases will be full payout leases and approximately 10% to 25% of our leases will be operating leases. In addition, up to 30% of our equipment at any given time may be financed for others under secured loans. If the IRS were to successfully contend that our operating leases were actually sales, including full payout leases or secured loans, rather than operating leases, we would not be entitled to cost recovery or depreciation deductions with respect to the equipment covered by those leases. See the “Investment Objectives and Strategies — Equipment for Lease to End Users” section of this prospectus. The IRS could also challenge our method of calculating our cost recovery or depreciation deductions, or our other deductions, and the amount of our deductions could be reduced if we were audited. See the “Federal Income Tax Consequences — Tax Treatment of Leases,” “— Depreciation,” and “— Limitations on Interest Deductions” sections of this prospectus.
You Will Need Passive Income in Order to Deduct Any Tax Losses We May Generate
Because our operations generally must be treated as passive activities by you and our other limited partners, your share of any tax losses we generate will likely be passive losses which you can use on your personal federal income tax returns only to offset passive income you receive from us or from other passive activities (other than publicly-traded partnerships) in which you invest, if any, in calculating your personal federal income tax liability. For example, you cannot use a passive loss from us to offset any “active” (i.e., non-passive) income, such as your salary, on your personal federal income tax returns. In addition, a portion of your share of our gross income might be treated for federal income tax purposes as portfolio income or gross income that is not from a passive activity, which cannot be offset by passive losses. See the “Federal Income Tax Consequences — Passive Activity Limitations on Losses,” and “— Tax Treatment of Leases” sections of this prospectus.
You Will Likely Be Subject to State and Local Taxes as a Result of Purchasing Our Units
You will likely be subject to state and local taxes imposed by the various jurisdictions in which we do business or own property. Initially, we will own assets and do business in Delaware, which currently imposes a personal income tax. It is your responsibility to file all of your personal federal, state and local tax returns. Our special tax counsel has not given any opinion on the state or local tax consequences of an investment in us. We urge you to seek advice based on your particular circumstances from an independent tax advisor with respect to the state and local tax consequences of purchasing our units. See the “Federal Income Tax Consequences — State and Local Taxation” section of this prospectus.
An IRS Audit of Our Annual Federal Information Tax Return May Result in Adjustments to, or an Audit of, Your Personal Income Tax Returns
We anticipate incurring tax losses during at least our early years due primarily to depreciation of equipment leased to others under our operating leases, operating expenses and the interest deductions related to the borrowings we intend to incur as described in the “Investment Objectives and Strategies — Borrowing,” section of this prospectus. Also, we may be required to file disclosure reports with the IRS and its Office of Tax Shelter Analysis if the tax results of our intended activities cause us to be a “reportable transaction” under the Internal Revenue Code and the Treasury Regulations. Our anticipated tax losses and any reportable transaction reports to the IRS would increase the risk of an IRS audit of our federal information income tax returns, and could result in an IRS audit of your personal federal income tax returns. Also, any adjustments to our returns required by the IRS could require you to make corresponding adjustments on your personal federal income tax returns. In addition, an IRS audit of your personal federal income tax return could include an examination by the IRS of your returns for prior years, and could cover items unrelated to your investment in us. See the “Federal Income Tax Consequences — Interest and Penalties” section of this prospectus.
Your Investment In Us May Cause You to Pay Alternative Minimum Tax
You may have to pay alternative minimum tax as a result of your investment in us, because you will be allocated a share of our alternative minimum tax preference and adjustment items. For example, depreciation or cost recovery deductions of equipment subject to our operating leases generally are computed differently for regular federal income tax purposes than for alternative minimum tax purposes. This would increase your alternative minimum taxable income, as compared to your regular taxable income, during the early years of the applicable cost recovery or depreciation period of the equipment subject to our operating leases. See the “Federal Income Tax Consequences — Alternative Minimum Tax” section of this prospectus.
Your Tax Benefits from an Investment In Us Are Not Contractually Protected
You have no contractual protection against the possibility that a portion or all of the intended tax benefits of your investment in us will be disallowed by the IRS. No one provides any insurance, tax indemnity or similar agreement for the tax treatment of your investment in us. You have no right to rescind your investment in us, or to receive a refund of any of your investment in us, if a portion or all of the intended tax benefits of your investment in us are ultimately disallowed by the IRS or the courts. Also, none of the fees paid by us to our general partner, its affiliates or independent third-parties (including our special tax counsel) are refundable or contingent on whether the intended tax benefits of your investment in us are ultimately sustained if challenged by the IRS.
IRA’s and Tax-Exempt Organizations Will Have Unrelated Business Taxable Income from an Investment in Us
Tax-exempt organizations, such as pension plans, individual retirement accounts (“IRA’s”), and certain types of foreign entities or persons are potentially subject to tax on unrelated business taxable income (“UBTI”). Although rental and interest income generally are not included in UBTI, our general partner anticipates that most of your income, if any, from an investment in us will constitute UBTI, because of a special rule in the Internal Revenue Code that treats such income as UBTI to the extent it is attributable to borrowings. In this regard, our general partner anticipates that we will borrow approximately 80% to 85% of the aggregate acquisition costs of our equipment, leases and secured loans. See the “Investment Objectives and Strategies — Borrowing,” “Federal Income Tax Consequences — Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations (Including IRA’s)” and “Investment by Qualified Plans” sections of this prospectus.

Foreign Investors In Us Will Be Subject to U.S. Tax Withholding and May Be Required to File U.S. Tax Returns
We generally will be required to withhold federal income tax at the highest applicable rate under the Internal Revenue Code on the income, if any, we allocate to units owned by foreign investors, whether or not any corresponding cash distributions are made to them. If too much tax is withheld, foreign investors will have to file U.S. income tax returns to seek a refund. See the “Federal Income Tax Consequences — Federal Tax Treatment of Foreign Investors” section of this prospectus.
Changes in the Law May Reduce the Tax Benefits of Investing in Us
The present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and the changes may be retroactive. Any future revisions in federal income tax laws and their interpretations could reduce or eliminate the tax advantages to you of your investment in us.
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS
Certain statements included in this prospectus and its exhibits address activities, events or developments that we and our general partner anticipate, as of the date of this prospectus, will or may occur in the future. For example, the words “believes,” “anticipates,” “intends,” and “expects” are intended to identify forward-looking statements. These forward-looking statements include such things as:
•	investment objectives;

•	references to future operating results, credit availability and financial success;

•	business strategy;

•	estimated future capital expenditures;

•	competitive strengths and goals; and

•	other similar matters.
These statements are based on certain assumptions and analyses made by us and our general partner in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond our control, including, but not limited to:
•	changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;

•	the quality of the equipment we acquire and lease or finance;

•	the continuing strength of equipment manufacturers;

•	the timing of our equipment purchases and our ability to forecast technological advances;

•	technological and economic obsolescence of the equipment we acquire;

•	defaults by our lessees or borrowers; and

•	increases in our expenses, including labor, tax and insurance expenses.
Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. You are urged not to place undue reliance on these forward-looking statements, because actual results may differ materially from those anticipated by us and our general partner. For a more complete discussion of the risks and uncertainties to which we are subject, see the “Risk Factors” section of this prospectus.

MANAGEMENT COMPENSATION
The following table sets forth our estimate of the maximum amounts of all compensation and other payments that our general partner and its affiliates will receive, directly or indirectly, from us. This compensation was not determined by arm’s-length negotiation. Our partnership agreement does not permit our general partner or its affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying those items under a different category.
Offering Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
Chadwick Securities	Dealer-manager fee of 3% of the offering proceeds for acting as the dealer-manager for a group of selling broker dealers.	$60,000 if we sell the minimum offering amount; $6 million if we sell the maximum offering amount. From this amount, Chadwick Securities, an affiliate of our general partner, may pay the selling dealers up to 1% of the proceeds of each unit sold by them as a marketing fee and use a portion or all of the remaining dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the “Plan of Distribution” section of this prospectus.

Chadwick Securities	Sales commissions of 7% of the proceeds of each unit sold by it.	Not determinable at this time. We do not anticipate that Chadwick Securities will sell a material number of units. If all units were sold by Chadwick Securities, it would receive $140,000 for the minimum offering amount and $14 million for the maximum offering amount.

Chadwick Securities	Bona fide accountable due diligence expenses.	This amount includes reimbursements paid to Chadwick Securities of up to 0.5% of our offering proceeds, all of which will be reallowed by it to the selling dealers for their bona fide accountable due diligence expenses.

General partner and its affiliates	Our general partner’s organization and offering expense allowance is based on the amount of gross offering proceeds we receive from the sale of our units in this offering in accordance with the following schedule:	Not determinable at this time. If the organization and offering expense allowance exceeds our actual organization and offering expenses, then the excess will be returned to us.

	Organization and
	Offering Expense
Gross Offering Proceeds	Allowance

Less than or equal to $50 million	3.0%	$60,000 will be paid if the minimum 20,000 units are sold in this offering.

Operating Period

Entity receiving
compensation	Type and method of compensation		Estimated amount
	Greater than $50 million, but less than or equal to $100 million	2.5%	$2.75 million will be paid if 1,000,000 units are sold in this offering.

	Greater than $100 million, but less than or equal to $200 million	1.5%	$4.25 million will be paid if the maximum 2,000,000 units are sold in this offering.
Operating Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
General partner and its affiliates	Acquisition fee equal to 2% of the purchase price we pay to the seller for equipment we purchase to lease, or finance through secured loans, to end users and for equipment we purchase that is subject to existing leases and secured loans we acquire.

	The purchase prices on which our general partner’s acquisition fees are based include amounts attributable to borrowings we incur or assume in connection with acquiring our portfolio of equipment, leases and secured loans. Our general partner will pay its out-of-pocket expenses related to its acquisition activities on our behalf, but not the acquisition expenses incurred by its affiliate, LEAF Funding, as discussed below, and our general partner will not be reimbursed by us for those expenses other than through its receipt of these acquisition fees. Notwithstanding, the acquisition expenses will be included in the purchase price of the equipment, leases and secured loans on which our general partner’s 2% acquisition fee is based.	Total acquisition fees, assuming we use financing equal to 80% of the cost of the equipment we acquire, would be approximately 7.9% of our offering proceeds. Thus, the total acquisition fees would be approximately $155,455 if we sell the minimum offering amount and $15,704,546 if we sell the maximum offering amount as set forth in the “Use of Proceeds” section of this prospectus.

In addition, we expect to acquire all of our leases and secured loans through LEAF Funding, an affiliate of our general partner, which will originate and hold the leases and secured loans on a temporary basis in order to facilitate their acquisition by us. The purchase price we pay LEAF Funding for our leases and secured loans will not exceed LEAF Funding’s cost for acquiring and holding the leases and secured loans until we purchase them. Under United

Operating Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
States generally accepted accounting principles (“GAAP”), LEAF Funding’s “cost” will include origination fees it pays to certain employees of it or its affiliates for their efforts in locating and facilitating the acquisition of the leases and secured loans by LEAF Funding on our behalf, in amounts typically ranging from 1% to 3% of LEAF Funding’s cost for the leases and secured loans, but only if they qualify as initial direct costs under GAAP. Our use of leverage, by increasing the amount we can invest in equipment, also increases the amount of our general partner’s acquisition fees and the amount of the purchase price we pay to LEAF Funding for our leases and secured loans as described above. (1)

General partner and its affiliates	Subordinated asset management fee for managing our investments equal to the lesser of the amount, for each type of lease or financing arrangement described below, that is reasonable, competitive, and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments or:

•   for our operating leases managed by third-parties under our general partner’s supervision — 1% of gross rental payments;(2)
Not determinable at this time. During the offering period, we will subordinate and defer payment of the asset management fees to the receipt by you and our other limited partners of annual cash distributions equal to 8.5% of your capital contributions, as adjusted by certain distributions made to you which are deemed by our general partner to be a return of capital, on a cumulative basis as described in the “Income, Losses and Distributions — Reinvestments in Additional Leases and Secured Loans During the Operating Period” section of this prospectus.

• for our operating leases managed by our general partner or its affiliates — 4% of gross rental payments; (2)

• for our full payout leases which contain net lease provisions — 2% of gross rental payments; and/or (2)

• for our secured loans — 2% of gross principal and interest payments. (3)

Operating Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
General partner and its affiliates	Subordinated remarketing fee for arranging the sale of any investment equal to the lesser of:

•   up to 3% of the contract sales price;

•   one-half the competitive commission charged by independent third-parties for comparable services. (4)
Not determinable at this time. We will not accrue or pay a subordinated remarketing fee for any portion of sales proceeds which we reinvest. We or will subordinate and defer payment of the remarketing fees to the receipt by you and our other limited partners of cash distributions equal to the purchase price of your units plus annual cash distributions equal to 8.5%, compounded daily for purposes of this fee only, of your capital contributions, as adjusted by certain distributions made to you which are deemed by our general partner to be a return of capital, on a cumulative basis as described in the “Income, Losses and Distributions - Reinvestments in Additional Leases and Secured Loans During the Operating Period” section of this prospectus.

General partner and its affiliates	Re-leasing fee for arranging the re-lease of equipment equal to the lesser of:	Not determinable at this time. Re-leasing fees are subject to the following limitations:

	• 2% of gross rental payments derived from the re-lease; or	• we will pay the re-leasing fees only if om our general partner or its affiliates maintain adequate staff to provide re-leasing services;

	• the competitive rate for comparable services for similar equipment. (4)	• we will pay re-leasing fees only as we receive the related lease payments;

• we will not pay re-leasing fees if the re-lease is to the original lessee or its affiliates;

• we will pay re-leasing fees only if our general partner or its affiliates has rendered substantial re-leasing services; and

• we will pay re-leasing fees only if our general partner is compensated for rendering equipment management services, whether or not the asset management fee is then subordinated.

Operating Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
General partner and its affiliates	Partnership interest equal to 1% of all of our income, losses and cash distributions.	Not determinable at this time.

Our general partner and its affiliates currently intend to purchase not less than 10,000 units, and may purchase up to approximately 5% of the total units sold, if that is greater than 10,000 units, at a discounted price of $93.00 per unit, which reflects the 7% sales commission that will not be paid on those sales. In addition, our general partner will receive a 1% interest in all of our income, losses and cash distribution in return for a $1,000 capital contribution, instead of paying the public offering price, which will further dilute your investment in us.

For example, if our general partner contributes $1,000 to us for its 1% general partner interest in us and our general partner and its affiliates purchase 5% of our limited partner units at the discounted subscription price described above, then our general partner and its affiliates will receive approximately 6% of our revenues for their payment of approximately 4.7% of our total capital contributions and you and our other limited partners will receive approximately 94% of our revenues in return for paying approximately 95.3% of our capital contributions as shown by the bar chart set forth below.

Operating Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
General partner and its affiliates	Reimbursement for our operating expenses paid on our behalf, including the actual cost of goods and materials obtained from unaffiliated third-parties, and also including reimbursement for our general partner’s administrative services reasonably necessary or advisable in its discretion to our prudent operation (e.g. legal and accounting expenses), provided that the reimbursement may not exceed the lesser of:	Not determinable at this time.

• the actual cost of the services; or

• the amount we would be charged by independent third-parties for comparable services.

Also, there is no reimbursement for these services if they are already covered by a separate fee, and our general partner and its affiliates will not be reimbursed for the following expenses:

• salaries, fringe benefits, travel expenses or other overhead costs incurred by any controlling person of our general partner or its affiliates (5); or

• rent, depreciation, utilities, capital equipment or other similar overhead costs.
Maturity Period

Entity receiving
compensation	Type and method of compensation	Estimated amount
General partner and its affiliates	Our general partner’s and its affiliates’ compensation during the maturity period generally is the same as set forth in “– Operating Period,” above, except that no fees or expense reimbursements associated with new investments will be paid since we will not reinvest in additional equipment, leases or secured loans during the maturity period. The maturity period begins five years after the last closing date on which we admit subscribers for units as limited partners. It ends when all of our assets have matured or been sold, our creditors have been paid, the remaining proceeds have been distributed to our partners and a certificate of termination has been filed.	See “– Operating Period,” above.

(1)	Acquisition fees include our general partner’s out-of-pocket expenses in connection with our acquisition of equipment, leases and secured loans, but do not include fees to unaffiliated finders and brokers. Our general partner’s acquisition fees also do not include origination fees paid by LEAF Funding to certain employees of it or its affiliates in connection with their efforts in locating equipment, leases and secured loans and facilitating their acquisition on our behalf, which qualify under GAAP as initial direct costs, or other acquisition expenses incurred by LEAF Funding to temporarily acquire the equipment, leases and secured loans we purchase from LEAF Funding. Our general partner will reduce or refund acquisition fees if our investment in equipment, including equipment leases and secured loans, is less than the greater of:
•	80% of the offering proceeds reduced by .0625% for each 1% of financing encumbering our investments; or

•	75% of the offering proceeds.
For example, if we had no financing, we would invest at least 80% of our offering proceeds in our investments. If we had 80% financing, we would invest at least 75% of our offering proceeds in our investments, computed as follows:
80% x .0625% = 5%
80% — 5% = 75%
(2)	An operating lease generally means a lease under which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease generally means a lease under which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. Typically, rental payments under a full payout lease also include an appropriate return.

(3)	We will pay the asset management fee monthly, subject to its subordination. This fee is for our general partner’s services in:
•	establishing our portfolio, including obtaining financing;

•	collecting lease and secured loan revenues;

•	monitoring compliance by lessees and borrowers with the terms of their leases or secured loans, respectively;

•	assuring that equipment is being used in accordance with all contractual arrangements;

•	arranging for necessary maintenance and repair of equipment if a lessee or borrower fails to do so;

•	monitoring property, sales and use tax compliance; and

•	preparing operating and financial data reports and performing other accounting services.
(4)	A “Competitive” commission is one that is reasonable, customary and competitive in light of the size, type and location of the equipment.

(5)	Our partnership agreement defines a “controlling person” of our general partner or any of its affiliates as its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater interest in our general partner or any such affiliate or any person having the power to cause the direction of our general partner or any such affiliate, whether through ownership of voting securities, by contract or otherwise.
We estimate that the total amount of expenses we will reimburse to our general partner and its affiliates for their administrative services on our behalf during our first full year of operations, assuming we sell the maximum number of units, will be approximately $2 million, as set forth in the following table.
Estimate of Our Expense Reimbursements to Our General Partner During Our First Full Year of
Operations(1)

Accounting/Information Technology	$600,000

Customer Service	$1,200,000

Investor Services	$200,000

TOTAL:	$2,000,000

(1)	These expense reimbursements are expected to consist of labor expenses of employees, excluding their respective chairmen, directors, presidents, or other executive or senior officers, of our general partner’s and its affiliates for services to us or on our behalf.

In addition, LEAF I, which was initially sponsored by LEAF Asset Management, Inc., a former wholly-owned subsidiary of LEAF Financial that was merged into LEAF Financial in June 2004, began operations March 3, 2003 and closed its offering of units on August 15, 2004, with offering proceeds of $17,060,772. As of March 31, 2008, see the table below, LEAF Financial, serving as general partner, and its affiliates had received cumulative expense reimbursements of $2,605,409 (unaudited) from LEAF I. LEAF II, which was sponsored by LEAF Financial, began operations April 14, 2005, and closed its offering of units on October 13, 2007, with offering proceeds of $59,864,086. As of March 31, 2008, see the table below, LEAF Financial, serving as general partner, and its affiliates had received cumulative expense reimbursements of $3,155,865 (unaudited) from LEAF II. As of March 31, 2008, see the table below, LEAF Asset Management, serving as general partner, and its affiliates had received cumulative expense reimbursements of $1,810,291 (unaudited) from LEAF III. LEAF III, which was sponsored by LEAF Asset Management, began operations on March 13, 2007 and had its final closing date on April 24, 2008.
The following tables are tabular presentations of the expenses reimbursed to LEAF Financial, as general partner, including reimbursements to LEAF Asset Management, Inc. before it was merged into LEAF Financial in 2004, and its affiliates by LEAF I and LEAF II, as discussed above, and expenses reimbursed to LEAF Asset Management, as general partner, and its affiliates by LEAF III, as discussed above.
Summary of Expense Reimbursements of
Lease Equity Appreciation Fund I, L.P. (unaudited) (1)(2)

	3 months
	ended
	3/31/08	2007	2006	2005	2004	2003
Accounting/Information Technology	$110,467	$272,807	$333,321	$333,259	$145,587	$265,939

Customer Service	$84,242	$206,354	$231,625	$221,352	$271,920	$306,450

Investor Services	(3)	(3)	(3)	(3)	$64,673	$22,596

TOTAL:	$194,708	$479,161	$564,946	$554,611	$482,180	$594,985

(1)	These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of LEAF I.

(2)	LEAF I did not conduct any operations or reimburse any expenses to LEAF Financial or its affiliates in 2002, because LEAF I had not yet reached its minimum subscriptions.

(3)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (1). These services will include, among others, responding to inquiries from existing investors, distributing checks, processing changes of address, responding to questions regarding the account status, providing forms such as Form K-1s, providing valuations and distributing quarterly and annual reports. There is no separate contract governing these services.
Summary of Expense Reimbursements of
Lease Equity Appreciation Fund II, L.P. (unaudited) (1)(2)

	3 months
	ended
	3/31/08	2007	2006	2005
Accounting/Information Technology	$213,355	$725,484	$426,826	$226,676

Customer Service	$230,103	$775,924	$444,248	$113,249

Investor Services	(3)	(3)	(3)	(3)

TOTAL:	$443,458	$1,501,408	$871,074	$339,925

(1)	These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of LEAF II.

(2)	LEAF II, which was formed in 2004, did not conduct any operations or reimburse any expenses to LEAF Financial or its affiliates in 2004, because it had not yet reached its minimum subscriptions.

(3)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (1). These services will include, among others, responding to inquiries from existing investors, distributing checks, processing changes of address, responding to questions regarding the account status, providing forms such as Form K-1s, providing valuations and distributing quarterly and annual reports. There is no separate contract governing these services.
Summary of Expense Reimbursements of
LEAF Equipment Leasing Income Fund III, L.P. (unaudited)(1)(2)

	3 months ended
	3/31/08	2007
Accounting/Information Technology	$459,596	$399,158

Customer Service	$606,707	$344,540

Investor Services	(3)	(3)

TOTAL:	$1,066,293	$743,998

(1)	These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of LEAF III.

(2)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Asset Manager, as general partner, and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (1).

(3)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocation the expenses described in footnote (1). These services will include, among others, responding to inquiries from existing investors, distributing checks, processing changes of address, responding to questions regarding the account status, providing forms such as Form K-1s, providing valuations and distributing quarterly and annual reports. There is no separate contract governing these services.
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES
Conflicts of Interest
In General
Our general partner may be subject to various conflicts of interest arising out of its relationship to us. Because of our general partner’s organizational and operational control over us, these conflicts will not be resolved through arms-length negotiations but, rather, through the exercise of our general partner’s judgment consistent with its fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of you and our other limited partners if conflicts arise. In this regard, you should read Article IX of our partnership agreement and, in particular, Sections 9.2 and 9.5. These sections do the following:
•	limit the actions our general partner may take on our behalf;

•	limit the compensation and fees we will pay our general partner and its affiliates; and

•	limit the expenses for which we will reimburse our general partner and its affiliates.

Further, our general partner depends on its indirect parent company, Resource America, for management and administrative functions and financing for capital expenditures and other expenses. Neither our partnership agreement nor any other agreement requires Resource America to pursue a future business strategy that favors us. Resource America’s directors and officers have a fiduciary duty to make decisions in the best interests of the stockholders of Resource America. Our general partner’s management, administrative and financial dependence on Resource America has the effect of creating a conflict of interest with us. Notwithstanding this conflict of interest, our general partner must uphold its fiduciary duties to us as described in “– Fiduciary Duty of Our General Partner,” below.
However, our partnership agreement does not necessarily directly respond to each potential conflict, and there will be no established mechanism to resolve these conflicts. In these situations, our general partner will rely solely on its judgment, subject to its fiduciary duties, to resolve the conflict. The potential conflicts include those set forth below.
Our General Partner’s Compensation is Not the Result of Arm’s Length Negotiation
Our general partner has unilaterally determined the compensation that we will pay it and its affiliates, including Chadwick Securities, LEAF Funding and LEAF Financial. However, our general partner believes that the amount of compensation is consistent with practices in the industry and applicable offering guidelines in effect on the date of this prospectus.
Actions Taken By Our General Partner Will Affect the Amount of Cash Available For Distribution to Limited Partners and Our General Partner’s Compensation
The amount of cash we have available for distribution to you and our other limited partners will be affected by decisions of our general partner regarding various matters, including:
•	the amount and timing of equipment purchases and sales;

•	cash expenditures;

•	financing; and

•	the creation, reduction or increase of reserves.
We intend to increase the amount of equipment we can acquire, lease and finance by obtaining borrowings to provide approximately 80% to 85% of the aggregate cost of all of the equipment we acquire. The actual amount of borrowings we incur, however, may be significantly higher than 80% or lower than 85%. In addition, using borrowings to increase the amount of equipment, leases and secured loans we acquire will also increase our general partner’s acquisition and management fees, which are directly based on the total amount of our assets, and the purchase price of the equipment, leases and secured loans we purchase from LEAF Funding at its cost, which includes the origination fees it pays to certain of its or its affiliates’ employees that qualify as initial direct costs of LEAF Funding under GAAP. See the “Management Compensation” section of this prospectus.
Our general partner will be liable for our obligations to the extent that they exceed our assets. As a result, our general partner has the right to cause us to establish and maintain cash reserves that it believes are necessary to meet our obligations. Because our general partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our general partner may have a conflict of interest in allocating our cash flow between distributions to you and our other limited partners or to our reserve accounts. To the extent that our general partner increases the amount of cash it allocates to reserves, the amount of cash available for distributions to you and our other limited partners will decrease and our general partner’s exposure to our contingent liabilities may be lessened.
Our General Partner and Its Affiliates Will Engage in Activities That Compete With Us
Our partnership agreement does not prohibit our general partner or its affiliates from investing in, acquiring or leasing equipment, and they will continue to engage in equipment acquisitions, financing secured loans, refinancing, leasing and re-leasing opportunities on their own behalf or on behalf of other partnerships or entities. Neither our general partner nor its affiliates may, however, publicly offer for sale interests in more than one equipment leasing and/or finance program simultaneously unless the programs:
•	have different investment objectives; or

•	are specified equipment programs, as defined under relevant securities regulations or state securities guidelines.
Our general partner and its affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to the limitations set forth in our partnership agreement.
Any conflicts in determining and allocating investments between us and our general partner, or between us and another program managed by our general partner or its affiliates, will be resolved by our general partner’s investment committee, which also serves as LEAF Financial’s investment committee as discussed in the “Management – Investment Committee” section of this prospectus. Generally, if an investment is appropriate for more than one program our general partner and its investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:
•	which program has been seeking investments for the longest period of time;

•	whether the program has the cash required for the investment;

•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;

•	the effect the investment would have on the program’s cash flow;

•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee, class or type of equipment, location, industry, etc.; and

•	whether the term of the investment is within the term of the program.
Notwithstanding the foregoing, our general partner and its investment committee may make exceptions to these general policies when, in our general partner’s judgment, other circumstances make application of these policies inequitable or uneconomic.
We May Enter Into Joint Ventures With Affiliated Programs
We may invest in joint ventures with other programs that are sponsored by our general partner or its affiliates. These investments may result in conflicts of interest resulting from the differing financial positions of the co-venturers. For example, it may be in the interest of one entity to sell jointly-held equipment while it may be in the interest of the other entity to continue holding the equipment. However, we will not participate in a joint venture unless:
•	we and the other program have substantially similar investment objectives;

•	we and the other program invest on substantially the same terms;

•	there are no duplicate fees;

•	our general partner’s compensation in us and the other program is substantially the same;

•	we have the right of first refusal to buy any investment the other program wants to sell; and

•	the joint venture is entered into either for the purpose of effecting appropriate diversification for us and the other program, or for the purpose of relieving our general partner or its affiliates from a commitment entered into for the purposes of:
•	facilitating our acquisition of equipment, equipment leases or secured loans;

•	borrowing money or otherwise obtaining financing for us; or

•	any other lawful purpose related to our business.

Notwithstanding, there may be an impasse on joint venture decisions since neither we nor the other program will have complete control over the joint venture’s equipment and, although we will have the right to buy the equipment from the other joint venturer in the event of a sale, we may not have the resources do so.
We Do Not Have Any Employees and Rely on the Employees of Our General Partner’s Affiliates
We and our general partner do not have any employees and will rely solely on the employees of our general partner’s affiliates to manage us and our business. Our general partner and its affiliates will conduct business activities of their own in which we will have no economic interest. The employees of our general partner’s affiliates who provide services to us are not required to work full time on our affairs and will devote significant time to the affairs of our general partner and its affiliates for their own accounts and will be compensated by our general partner and its affiliates for those services. There may be significant conflicts between us and our general partner and its affiliates regarding the availability of these employees to provide services to us.
We Must Reimburse Our General Partner and Its Affiliates for Expenses
We must reimburse our general partner and its affiliates for costs incurred by them in managing us and our portfolio of equipment, leases and secured loans, including specified costs incurred by them in providing corporate staff and support services properly allocable to us. See the “Management Compensation” section of this prospectus.
We Have Not Retained Separate Counsel or Other Professionals
The legal counsel that represents our general partner and the dealer-manager, Chadwick Securities, also represents us. You and our other limited partners, as a group, have not been represented by legal counsel. Counsel has not acted on behalf of you and other prospective investors in us, nor has counsel conducted a review or investigation of us, our general partner or this offering on your behalf. Therefore, none of the agreements and arrangements between us and our general partner, including our partnership agreement, or between us and our general partner’s affiliates, including Chadwick Securities, LEAF Funding and LEAF Financial, was negotiated on an arm’s length basis.
The attorneys, accountants and other experts who perform services for us will also perform services for our general partner, its affiliates and other partnerships or ventures that our general partner or its affiliates may sponsor. However, should a dispute arise between us and our general partner, we will retain separate legal counsel to represent us in the matter.
Lack of Independent Underwriter and Due Diligence Investigation in This Offering
The dealer-manager for this offering is Chadwick Securities, an affiliate of our general partner. Although Chadwick Securities will receive a reimbursement of up to 0.5% of our offering proceeds for the bona fide accountable due diligence expenses of the selling dealers, except for units sold to certain investors as described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus, all of which it will reallow to the selling dealers, its review and due diligence investigation of us and our general partner and the information provided in this prospectus cannot be deemed to be independent.
Conflicts Regarding Redemption of Units
You and our other limited partners may present your units to us for redemption at any time. This creates the following conflicts of interest between you and our general partner.
•	We have no obligation to redeem your units at any time for any reason. Our general partner may decline your redemption request in its sole discretion. For example, if our general partner determines that we do not have the necessary cash flow, taking into account future distributions to our other partners and foreseeable investments, reinvestments, and operating expenses, your request may be declined. In addition, our general partner may conclude that the requested redemption might cause our total unit transfers in the year to exceed 2% of our total capital or profits interests, which is not permitted under our partnership agreement. See Appendix A to this prospectus. All of these determinations are subjective and will be made in our general partner’s sole discretion.

•	Our general partner also has determined the redemption price of our units. To the extent the redemption price, or the provisions for determining the redemption price in certain circumstances, includes any subjective decisions, they will fall within the discretion of our general partner.
See the “Redemption of Units” section of this prospectus.

Our General Partner Also is Our Tax Matters Partner
Our general partner will serve as our tax matters partner and represent us before the IRS and all other taxing authorities. As tax matters partner, our general partner will have broad authority to act on behalf of you and our other limited partners in any administrative or judicial proceeding involving the IRS or other tax agencies, and this authority may involve conflicts of interest. For example, a potential conflict would include whether to contest or settle a proposed adjustment by the IRS to the amount of our depreciation deductions under our operating leases, which are allocated 99% to you and our other limited partners, which would also effect your personal income tax returns. While our general partner will take into account the interests of you and our limited partners as a whole, there is no assurance that any settlement would be in the best interest of you or any other particular limited partner given your or his particular tax situation.
Our General Partner and Its Affiliates Will Purchase Units as Investors
Our general partner and its affiliates currently intend to purchase not less than 10,000 units ($1 million) and may acquire up to approximately 5% of the total units sold in this offering, if that is greater than 10,000 units. These subscriptions will not be included in the minimum number of units required for us to begin operations, but the price of their units will be reduced by 7% as described in the “Plan of Distribution” section of this prospectus. Thus, even though they pay a reduced price for their units, these investors generally will:
•	share in our income, losses and distributions on the same basis as you and our other investors as described in the “Income, Losses and Distributions” section of this prospectus; and

•	have the same voting rights, except that they are prohibited from voting on the removal of our general partner as general partner and the appointment of a successor general partner.
The purchase of units by our general partner, its officers, directors, or other affiliates as limited partners will dilute the voting rights of you and our other investors and there may be a conflict with respect to certain matters. See the “Summary of Our Partnership Agreement – Voting Rights of Limited Partners” section of this prospectus.
General Restrictions
To reduce, but not eliminate, certain conflicts of interest we will not:
•	issue any units after this offering terminates or issue units in exchange for property;

•	make loans to our general partner or its affiliates;

•	receive loans from our general partner or its affiliates unless the loan has a term of 12 months or less from the date on which it was made and any interest or other financing charges or fees we pay do not exceed the lower of the following:
•	if our general partner or an affiliate borrowed to make the loan, the rate of interest and other amounts paid or payable by our general partner or its affiliate in connection with the borrowing; or

•	if our general partner or an affiliate did not borrow to make the loan, the rate of interest and other amounts paid or payable in an arm’s-length borrowing that we could obtain, without reference to our general partner’s or its affiliate’s financial abilities or guarantees;
•	invest in or underwrite the securities of other partnership programs;

•	operate in a manner that would cause us to be classified as an “investment company” for purposes of the Investment Company Act of 1940;

•	grant our general partner or any of its affiliates exclusive listing rights to sell our investments or other assets;

•	permit our general partner or any of its affiliates to receive a fee or commission in connection with the reinvestment of our cash from sales or operations, or the resale, re-lease, exchange or refinancing of equipment, except as permitted by our partnership agreement and as described in the “Management Compensation” section of this prospectus;

•	grant our general partner or any of its affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them that would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates of our general partner;

•	permit our general partner, directly or indirectly, to pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchaser of our units; but this does not prohibit the normal sales commissions and other compensation payable to the selling dealers as described in the “Plan of Distribution” section of this prospectus;

•	purchase or lease any equipment, lease or secured loan from, or sell or lease equipment, leases or secured loans to our general partner or its affiliates or any investment program in which they have an interest. However, if the conditions set forth below are met, we expect that we will acquire all of our equipment, leases and secured loans from LEAF Funding, an affiliate of our general partner, or our general partner’s other affiliates (other than affiliated equipment leasing and finance programs), provided that they acquire the equipment, leases or secured loans on a temporary or interim basis in order to facilitate our acquisition of the equipment, leases or secured loans or our financing needs. The conditions referred to above are the following:
•	our general partner or its affiliate, including LEAF Funding, holds the equipment, leases or secured loans only on an interim basis, generally not longer than six months, for purposes of facilitating their acquisition by us, borrowing money or obtaining financing for us or for other purposes related to our business;

•	our general partner determines that the acquisition of the equipment, leases or secured loans is in our best interest;

•	we acquire the equipment, leases or secured loans at a price no greater than the cost to our general partner or its affiliates, as determined under GAAP and as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus;

•	there is no difference in the interest terms of any financing secured by the equipment, leases or secured loans at the time acquired by our general partner or its affiliates, and the time acquired by us, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender; and

•	our general partner or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus. See the “– We May Enter Into Joint Ventures With Affiliated Programs,” above, and the “Investment Objectives and Strategies – Origination and Servicing Agreement” section of this prospectus.
Also, except as permitted under the Origination and Servicing Agreement and our partnership agreement, our general partner may not enter into any other agreements, contracts or arrangements on our behalf with itself or any of its affiliates.
Fiduciary Duty of Our General Partner
Our general partner is accountable to us as a fiduciary. Under Delaware law, this generally means that our general partner has duties of due care and fair dealing in acting for us and handling our affairs. Our partnership agreement does not excuse our general partner from liability or provide it with any defenses for breach of its fiduciary duty. However, our partnership agreement permits our general partner and its affiliates to have business interests or activities that may conflict with ours, and includes provisions to resolve conflicts in allocating investment opportunities among us and other programs that may be sponsored by our general partner or its affiliates.
The fiduciary duty owed by a general partner is analogous to the fiduciary duty owed by directors to a corporation and its stockholders and is subject to the same rule, commonly referred to as the “business judgment rule.” Under this rule, directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. Under the terms of our partnership agreement our general partner and its affiliates have limited their liability to us and to you and our other investors for any loss suffered by us or by you and our other investors that arises out of any action or inaction on their part if:

•	they determined in good faith that the course of conduct was in our best interest;

•	they were acting on behalf of, or performing services for, us; and

•	their course of conduct did not constitute negligence or misconduct.
This is a rapidly developing and changing area of the law and if you have questions concerning the duties of our general partner you should consult with your counsel.
In addition, as permitted by Delaware law and as discussed above, we will indemnify our general partner and its affiliates against any loss of the kind described in the preceding sentence to the extent of our assets, but without any additional obligation on the part of you and our other limited partners. However, we will not indemnify our general partner or its affiliates for any violation, or alleged violation, of federal or state securities laws unless:
•	there has been a judgment on the merits in favor of our general partner and its affiliates or the claims were dismissed on the merits by the court;

•	the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and

•	the court approves the indemnification of litigation and/or settlement costs.
The effect of the foregoing provisions may be to limit your recourse to our general partner. However, you should be aware that, in the SEC’s opinion, the indemnification for liabilities under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable.
The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a “derivative” action) on a partnership’s behalf to recover damages from a third-party when the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a “class action”) to recover damages from a general partner for violations of its fiduciary duties to the limited partners. In addition, we will not incur the cost of that portion of any insurance that insures any party against any liability the indemnification of which is prohibited under our partnership agreement; provided, however, that with respect to public liability insurance obtained by us in connection with any of our equipment, equipment leases, secured loans or business operations, our general partner is permitted to add itself and its affiliates as additional insureds thereunder so long as, and to the extent that, our general partner pays for the resulting incremental premium costs. For this purpose, “public liability insurance” includes insurance that would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to us and our operations.
MANAGEMENT
Our General Partner. Our general partner is LEAF Asset Management, LLC, a Delaware limited liability company with offices at One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103. Our general partner was formed in August 2006 to act as the general partner and manager of equipment leasing and finance partnerships, and its executive officers and directors will be responsible for selecting, managing and disposing of our equipment, leases and secured loans. In this regard, after we receive the minimum offering proceeds and hold our initial closing, we intend to enter into the Origination and Servicing Agreement under which LEAF Funding, a wholly-owned subsidiary of LEAF Financial and an affiliate of our general partner, will originate leases and secured loans for us, and LEAF Financial, an affiliate of our general partner, will service our portfolio of leases and secured loans. LEAF Financial and its affiliates have more than 400 employees, including approximately 275 persons who participate in originating leases and secured loans. According to the 2008 Monitor 100, an annual ranking of the Equipment Leasing and Financing Industry’s top companies, LEAF Financial was ranked #42 based on 2007 net assets of approximately $1.7 billion with growth of 148.3% from the  prior year.  Based on this ranking LEAF Financial is the largest equipment leasing sponsor in terms of assets managed.

LEAF Financial also uses a complete technology platform that enables automated lease applications, credit scoring, customer relationship management, asset tracking, collection management, and document generation. See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of the services LEAF Financial and LEAF Funding will provide to us.
In addition, our general partner depends on its indirect parent company, Resource America, for management and administrative functions and financing for capital expenditures and other expenses. Resource America is a publicly-traded specialized asset management company (Nasdaq: REXI) that uses industry-specific expertise to generate and administer investment opportunities for its own account and for outside investors in the structured finance, equipment leasing and financing and real estate sectors.
The senior management team of our general partner and its affiliate, LEAF Financial, which will service our leases and secured loans, has substantial experience in the finance and equipment leasing industries. Its members have held senior executive and risk management positions with financial institutions such as CitiCapital Vendor Finance, CoreStates Bank, N.A., Fidelity Leasing, Inc. and Tokai Financial Services, Inc. LEAF Financial’s senior management team, consisting of Crit DeMent, Miles Herman, Robert Hunter and David English, and other senior staff members, were key members of management teams that built two equipment leasing operations which were acquired by international financial institutions. Most recently they were key members of a management team that, in 1996, began an equipment leasing business focused on the small to mid-sized business market for Resource America, the indirect corporate parent of our general partner, that by June 30, 2000 had grown into an operation that managed over $600 million in equipment leasing assets. This business was sold to European American Bank, a subsidiary of ABN AMRO Bank, N.V., in 2000 for $564.8 million, including the assumption of $431 million in third-party debt.

Equipment Finance	Real Estate	Structured Financial Products

As of the date of this prospectus, the officers and directors of our general partner are as follows:

Name	Age	Position
Crit S. DeMent	55	Chairman of the Board of Directors and Chief Executive Officer
Miles Herman	48	President, Chief Operating Officer, Director, and Secretary
Jonathan Z. Cohen	37	Director
Steven J. Kessler	65	Director
Robert K. Moskovitz	51	Chief Financial Officer, Treasurer, and Assistant Secretary
David H. English	57	Executive Vice President and Chief Investment Officer
Daniel G. Courtney	45	Executive Vice President – Investment Programs
With respect to the biographical information set forth below:
•	the approximate amount of an individual’s professional time devoted to the business and affairs of our general partner, LEAF Financial and LEAF Funding have been aggregated, because there is no reasonable method for them to distinguish their activities among the companies; and

•	for those individuals who also hold senior positions with other affiliates of our general partner, if it is stated that they devote approximately 100% of their professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding, it is because either the other affiliates are not currently active, the individuals are not required to devote a material amount of their professional time to those affiliates, or there is no reasonable method to distinguish their activities between their professional time devoted to the business and affairs of our general partner, LEAF Financial and LEAF Funding, on the one hand, and their professional time devoted to the business and affairs of our general partner’s other affiliates, such as, for example, another affiliated investment program or Chadwick Securities.

Crit S. DeMent has been Chairman of the Board of Directors and Chief Executive Officer of LEAF Asset Management since it was formed in August 2006. Mr. DeMent has also served as Chairman of the Board of Directors and Chief Executive Officer of LEAF Financial since November 2001, Chairman of the Board of Directors and Chief Executive Officer of LEAF Funding since March 2003, a Senior Vice President of Resource America since 2005 and Senior Vice President – Equipment Leasing of Resource Capital Corp. since March 2005. Before that, he was President of Fidelity Leasing, Inc. and its successor, the Technology Finance Group of Citi-Capital Vendor Finance from 1998 to 2001. Mr. DeMent was Vice President of Marketing for Tokai Financial Services from 1987 through 1996. Mr. DeMent expects to devote approximately 75% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.
Miles Herman has been President, Chief Operating Officer, and a Director of LEAF Asset Management since it was formed in August 2006. Mr. Herman also serves as Secretary of LEAF Asset Management and LEAF Financial since March 2008, President, Chief Operating Officer and a Director of LEAF Financial since January 2002, and Senior Vice President and a Director of LEAF Funding since January 2004. Mr. Herman held various senior operational offices with Fidelity Leasing, Inc. and its successor from 1998 to 2001, ending as Senior Vice President. From 1990 to 1998, he held various operational, marketing, program management, business development and sales positions with Tokai Financial, most recently as Director of Capital Markets. Before that, he served as Vice President, Operations and Sales at LSI Leasing Services, Inc. from 1989 to 1990, and as a manager of operations at Master Lease Corporation from 1984 to 1989. Mr. Herman holds a Bachelor of Science degree from Villanova University. Mr. Herman expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.
Jonathan Z. Cohen has been a Director of LEAF Asset Management since it was formed in August 2006. Mr. Cohen also serves, or has served, in the following positions with Resource America: President since 2003, Chief Executive Officer since 2004, a Director since 2002, Executive Vice President from 2001 to 2003, and Senior Vice President from 1999 to 2001.  In addition, Mr. Cohen serves as Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC since its formation in 1999, Vice Chairman and a Director of Atlas America, Inc. since its formation in 2000, Vice Chairman of Atlas Energy Resources since 2006, and Vice Chairman of Atlas Pipeline Holdings GP since 2006. He was the Vice Chairman of RAIT Investment Trust (now RAIT Financial Trust, a publicly-traded real estate investment trust) from 2003 to 2006, and Secretary, Trustee and member of RAIT’s investment committee from 1997 to 2006, Vice Chairman of RAIT since 2003, and Chairman of the Board of The Richardson Company (a sales consulting company) from 1999 to August 2006. Mr. Cohen received a Bachelor of Arts degree from the University of Pennsylvania in 1992 and a Juris Doctor degree from American University’s Washington College of Law in 1995.
Steven J. Kessler has been a director of LEAF Asset Management since it was formed in August 2006. Mr. Kessler also serves, or has served, in the following positions with Resource America: Executive Vice President since 2005, Chief Financial Officer since 1997, and Senior Vice President from 1997 to 2005.  Before joining Resource America, Mr. Kessler was Vice President-Finance and Acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997.  From 1983 to 1993, Mr. Kessler worked for Strouse Greenberg & Co., a regional full service real estate company, ending as Chief Financial Officer and Chief Operating Officer.  Prior to 1993, Mr. Kessler was a Partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants.  Mr. Kessler also serves as Trustee of GMH Communities Trust (a publicly-traded specialty housing real estate investment trust) since 2004.  Mr. Kessler graduated from Temple University with a Bachelor of Science in accounting in 1965. He became a CPA in 1967. Mr. Kessler’s certificate is presently on inactive status.
Robert K. Moskovitz has been Chief Financial Officer, Treasurer, and Assistant Secretary of LEAF Asset Management since it was formed in August 2006. Mr. Moskovitz also serves as Chief Financial Officer of LEAF Financial since February 2004, Treasurer of LEAF Financial since September 2004, Assistant Secretary of LEAF Financial since June 2007 and Chief Financial Officer of LEAF Funding since May 2004. He has over twenty years of experience as the Chief Financial Officer of both publicly and privately owned companies. From 2002 to 2004, Mr. Moskovitz was an independent consultant on performance management initiatives, primarily to the financial services industry. From 2001 to 2002 he was Executive Vice President and Chief Financial Officer of ImpactRx, Inc., which provides advanced sales and marketing intelligence to pharmaceutical companies. From 1983 to 2001 Mr. Moskovitz held senior executive level financial positions with several high growth public and privately held companies. He began his professional career with Deloitte & Touche (formerly Touche Ross & Co). Mr. Moskovitz is a Certified Public Accountant and holds a B.S. degree in Business Administration from Drexel University. Mr. Moskovitz expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.

David H. English has been an Executive Vice President and Chief Investment Officer of LEAF Asset Management since it was formed in August 2006. Mr. English also serves as Executive Vice President and Chief Investment Officer of LEAF Financial since April 2003, as Assistant Secretary of LEAF Financial since June 2007, and President and a Director of LEAF Funding since May 2003. From 1996 until joining LEAF Financial, Mr. English was the Senior Vice President-Risk Management for Citi-Capital Vendor Finance’s Technology Finance Group, and its predecessor, Fidelity Leasing, Inc., where he held a similar position. From 1991 to 1996 Mr. English held various credit and operational management positions with Tokai Financial Services, Inc., including Director of Credit for the small ticket leasing division. Mr. English served in credit management positions with the Commercial Finance Division of General Electric Capital Corporation from 1990 to 1991 and with Equitable Life Leasing Corporation from 1985 through 1990. Mr. English began his career with Household Finance Corporation in 1974. Mr. English is a 1975 graduate of the University of Pittsburgh with a B.S. degree in Mathematics. Mr. English expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.
Daniel G. Courtney has been Executive Vice President – Investment Programs of LEAF Financial and LEAF Asset Management since January 2008. Mr. Courtney was Senior Vice President — Investment Programs of LEAF Asset Management since it was formed in August 2006 until January 2008 and served as Senior Vice President — Investment Programs of LEAF Financial since October 2005 until January 2008. Mr. Courtney also is registered with Chadwick Securities, an affiliate of our general partner and the dealer-manager of this offering. Mr. Courtney was Senior Vice President with ATEL Capital Group, a San Francisco-based sponsor of leasing limited partnerships from October 2003 to October 2005. From 1984 to 2003 Mr. Courtney served in sales and marketing management roles for various financial services firms and fund sponsors of real estate and equipment leasing programs. Mr. Courtney is a General Securities Principal, holds various FINRA securities licenses and received a B.S. degree in Business Administration from Southeast Missouri State University. Mr. Courtney is a member of the Investment Program Association (IPA) and serves as Chairman of the education committee. He is also a member of the Association of Investment Management Sales Executives (AIMSE) and has completed its Investment Management program at The Wharton School at the University of Pennsylvania. Mr. Courtney expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.
LEAF Financial Corporation
As of the date of this prospectus, the officers, directors and certain key employees of LEAF Financial are as follows:

Name	Age	Position
Crit S. DeMent	55	Chairman of the Board of Directors, Chief Executive Officer
Miles Herman	48	President, Chief Operating Officer, Director, and Secretary
Jonathan Z. Cohen	37	Director
Alan D. Schreiber, M.D.	66	Director
Linda Richardson	60	Director
Jeffrey F. Brotman	45	Director
David H. English	57	Executive Vice President, Chief Investment Officer, and Assistant Secretary
Robert K. Moskovitz	51	Chief Financial Officer, Treasurer, and Assistant Secretary
Daniel G. Courtney	45	Executive Vice President – Investment Programs
Robert J. Hunter	43	Executive Vice President, and Chief Marketing Officer
Tonya L. Zweier	38	Chief Accounting Officer
See “– Our General Partner,” above, for biographical information on certain of these individuals who are also officers of our general partner. Biographical information on the other officers and directors is set forth below.
Alan D. Schreiber has been a Director of LEAF Financial since April 2003. Dr. Schreiber is currently Professor of Medicine and Assistant Dean for Research at the University of Pennsylvania School of Medicine since 1994. Dr. Schreiber has also been a director of TRM Corporation since June 2003. In addition, Dr. Schreiber has been Scientific Founder and Chairman of the Scientific Advisory Board of InKine Pharmaceutical Co. Inc. since 2003 and Founder and Scientific Chairman of ZaBeCor Pharmaceutical Co., LLC, since 2003. Dr. Schreiber attended Rutgers University for his Bachelor degree in Biology in 1963 and then attended Albert Einstein College of Medicine and attained his MD (Medicine) degree in 1967.

Linda Richardson has been a Director of LEAF Financial since August 2002. Ms. Richardson is the Founder and Chairman of The Richardson Group, a sales consulting business since 1978 and a faculty member of the Wharton School, University of Pennsylvania since 1988. Ms. Richardson received a Masters degree in Educational Psychology from Temple University.
Jeffrey F. Brotman has been a Director of LEAF Financial since April 21, 2008. He also has been Executive Vice President of Resource America since June 2007. Mr. Brotman was a co-founder of Ledgewood, a Philadelphia based law firm concentrating in financial, corporate, real estate and other business matters and was affiliated with the firm from 1992 until June 2007, serving as its managing partner from 1995 until March 2006. He has been the Chairman of the Board of Directors of TRM Corporation (a publicly traded consumer services company) since September 2006 and was TRM’s President and Chief Executive Officer from March 2006 through June 2007. Mr. Brotman is also a certified public accountant and an Adjunct Professor at the University of Pennsylvania Law School.
Robert J. Hunter has been Executive Vice President and Chief Marketing Officer of LEAF Financial since February 2007. From June 2001 until joining LEAF Financial, Mr. Hunter was Senior Vice President with Citicorp Vendor Finance, which is part of Citicapital, a business unit of Citigroup. From October 1998 to June 2001, Mr. Hunter was Senior Vice President of Sales and Marketing for Fidelity Leasing prior to Citicorp’s acquisition of Fidelity Leasing in 2001. From 1988 to 1998, Mr. Hunter held several sales and senior management positions with Master Lease Corporation and subsequently Tokai Financial Services. Mr. Hunter holds a B.S. degree in Accounting and Business Administration from The University of New York. Mr. Hunter also has been an active member of the Equipment Leasing and Finance Association and currently serves on the Board of Directors of the Commercial Finance Fund. Mr. Hunter also served as Chairman of the Small Ticket Business Council as well as a member of the Industry Future Council and Financial Accounting Committee.
Tonya L. Zweier has been Chief Accounting Officer of LEAF Financial since April 2008.  She has over sixteen years of experience in various financial and accounting roles.  Before joining LEAF Financial, Ms. Zweier was the Chief Financial Officer of Acsis, Inc. (a supply chain software and solutions provider) from 2006 to 2008.  From 1996 to 2006, she served in variety of roles at Safeguard Scientifics, Inc. (a publicly-traded venture capital company focused on acquiring technology companies and accelerating their growth), most recently as Vice President and Corporate Controller.  Prior to joining Safeguard, Ms. Zweier was a Manager in the audit practice of KPMG LLP.   Ms. Zweier is a Certified Public Accountant and holds a B.S. degree in Accounting from York College of Pennsylvania.
Investment Committee. Our general partner’s investment committee will review all significant transactions involving us as determined by our general partner, including transactions which are not approved using LEAF Financial’s automated credit scoring systems as discussed in the “Investment Objectives and Strategies – Leasing Strategies – Underwriting – obtaining the right kind of business” section of this prospectus, and other matters submitted to the investment committee by our general partner, such as any potential conflicts of interest regarding the acquisition of an investment by us and another affiliated program as discussed in “Conflicts of Interest – Our General Partner and its Affiliates Will Engage in Activities That Compete With Us.” The current members of the investment committee are the following:
•	Mr. Crit S. DeMent;

•	Mr. Miles Herman; and

•	Mr. David H. English.
See “– Our General Partner,” above, for biographical information on Crit S. DeMent, Miles Herman and David H. English. The members of the investment committee may change from time to time in the discretion of our general partner. In addition, other management members of LEAF Financial and Resource America may be called on by our general partner to provide advice to the investment committee on an as needed basis. We will not pay fees to the members of our investment committee, but we will reimburse them for their out-of-pocket expenses related to their services on our behalf.
See the “Investment Objectives and Strategies” section of this prospectus for a discussion of the various services the investment committee will provide on behalf of us and our general partner.

Code of Business Conduct and Ethics. Because we do not directly employ any persons, we rely on a Code of Business Conduct and Ethics adopted by Resource America that applies to the principal executive officer, principal financial officer and principal accounting officer of our general partner, as well as to persons performing services for us generally. You may request a copy of this code of ethics from our general partner at LEAF Asset Management, LLC, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103.
Organizational Diagram (1)
This organizational diagram does not include all of the subsidiaries of Resource America and is as of March 21, 2008.

(1)	After we receive our minimum offering proceeds and begin operations we will enter into an Origination and Servicing Agreement with LEAF Financial, an affiliate of our general partner, acting as a third-party servicer of our leases and secured loans, and LEAF Funding, another affiliate of our general partner, acting as a third-party originator of our leases and secured loans. See the “Investment Objectives and Strategies – Origination and Servicing Agreement” section of this prospectus.
Compensation. We do not pay the officers or directors of our general partner or its affiliates any compensation. However, we will pay our general partner and its affiliates fees and reimburse certain of their expenses incurred on our behalf as described in the “Management Compensation” section of this prospectus. These expense reimbursements include reimbursing our general partner and its affiliates for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our general partner or its affiliates, who will perform administration, accounting, secretarial, transfer and other services required by us. These individuals also will perform similar services for our general partner and its affiliates and other affiliated investment programs, including our general partner’s and LEAF Financial’s prior equipment leasing and finance programs, as well as investment programs to be formed in the future by our general partner or its affiliates. Our partnership agreement provides that expense reimbursements paid by us to our general partner or its affiliates must be limited to the lesser of their:
•	actual cost; or

•	the cost of comparable services from third-parties.
We expect that we will allocate the cost of compensation and benefits of our general partner’s officers, and the officers and employees of our general partner’s affiliates, excluding expenses allocable to their controlling persons, based on the amount of their business time spent on our business.
Security Ownership of Certain Beneficial Owners. Resource America owns 100% of the common stock of Resource Asset Management, Inc., which owns 100% of our general partner, LEAF Asset Management, LLC, as its sole member and equity owner.

Change in Partnership Management. Our general partner may withdraw as general partner, or be removed as general partner by our limited partners, under the circumstances described in the “Summary of Our Partnership Agreement – Withdrawal or Removal of Our General Partner” section of this prospectus.
Affiliated Company. Chadwick Securities, the dealer-manager for this offering, is a Pennsylvania corporation and an indirect wholly-owned subsidiary of Resource America. It is registered as a broker-dealer with the SEC and is a member of FINRA and the Securities Investor Protection Corporation.
OTHER PROGRAMS MANAGED BY OUR
GENERAL PARTNER OR ITS AFFILIATES
Our general partner and its affiliates previously sponsored three public equipment leasing and finance programs in the last ten years. Lease Equity Appreciation Fund I, L.P. (“LEAF I”) was sponsored by LEAF Asset Management, Inc., a wholly-owned subsidiary of LEAF Financial in 2002. In June 2004, LEAF Asset Management, Inc. was merged into LEAF Financial. Currently, LEAF Financial serves as the general partner of LEAF I, which had its final closing on August 15, 2004, with total offering proceeds of $17,060,772 from 433 investors. LEAF Financial also serves as the general partner of Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which had its final closing on October 13, 2006, with total offering proceeds of $59,864,086 from 1,410 investors. Our general partner also serves as the general partner of LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), which had its final closing on April 24, 2008, with total offering proceeds of $119,642,484 from 2,521 investors. As of the date of this prospectus, each of these programs has at least 10% of its assets located in California, and no other state accounts for more than 10% of a program’s assets. According to their respective offering materials these prior public programs, which are still in the operating period, expect to sell or otherwise dispose of all of their respective assets on an orderly basis and liquidate during the time periods set forth below, which are not binding on the programs under their respective partnership agreements:
•	LEAF I – during a three-year liquidation period beginning on August 17, 2009, and ending on August 17, 2012;

•	LEAF II – during a two-year liquidation period beginning on October 15, 2011, and ending on October 15, 2013; and

•	LEAF III – during a two-year liquidation period beginning on April 26, 2013, and ending on April 26, 2015.
In addition, LEAF Financial has formed a wholly-owned subsidiary limited liability company to conduct a private promissory note offering to provide funds for the subsidiary to begin its equipment leasing and finance operations. As of the date of this prospectus, the note offering had not broken escrow.
Set forth below for LEAF I, LEAF II and LEAF III are charts of their respective equipment portfolios broken out by equipment type and by business type as of March 31, 2008. These charts will vary from time to time in each of those programs. The charts below combine operating leases, full payout leases and secured loans for summary purposes.

Further information concerning LEAF I, LEAF II and LEAF III and their respective results of operations can be found in Appendix B to this prospectus. You also may obtain each public program’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, for no fee, by requesting it from our general partner. You also may request the exhibits to those reports from our general partner upon payment of a reasonable fee. Requests should be directed to: LEAF Asset Management, LLC, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103.
In addition, before LEAF Financial was acquired by Resource America, it had sponsored eight public equipment leasing programs between 1984 and 1990, which were known as the Fidelity Income Funds. Following LEAF Financial’s acquisition by Resource America, and under new management installed by Resource America, all eight of those programs have now been liquidated. We have not provided any information concerning those prior programs in Appendix B to this prospectus, because we believe that those prior programs are not comparable to us for the following reasons:
•	the change in LEAF Financial’s management after Resource America acquired the company;

•	the prior programs engaged in the direct lease of computer and computer peripheral equipment to large corporations;

•	the prior programs did not use leverage; and

•	the prior programs began between 1984 and 1990 when markets, leasing strategies, interest rates, equipment, etc. were much different from what they are now.
Unlike those prior programs, we anticipate that our asset base will encompass a much broader range of equipment and we will use vendor and other third-party marketing channels rather than direct leasing. Also, we will focus on the small to mid-size business market, instead of large corporations, and we anticipate using extensive leverage to finance a substantial portion of our investment portfolio. You may request additional information concerning its previous liquidated programs from LEAF Financial Corporation, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103.
INVESTMENT OBJECTIVES AND STRATEGIES
Principal Investment Objectives
Our principal objectives are to invest in a diversified portfolio of equipment for lease to end users, or to acquire equipment subject to existing leases, or on a limited basis to finance the purchase of equipment by end users, in order to:
•	preserve, protect and return your invested capital;

•	generate regular cash distributions to you during the period beginning on our initial closing date and ending five years after this offering terminates (the “operating period”);

•	during the operating period, enter into or purchase equipment, leases and secured loans using our net offering proceeds from this offering and borrowings to increase diversification of our portfolio, and reinvest our excess distributable cash, if any, to help build our portfolio after paying our expenses, establishing appropriate reserves and making certain distributions to you and our other investors; and

•	provide additional cash distributions to you after the end of the operating period until all of our equipment leases and secured loans have either matured or been sold (the “maturity period”).
We sometimes refer to the process of marketing, selecting and acquiring equipment for lease to end users, equipment already subject to leases or funding secured loans secured by equipment as the “origination” of the investment. We have not identified or originated any investments as of the date of this prospectus.
We intend to structure each of our equipment investments at a price that we determine will provide a present value return to us, including the estimated residual value of the equipment in the case of an operating lease, which may or may not be fully realized by us as discussed below under “– Leasing Strategies – Residual Realization – Maximizing Returns At the End of a

Lease,” that will achieve our investment objectives as described above, including the return of our invested capital and an appropriate return on our investment. In structuring our equipment investments, we will take into account our operating expenses, including the costs of using leverage to increase our portfolio diversification. See the “Risk Factors – Using Leverage to Build Our Portfolio Subjects Us to the Risk That Our Revenues May Not Be Sufficient to Cover Our Operating Costs Plus Debt Service and, Consequently, May Result in Losses” section of this prospectus. However, we may not be successful in achieving our investment objectives. See the “Risk Factors” section of this prospectus.
We will make distributions to you and our other limited partners only if we have cash available after paying our obligations, including paying administrative expenses, fees and debt service and making allowance for necessary reserves. We expect to begin distributions in the month following the first full month of operations after we obtain the minimum offering proceeds and hold the initial closing in this offering. We also expect that, during the early years of our operations our distributions to you and our other limited partners will be substantially tax-deferred. However, we cannot assure you of the following:
•	that our distributions to you and our other limited partners will be in any specific amount; or

•	when our distributions to you and our other limited partners will be made.
See the “Risk Factors,” and “Income, Losses and Distributions – Timing of Distributions” sections of this prospectus.
Leasing – A Possible Portfolio Diversification Solution
In addition to stocks and bonds, many financial planners recommend an allocation to non-traditional or alternative investments as part of a diversified investment portfolio. An investment in equipment leasing and us can be viewed as an alternative investment designed to help reduce overall portfolio risk. However, we have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.
Investors may choose to invest in equipment leasing and finance funds for various reasons, including:
•	portfolio diversification;

•	principal protection;

•	regular cash distributions, which are not guaranteed and may constitute a return of capital; and

•	tax advantages.
An example of a conservative allocation of assets in an investment portfolio presented by “Business Week” is set forth in the following table. The table is only an example of how asset diversification in an investment portfolio can be achieved. You should not consider the asset allocations in the table appropriate for you without first consulting an independent financial advisor.
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Equipment for Lease to End Users
We will purchase equipment for lease to end users. We expect that the cost per unit of the equipment we purchase generally will range from $5,000 to $2 million, and the average per unit cost will be between $40,000 and $75,000. Due to this relatively small average per unit cost, we anticipate spreading the risk of lessee default over a large number of different end users.
We will enter into both full payout leases and operating leases.
•	Full payout leases generally are leases under which the rent over the initial term of the lease will return our invested capital plus an appropriate return without consideration of the residual, and where the lessee may acquire the equipment at the end of the lease term for a nominal amount.

•	Operating Leases generally are leases under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment leased under the lease.
We expect that approximately 75% to 90% of our leases will be full payout leases, with the remainder being operating leases. However, we are not limited as to type of leases we may enter into and, as a result, either operating leases or full payout leases possibly could constitute most of our portfolio.
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*	We generally intend to structure our operating leases to return approximately 80% to 85% of equipment purchase price.
Also, we may use up to 30% of our total funds available for investment at any given time to finance the purchase of equipment by end users by providing secured loans. A secured loan allows the end user to purchase the equipment and pay the purchase price over a period of time. The equipment and, if we determine prudent or necessary, other assets such as the borrower’s accounts receivable or personal guarantee, will serve as collateral for the repayment of the loan. Our secured loans may be made to the same types of customers and cover the same types of equipment as our loans. For example, we may provide practice acquisition financing for dentists through our secured loans. This type of financing would be comprehensive as to the type of property financed through it in order to enable a new dentist to acquire all of the equipment and other tangible personal property he needs to set up a new practice, such as specialized dental equipment, furniture, filing cabinets, a telephone system, a copier, computers, software, etc. This type of secured loan also could be used by an established dentist to upgrade or expand his practice in the same manner as described above. These types of secured loans generally would be collateralized by the borrower’s accounts receivable and his personal guarantee, in addition to the equipment and furniture covered by the financing.
We also attempt to structure our secured loans so that, in an economic sense, there is no difference to us between a secured loan and a full payout lease. For example, all customers who receive secured loans from us must meet the same underwriting criteria as the customers that lease equipment from us. See “– Leasing Strategies – Underwriting – obtaining the right kind of business,” below. Before funding any secured loan, we will review the equipment that the end user proposes to purchase to ensure that we agree with the end user that the equipment has a fair market value equal to or greater than the proposed principal amount of the secured loan requested from us by the end user to acquire that equipment. Also, if our general partner, in its discretion, deems it advisable based on the above, we will either:
•	reject the secured loan;

•	reduce the principal amount of the secured loan; or

•	require the end user to provide us additional collateral for the loan such as a guarantee, a pledge of the end user’s receivables, etc. However, we do not expect to have any collateral value in software that we lease or finance separately from computer hardware, because of the inherent difficulty in repossessing software and limitations or prohibitions on the re-sale or re-use of software under applicable license or usage agreements from the vendors.
Equipment Already Subject to Lease
We also may acquire portfolios of equipment subject to existing leases or secured loans from our general partner’s affiliates or independent third-parties. We anticipate that at the end of this offering our purchased portfolio of existing leases and/or secured loans probably will not exceed 40% of our total investments. While the per unit cost range and average per unit cost for the equipment will depend on the existing portfolios of leases and/or secured loans we may select for purchase, we anticipate that these costs may be less, and possibly materially less, than the cost of equipment for leases and secured loans we originate through LEAF Funding or our general partner’s other affiliates.
Types of Equipment
We expect that we will focus on equipment to lease or finance that is essential for businesses to conduct their operations so that the end users will be highly motivated to make the required monthly payments in order to keep the equipment in place. We will particularly focus on business-essential equipment in the following areas:
•	computers, software, and peripheral hardware such as printers;

•	medical and dental practice equipment for diagnostic and treatment use, including MRI and X-ray;

•	industrial equipment, including manufacturing, material handling and electronic diagnostic systems;

•	general office equipment, such as office machinery, furniture and telephone systems;

•	energy and climate control systems and water purification and waste management equipment; and

•	light construction equipment, including small lift trucks and earth moving equipment and tractors.
We are not limited in the amount we may invest in any particular equipment category. The amount we invest in any one category will depend on the entities to which we lease or finance equipment and their equipment needs, neither of which can be accurately predicted by us as of the date of this prospectus. We anticipate, however, that we will lease a wide variety of equipment to a wide variety of end users who will be engaged in a wide variety of industries and be located in a wide variety of geographic locations. Within these categories, the equipment we lease or finance will generally meet the following criteria:
•	standard production designs, rather than designs conforming to customer specifications;

•	stable secondary market pricing history;

•	not subject to rapid obsolescence due to technology changes; and

•	principally new equipment we purchase from manufacturers or vendors, although we may also purchase used or reconditioned equipment if the equipment is then owned by the entity which will be the lessee or if a particular lessee specifically wants to lease used or reconditioned equipment.
Equipment we purchase from third-parties subject to existing leases or secured loans will typically already be in use by the lessee or borrower at the time we make the acquisition.
Market
Equipment leasing and finance is a commercial product that provides businesses with an alternative source of cash to acquire equipment that is essential to their operations. Businesses may choose leasing over other financing options because of the following:
•	the preservation of working capital;

•	increased cash flow;

•	tax benefits; and

•	the opportunity and flexibility to protect against either changes in the business or technical obsolescence.
According to the Equipment Leasing and Finance Association’s website on January 29, 2008, see the address below, over 56% of all U.S. equipment is purchased through financing. The following figures from the Equipment Leasing and Finance Association represent the total amount of business investment in equipment in the last six years and the amount of that total that is financed.

			Percentage of
	Public and Private	Equipment	Financed
	Investment in	Financed Volume	Equipment
Year	Equipment (Billions)	(Billions)	(Percent)
2002	868	483	55.6%
2003	882	476	54.0%
2004	942	505	53.6%
2005	1,026	570	55.6%
2006	1,088	598	55.0%
2007*	1,106	625	56.5%

Note:	*2007 data are estimates.
U.S. Dept. of Commerce Bureau of Economic Analysis and Global Insight. Source: Equipment Leasing and Finance Foundation’s 2007-2008 U.S. Equipment Finance Markets Study.
* Of the estimated $1.1 trillion spent on equipment in 2007, $625 billion (56.5%) is estimated to have been acquired through financing.

*	Source: Equipment Leasing and Finance Foundation’s 2007-2008 U.S. Equipment Finance Markets Study.
We group domestic lease providers into the four major categories set forth below.
•	Banks – companies that are either majority owned by, or affiliated with, a bank.

•	Industrial – companies that are majority owned by an industrial or non-financial services parent company.

•	Independent – public or privately owned and operated finance companies that offer leases or loans directly to businesses and are not affiliated with any particular manufacturer or dealer.

•	Captive – companies that are primarily engaged in supporting the financing or leasing of a parent company’s products.
We will seek to provide our leases and secured loans to the small to mid-size business market, generally businesses with:
•	500 or fewer employees;

•	$1 billion or less in total assets; or

•	$100 million or less in total annual sales.
We believe that this market niche is one whose equipment financing needs are not met in an organized fashion by the other financial services companies described above, which we believe are hindered in dealing with this market because:

•	their overhead costs, regulatory structure, marketing efforts, operating systems or size make originating and processing relatively small transactions impractical;

•	credit decisions using the standard financial analysis techniques employed by these companies are impractical, if not unworkable, since few small to mid-sized private businesses have audited financial statements, and few of these companies have developed commercial credit scoring systems or risk rating tools that deal with the behavioral predictors and credit capacity evaluation necessary for informed leasing or lending to small and mid-size private businesses; and

•	these companies often lack expertise for collateral evaluations on small and mid-size private business assets.
Thus, we believe that this market is only sporadically served by local, regional and national providers.
Leasing Strategies
We believe the key factors in establishing and maintaining our portfolio of equipment, leases and secured loans are as follows:
•	Origination – leasing and financing at the right rate and cost. We expect that LEAF Funding, an affiliate of our general partner, and possibly other affiliates of our general partner or independent third-parties, will originate all of our equipment, leases and secured loans. See “– Origination and Servicing Agreement,” below. LEAF Funding’s strategy for originating our leases and secured loans will involve marketing to direct sales organizations that will offer our equipment leases and secured loans as part of their equipment marketing package. By developing and maintaining these programs, LEAF Funding will be able to use the sales forces of these organizations, and those of their distributors, dealers and resellers, to market our leasing and finance products and services to the highly dispersed population of small to mid-sized businesses. We anticipate that these programs will allow us to originate leases and secured loans without the need to maintain a larger field sales force. See “Management – Our General Partner.”
The industries and vendors listed above have done business with LEAF I, LEAF II and/or LEAF III. Although representative of the type of industries and vendors intended for us, we may acquire interests in equipment in different industries and from different vendors than those depicted above.

•	Underwriting – obtaining the right kind of business. We anticipate that LEAF Financial will service all of our equipment leases and secured loans, although other affiliates of our general partner and independent third-parties also may service a portion of our portfolio. See “– Origination and Servicing Agreement,” below. LEAF Financial, an affiliate of our general partner, has developed credit evaluation systems designed to address the inability of most small to mid-sized businesses to provide audited financial statements. Key elements of LEAF Financial’s systems include:
•	automatic extraction of credit information from online data bases;

•	credit scoring for smaller transactions; and

•	credit analyst review only of larger transactions and transactions where credit scoring does not provide a clear acceptance or rejection.
LEAF Financial’s credit scoring systems, which were developed for it in part by Fair Isaac Corporation, operate by assigning point values to various factors such as business longevity, type of business, payment history, bank account balances, lawsuits, judgments, liens and credit ratings. Fair Isaac (NYSE: FIC) is a leading provider of credit management solutions and is the developer of the well known and widely used FICO® scores, the standard measure of credit risk for consumer lending by banks, credit card issuers, insurers and retailers. The credit scoring system uses data obtained from Dun & Bradstreet, Experian, Equifax and TransUnion. The system weighs these point values based on their correlation to default predictiveness, and then adds them to arrive at a credit score for the applicant. The system either grants or declines approval, or refers the application to a credit analyst, based on thresholds established from statistical correlations between scores and payment performance using industry and other data. Our general partner expects that approximately 70% of our credit decisions, measured by number of applications, will be made through credit scoring.
LEAF Financial, however, generally will use traditional financial analysis in the event we underwrite transactions of more than $100,000. Our general partner’s investment committee also may review selected transactions that cannot be approved or declined through credit scoring, as well as larger transactions. Also, to measure our actual loss performance versus what we anticipate, LEAF Financial will use a cumulative loss curve that indicates when, during the lifecycle of a pool of leases, the losses may occur. The cumulative loss timing curve was developed from an analysis of diversified lease and loan pools representing tens of thousands of leases and loans to small and medium size businesses. Because lease and secured loan transactions are not all originated at the same time or in the same amount, the loss curve is weighted by amount originated and averaged by the duration of transactions.
LEAF Financial also employs web-based solutions that allow for pricing, proposal generation, credit submission, document printing and real-time status reporting to be available at the click of a mouse.
•	Residual realization – maximizing returns at the end of a lease. Our general partner does not generally take aggressive residual positions, and the equipment types that we target generally will not warrant a large residual position. We anticipate that approximately 10% to 25% of our leases will be operating leases under which the rental payments we receive will return approximately 80% to 85% of the purchase price we paid for the equipment. Thus, based on the past experience of its senior management team, our general partner believes that both the number of our operating leases and their estimated residual values which might entail aggressive residual positions will not be material based on our total equipment investments. We plan to realize residual income on our operating leases using the following four methods:
•	Automatic billing extension – Our lease documentation will require the lessee to provide 60 days notice before the lease matures in order to arrange for disposition of the equipment. If the lessee does not provide this notice, then we will automatically bill the lessee on a month-to-month basis.

•	Re-leasing to lessee – We anticipate that a significant amount of our equipment leased under operating leases will be re-leased to the current lessee at the end of the initial lease term.

•	Sold in place to lessee – We anticipate that we will sell the majority of our equipment leased under operating leases in place to the original lessee at the end of its lease, re-lease or automatic billing extension period.

•	Resale market – We expect to sell equipment leased under operating leases that is not sold in place to the lessee at the end of its lease, re-lease or automatic billing extension period either to the original vendor or to a variety of used equipment dealers.
In addition, if there is a default by our leasee under a full payout lease, there also may be residual value in the leased equipment that we will attempt to recover in the same manner as with our operating leases as described above.

We believe successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning. LEAF Financial, as servicer of our leases, will make residual value assessments on our behalf using information from a number of sources, including:
•	secondary market publications;

•	interviews with manufacturers and used equipment dealers;

•	auction sales guides;

•	historical sales data;

•	industry organizations;

•	valuation companies; and

•	the prior experience of our general partner’s management as to propensity to re-lease or be sold in place.
Based on its analysis of this information, LEAF Financial will establish a residual value for the end of each lease term for each type of equipment. As a result, the residual value generally will equal the depreciated book value at the end of a lease term. However, as to any particular piece of equipment, LEAF Financial may not be able to re-lease or sell the equipment on our behalf at the end of the equipment’s lease term at a rate or price that will provide us the residual value LEAF Financial estimated on that equipment.
•	Collections – assuring portfolio performance. LEAF Financial’s collection department will be supported by an automated collection tracking system that accesses all account-related information stored on its main computers. The tracking system will:
•	prioritize and queue delinquent accounts by age and dollar amount;

•	permit collectors to record all correspondence and discussions with lessees and borrowers; and

•	generate management reports which will allow us to assess the quality and quantity of collections by individual service representatives, supervisory units and the collection department as a whole.
LEAF Financial’s collections policy is designed to identify payment problems early enough to permit it to address delinquencies in our leases or secured loans quickly and, when necessary, to act on our behalf to preserve our interest in the equipment.
•	Systems automation – controlling costs and providing enhanced service with automated solutions. LEAF Financial will use five functionally integrated systems that will provide fully automated, low cost processing of our leases and secured loans:
•	a management system that allows LEAF Financial and its affiliates, including LEAF Funding, to establish leasing program relationships with direct sales organizations without having to develop new software for each new program developed;

•	an application management system that is capable of processing high volumes of lease and secured loan applications;

•	a credit scoring model that automates the task of evaluating high volumes of lease and secured loan applications;

•	a contract management system that provides LEAF Financial with a stable, fully automated array of portfolio management tools, including electronic invoice generation, payment posting technologies and extensive collections and customer service screens, enabling efficient portfolio servicing of our leases and secured loans; and

•	an accounting and financial management system that will provide accurate and efficient financial and investor reporting.
•	Lease provisions. The terms and provisions of each equipment lease will vary depending on a number of factors, including:
•	the type and intended use of the equipment;

•	the business, operations and financial condition of the lessee;

•	any regulatory considerations; and

•	the tax consequences and accounting treatment of the lease transaction.

Certain terms and provisions, however, generally will be included in all of our equipment leases. For example, we anticipate that each equipment lease will hold the lessee responsible for:
•	paying rent without deduction or offset of any kind;

•	bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

•	paying sales, use or similar taxes relating to the lease or other use of the equipment;

•	paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;

•	indemnifying us against any liability resulting from any act or omission of the lessee or its agents related to the equipment;

•	maintaining the equipment in good working order and condition during the term of the equipment lease;

•	notifying us and obtaining our approval for moving the equipment; and

•	requiring our prior written consent before assigning or subleasing the equipment.
Similar provisions will be included in our secured loan agreements.

Our equipment leases and secured loans will usually have terms ranging from 12 to 84 months. We anticipate that the average lease or secured loan term over our aggregate portfolio will range from 48 to 60 months. We also anticipate that most of our leases and secured loans will not be cancelable during their initial terms. However, we may agree to allow cancellation of a lease or secured loan if the lessee pays enough compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.
•	Portfolio acquisition strategies. We may purchase portfolios of equipment subject to existing leases and secured loans. We anticipate that the principal sources for these portfolios will be:
•	small company equipment lessors;

•	international leasing institutions;

•	regional and national commercial banks; and

•	captive finance companies of large manufacturers.
In evaluating a portfolio acquisition, we expect to consider the following factors:
•	the business objectives of the seller in selling the portfolio;

•	the amount of the equipment and the number of leases and/or secured loans in the portfolio;

•	how the leases and/or secured loans were originated, whether directly with the end-user or through vendors or brokers;

•	the portfolio characteristics, including geographic and lessee and/or borrower concentrations, equipment cost range, types of leases and the original and remaining terms of the leases and/or secured loans;

•	the seller’s credit decision process;

•	the seller’s lease and/or secured loan documentation and any material variations from industry practices;

•	the seller’s servicing policies; and

•	the portfolio’s aging, performance and default history, including the default history of other portfolios sold by the seller.
We will also consider other elements such as:
•	who the seller is and its overall industry reputation;

•	the performance of other portfolios we may have acquired from the seller;

•	the effect of the acquisition on our own portfolio; and

•	credit enhancements available from the seller, such as guarantees or additional security.
Based on the number of our transactions and our portfolio characteristics, LEAF Financial will credit score a sampling of the lessees and borrowers in the portfolio as well as the lessees and borrowers having the largest positions in the portfolio. If we then decide to pursue the portfolio acquisition, LEAF Financial will do a credit analysis of the entire portfolio, or a larger sampling, through credit scoring, financial analysis or other appropriate procedures. The results of LEAF Financial’s analysis will be presented to our general partner’s investment committee, which will decide which portfolios, if any, we will make an offer to acquire and the terms of our offer.

In acquiring portfolios of equipment subject to existing leases and secured loans, we will seek portfolios that will be consistent with the types of credit, industries and equipment we will focus on in our direct equipment leasing and financing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment and the related leases and/or secured loans in a portfolio offered to us will not conform to these criteria. We will consider a portfolio for acquisition only when:
•	at least two-thirds of the equipment leases and/or secured loans, by book value, conform to our equipment type and market criteria; or

•	our general partner believes that the lessees and/or borrowers are creditworthy.
Once we acquire a portfolio of equipment subject to existing leases and/or secured loans, it will become part of our overall assets and subject to LEAF Financial’s normal administrative processes and procedures as the servicer of our leases and secured loans.
•	Transaction approval policies. Our general partner’s investment committee, will set and may revise, from time to time, standards and procedures for the review and approval of our equipment acquisitions, leases and secured loans. The investment committee will:
•	determine whether to approve significant transactions and portfolio purchases;

•	determine whether to approve transactions that vary from standard credit criteria and policies;

•	resolve conflicts, if any, that may arise in the allocation of investments between us and our general partner or among us and other programs managed by our general partner or its affiliates as described in the “Conflicts of Interest and Fiduciary Responsibilities – Conflicts of Interest – Our General Partner and Its Affiliates Will Engage in Activities That Compete With Us” section of this prospectus; and

•	advise our general partner with respect to any other matters submitted to the investment committee for its evaluation, as determined in the discretion of our general partner.

The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken.
Borrowing
We expect to augment the proceeds of this offering with borrowings, including short- to intermediate-term facilities and securitizations as described below, in order to finance a significant portion of the cost of the equipment, leases and secured loans we acquire. This will allow us to increase the size and diversification of our equipment finance portfolio. We are not limited in the amount of debt, including short-term facilities and securitizations of our equipment finance portfolio, we may incur. We anticipate that our financings, as a percentage of our aggregate portfolio of equipment, on full investment and assuming we sell the maximum number of units in this offering, will be approximately 80% to 85% of the aggregate purchase price of our equipment. Our ability to obtain financing will, however, depend on our general partner’s assessment of whether funds are available at rates and on terms that are economically advantageous to us. As a result, the amount of our financings may vary significantly from our expectations. See the “Risk Factors — Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio” section of this prospectus. We have not obtained any commitments, or entered into any arrangements for financing from any potential lenders, as of the date of this prospectus, and there can be no assurance that we will be able to obtain any such financing.
We will seek to establish one or more “warehouse” credit facilities to provide short- to intermediate-term funding for our equipment finance portfolio. This financing could be provided by a bank and be secured by our equipment leases and secured loans, or it could be provided by various third-party commercial paper (“CP”) conduit financing facilities which also will be secured by our equipment leases and secured loans. We anticipate that our affiliate, LEAF Financial, will continue to service all of the leases or secured loans which we finance.
In general, short- to intermediate-term facilities such as a “warehouse” loan or a CP conduit facility, are accomplished by transferring our assets to be financed to a special purpose entity which is our wholly-owned subsidiary, with the transferred equipment, leases and secured loans being serviced by LEAF Financial. The special purpose entity pledges its assets either to the CP conduit facility or other lender providing the credit facility or to a collateral agent for that lender. Each special purpose entity is intended to be “bankruptcy remote” from us. This means that in the event of our bankruptcy, our creditors, other than such a lender or collateral agent, cannot use the pledged assets as a source of payment of our debts to them until the warehouse or CP notes have been paid in full.
While we generally seek to have sufficient credit facilities through one or more lenders, once one of our short- to intermediate-term facilities reaches its capacity, we will seek to either obtain additional credit facilities or reduce the amount outstanding under our existing facilities by a refinancing through a term note securitization. We also may enter into a term note securitization if longer term financing is desired. In a term note securitization, the pledge of the equipment, leases and secured loans will be released by the warehouse lender, CP conduit or its collateral agent and the assets will be transferred to a new special purpose entity that issues term notes to unaffiliated third-party investors which are paid from the receivables and secured by the related leases, secured loans and equipment. Thus, short- to intermediate-term credit facilities and term note securitizations are alternatives, which never exist simultaneously on the same assets. We anticipate that LEAF Financial will continue to service all of the leases and secured loans which we refinance through a term note securitization.
Under any short- to intermediate-term facility or term note securitization, the claims of the lender or its collateral agent would be limited to the assets of the special purpose entity, and our limited partners will not co-sign or guarantee any notes issued to such lenders or securitization noteholders. Any such indebtedness may provide for amortization of the principal balance over the term of the facility, or any other stipulated time period. There can be no assurance that we would be able to refinance any such remaining indebtedness at maturity.
In each short- to intermediate-term facility or term note securitization, we will receive financing proceeds equal to a substantial percentage of the aggregate present value of the adjusted future cash flows from the securitized equipment leases and secured loans. In addition, we will retain an undivided interest in the remaining future cash flow, including equipment residual values, from the pledged assets after all obligations to the lenders or noteholders have been paid. In the experience of our general partner’s management, we will typically retain approximately 10% to 12% of the present value of the aggregate future cash flows from the pledged assets in short- to intermediate-term facilities and approximately 6% of the present value of the aggregate future cash flows from the pledged assets in term note securitizations.
Over the life of any short- to intermediate-term credit facility or term note securitization, we will be entitled to receive the excess cash flow attributable to our retained interest. The excess cash flow will equal the amount by which lease or loan payments and collections on equipment residuals received, net of defaults, exceeds the sum of:

•	servicing, backup servicing, trustee, custodial and insurance and credit enhancement fees, if any, and other securitization and sale expenses; and

•	amounts of principal (including accelerated principal), interest or other payments due to the credit facility lenders or other noteholders in securitization financing.
As a result, our retained interest in our pledged assets in each transaction will be effectively subordinated to claims of the lender or securitization noteholders in that transaction. Consequently, to the extent of our retained interest, we will bear the credit losses incurred on the pledged assets. Relatively small fluctuations between estimated and actual chargeoff rates (resulting from a default under an equipment lease or secured loan) could be material in relation to our retained interest and could have an adverse effect on our ability to realize our recorded basis in the retained interest. Although the documents for most short-term facilities and term note securitizations provide that the lender or collateral agent can only enforce remedies against each particular defaulting lessee or secured loan borrower, the documents also provide that, following the occurrence of serious breaches by the special purpose entity (such as bankruptcy or violations of material agreements), the lender can declare an event of default, foreclose on all pledged assets of the special purpose entity, and (subject to the rights of lessees and borrowers which are performing under their leases or secured loans) dispose of the pledged assets. Any such disposition could result in a loss of all or any portion of the pledged assets, including our retained interest, of such special purpose entity.
We intend to structure our short- to intermediate-term facilities and term note securitizations as financings, and will account for them as financings. This means that our balance sheet will carry the indebtedness under such facilities and securitizations as our debt, and our operating statements will recognize interest expense on that debt. Also, our general partner will not receive any additional fees, based on the amount of such financing.
Origination and Servicing Agreement
After we receive our minimum offering proceeds and begin operations we will enter into an Origination and Servicing Agreement with LEAF Financial and LEAF Funding, two of our general partner’s affiliates, and we may enter into agreements with other affiliates of our general partner, provided that their compensation will not be greater than that of LEAF Financial and LEAF Funding. Under these agreements, in order to facilitate our acquisition of equipment, leases and secured loans, LEAF Funding or another affiliate will:
•	temporarily acquire equipment from third-parties on our behalf;

•	originate secured loans with third-parties on our behalf;

•	originate equipment leases and/or secured loans with third-parties on our behalf, including equipment directly leased to end users and equipment already subject to leases; and

•	purchase existing portfolios of equipment leases and secured loans.
We expect to purchase all of our equipment, leases and secured loans from LEAF Funding at its cost, including its related initial direct costs under GAAP, as described in the “Management Compensation” section of this prospectus.
We further expect that LEAF Financial will service all of our equipment, leases and secured loans under the Origination and Servicing Agreement, including but not limited to:
•	underwriting;

•	receivables management;

•	re-leasing or selling the equipment after the termination of a lease; and

•	marketing our services.
The compensation of LEAF Financial and LEAF Funding, affiliates of our general partner, for providing these services will be from the fees and reimbursements described in the “Management Compensation” section of this prospectus. The form of Origination and Servicing Agreement is included as an exhibit to the registration statement of which this prospectus is a part.

See the “Where You Can Find More Information” section of this prospectus. We also may use independent third-parties to originate or service a portion of our equipment, leases and secured loans at competitive rates.
Changes in Investment Objectives and Policies
You and our other limited partners will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our general partner. However, our general partner cannot make any material changes in our investment objectives and policies without the consent of limited partners owning a majority of the total outstanding units entitled to vote. Any material change proposed by our general partner, or any non-material change made by our general partner without the vote of a majority of units held by you and our other limited partners, will be subject to our general partner’s duty to act in our best interests. In proposing a material change, our general partner will consider whether the proposed change will be beneficial to our ability to preserve, protect and return your capital or make regular distributions to you and our other limited partners.
INCOME, LOSSES AND DISTRIBUTIONS
Our taxable income, taxable loss and cash distributions will be allocated 99% to you and our other investors, as a group, and 1% to our general partner.
Allocations of Net Income, Net Loss and Distributions Among Investors
For any fiscal period, we will apportion net income, net loss and cash distributions allocable to you and our other investors, as a group, including our general partner and its affiliates to the extent they purchase units, in the ratio that the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to the amount obtained by totaling the number of units outstanding on each day during that period.
We will not make distributions in kind, that is, of our non-cash assets, except possibly on our liquidation, and then only to a liquidating trust.
Timing of Distributions
Generally, we will make cash distributions on a monthly basis, beginning in the month following our first full month of operations after we receive the minimum amount of offering proceeds and hold the initial closing in this offering. We anticipate that the monthly cash distributions, provided funds are available, will be made approximately 15 days after the end of each month. Since monthly cash distributions are subject to the availability of funds, any anticipated monthly distributions may not be made.
Federal Income Tax Deferral
We anticipate that income taxes on a portion of our distributions will be deferred during our early years due primarily to operating losses and cost recovery or depreciation deductions available from the portion of our equipment leased to third-party end users under our operating leases, but not equipment leased under our full payout leases or subject to our secured loans.
Reinvestments in Additional Leases and Secured Loans During the Operating Period
We have the right to invest our distributable cash during the period beginning with the initial closing date of this offering and ending five years after this offering terminates (the “operating period”). Before we can reinvest our distributable cash, however, we must, at a minimum, distribute to you and our other investors an amount which satisfies both of the following requirements:
•	the amount distributed includes an amount of net proceeds from sales and refinancings of our equipment investments, if any, sufficient for you and our other investors to pay your federal, state and local income taxes, if any, resulting from those sales, based on our assumption that you and our other investors are in a 30% tax bracket; and

•	for each month after the end of the offering period for this offering and until the end of the operating period, the amount distributed equals a cumulative, noncompounded (except when calculating “payout” for purposes of the subordinated remarketing fee discussed in the “Management Compensation” section of this prospectus), annual rate of return of 8.5% on your adjusted capital contribution (the “8.5% return”).
Under our partnership agreement, your capital contribution is the purchase price you paid for your units. Thus, initially your 8.5% return is determined by multiplying your capital contribution by 8.5%. Thereafter, your 8.5% return is determined by multiplying your “adjusted” capital contribution by 8.5%. Your “adjusted capital contribution” is your original capital contribution reduced, but not below zero, from time to time by all distributions previously made to you which are deemed by our general partner to reduce your capital contribution, including the following distributions made to you, but only to the extent the aggregate distributions exceed your 8.5% return on a cumulative basis at the time they are made:
•	distributions of distributable cash to you during the operating period;

•	if you purchased your units before we received our minimum offering proceeds, interest distributed to you that was earned while your subscription funds were held in an escrow account;

•	any portion of your capital contribution returned to you because we did not invest all of our net offering proceeds; and

•	your share of our liquidating distributions.
In addition, your capital contribution will be reduced, but not below zero, without first reducing your accrued unpaid 8.5% return, if any, by the total amount of all payments made to you, if any, in redemption of a portion or all of your units. Thus, your 8.5% return is calculated on a decreasing base of your capital contribution. For example, on a $100 investment, a $10 distribution in year one would result in a $1.50 reduction in your capital contribution. The $1.50 reduction consists of $1.50 in distributions in excess of the $8.50 that was required to satisfy the 8.5% return in year one. This leaves a $98.50 adjusted capital contribution on which the 8.5% return would be calculated in year two.
Return of Unused Capital
We will return to you and our other investors, without interest, any of your net subscription funds that we do not commit to investment within 24 months after the beginning of this offering or that are not required as reserves.
•	“Net subscription funds” means your original subscription amount minus the organization and offering expense allowance and dealer-manager fees, sales commissions and due diligence expenses paid on the sale of your units to you.
Subscription funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts for the use of your net subscription funds in our investments. However, we must complete our investments under those agreements within an additional period of 12 months or return the uninvested funds to you and our other investors, except that investments under those agreements using funds from Ohio investors must be completed within a three month period or those funds must be returned.
Reserve Account and Sources of Funds for Distributions
Our partnership agreement requires us to establish an initial cash reserve for general working capital purposes of approximately 1% of our offering proceeds. Any cash reserves used need not be restored, but if they are restored they may be restored from our operating revenues. We may distribute to you and our other limited partners any cash reserves that our general partner determines are no longer required for our operations. However, our general partner intends to make distributions only out of our:
•	cash from operations; and

•	cash from sales or refinancings.
We will not borrow for the purpose of making distributions, nor will we make distributions out of offering proceeds we are holding pending investment.
You May Elect to Invest Cash Distributions from Us in Additional Units, If Available, During the Offering Period
In addition to your initial purchase of not less than 50 units ($5,000), you may elect on your subscription agreement to use any cash distributions that you receive from us during the offering period to purchase additional units, to the extent units are available for purchase, on the same terms as you purchased your initial units except as described below.
Also, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in LEAF I, LEAF II and/or LEAF III, which are prior affiliated equipment leasing and finance programs, you may elect on your subscription agreement to use any cash distributions you receive from one or more of those programs to purchase our units during the offering period, to the extent units are available for purchase, on the same terms as our units are offered to our other investors except as described below.
All units purchased by you with distributions from us, LEAF I, LEAF II and/or LEAF III, if you previously invested in one or more of those programs (unless you are a resident of Massachusetts, Minnesota or Ohio), will be purchased on the same terms as our other units are being offered, except that your subscription price for units purchased with those distributions will be the Distribution Investment Unit Price and there is no minimum number of additional units that you must purchase as described in the “How to Subscribe” section of this prospectus.
We will use your distributions during the offering period to purchase your additional units, if you so elect on your subscription agreement, not later than 30 days from the applicable distribution date, to the extent that units are then available for purchase. You may choose to reinvest your distributions at any time during the offering period by making the appropriate election on your subscription agreement, which is Appendix C to this prospectus. If you wish to change the election you made on a previously submitted subscription agreement, you may do so by written notice to our general partner as described in Appendix C.
Notice to Massachusetts, Minnesota and Ohio residents: Massachusetts, Minnesota and Ohio investors may not elect to have their distributions from LEAF I, LEAF II or LEAF III, invested in our units, but if they make an initial investment of 50 units in us, they may elect to have any distributions from us during our offering period with respect to those units invested in additional units in us as described above, subject to availability of the units.
FEDERAL INCOME TAX CONSEQUENCES
Special Counsel’s Tax Opinion Letter
We have not requested a ruling from the IRS with respect to any federal tax consequence to you of an investment in us. Instead, we have obtained and will rely on a tax opinion letter from Kunzman & Bollinger, Inc., our special counsel for this offering. You are encouraged to read the tax opinion letter, which has been filed as Exhibit 8.1 to the registration statement of which this prospectus is a part. See the “Where You Can Find More Information” section of this prospectus for information on how you can obtain a copy of the tax opinion letter.
The following discussion covers all of the material and any significant federal income tax issues related to purchasing, holding and disposing of our units that may be relevant to a “typical limited partner.” We consider a typical limited partner to be a natural person who is a citizen of the United States and purchases units in this offering. However, the tax consequences of investing in us may not be the same for all typical limited partners. This is because the practical utility of the tax aspects of any investment depends largely on each limited partner’s particular income tax position in the year in which items of income, gain, loss, deduction or credit are properly taken into account in computing his or her federal income tax liability. In addition, the tax consequences of an investment in us by certain investors, such as tax-exempt entities, IRA’s, corporations, trusts, partnerships, foreign persons or other investors that may be subject to special treatment under federal income tax laws, may be different from those discussed below and special counsel’s tax opinions may not be applicable to those investors.
Our special counsel’s tax opinion letter includes the following disclosures:
•	The tax opinion letter was written to support the promotion or marketing of units in us to potential limited partners, and our special counsel has helped our general partner organize and document this offering of our units.

•	The tax opinion letter is not confidential. There are no limitations on the disclosure by us or by any of our limited partners to any other person of our tax treatment or tax structure.

•	Our limited partners have no contractual protection against the possibility that a portion or all of their intended tax benefits from an investment in us ultimately are not sustained if challenged by the IRS. See the “Risk Factors — Your Tax Benefits from an Investment In Us Are Not Contractually Protected” section of this prospectus.

•	Each potential limited partner is urged to seek advice based on his particular circumstances from an independent tax advisor with respect to the federal tax consequences to him of an investment in us.
This discussion and special counsel’s tax opinion letter are based in part on the current federal income tax laws. Future changes in existing law, which may take effect retroactively, may cause the actual tax consequences of an investment in us to vary substantially from those discussed below and could render special counsel’s tax opinions inapplicable. Special counsel’s tax opinions also are based in part on statements made in this prospectus by us and our general partner concerning us and our proposed activities, including forward-looking statements. See the “Forward-Looking Statements and Associated Risks” section of this prospectus. In addition, our general partner has made certain representations to our special counsel relating to us and our proposed activities, which are set forth in special counsel’s tax opinion letter. Any material inaccuracy in this prospectus or our general partner’s representations may render special counsel’s tax opinions inapplicable.
In giving its opinions, special counsel made the principal assumptions that any amount borrowed by you to purchase your units will not be borrowed from any other limited partner or anyone related to another limited partner, and you will be severally, primarily, and personally liable for the borrowed amount. In this regard, our general partner and its affiliates will not make or arrange financing for you or our other limited partners to use to purchase our units. Also, in giving its opinions special counsel assumed that you will not be protected from losing the amount you paid for your units through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.
Special counsel believes that its tax opinion letter addresses all of the material and any significant federal tax issues associated with an investment in us by a typical limited partner. Although special counsel’s tax opinions express what it believes a court would probably conclude if presented with those issues, its opinions are only predictions, and are not guarantees, of the outcome of the particular tax issues being addressed. The IRS could challenge our special counsel’s tax opinions and the challenge could be sustained in the courts and cause adverse tax consequences to you and our other limited partners. Taxpayers bear the burden of proof to support claimed deductions, and opinions of counsel are not binding on the IRS or the courts.
Subject to the foregoing, special counsel has given the following opinions with respect to the proper federal tax treatment of an investment in us by a typical limited partner:
(1)	We will be classified as a partnership for federal income tax purposes, and not as a corporation.

(2)	We will not be treated as a publicly traded partnership under the Code.

(3)	The passive activity limitations on losses and credits under §469 of the Code will apply to our typical limited partners.

(4)	Our business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as the acquisition costs of equipment, leases, secured loans or equipment subject to existing leases or secured loans, organization and offering costs and other items that are required to be capitalized under the Code, are currently deductible.
•	Potential Limitations on Deductions. Your ability in any taxable year to use your share of these deductions from us on your individual federal income tax returns may be reduced, eliminated or deferred by the following limitations:
•	your personal tax situation, such as the amount of your regular taxable income, alternative minimum taxable income, losses, itemized deductions, personal exemptions, etc., which are not related to your investment in us;

•	the amount of your adjusted tax basis in your units at the end of our taxable year;

•	your “at risk” amount in us at the end of our taxable year; and

•	the passive activity limitations on losses.
(5)	Our reasonable purchase price for equipment that we are deemed to own under the Code that is leased to independent third-party lessees under operating leases (but not equipment leased under full payout leases or equipment that is subject to secured loans), which cannot be deducted immediately, will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System (“MACRS”) beginning in the taxable year the equipment is placed in service by us.

Your ability in any taxable year to use your share of these deductions from us on your personal federal income tax returns may be reduced, eliminated or deferred by the “Potential Limitations on Deductions” set forth in opinion (4), above.

(6)	As a limited partner, your initial tax basis in your units will be the purchase price of your units.

(7)	As a limited partner, your initial “at risk” amount in us will be the purchase price of your units.

(8)	The allocations of income, gain, loss and deduction, or items thereof, set forth in our partnership agreement will govern your share of those items to the extent the allocations do not cause or increase deficit balances in your capital account in us.

(9)	We will possess the requisite profit motive under §183 of the Code. Also, the IRS anti-abuse rule in Treas. Reg. §1.701-2 and potentially relevant judicial doctrines will not have a material adverse effect on the federal tax consequences of an investment in us by a typical limited partner as described in our special counsel’s tax opinions.

(10)	The restrictions on the Limited Partners’ transfers of their Units set forth in Section 13.2(c) of the Partnership Agreement are necessary to preserve the status of the Partnership as a non-publicly traded partnership or to preserve the characterization of the Partnership’s Income or Loss as a non-publicly traded partnership under Sections 464(k) and 7704 of the Code.

(11)	Our special counsel’s overall conclusion is that the federal income tax benefits, in the aggregate, which are a significant feature of an investment in us by a typical limited partner will be realized as contemplated by this prospectus. This opinion is based in part on special counsel’s conclusion that substantially more than half of our material federal income tax benefits, in terms of their financial impact on a typical limited partner, will be realized if challenged by the IRS and litigated.
Our special counsel’s tax opinions are limited to those set forth above. The following is a summary discussion of the material federal income tax consequences of an investment in us.

Partnership Classification
Because we were formed as a limited partnership, we will automatically be treated as a partnership for federal income tax purposes unless we elect to be taxed as a corporation, which we will not do, or we are deemed to be a publicly traded partnership under the Code. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. Also, if a publicly traded partnership derives less than 90% of its gross income from certain passive sources of income such as interest, dividends, rents from real property and gains from the sale of real property, the publicly traded partnership will be taxed as a corporation. Since we will derive less than 90% of our gross income from those sources of income, our units must not be “publicly traded” as defined by the Code or we will be taxed as a corporation.
In this regard, we do not intend to list our units for trading in any securities market, exchange, or interdealer quotation system. Therefore, we will be a publicly traded partnership only if our units become readily tradable on a secondary securities market or on the substantial equivalent of a secondary market. Our units will not become readily tradable merely because we may provide information to you and our other limited partners regarding another limited partner’s desire to buy or sell units, or occasionally arrange transfers between our limited partners.
Also, Treas. Reg. §1.7704-1 provides certain “safe harbors” under which certain types of transfers of partnership interests are not counted as trades on a secondary market or the substantial equivalent of a secondary market. These safe harbors include the following:
•	Private Transfers. Private transfers are not counted. Private transfers include, but are not limited to the following:
•	transfers at death;

•	transfers between family members; and

•	transfers from qualified retirement plans and IRA’s.
•	Qualified Matching Services. Transfers of our units made through a qualified matching service are not counted. However, we and our affiliates will not sponsor or operate, either formally or informally, a qualified matching service for our units. See the “Summary of the Offering — Risk Factors” section of this prospectus.

•	Lack of Actual Trading. We will not be treated as a publicly traded partnership under the regulations if the total of all of our units transferred during any taxable year, other than private transfers and transfers through a qualified matching service as described above, do not represent more than 2% of the total interests in our capital or profits in that taxable year.

Although units redeemed by a partnership under a qualified redemption agreement will not count against the 2% limitation, the redemption provisions in Section 13.5 of our partnership agreement have not been structured to meet the requirements of a qualified redemption plan under Treas. Reg. §1.7704-1. Since any units redeemed by us must be counted within the 2% limitation in our taxable year in which the redemption is made, Section 13.5 of our partnership agreement provides that we will not redeem any units in a calendar year that, together with all of our other units transferred in that calendar year, would exceed the 2% limitation set forth above.

In addition, Section 13.2(c) of our partnership agreement provides that our general partner will not permit the transfer of any of our units (including redemptions of units) in any taxable year that do not fall within at least one of the “safe harbors” set forth in Treasury Regulations, including those described above, so long as, in the opinion of our legal counsel, there are adverse federal income tax consequences from being treated as a “publicly traded partnership.” Based on this provision, our units should not be deemed to be readily tradable on a secondary market or the substantial equivalent of a secondary market and we should not be treated as a publicly traded partnership that is taxable as a corporation under the Code. Instead, our special counsel has given its opinion that we will be classified as a partnership for federal income tax purposes.

Flow Through of Taxable Income
Although we will file annual federal information income tax returns, we will not pay any federal income taxes as a partnership. Instead, you and our other limited partners will be required to report on your personal income tax returns your respective share of our income, gains, losses, deductions and other tax items without regard to whether we make cash distributions to you. Consequently, the amount of taxable income we allocate to you in any taxable year may exceed the amount of cash we distribute to you in that taxable year. In that event, you would have to pay any resulting tax liability in excess of your cash distributions from us in that taxable year with your personal funds.
Treatment of Distributions
Our cash distributions to you and our other limited partners generally will not be taxable for federal income tax purposes except to the extent that they exceed the amount of your adjusted tax basis in your units immediately before the distribution. The excess distributions to you, if any, generally would be considered to be gain from the sale or exchange of your units, and would be taxable to you under the rules described in “- Sale or Other Disposition of Units,” below. Also, your share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, which are known as “nonrecourse liabilities,” which will change from time to time, will increase your adjusted tax basis in your units. However, if your share of our nonrecourse liabilities is reduced, the amount of the reduction will be treated the same as a distribution of cash from us to you. Also, to the extent, if any, that our distributions to you, including any reductions in your share of our nonrecourse liabilities, cause your “at risk” amount in us to be less than zero at the end of any taxable year, you will be required to recapture as income any losses that we allocated to you in previous years that you deducted on your personal income tax returns. See “- ‘At Risk’ Limitation on Deductions,” below.
When we issue additional units to existing or new limited partners during the offering period, your percentage ownership interest in us will decrease, which will also result in a corresponding decrease in your share of our nonrecourse liabilities. This decrease in your share of our nonrecourse liabilities will be deemed a distribution of cash to you and may be taxable as described above. Also, a non-pro rata distribution to you, if any, may result in ordinary income to you, regardless of your adjusted tax basis in your units, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” In that event, you may realize ordinary income under Section 751(b) of the Code in an amount that would equal the excess of:
•	the non-pro rata portion of your distribution; over

•	your tax basis for your share of our Section 751 assets.
Basis of Units Limitation on Deductions
Your deduction on your personal income tax returns of your share of our losses, if any, cannot exceed your adjusted tax basis in your units at the end of our taxable year. Your initial tax basis for your units will be the amount of money that you paid for your units, and will be:
•	increased by:
•	your share of our income; and

•	your share of our nonrecourse liabilities; and
•	decreased, but not below zero, by:
•	our distributions to you;

•	your share of our losses;

•	any decreases in your share of our nonrecourse liabilities; and

•	your share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Also, on the sale or other taxable disposition of a unit by you, any gain you recognize cannot be offset by any of your losses that were previously suspended by the basis limitation discussed above. Should a cash distribution from us to you exceed your adjusted tax basis in your units immediately before the distribution, taxable gain would result to you to the extent of the excess as discussed in “- Treatment of Distributions,” above.
“At Risk” Limitation on Deductions
Your ability to deduct your share of our losses generally will be limited to the amount for which you are “at risk” with respect to our activities at the end of our taxable year, if that amount is less than the amount of your adjusted tax basis in your units at the end of our taxable year. In general, you will be at risk to the extent of the adjusted tax basis of your units, reduced by any portion of your adjusted tax basis in your units that is attributable to your share of our nonrecourse liabilities.
You must recapture losses deducted by you in previous years to the extent, if any, that our distributions to you cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of the “at risk” limitation will carry forward and will be allowable in subsequent taxable years to the extent that your tax adjusted basis or your at risk amount in us, whichever is the limiting factor, subsequently increases.
Passive Activity Limitations on Losses
The passive activity rules under §469 of the Code allow you to deduct your passive activity losses only against your passive activity income. Under these rules, you generally must separate your income and loss into three categories:
(1)	active trade or business income or loss, such as ordinary income from a salary and other types of compensation for personal services;

(2)	passive income or loss, such as income or loss from an investment in us; and

(3)	portfolio income or loss, which generally consists of:
•	interest, dividends and royalties that are not received in the ordinary course of a trade or business; and

•	gain or loss that is not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.
The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations, including S corporations.
A passive activity involves the conduct of a trade or business in which the taxpayer does not materially participate. Rental activities, however, generally are treated as passive activities whether or not the taxpayer materially participates in the activity. In addition, since limited partners generally do not materially participate in the management or activities of their limited partnership, limited partner interests generally are treated as passive activities. Accordingly, as a limited partner, you generally must treat your investment in us as an investment in a passive activity. Interest earned on our funds before their investment in equipment, leases and secured loans will be treated as portfolio income that cannot be offset with passive losses. Also, a portion of your share of our other gross income might be treated as portfolio income or gross income that is not from a passive activity, which means that it cannot be offset by passive losses.
As a limited partner, you can deduct passive losses against your passive income, if any, to reduce your overall income tax liability. Thus, your ability to use your share of our passive losses will be limited by the amount of your share of our passive income in any given tax year, plus your net passive income from any other passive activities (other than publicly traded partnerships as discussed below) in which you may have invested. This means that if your share of our passive loss in any taxable year is greater than the total of your net passive income from all other sources in that taxable year, you cannot deduct the excess loss in the year you incurred it. You can, however, carry the suspended passive loss forward indefinitely to offset any passive income you may derive in future years. Also, any suspended passive losses generally may be deducted against your non-passive income if you sell all of your units to a third-party in a taxable transaction.
Losses from a publicly traded partnership that is taxed as a partnership are treated as passive activity losses that may only be used to offset income subsequently generated by the same publicly traded partnership. The IRS generally treats income from a publicly traded partnership as portfolio income, unless it is used to offset previous losses from the same publicly traded partnership. We have been structured to avoid being classified as a publicly traded partnership; however, these rules mean that your share of our passive income or passive losses cannot be used to offset any losses or income you may derive as a limited partner in any publicly traded partnership in which you may have invested.
Limitations on Interest Deductions
The amount of a noncorporate taxpayer’s investment interest deduction is generally limited to the amount of the taxpayer’s net investment income. For purposes of this limitation, investment interest does not include any interest that is taken into account under §469 of the Code in computing income or loss from a passive activity. Thus, your share of our passive interest expense that we use in computing our net passive income or passive loss will not be limited by the investment interest limitation. However, your share of our portfolio income and related expenses will be treated as investment income and investment expenses.
Also, we may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees which, in general, cannot be deducted currently, but must be capitalized and amortized over the life of the related loan.
Partnership Income Tax Withholding
If we are required, or elect, in our general partner’s discretion, under applicable law to pay any federal, state or local income tax on behalf of you or our other limited partners, we are authorized under our partnership agreement to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash from us to the limited partner on whose behalf the payment was made and if that person cannot be identified, we may treat the payment as a distribution to all of our current limited partners and our general partner.
Organization and Offering Expenses and Start-Up Costs
We cannot deduct the costs of organizing us as a limited partnership or our start-up costs in the year we incur them. Instead, we must capitalize and amortize our organization expenses and start-up costs over a 180-month period. Also, we generally cannot deduct our syndication expenses, which include, for example, the following:
•	brokerage fees, such as the dealer-manager fee and sales commissions paid in this offering;

•	registration and filing fees with the SEC, FINRA and each state in which our units are offered for sale;

•	legal fees for securities and tax advice concerning this prospectus;

•	accounting fees for this offering; and

•	printing costs of this prospectus and our sales literature, and other selling or promotional expenses we may incur in connection with this offering.
The proper classification of a portion of these expenses may not be clear, and it is possible that the IRS may seek to recharacterize a portion of our organization costs, including a portion of our general partner’s organization and offering expense allowance, as nonamortizable syndication costs. Since the determination of this issue is inherently factual, and the nature of the expenses that might be at issue is not currently known, special counsel cannot express any opinion on this issue.
Business Expenses
Ordinary and necessary business expenses, including reasonable compensation for services rendered, are currently deductible expenses. In this regard, our general partner has represented, based on its experience and knowledge of industry practices, that the amounts we will pay our general partner and its affiliates under our partnership agreement for their services to us are reasonable amounts that ordinarily would be paid for similar services in similar transactions between persons having no affiliation and dealing with each other “at arms’ length.” The fees we pay our general partner and its affiliates, however, will not be currently deductible to the extent the IRS or the courts determine that those fees are:
•	in excess of reasonable compensation;

•	properly characterized as syndication expenses or other capital costs, such as equipment costs; or

•	not “ordinary and necessary” business expenses.
In the event of an IRS audit of our annual federal information income tax returns, our payments to our general partner and its affiliates will be scrutinized by the IRS to a greater extent than payments to an unrelated party.
We will not be entitled to the “U.S. production activities deduction,” because the deduction cannot exceed 50% of the IRS Form W-2 wages paid by a taxpayer for a tax year, and we will not pay any Form W-2 wages since we will not have any employees. Instead, we will rely on the employees of our general partner’s affiliates to provide services to us. See the “Management” section of this prospectus.
Tax Treatment of Leases
Your cost recovery (depreciation) deductions with respect to our equipment under our operating leases depends, in part, on whether the lease agreement covering the equipment is treated under the Code as a “true lease,” which means that we retain ownership of the equipment after it is leased. Cost recovery deductions are not available if a lease is classified by the IRS or the courts as a sale, financing or refinancing arrangement under which the ownership of the equipment shifts to a purchaser. See “- Depreciation,” below.
Whether we own any particular item of equipment and whether our leases will be true leases for federal income tax purposes depends on both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied by the IRS in audits, although that has happened in a number of instances. Whether our leases will meet the relevant requirements to be characterized as true leases and, in the case of our operating leases, whether we will be treated for tax purposes as the owner of the equipment subject to the operating leases, will depend on the specific facts surrounding each lease. Since these facts cannot be determined now, with regard to leases that will be entered into in the future, special counsel cannot render an opinion on this issue.
Also, both the lessor and the lessee in a deferred rental agreement must accrue the rent and interest annually. A deferred rental agreement is a lease of tangible property for more than $250,000 that either provides for increasing rental payments or provides that some rent for the use of the property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. If we enter into a transaction that meets the definition of a deferred rental agreement, then we will recognize income before we receive the corresponding cash.
On a limited basis we may finance end users’ acquisition of equipment by providing them with secured loans. We will not be entitled to any cost recovery deductions with respect to that equipment. See “- Depreciation,” below. Whether or not we will be deemed to be in the trade or business of lending money with respect to any secured loans we may make, and whether or not our income and expenses (including interest expense) allocable to those secured loans will be treated as passive or as portfolio income or losses under the passive activity rules, are inherently factual determinations on which special counsel cannot render an opinion. See “- Passive Activity Limitations on Losses,” above.
Depreciation
We will be entitled to depreciation (cost recovery) deductions under the Modified Accelerated Cost Recovery System (“MACRS”) on equipment we are treated as owning under the Code. Generally, we expect to be eligible to claim cost recovery deductions on equipment subject to our operating leases, but not on equipment subject to our full payout leases or our secured loans. Our depreciable equipment generally will have either three, five or seven year cost recovery periods under the Code, but may be longer depending primarily on the type of equipment, during which time we can recover our cost of the equipment through cost recovery deductions. The amount deductible in each year generally is calculated for regular federal income tax purposes using the 200% declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. To the extent our depreciable property is acquired and placed in service during 2008, however, we will be entitled to an additional depreciation deduction of 50% (“bonus depreciation”) of our adjusted basis in the equipment. Cost recovery deductions are calculated differently for purposes of the alternative minimum tax. However, there is no alternative minimum tax adjustment for the entire recovery period of our equipment, if any, that qualifies for bonus depreciation. See “- Alternative Minimum Tax,” below.

We intend to allocate all or a portion of the acquisition fees we pay to our general partner for the selection and purchase of equipment subject to our operating leases to the cost basis of the equipment. The IRS may not agree that cost recovery deductions calculated on a cost basis that includes our general partner’s acquisition fees are proper. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery deductions at all. If the IRS were successful in making that claim, the cost recovery deductions available to us, as well as your share of those deductions, would be reduced accordingly. Because the determination of this issue depends in part on the magnitude and type of services performed by our general partner or its affiliates in return for the acquisition fees, which are presently undeterminable and may vary for each piece of equipment acquired by us, special counsel is unable to render an opinion as to whether or not our position on this issue would be upheld by the courts if challenged by the IRS.
In addition, we may enter into operating leases with “tax-exempt” entities which, in this context, includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, foreign persons and entities, and some international organizations. If we do, we must use the straight-line depreciation method for the equipment subject to our operating leases, which is then called “tax-exempt use property” for depreciation purposes. The depreciation period for tax-exempt use property is the longer of:
•	the equipment’s asset depreciation range class life, which generally is longer than the cost recovery periods discussed above; or

•	125% of the term of the operating lease, including all options to renew as well as some successor leases to the original operating lease.
Also, if our total deductions (other than interest expense) directly allocable to equipment treated as tax-exempt use property, plus our deductions for interest expense properly allocable to the equipment, exceed our income from the operating lease, then the excess deductions, which are referred to as “tax-exempt use losses” are not allowed, subject to certain exceptions, and must be carried forward to the next tax year.
We anticipate that many of our limited partners will be tax-exempt entities, including, in addition to those listed above, employee benefit plans such as qualified pension and profit sharing plans, Keogh plans and individual retirement accounts (“IRA’s”). The proportionate share of these tax-exempt limited partners in our equipment will affect our depreciation deductions as described above with respect to all of our partners, unless our tax-exempt limited partners are subject to federal unrelated business income tax on their share of our taxable income. In this regard, most of our tax-exempt investors’ taxable income from us will probably be treated as unrelated business taxable income. See
"- Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations,” below. Also, our taxable income will be treated as United States source business income in the hands of foreign limited partners if no exemption from United States’ taxation is available to them. See “- Federal Tax Treatment of Foreign Investors,” below. However, under our operating leases, any adjustments in our cost recovery deductions solely because we have tax-exempt limited partners will be specially allocated under our partnership agreement to those tax-exempt limited partners only. Also, our general partner has represented that it will ensure that units sold to these tax-exempt entities will be limited at all times to less than 25% of our total units sold, excluding units purchased by our general partner and its affiliates, which will limit the amount of our equipment that could potentially be treated as tax-exempt use property because of units sold to tax-exempt limited partners. See the “Investment by Qualified Plans — Plan Assets” section of this prospectus. For these reasons, our general partner anticipates that the sale of our units to tax-exempt limited partners will not adversely affect the cost recovery deductions we allocate to our limited partners who are not tax-exempt entities.
Although we do not currently anticipate entering into operating leases for equipment that will be used predominantly outside the United States, it is possible that we may do so in the future. If we do, we must use the straight line method of depreciation over a period corresponding to the equipment’s asset depreciation range class life, which generally is longer than the cost recovery periods discussed above.
Sale or Other Disposition of Our Assets
Because the income tax rates for noncorporate taxpayers on ordinary income generally are much higher than the income tax rates on capital gains, the Code has many rules classifying income as either ordinary income or capital gains, and distinguishing between long-term and short-term capital gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income in any taxable year.

On a sale or other taxable disposition of any of our assets, we will realize a gain or loss equal to the difference between our basis in the asset at the time of disposition and the price we receive for it. Also, any foreclosure on assets we have pledged as collateral for our borrowings would be considered a taxable disposition of the pledged assets by us. We would realize gain on the foreclosure to the extent that the face amount of the debt being discharged was greater than our tax basis in those assets, even though we would receive no cash. In addition, your share of any capital gain that we may realize on the disposition of our assets generally may be treated by you as capital gain on your individual federal income tax returns, subject, however, to recapture rules that may require a portion or all of the gain to be treated as ordinary income as discussed below.
Before any gain that we may realize on the sale of an asset can be treated as capital gain, the asset must be a capital asset in our hands. In this regard, capital assets do not include property held by a taxpayer primarily for sale to customers in the ordinary course of its business. We expect to acquire and dispose of many assets many times throughout our term, and will sell or otherwise dispose of equipment, leases and secured loans during the maturity period. Whether we can treat any gains on these sales as capital gains will depend on the facts and circumstances at the time of each sale. Because this is an inherently factual determination which depends, in part, on how many sales we make, special counsel is unable to express an opinion on this issue. Even if the assets sold were capital assets in our hands, since equipment is tangible personal property when it is sold all cost recovery or depreciation deductions we previously have taken with respect to the equipment sold will be recaptured as ordinary income to the extent we realize gain on the sale. Recapture means that we must treat as ordinary income a portion or all of any gain we may realize from the sale of our equipment that otherwise would be treated under the Code as capital gain. Recapture cannot be avoided by holding the equipment for any specified period of time. In addition, if we sell assets on an installment basis, we must recognize all depreciation and cost recovery recapture, if any, as ordinary income at the time of sale, even though we receive the payments in later taxable years.
Also, certain gains and losses are grouped together under the Code to determine their tax treatment. For example, gain on the sale or exchange of certain assets, including equipment used in a trade or business and held for more than one year, is added to gain from certain compulsory or involuntary conversions of property. If these gains exceed the losses from the sales, exchanges, and conversions of the equipment, the excess gains will be taxed as capital gains, subject to the general rules of recapture of cost recovery and depreciation deductions as ordinary income, as described above, and a special recapture rule described below. If the losses exceed the gains, however, the excess losses will be treated as ordinary losses.
Under a special recapture rule, any net gain will be treated as ordinary income rather than as capital gain if we have non-recaptured net losses from the five preceding taxable years. Based on our intended activities and the recapture rules discussed above, you should anticipate that substantially all, if not all, of any gain we realize on the sale or other taxable disposition of our equipment, but not necessarily any leases and secured loans sold during the maturity period, will be treated as ordinary income for income tax purposes, rather than capital gain.
Sale or Other Disposition of Units
We do not anticipate that a public market will develop for our units, and our partnership agreement imposes significant restrictions on your right to transfer your units. For a description of these restrictions you should read the “Summary of Our Partnership Agreement — Transfer of Units” section of this prospectus. We have established these restrictions to comply with federal and state securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Thus, you probably will not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you would receive for your units would likely be at a substantial discount to the price you paid for your units. Also, you units probably will not be readily acceptable as collateral for loans. You should invest in us only if you are prepared to hold your units for at least nine years, which is the period consisting of:
•	an offering period of up to two years;

•	an additional five-year operating period; and

•	a subsequent maturity period of approximately two years, during which our equipment, leases and secured loans will either mature or be sold and we will liquidate our other assets.

As a result, you should view your investment in us as illiquid and should not purchase our units unless you have no need for the funds you invest. You should also consider that our anticipated term as a partnership of nine years as described above could be more than nine years if we encounter unexpected difficulties in liquidating our investments.
Your gain or loss on the sale or other taxable disposition of your units (including any redemption of any of your units by us) generally will equal the difference between the amount you realize from the sale and your adjusted tax basis in the units sold. The amount you realize from a sale of your units includes the cash or other consideration you receive from the purchaser, as well as your share of our nonrecourse liabilities. This gain or loss, except as noted below, will be taxed as either long-term or short-term capital gain or loss, depending on how long you have held your units, assuming that the units qualify as capital assets in your hands. Because the Code deems the amount realized from the sale to include your share of our nonrecourse liabilities, for which you will receive no cash, the gain you may realize on a sale of your units could result in a tax liability to you in excess of the cash, if any, you receive from the sale.
Also, the portion of your gain, if any, attributable to our Section 751 assets, which includes inventory and unrealized receivables, will be treated as ordinary income, rather than capital gain. Section 751 assets include, among other items, assets that are subject to recapture of cost recovery deductions, determined as if your proportionate share of our properties is sold at the time you sell your units. Thus, a substantial portion, if not most, of any gain you realize on the sale of your units may be treated as ordinary income depending primarily on how long you have held your units and the amount of cost recovery deductions you previously claimed on our equipment subject to our operating leases.
You must promptly notify us of any sale or exchange of your units. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of our unrealized receivables and appreciated inventory attributable to the units you sold or exchanged, which must be treated as ordinary income by you as discussed above. Our written report to you and the buyer must be made by January 31 following the calendar year of the sale. If you fail to timely notify us of the sale or other transfer of your units, the IRS will penalize you $50 per sale.
Generally, no gain or loss for income tax purposes is recognized on the gift of property, although gift taxes may be owed. Also, interests in different partnerships do not qualify for tax-free like-kind exchanges.
Consequences of No Section 754 Election
Section 754 of the Code permits a partnership to elect to adjust the basis of partnership property on the transfer of an interest in the partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the partnership interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on certain distributions to its partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. The election, once made, may not be revoked without the consent of the IRS. Due to the complexities and added expense of the tax accounting required to implement a Section 754 election to adjust the basis of our property when units are sold, taking into account the limitations under our partnership agreement on the sale of our units, we do not intend to make the election, although we reserve the right to do so. Even if we do not make the Section 754 election, the basis adjustment described above is mandatory under the Code with respect to the transferee partner only if, at the time a unit is transferred by sale or exchange, or on the death of a partner, our adjusted basis in our property exceeds the fair market value of the property by more than $250,000 immediately after the transfer of the unit.
Accordingly, except in the special circumstance described above where basis adjustments would be mandatory, if we sell property after a limited partner transfers a unit, taxable gain or loss to the transferee of the unit will be measured by the difference between the transferee’s share of the amount realized by us on the sale of the property and his or her share of our tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the unit), rather than by the difference between his or her share of the amount realized by us on the sale of the property and the portion of his or her purchase price for the unit that was allocable to the property. As a consequence, the transferee of the unit will be subject to tax on a portion of our proceeds from the sale of the property which, as to the transferee, may constitute a return of capital if the purchase price paid by the transferee for the unit exceeded his or her share of our adjusted basis for all of our properties. Therefore, you and our other limited partners may have even greater difficulty in attempting to sell your units, since the transferee of your units would obtain no current tax benefits from purchasing your units to the extent that the purchase price exceeds your allocable share of our basis in our assets.

Tax Treatment of Our Termination
When we terminate as a partnership, we must sell our assets, use the sales proceeds and our other funds to repay our liabilities, and distribute any remaining funds to our partners. Sales and other dispositions of our assets would have the tax consequences described in “- Sale or Other Disposition of Our Assets,” above. Any liquidating distributions we make that exceed the tax basis of a unit generally would be taxable as capital gain, but also would be subject to recapture as ordinary income as described in “- Sale or Other Disposition of Units,” above, assuming the units constitute capital assets in a limited partner’s hands. Cash distributions in amounts less than a limited partner’s basis in his or her units may result in a loss, generally a capital loss, that would be subject to the general limitations on deducting losses and capital losses.
Possible IRS Audits
We have not sought any rulings from the IRS with respect to any tax issues involving our intended operations as described in this prospectus, nor with respect to the purchase, ownership, redemption or sale of our units by you and our other limited partners. Thus, the IRS may audit our federal information income tax returns and it may not agree with some or all of our tax positions. An audit of our federal information income tax return in any taxable year may result in:
•	an increase in our income;

•	the disallowance of our deductions;

•	the reallocation of our income and deductions among our partners;

•	an audit of the personal income tax returns of you and our other limited partners;

•	adjustments of items on your personal income tax returns that are unrelated to this investment; and/or

•	additional federal income taxes and penalty or interest liabilities to you and our other limited partners.
You and our other limited partners must report your share of our income, losses, gains, deductions and other tax items on your personal federal income tax returns in a manner that is consistent with our federal information income tax returns, unless you file a statement with the IRS identifying the inconsistency.
Generally, the federal tax treatment of our income, gains, losses, deductions and other tax items will be determined at the partnership level in a unified partnership proceeding, rather than at the partner level in separate proceedings with you and the our other limited partners. In any audit of us, the IRS will deal with our general partner, serving as our “tax matters partner.” Only limited partners owning at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our federal information income tax return and the results of the audit. However, groups of our limited partners who together own a 5% or greater interest in us may, by giving notice to the IRS, become a “notice group” and designate a member of their group to receive IRS notices. All of our limited partners have the right to participate in any audit of us at their own expense. Under our partnership agreement, we will keep you and our other limited partners advised of any significant audit activities by the IRS involving us.
Any tax controversy could result in substantial legal and accounting expenses to us, even if the outcome is favorable. Our general partner will participate, at our expense, as our tax matters partner and general partner in all audits, examinations, hearings, actions and other proceedings by tax authorities relating to us. As our tax matters partner, our general partner may enter into settlement agreements with the IRS that are binding on our limited partners who own less than a 1% interest in us, except limited partners who are members of a notice group, as described above, or who have filed a statement with the IRS stating that our general partner does not have authority to enter into settlement agreements that are binding on them.
Alternative Minimum Tax
With limited exceptions, taxpayers must pay an alternative minimum tax if it exceeds the taxpayer’s regular federal income tax for the year. For noncorporate taxpayers, the alternative minimum tax is imposed on alternative minimum taxable income (“AMTI”) that is above an exemption amount. AMTI generally is taxable income, plus or minus various adjustments, plus tax preference items. The tax rate for noncorporate taxpayers is 26% for the first $175,000, of a taxpayer’s AMTI in excess of the exemption amount; and additional AMTI is taxed at 28%. However, the regular tax rates on capital gains also apply for purposes of the alternative minimum tax. For tax years beginning in 2007 only, the exemption amounts for individuals under the “Tax Increase Prevention Act of 2007” are the following amounts:

•	married individuals filing jointly and surviving spouses, $66,250, less 25% of AMTI exceeding $150,000 (zero exemption when AMTI is $415,000);

•	unmarried individuals other than surviving spouses, $44,350, less 25% of AMTI exceeding $112,500 (zero exemption when AMTI is $289,900); and

•	married individuals filing separately, $33,125, less 25% of AMTI exceeding $75,000 (zero exemption when AMTI is $207,500). Also, AMTI of married individuals filing separately is increased by the lesser of $33,125 or 25% of the excess of AMTI (without regard to the exemption reduction) over $207,500.
Absent future legislation from Congress, the exemption amounts for alternative minimum tax purposes for individuals in 2008 and subsequent years will be substantially reduced from the exemption amounts set forth above.
Some of the principal adjustments to taxable income that are used to determine AMTI are summarized below.
•	Depreciation deductions may not exceed deductions computed using the 150% declining balance method, unless the property qualifies for bonus depreciation as discussed below;

•	Miscellaneous itemized deductions are not allowed.

•	Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.

•	State and local income, property and general sales taxes are not deductible unless they are deductible in computing adjusted gross income.

•	Interest deductions are restricted.

•	The standard deduction and personal exemptions are not allowed.

•	Only some types of operating losses are deductible.

•	Different rules under the Code apply to incentive stock options that may require earlier recognition of income.
The principal partnership tax items that may have an impact on your and our other limited partners’ AMTI as a result of investing in us are cost recovery deductions on the portion of our equipment leased to others under operating leases, which generally will be computed for regular federal income tax purposes using the 200% declining balance method, but will be computed for alternative minimum tax purposes using the 150% declining balance method, except any equipment eligible for bonus depreciation, and deductions relating to our interest expense on borrowings we expect to obtain to increase our portfolio of equipment, leases and secured loans. See “- Depreciation,” above, and the following table.
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Illustration of How Cost Recovery Adjustments Under an
Equipment Leasing Program’s Operating Leases
Can Affect an Investor’s AMTI (“Alternative Minimum Taxable Income”)
(See the footnotes to the following table for the principal assumptions)

Cost Recovery	Deduction for Regular	Deduction for	Increase or (Decrease) in Investor’s AMTI
Period	Tax	AMT	Compared to Investor’s Regular Taxable Income
Year 1	$14,290	$10,710	$3,580
Year 2	$24,490	$19,130	$5,360
Year 3	$17,490	$15,030	$2,460
Year 4	$12,490	$12,250	$240
Year 5	$8,930	$12,250	$(3,320)
Year 6	$8,920	$12,250	$(3,330)
Year 7	$8,930	$12,250	$(3,320)
Year 8	$4,460	$6,130	$(1,670)

Total	$100,000	$100,000	-0-

Thus, the investor’s share of the program’s depreciation deductions for alternative minimum tax purposes is:
•	less than those deductions for regular tax purposes during the first four years; but

•	greater than those deductions for regular tax purposes during the last four years.

The table assumes that:
(1)	the program’s only cost recovery deductions for the taxable year are for general office equipment that is classified as 7-year property for both regular tax and alternative minimum tax purposes:

(2)	the program’s purchase price for the property is $10 million (which includes leverage);

(3)	the investor made a $100,000 (1% of the program’s total capital) investment;

(4)	the investor’s allocable 1% share of the program’s basis (i.e., purchase price) in the property is $100,000;

(5)	the program has a full taxable year of 12 months;

(6)	the mid-year convention is used, which has the effect of adding another year to the 7-year cost recovery period; and

(7)	expensing and bonus depreciation are not available.
The rules relating to the alternative minimum tax for corporations are different from those discussed above. Also, all prospective limited partners contemplating purchasing our units are urged to seek advice based on their particular circumstances from an independent tax advisor as to the likelihood of them incurring or increasing any alternative minimum tax liability because of an investment in us.
Profit Motive, IRS Anti-Abuse Rule and Judicial Doctrines Limitations on Deductions
Your ability to deduct your share of our tax losses could be lost if we lack the appropriate profit motive. There is a presumption under §183 of the Code that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if we fail to show a profit in at least three out of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge your share of our tax losses would be substantially increased. The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses.
Also, if a principal purpose of a partnership is to reduce substantially its partners’ federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized under Treas. Reg. §1.701-2, which we refer to as the “IRS anti-abuse rule,” to remedy the abuse. Our special counsel considered the IRS anti-abuse rule, as well as the possible application to us and our intended activities of potentially relevant judicial doctrines, including the step transaction, business purpose, economic substance, substance over form, and sham transaction doctrines, which, if applicable to us, would deny or limit our tax deductions and tax losses. Under these judicial doctrines, for example, tax deductions and losses from a transaction or investment generally will be disallowed if the transaction or investment has no economic substance apart from tax benefits. Special counsel, however, has expressed the opinion that we will possess the requisite profit motive under §183 of the Code, and the IRS anti-abuse rule in

Treas. Reg. §1.701-2 and the potentially relevant judicial doctrines listed above will not have a material adverse effect on the tax consequences of an investment in us by a typical limited partner as described in special counsel’s opinions. In this regard, special counsel’s opinions are based in part on:
•	our general partner’s representation that our principal purpose is to conduct our business as described in this prospectus on a profitable basis to you and our other limited partners, apart from tax benefits; and

•	the abilities and experience of our general partner’s management. See the “Management” section of this prospectus and “Appendix B — Prior Performance Tables,” to this prospectus.
Interest and Penalties
Taxpayers must pay interest on underpayments of federal income taxes and the Code contains various penalties, including a penalty under §6662 of the Code equal to 20% of the amount of a substantial understatement of federal income tax liability. There is a substantial understatement of federal income taxes by a noncorporate taxpayer if the correct income tax, as finally determined, exceeds the income tax actually shown on his or her tax return by the greater of 10% of the correct tax or $5,000. A noncorporate taxpayer may avoid this penalty if the understatement was not attributable to a “tax shelter,” as that term is defined below, and there is or was substantial authority for the taxpayer’s tax treatment of the item that caused the understatement, or if the relevant facts were adequately disclosed on the taxpayer’s tax return and the taxpayer had a reasonable basis for the tax treatment of that item. However, in the case of an understatement that is attributable to a “tax shelter,” as that term is defined below, which may include us for this purpose, the penalty may be avoided only if there was reasonable cause for the underpayment and the taxpayer acted in good faith, or there is or was substantial authority for the taxpayer’s treatment of the item and the taxpayer reasonably believed that his or her tax treatment of the item was more likely than not the proper treatment. For purposes of this penalty, the term “tax shelter” includes a partnership if a “significant” purpose of the partnership is the avoidance or evasion of federal income tax. In this regard, because the IRS has not explained what a “significant” purpose of avoiding or evading federal income taxes means, our special counsel cannot express an opinion as to whether we are a “tax shelter” as defined by the Code for purposes of this penalty.
In addition, there is a 20% penalty under §6662A of the Code for a reportable transaction understatement of federal income taxes on a taxpayer’s personal federal income tax return for any tax year. This penalty is increased from 20% to 30%, and a “reasonable cause” exception to the penalty is not available, if the taxpayer fails to properly disclose his participation in a reportable transaction to the IRS, whether or not there actually is an understatement of federal taxes on the taxpayer’s return with respect to the reportable transaction. A reportable transaction understatement generally is the amount of the increase (if any) in taxable income resulting from the proper tax treatment of a tax item instead of the taxpayer’s treatment of the tax item on the taxpayer’s tax return, multiplied by the highest applicable income tax rate. A tax item is subject to these rules if it is attributable to:
•	any listed transaction (a transaction is a listed transaction if it is the same as, or substantially similar to, a transaction that the IRS has publicly determined is a tax avoidance transaction); and

•	any of four other types of reportable transactions, if a “significant” purpose of the transaction is federal income tax avoidance or evasion. As discussed above, because of a lack of clear legal authorities, special counsel is unable to render an opinion as to whether or not we would be deemed to have a significant purpose of tax avoidance.
One of the four types of reportable transactions noted above, other than listed transactions, is a “loss transaction,” if a significant purpose of the transaction is federal income tax avoidance or evasion. Under Treas. Reg. §1.6011-4, a loss transaction, subject to certain exceptions, is any investment resulting in a partnership or any noncorporate partner of a partnership claiming:
•	a loss under §165 of the Code of at least $2 million in any single taxable year; or

•	$4 million in aggregate §165 losses in the taxable year that the investment is entered into and the five succeeding taxable years combined.
For this purpose, a §165 loss includes certain amounts deductible under any provision of the Code that treats a transaction as a sale or other disposition or otherwise results in a deduction under §165. Losses under §165 from fire, storm or other casualty, theft or a compulsory or involuntary conversion are not taken into account in determining whether a transaction is a loss transaction. With respect to our intended activities, under IRS rulings a loss under §165 from the sale or exchange of our equipment, leases or secured loans, if any, will not be taken into account in determining whether we are a loss transaction type of reportable transaction, as described above, if the asset we sold at a loss was never separated from the income it generated and the basis of the asset was a qualifying basis. In this regard, our adjusted basis in our equipment, leases and secured loans will be a qualifying basis if it is equal to, and is determined solely by reference to, the amount paid in cash by us for the asset. However, because we intend to borrow a significant portion of the acquisition price of our portfolio of equipment, leases and secured loans, any losses from the eventual sale of our equipment assets may not qualify for this exclusion from §165 losses if the borrowing is treated by the IRS as separating the asset from the income it generated, as discussed above. Generally, an amount we paid in cash for the asset would not be disregarded merely because we issued a debt instrument to obtain the cash. However, if we issued a debt instrument to the person (or a related party) who sold the asset to us, assumed a debt instrument or acquired an asset subject to a debt instrument issued by the person (or a related party) who sold the asset to us, we would be treated as having paid cash for the asset only if the debt instrument was secured by the asset and all amounts due under the debt instrument were paid in cash no later than the time we sold the asset for which the loss was claimed.
It is possible (although not anticipated by us) that we could realize a §165 loss, or aggregate §165 losses, that would meet one or both of the dollar amount thresholds described above. Becoming a reportable transaction would not, by itself, mean that our tax treatment of our activities was improper or that we were a reportable transaction. It would, however, increase the likelihood that the IRS would audit our annual information income tax returns. See the “Risk Factors — An IRS Audit of Our Annual Federal Information Tax Return May Result in Adjustments to, or An Audit of, Your Personal Income Tax Returns,” section of this prospectus. In any taxable year in which we determine we are, or are reasonably likely to become, a reportable transaction, we must file an information return with the IRS, and our general partner must maintain a list that identifies you and our other investors and provides other information required by the IRS concerning our limited partners’ investments in us. No filing by you and our other limited partners would be required unless your allocable share of our §165 losses separately met either the $2 million or the $4 million threshold amounts described above, or we became a reportable transaction for some reason other than §165 losses and you were deemed under the Code and the Treasury Regulations to have participated in us as a reportable transaction. For individuals there is a $10,000 penalty for failing to disclose participation in a reportable transaction (other than a listed transaction for which the penalties are much greater) when required to do so, even if it is ultimately found by the IRS or the courts that there was no understatement of federal taxes with respect to the reportable transaction.
State and Local Taxation
Your share of our taxable income or loss generally must be included in determining your reportable income for state or local tax purposes in the jurisdiction where you reside. Also, other states in which we do business may require you and our other limited partners to file state income tax returns and may impose taxes on your pro rata share of our income derived from that state. In addition, we may be required to withhold state and local taxes on your share of our income or assets, regardless of whether we make cash distributions to you. Any tax losses generated by our operations in one state may not be available to offset income from our operations in other states. To the extent that you pay tax to a state by virtue of our operations within that state, however, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Your payment of these state and local taxes may be deductible by you for regular federal income tax purposes if you itemize your deductions (which will be offset by any refunds you receive of those taxes that you deducted in a prior year), but will not be deductible for alternative minimum tax purposes. See
"- Alternative Minimum Tax,” above.
Your personal federal, state and local income tax returns are your responsibility. It is not practical for our special counsel to evaluate the many different state and local tax laws that may affect you and our other limited partners as a result of our doing business in those states and localities, and our special counsel’s tax opinion letter does not include any opinion with respect to your potential liability for state and local taxes or tax return filing requirements. You are urged to seek advice based on your particular circumstances from an independent tax advisor to determine the effect state and local taxes and their tax return filing requirements may have on you in connection with this investment.
Social Security Benefits and Self-Employment Tax
As a limited partner, your share of our income or loss will not be subject to self-employment tax. In addition, you will not earn any increased benefits under the Social Security Act by investing in us and if you are currently receiving Social

Security benefits, your share of our taxable income will not be taken into account in determining any reduction in your Social Security benefits because of “excess earnings.”
Federal Tax Treatment of Foreign Investors
Our income, if any, generally will be subject to U.S. income taxes in the hands of foreign investors, and foreign investors may be required to file U.S. federal income tax returns to report their respective shares of our income, gains, losses, deductions and other tax items. Additionally, we must withhold federal income taxes on each foreign investor’s share of our income, whether or not any cash distributions are made. We will deduct any amount required to be withheld from distributions otherwise payable to the foreign investor, and the foreign investor will be liable to repay us for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors are urged to seek advice based on their particular circumstances from an independent tax advisor regarding the applicability of these rules and the other tax consequences of an investment in us.
Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations (Including IRA’s)
Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and individual retirement accounts (“IRA’s”), generally are exempt from federal income tax. However, the amount of any unrelated business taxable income (“UBTI”), less directly connected allowable deductions, that exceeds a specific deduction of $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations in addition to those listed above, may also be subject to tax. If a tax-exempt entity purchases our units, including IRA’s, most of its share of our net income, if any, in a given year will be UBTI, because we expect to borrow 80% to 85% of the acquisition costs of our portfolio. In addition, if a charitable remainder trust has any UBTI, then all of its otherwise non-taxable income will be subject to tax. We urge tax-exempt entities, including IRA’s, considering the purchase of our units to seek advice based on their particular circumstances from an independent tax advisor regarding the tax consequences to them of investing in us, including the likelihood of their incurring or increasing any UBTI.
INVESTMENT BY QUALIFIED PLANS
Fiduciaries under ERISA
Under the federal law commonly known as ERISA, fiduciaries of qualified plans must act solely for the benefit of the plan’s participants and beneficiaries. A fiduciary must:
•	perform its duties with the skill, prudence and diligence of a prudent person;

•	diversify the plan’s investments so as to minimize the risk of large losses; and

•	act in accordance with the plan’s governing documents.
IRA’s generally are not subject to ERISA’s fiduciary duty rules. Fiduciaries include anyone who exercises any control over the management or the funds or other property of the plan. In addition, a plan participant who exercises control over his or her individual account in the qualified plan under a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Although some qualified plans of sole proprietorships, partnerships and closely-held corporations are not subject to ERISA’s fiduciary duty rules, they, as well as IRA’s and self-directed accounts, are subject to the IRS’s prohibited transaction rules, which are discussed below.
We urge each fiduciary of an IRA or a qualified plan to consider these rules in the context of the particular circumstances of the IRA or the qualified plan before purchasing our units.
Prohibited Transactions
ERISA and the Code prohibit qualified plans and IRA’s from engaging in certain transactions involving their assets, which are referred to as “prohibited transactions,” with certain parties, which are referred to as “disqualified persons.” Disqualified persons include:
•	fiduciaries of the qualified plan or IRA;

•	officers, directors, certain shareholders and other owners of the company sponsoring the qualified plan; and

•	persons and legal entities sharing certain family or ownership relationships with other disqualified persons.
In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules. Types of prohibited transactions include:
•	direct or indirect transfers of a qualified plan’s or IRA’s assets to a disqualified person;

•	the use of a qualified plan’s or IRA’s assets by a fiduciary for his or her personal benefit; and

•	a fiduciary receiving cash or other consideration for his or her own benefit from a third-party in connection with a transaction involving the assets of the qualified plan or the IRA.
Under ERISA, a disqualified person that engages in a prohibited transaction must return any profits to the plan and pay back any losses to the plan. Also, the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction. These prohibited transactions generally must be undone by the disqualified person to avoid additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which he or she is a beneficiary, the IRA will cease being an IRA and all of its assets will be treated as if they had been distributed to the taxpayer in the year in which the prohibited transaction occurred, which may result in additional penalties to the taxpayer.
Subject to the rules discussed below, in order to avoid a prohibited transaction under the Code or ERISA, our units may not be purchased by a qualified plan or an IRA with funds or other assets for which we or any of our affiliates are fiduciaries.
Plan Assets
In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested are deemed to be the assets of the qualified plan or the IRA itself. If our assets were determined to be plan assets, then fiduciaries of the qualified plans and IRA’s that purchase our units might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, may be prohibited transactions. Moreover, fiduciaries of qualified plans or IRA’s subject to ERISA’s fiduciary duty rules that purchase our units might be deemed to have improperly delegated their fiduciary responsibilities to us. ERISA, however, exempts certain investments from the look-through rule. Under the Department of Labor’s current regulations, our assets will not be treated as plan assets of a qualified plan or IRA limited partner if:
•	our units are publicly offered, which means that our units must be “freely transferable,” as that term is defined by ERISA;

•	less than 25% of our units are owned by qualified plans, IRA’s, and certain other employee benefit plans; or

•	we are an operating company.
We cannot be certain that our units will be deemed to be freely transferable under the regulation, or that we will be deemed to be an operating company, because those issues involve factual determinations. Therefore, we will rely on the “less than 25%” ownership exemption, and we will ensure that qualified plans, IRA’s, and certain other employee benefit plan investors at all times own less than 25% of the total number of our outstanding units. In making this determination, we will, as provided in the Department of Labor’s regulations, disregard the value of any units held by our general partner, any person who provides investment advice for a fee with respect to our assets, and any affiliate of those persons.
Other ERISA Considerations
In addition to the considerations described above in connection with the “plan asset” issue, a fiduciary’s decision to cause a qualified plan or IRA to purchase our units should involve, among other factors, considerations that include whether:
•	the purchase is prudent in light of the illiquid nature of our units and potential minimum required distributions from the plan or IRA, see the “Risk Factors — Your Ability to Dispose of Your Investment in Us Will Be Limited” section of this prospectus;

•	the investment will provide sufficient cash distributions in light of required benefit payments and other needs for liquidity;

•	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from us; and

•	the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
We have not yet begun operations and will depend on our offering proceeds and borrowings to carry on our proposed activities. We intend to use the offering proceeds, after paying dealer-manager fees, sales commissions, the up to 0.5% bona fide accountable due diligence reimbursements, the organization and offering expense allowance and other permitted fees and establishing a working capital reserve, to purchase and lease equipment, finance secured loans and purchase portfolios of equipment subject to existing leases and secured loans. In addition, we will seek to finance approximately 80% to 85% of the purchase price of our equipment, leases and secured loans by borrowing funds through short-to intermediate-term facilities and, if possible, through securitizations. However, the securitization market has seen a sharp fall in the number of rated securitized transactions and the amount issued during the first quarter 2008 as compared to the first quarter of 2007, given that investors are taking an increasingly cautious stance toward structured finance transactions. As of the date of this prospectus, we have no arrangements with, or commitments from, any lender to provide financing to us. To the extent that our offering proceeds are less than the maximum, or we are unable to obtain borrowings, our ability to diversify our investments will be reduced, which could reduce the return on your investment in us.
Initially, we intend to establish working capital reserves of approximately 1% of our offering proceeds, which we believe will be sufficient to satisfy our liquidity requirements. However, our operating costs will adversely affect our liquidity and to the extent that our working capital reserves are insufficient to satisfy our cash requirements, we will seek to obtain additional funds through third-party financing, which may not be available on terms acceptable to us or at the times when we need it.
Fluctuations in prevailing interest rates will affect us, because the cost of capital as reflected in interest rates is a significant factor in determining the market rate for our equipment leases and secured loans and the cost of the funds we intend to borrow to increase the size of our portfolio. Higher interest rates will:
•	increase our borrowing costs;

•	reduce our yield on leveraged investments;

•	reduce the amount of financing we may be able to obtain because of a reduction in value of our fixed-rate equipment leases and secured loans; and

•	possibly, reduce the desirability of using leverage to increase the size of our portfolio.
Interest rate changes generally will result in corresponding changes in rates on new equipment leases and secured loans as well as variable rate financing or new financing. Except as discussed above, interest rate fluctuations would generally have little or no effect on amounts payable under existing equipment leases and secured loans as their rates would generally be fixed.
We expect that our short-term borrowings will have variable interest rates and that some or all of any longer term facilities we may obtain will also have variable rates. Because warehouse debt is short-term, we do not believe it carries material interest rate risk. However, we will seek to manage interest rate risk in any CP conduit or variable rate term note securitization by engaging in hedging transactions that would have the effect of fixing our interest rate on those obligations.

SUMMARY OF OUR PARTNERSHIP AGREEMENT
The following is a brief summary of the material provisions of our partnership agreement that are not covered elsewhere in this prospectus. The partnership agreement sets out the terms and conditions on which we will conduct our business and affairs, including the rights and obligations of you and our other limited partners. A copy of our partnership agreement is included as Appendix A to this prospectus. You should read the entire partnership agreement carefully before purchasing our units.
General
We are a Delaware limited partnership formed with LEAF Asset Management, LLC as our general partner. Our registered office in Delaware is 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. We may change our registered office place of business by written notice to you. Our general partner’s offices are located at One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103.
Our term began when we filed a certificate of limited partnership with the Delaware Department of State in 2008. Under our partnership agreement, we will terminate at midnight on December 31, 2032, or earlier if a dissolution event occurs as described in “- Events Causing Dissolution,” below. However, our general partner anticipates that our actual term before we cease operations as a limited partnership and liquidate our assets will be much shorter, approximately 9 years after the date of this prospectus.
Capital Contributions
Our general partner contributed $1,000 in cash as its capital contribution to us in exchange for a 1% interest in our income, losses and cash distributions. Each limited partner will contribute $100 to our capital for each unit purchased, other than the original limited partner and certain classes of limited partners (including our general partner and its affiliates) who purchase units with the price discounts described in the “Plan of Distribution” and “How to Subscribe” sections of this prospectus. You and our other limited partners are not obligated to make additional capital contributions to us, except as described below under “- Limited Liability of Limited Partners.”
Powers of our General Partner
Except as otherwise specifically provided in our partnership agreement, our general partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our general partner may delegate any or all of its duties under the partnership agreement to another person, including any of its affiliates or independent third-parties. The partnership agreement designates our general partner as our tax matters partner and directs it to represent us and you and our other limited partners in all examinations and proceedings of our affairs by tax authorities, and to expend our funds in doing so.
Liability of Our General Partner
Our general partner will be liable for all of our general obligations to the extent we do not pay them. However, our general partner will not have any personal liability for:
•	obligations that are specifically nonrecourse to us; or

•	the repayment of your capital contribution.
Limited Liability of Limited Partners
Our units are not assessable, and you will not have any personal liability for any of our obligations or liabilities. You will only be liable for our obligations and liabilities to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed under Delaware law to be acting as a general partner and you may lose your limited liability as against third-parties who reasonably believe, in doing business with us, that you are a general partner. In addition, Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.
Withdrawal or Removal of Our General Partner
Our general partner may not voluntarily withdraw as our general partner without:

•	60 days’ advance written notice to you and our other limited partners;

•	obtaining an opinion of counsel that the withdrawal will not cause our termination as a limited partnership or materially and adversely affect our federal tax status as a partnership; and

•	the selection of a substitute general partner by limited partners owning a majority of our units.
Our general partner may be removed by limited partners owning a majority of our units. Neither our general partner nor any of its affiliates may participate in any vote by our limited partners to remove our general partner as general partner or appoint a substitute general partner.
Consequences of Withdrawal or Removal of Our General Partner
On the withdrawal or removal of our general partner, we must pay our general partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid fees owed to our general partner by us and the difference between any other amounts owed to our general partner by us and any amounts owed to us by our general partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:
•	in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions from us that our general partner otherwise would have received; or

•	in an involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.
Liability of Withdrawn or Removed General Partner
After the withdrawal or removal of our general partner as our general partner, it will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our general partner and for which it was liable as our general partner. Our general partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.
Transfer of Units
There is no public or secondary market for our units, and we do not expect that a market will develop. Generally, you may transfer or assign your units to any person, whom we call an assignee, only if you satisfy the following conditions:
•	you and the assignee sign a document that our general partner reasonably determines satisfies the following:
•	states your intention that the assignee is to become a substitute limited partner, if that is the case;

•	shows that there is a legal transfer and binds the assignee to all of the terms and provisions of our partnership agreement;

•	includes a representation by both you and the assignee that the assignment or transfer complies with all applicable laws, including the applicable minimum investment and investor suitability requirements under state securities laws; and
•	the assignee pays us a fee that will not exceed $150 for our expenses.
Also, unless our general partner consents, no units may be assigned:
•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed for the person;

•	to any person if, in our counsel’s opinion, the assignment would terminate our taxable year or adversely affect our status as a limited partnership for federal income tax purposes;

•	to any person if, in our counsel’s opinion, the assignment would affect our existence or qualification as a limited partnership under Delaware law or the laws of any other jurisdiction in which we conduct business;

•	to any person not permitted, in our counsel’s opinion, to be an assignee under applicable law, including federal and state securities laws;

•	if the assignment is for less than 50 units unless the assignment is for all of your units;

•	if the assignment would result in your keeping a portion of your units that is less than the greater of:
•	50 units; or

•	the minimum number of units required to be purchased under the minimum investment standards applicable under the state securities laws to your initial purchase of units; or
•	if, in our counsel’s opinion, the effect of the assignment would be to cause the equity participation in us by certain benefit plan and IRA investors to equal or exceed 25% of our total outstanding units at any time.
Any attempt to assign or transfer units in violation of our partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied, and we will amend our partnership agreement at least quarterly to effect the substitution of substitute limited partners.
In addition, our partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership, in our counsel’s opinion, we will not permit any interest in a unit to be assigned or sold which does not meet at least one of the “secondary market” safe harbors set forth in the Treasury Regulations. Under these rules, for example, any transfer that would cause the total of all unit transfers or assignments in a taxable year (including any redemptions of units by us) to exceed 2% of our total capital or profits interests, excluding exempted private transfers, would be prohibited. We anticipate that the “private transfers” and the 2% “lack of actual trading” safe harbors will be the only safe harbors potentially available to you and our other limited partners. For a more detailed summary of these safe harbors, see the “Federal Income Tax Consequences — Partnership Classification” section of this prospectus. If we determine that a purported transfer or assignment of a unit was effected on a secondary market, we have the right to refuse to recognize the proposed transfer or assignment and take any action we deem necessary or appropriate so that the proposed transfer or assignment is not in fact recognized. Also, you must provide us with all information with regard to any transfer or assignment of your units (or any proposed transfer or assignment of your units) that we deem necessary to determine whether it occurred or will occur on a secondary market.
Redemption of Units
We are permitted by the partnership agreement to redeem your units on your request at any time. However, any redemption of units is in our general partner’s sole discretion. For a more complete discussion of the redemption of units, you should read the “Redemption of Units” section of this prospectus.
Books and Records
We will maintain our books and records at our general partner’s principal office. You or your representative will have the right, on written request, subject to reasonable notice and at your own expense, to inspect and copy at our general partner’s principal office any partnership books and records that we maintain. You also will have the right to have a copy of a list of our limited partners (the “Participant List” described below) mailed to you for a reasonable copying charge. However, you must first certify that the list will not be:
•	reproduced and sold to another party;

•	used for any commercial purpose unrelated to your interest in partnership matters; or

•	used for an unlawful purpose.

The Participant List is an alphabetical list of the names, addresses, and business telephone numbers of our limited partners along with the number of units held by each of them. The Participant List is maintained as part of our books and records, and will be updated at least quarterly to reflect changes in the information it contains.
If we or our general partner neglect or refuse to exhibit, produce, or mail a copy of the Participant List as requested, our general partner will be liable to any limited partner requesting the list for the costs, including attorneys’ fees, incurred by that limited partner for compelling the production of the Participant List, and for actual damages suffered by any limited partner by reason of such refusal or neglect. It is a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the Participant List or other information for the purpose of selling the list or copies of the list, or using the list or other information for a commercial purpose other than in the interest of the applicant as a limited partner relative to our affairs. Thus, our general partner will require the limited partner requesting the Participant List to first represent that the list is not being requested for a commercial purpose unrelated to the limited partner’s interest in us. The remedies provided to our limited partners requesting copies of the Participant List are in addition to, and do not in any way limit, other remedies available to our limited partners under federal law or the laws of any state.
Meetings of Limited Partners
There will be no annual or other periodic meetings of the limited partners. However, a meeting of our limited partners must be called by our general partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which our limited partners may vote from limited partners holding 10% or more of the then outstanding units. Every request by our limited partners for a meeting must state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by our limited partners at the meeting. Within 10 days following the receipt of the request, our general partner will give notice to all limited partners of the meeting, and the time and place of the meeting in the manner specified in our partnership agreement. In addition, our general partner may, and if so requested by our limited partners in the manner described above, must, submit the proposed matter, resolution or action for action by consent of our limited partners, in lieu of a meeting. Also, our general partner may call meetings of our limited partners at any time. However, in lieu of a meeting, any matter that could be voted on at a meeting of our limited partners may be submitted by our general partner for action by consent of our limited partners.
Voting Rights of Limited Partners
Limited partners owning a majority of our units may take action on any of the following matters without our general partner’s concurrence:
•	an amendment of our partnership agreement, subject to certain limitations discussed in “- Amendment by Limited Partners Without Our General Partner’s Concurrence,” below;

•	our dissolution;

•	the removal of our general partner and the election of one or more substitute general partners;

•	the sale of all or substantially all of our assets, except in connection with securitization financings or sales in the ordinary course of liquidating our investments after the operating period; and

•	the cancellation of any contract for services to us with our general partner or its affiliates, subject to certain exceptions, such as the Origination and Servicing Agreement, without penalty on 60 days notice.
Our general partner and its affiliates may not vote or consent on matters submitted to our limited partners regarding the removal of our general partner and the election of a substitute general partner or regarding any transaction between us and our general partner or any of its affiliates. In determining the requisite percentage of units necessary to approve a matter on which our general partner or its affiliates may not vote or consent, any units owned by our general partner or its affiliates cannot be included in either the numerator or the denominator.
Limited partners who dissent from any matter approved by limited partners owning a majority of our units are bound by the vote and do not have a right to appraisal or automatic repurchase of their units.

Amendment by Limited Partners Without Our General Partner’s Concurrence
Amendments of our partnership agreement by our limited partners without our general partner’s concurrence may not allow our limited partners to take part in the control or management of us or our business, or contract away our general partner’s fiduciary duties to our limited partners. In addition, any proposed amendment of the partnership agreement that would:
•	change how our partnership agreement can be amended, will require the consent of all of our limited partners;

•	alter the rights, powers, duties or obligations of our general partner, will require our general partner’s consent; or

•	adversely affect any partner’s share of our cash distributions or allocations of income or loss will require the consent of each partner affected by the change.
Amendment by Our General Partner Without the Consent of the Limited Partners
Our general partner may, without the consent of you and our other limited partners, amend our partnership agreement for the benefit or protection of you and our other limited partners, including any one or more of the following:
•	adding to our general partner’s duties or obligations, or surrendering any of its rights or powers;

•	curing any ambiguity in, or correcting or supplementing any provision of, our partnership agreement;

•	preserving our status as a limited partnership for federal income tax purposes;

•	deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added; or

•	changing our name or the location of our principal office.
Events Causing Dissolution
We will dissolve when any of the following events occurs:
•	withdrawal or removal of our general partner if a substitute general partner has not been admitted;

•	our dissolution is approved on a vote of limited partners owning a majority of our units;

•	the sale of all or substantially all of our assets other than in connection with a financing transaction, such as a securitization;

•	the expiration of our term; or

•	any other event which would cause us to dissolve under Delaware law.
Liquidation
When a dissolution event occurs, we will liquidate our investments and other assets and distribute the proceeds, after we pay our debts and expenses, to our partners in accordance with their percentage ownership in us. Our existence will terminate once we have paid all our debts and expenses and made final distributions to our partners. You are not guaranteed the return of, or a return on, your investment in us as a result of any of these distributions.
Roll-Up Transactions
We may enter into a “roll-up” transaction only on the vote or consent of limited partners owning a majority of our units and on satisfaction of certain other conditions described below. A “roll-up transaction” generally is a transaction involving the acquisition, merger, conversion or consolidation of us, as a partnership, with an entity created by, or surviving, the transaction (the “roll-up entity”), and the issuance of securities by the roll-up entity. The term “roll-up” does not cover specified transactions, including our conversion into a different legal form, if there will be no significant adverse change in unit voting rights, our term, the compensation we pay our general partner and its affiliates, our investment objectives or the federal income tax consequences of owning a unit.
In order for us to enter into a proposed roll-up transaction, the additional conditions set forth below must be met.
•	All of our assets must be appraised by a competent, independent expert, which our partnership agreement defines as a person with no material current or prior business or personal relationship with our general partner or its affiliates who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement for the offering. Our assets must be appraised on a consistent basis, and the appraisal must be based on an evaluation of all relevant information and indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal must assume an orderly liquidation of our assets over a 12 month period. The terms of the engagement of the independent expert must clearly state that the engagement is for the benefit of us and our limited partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our limited partners in connection with the proposed roll-up transaction.

•	The sponsor of the proposed roll-up transaction must offer to our limited partners who vote “no” on the proposal the option of either:
•	accepting the roll-up securities; or

•	one of the following:
•	remaining as limited partners in us on the same terms and conditions as existed previously; or

•	receiving cash equal to the limited partner’s pro rata share of the appraised value of our net assets.
•	We may not participate in any proposed roll-up transaction that would result in our limited partners having voting rights that are less than those provided for under our partnership agreement. If the roll-up entity is a limited partnership, the voting rights of our limited partners must correspond to the voting rights provided for in our partnership agreement to the greatest extent possible.

•	We may not participate in any proposed roll-up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). We may not participate in any proposed roll-up transaction that would limit the ability of a limited partner to exercise the voting rights of that limited partner’s securities of the roll-up entity on the basis of the number of our units held by that limited partner.

•	We may not participate in any proposed roll-up transaction in which our limited partners’ rights of access to the records of the roll-up entity would be less than those provided for under our partnership agreement.

•	We may not participate in any proposed roll-up transaction in which any of the costs of the transaction would be borne by us if the roll-up transaction is not approved by our limited partners.
REDEMPTION OF UNITS
Redemption Price of Units
Your units are illiquid and can be redeemed by us only if the redemption provisions in our partnership agreement, which are summarized below, are met. If we do redeem your units, which may include a reasonable administrative fee charged to you and is in our general partner’s sole discretion, the redemption price for your units will depend on when you present your units for redemption. If you present your units for redemption:

•	during the offering period, the redemption price will equal $89.50 per unit for units purchased at the Distribution Investment Unit Price with your distributions from us, or (except in Arizona, Ohio and Massachusetts) LEAF I, LEAF II and/or LEAF III, and $93 per unit for all other units, less distributions paid to you;

•	during the remaining five year portion of the operating period after the offering period closes, the redemption price will equal $89.50 per unit for units purchased at the Distribution Investment Unit Price with your distributions from us, or (except in Arizona, Ohio and Massachusetts) LEAF I, LEAF II and/or LEAF III, and $93 per unit for all other units, plus a 4% annual return for each full twelve-month period in which you were a limited partner, less distributions paid to you; or

•	during the maturity period, the redemption price will equal the equity for one unit as set forth on our balance sheet in our most recent periodic report filed with the SEC before your redemption request, less distributions paid to you since the date of the balance sheet.
The redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the maturity period. You may realize a greater return by holding on to your units for the duration of our term.
Procedure for Redemption of Units
To redeem your units, you must send us a written request in a form satisfactory to us. The request must be signed by all of the owners of the units. We will consider redemption requests to have been made on the earlier of the date the request is personally delivered with receipt acknowledged; or mailed by certified mail, return receipt requested, postage prepaid, at our general partner’s address set forth in this prospectus. We will accept or deny redemption requests quarterly.
Restrictions on Redemption of Units
We have no obligation to redeem your units, and will do so only in our general partner’s sole discretion. Beginning when you are admitted as a limited partner and at any time thereafter, you may request that we redeem your units. In any calendar year, we will not redeem any units that, in the aggregate, together with all other transfers of units made to date during the calendar year, subject to certain exceptions, exceed 2% of our total capital or profits interests, or that we reasonably believe might exceed 2% of our total capital or profits interests, as of the last day of the calendar year. This limitation is required so that we will not be treated as a publicly traded partnership for tax purposes. If we believe that the 2% limitation may be reached before year-end, we may redeem only a portion, or none, of the units for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based on the financial hardship of the limited partners requesting redemption.
In addition, we will not redeem units if, in our general partner’ s sole discretion, we do not have sufficient cash on hand. We intend to reinvest a substantial portion of our revenues during the operating period, which begins with the initial closing date in this offering and ends five years later. Also, we will not redeem units if the redemption would impair our capital or our operations, which our general partner will decide in its sole discretion. Cash used to redeem units will reduce our cash available for making investments, reinvestments and distributions to our remaining limited partners. If we receive requests to redeem more units than there are funds available to redeem, we expect to give priority:
•	first, to hardship redemptions (e.g., requests arising from death, major medical expense, family emergency, disability, a material loss of family income, etc.);

•	second, to provide liquidity for IRA’s or qualified plans to meet required distributions; and

•	third, to all other redemption requests.
Consequences of Redemption of Units
If we redeem all of your units, then you will no longer be a limited partner and you will have no interest in us. However, a redemption of all of your units will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. Also, any gain realized by you on the redemption of your units, if you held them as a capital asset and held them for more than one year, generally will be a capital gain, but your gain may be treated as ordinary income to the extent of your share of:

•	recapture of your cost recovery deductions on our equipment leased to others under operating leases;

•	our substantially appreciated inventory items; and

•	our unrealized receivables.
See the “Federal Income Tax Consequences – Sale or Other Disposition of Units” section of this prospectus.
You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the tax consequences to you of a redemption of your units.
REPORTS TO LIMITED PARTNERS
Tax Reports
By March 15 of each year we will send you a statement of your share of our income, gains, losses, deductions and other tax items for the previous calendar year just ended to enable you to prepare your income tax returns.
Annual Reports
Within 90 days after the end of each year, we will send you an annual report that will include:
•	Our audited financial statements for the fiscal year, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity, accompanied by an auditor’s report containing an opinion of our accountants.

•	A breakdown, by source, of distributions made during the year to you and to our general partner.

•	A status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, if any, including information relevant to the condition and use of the equipment.

•	A detailed statement of:
•	the services rendered and compensation paid or reimbursed to our general partner and its affiliates; and

•	a summary of the terms and conditions of any contract with our general partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.
•	Our general partner’s allocation of costs and expenses reimbursed by us to our general partner and its affiliates will be included within the scope of our annual audit by our independent public accountants.

•	Information regarding investments made by us during the fiscal year, until all of the capital contributions to us by you and our other limited partners have been invested, reinvested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement.

•	A customer account statement.
Quarterly Reports
Within 45 days after the end of each of the first three quarters in each year, we will send you an interim report for the quarter that will include:
•	Our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity; or

•	if our units are registered under Section 12(g) of the Securities Exchange Act of 1934, which we anticipate, a copy of our Quarterly Report on Form 10-Q filed by us with the SEC.
•	A detailed statement of:
•	the services rendered and compensation paid, and any expenses reimbursed, to our general partner or its affiliates, and

•	a summary of the terms and conditions of any contract with our general partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.
•	Information regarding investments made by us during the quarter, until all of the capital contributions to us by you and our other limited partners have been invested, reinvested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement.
Reports to State Securities Laws Administrators
Our general partner will submit to all state securities law administrators, including Arizona, California and Ohio, any information concerning us that the administrators require, including, but not limited to:
•	reports and statements required by our partnership agreement to be distributed to you and our other limited partners; and

•	reports required to be filed with the administrators under the applicable state securities laws, regulations or policies, which may include copies of our SEC filings under the Securities Exchange Act of 1934.
PLAN OF DISTRIBUTION
Commissions
Our units will be offered on a “best efforts” basis by Chadwick Securities, an affiliate of our general partner, acting as dealer-manager of this offering, and by other selected registered broker/dealers that are members of FINRA, acting as selling dealers. Chadwick Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by its affiliates and became a FINRA member firm in 2005. Best efforts generally means that the dealer-manager and selling dealers will not guarantee that a certain number of units will be sold in this offering. Although the dealer-manager may participate in this offering on the same basis as the selling dealers, it does not anticipate that it will directly sell a material number of units. No selling dealers have been identified as of the date of this prospectus.
Units also may be sold by the officers and directors of our general partner in those states where they are licensed to sell our units or are exempt from such licensing requirements. If so, the Fund’s annual report to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 will include disclosure of a per unit estimated value of the Fund’s securities, the method by which it was developed, and the date of the data used to develop the estimated value per FINRA Conduct Rule 2810 (b)(5). All offers and sales of units by our general partner’s officers and directors will be made under the SEC safe harbor from broker/dealer registration provided by SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Act”).
We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our units. Subject to the exceptions described below, the dealer-manager will receive on each unit sold:
•	a 3% dealer-manager fee;

•	a 7% sales commission; and

•	an up to 0.5% reimbursement of the selling dealers’ bona fide accountable due diligence expenses.

All of the sales commissions will be reallowed to the selling dealers except sales commissions payable for units sold directly by the dealer-manager, if any, and all of the up to 0.5% reimbursement of the selling dealers’ bona fide accountable due diligence expenses will be reallowed by the dealer-manager to the selling dealers. With respect to the up to 0.5% reimbursement of a selling dealer’s bona fide accountable due diligence expenses, any bill presented by a selling dealer to Chadwick Securities for reimbursement of costs associated with the selling dealer’s due diligence activities must be for actual costs, including overhead, incurred by the selling dealer and may not include a profit margin. It is the responsibility of our general partner and Chadwick Securities to ensure compliance with the above guideline. If the selling dealer provides Chadwick Securities a detailed and itemized bill for actual due diligence expenses that is in excess of 0.5%, then the excess over 0.5% will not be included within FINRA’s 10% underwriting compensation guideline, but instead will be included within FINRA’s 4.5% organization and offering costs guideline under FINRA Conduct Rule 2810. In this regard, the excess will be allocated to issuer costs only if a detailed and itemized invoice is submitted to our general partner.
Out of its 3% dealer-manager fee, the dealer-manager may pay selling dealers a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager in an amount equal to up to 1% of the purchase price of each unit sold by them. The dealer-manager also will have the right, but not the obligation, to use a portion of its dealer-manager fee to provide the selling dealers with, or reimburse them for, permissible non-cash compensation under FINRA Conduct Rule 2810, which includes the following:
•	an accountable reimbursement for certain expenses related to bona fide training and education meetings for associated persons of the selling dealers;

•	gifts that do not exceed $100 per person per year, and are not preconditioned on achievement of a sales target;

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment that is neither so frequent nor so extensive as to raise any question of propriety, and is not preconditioned on achievement of a sales target; and

•	contributions to a non-cash compensation arrangement between a selling dealer and its associated persons, provided that neither we, our general partner nor the dealer-manager may directly or indirectly participate in the selling dealer’s organization of a permissible non-cash compensation arrangement.
The dealer-manager is responsible for ensuring that all non-cash compensation arrangements comply with FINRA Conduct Rule 2810. In addition, based on its past experience Chadwick Securities expects to attend seminars, national and regional conferences and other meetings sponsored by selling dealers, and pay compensation to the selling dealers for its attendance at those meetings, which will usually be in addition to the selling dealers’ marketing fee, but may sometimes be deducted from the marketing fee, and also may be paid from the dealer-manager fee. All of these seminars, national and regional conferences and other meetings, including the compensation paid to the selling dealers, will be in compliance with FINRA Conduct Rule 2710 (i)(2). In no event shall the non-cash compensation under FINRA Conduct Rule 2810 and the marketing fee paid to the selling dealers represent more than 1% of the offering proceeds received by us.
Our general partner also is using the services of wholesalers who are employed by it or its affiliates and are registered through Chadwick Securities These individuals will receive salaries and expense reimbursements in connection with this offering and also will receive commissions for subscriptions obtained through their efforts, which will be paid from the dealer-manager fee. The dealer-manager will retain the remainder of the dealer-manager fee that is not reallowed to the wholesalers, paid to the selling dealers as a marketing fee, or provided or reimbursed to the selling dealers as permissible non-cash compensation.
This offering will be made in compliance with FINRA Conduct Rule 2810 and all compensation, paid to selling dealers and wholesalers, regardless of the source, including permissible non-cash compensation, will be limited to 10% of our gross offering proceeds plus the up to 0.5% reimbursement for bona fide accountable due diligence expenses on each unit sold. Also, this offering will be made in compliance with FINRA Conduct Rule 2810(b)(2)(C) and the selling dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer.
Subject to the following, you and our other investors will pay $100 per unit and generally will share in our income, losses, and cash distributions based on your respective number of units. However, the subscription price for:

•	our general partner, its officers, directors, and its other affiliates;

•	investors who buy units through the officers and directors of our general partner;

•	registered investment advisors, and clients of registered investment advisors who are paid a percentage of assets under management instead of a sales commission on the sale of our units; and

•	the dealer-manager, selling dealers and their registered representatives and principals;
will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to those sales.
Also, when you subscribe for the minimum investment amount of $5,000 (50 units) you may elect on your subscription agreement to have your distributions from us invested in additional units during the offering period, to the extent units are available for purchase, without a minimum investment amount for the additional units and at the Distribution Investment Unit Price. In addition, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in LEAF I, LEAF II and/or LEAF III, which are prior affiliated equipment leasing and finance funds, you may elect on your subscription agreement to purchase our units with the proceeds of your cash distributions from one or more of those funds during our offering period, to the extent units are available for purchase. All units purchased by you with distributions from LEAF I, LEAF II and/or LEAF III will be purchased on the same terms as our other units are being offered, except that the subscription price for those units will be the Distribution Investment Unit Price and there is no minimum number of additional units you must purchase.
These investors who pay a reduced price for their units generally will share in our income, losses and cash distributions on the same basis as you and our other investors who pay $100 per unit. Although our general partner and its affiliates currently intend to buy not less than 10,000 units ($1 million) and may purchase up to approximately 5% of the total units sold in this offering, if that is greater than 10,000 units, those units will not be applied towards the minimum offering proceeds required for us to begin operations.
To help assure an orderly market for our units, our general partner, the dealer-manager and the selling dealers may use any and all methods as they deem appropriate to allocate units among interested investors if they anticipate that the demand for our units will exceed the available supply, provided that no changes to the dealer-manager’s or the selling dealers’ compensation may be made. These methods may include, but will not be limited to:
•	allocations of units to selling dealers for sale to potential limited partners;

•	priority acceptance of subscriptions from investors in previous partnerships sponsored by our general partner or LEAF Financial, an affiliate of our general partner;

•	priority treatment for investors whose subscriptions were declined in previous partnerships sponsored by our general partner or LEAF Financial, an affiliate of our general partner, because the number of units available was not sufficient to accommodate their subscriptions; or

•	any other method that may be approved by our general partner.
This offering will be conducted in compliance with SEC Rule 10b-9. Also, Chadwick Securities and its affiliates will not assist in any transfers of the units, but third-party FINRA members may assist with transfers and they must comply with FINRA Conduct Rule 2810(b)(2).
After we receive the minimum offering proceeds and the subscription checks have cleared the banking system, the dealer-manager fee, the sales commissions, and the up to 0.5% reimbursement for bona fide accountable due diligence expenses will be paid to the dealer-manager and the selling dealers approximately every week until this offering closes. However, before breaking escrow and the initial closing of this offering, our general partner may advance the up to 0.5% reimbursement for bona fide accountable due diligence expenses to the dealer-manager and the selling dealers for units sold by them.

Indemnification
The dealer-manager is an underwriter as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. Our general partner and the dealer-manager have agreed to indemnify each other, and it is anticipated that the dealer-manager and each selling dealer will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.
THE OFFERING
Terms of this Offering and the Offering Period
The minimum amount of offering proceeds that we must receive in order to break escrow and hold the initial closing in this offering is $2 million (20,000 units), and the maximum amount of offering proceeds that we can accept in this offering is $200 million (2,000,000 units). The amount of our minimum required offering proceeds excludes units subscribed for by Iowa and Pennsylvania residents and units subscribed for by our general partner and its affiliates, as discussed in “– Escrow Arrangements,” below.
Your minimum subscription amount is 50 units ($5,000), which also gives you the option to use any distributions you may receive from us during the offering period, to the extent units are available for purchase, to purchase additional units without a minimum amount for the additional units and at the Distribution Investment Unit Price, as described in the “How to Subscribe” section of this prospectus. In addition, unless you are a resident of Massachusetts, Minnesota or Ohio, if you purchased units in LEAF I, LEAF II and/or LEAF III, which are prior affiliated equipment leasing and finance funds, you may elect on your subscription agreement to use your cash distributions from one or more of those funds to purchase our units during the offering period, to the extent units are available for purchase, on the same terms as we are offering our units to other limited partners, except that there is no minimum number of additional units you must purchase and your subscription price will be the Distribution Investment Unit Price as described in the “How to Subscribe” section of this prospectus.
Your subscription to purchase our units will be effective only when it is accepted by our general partner, which reserves the right to reject your subscription in whole or in part, without liability to you. The subscription agreement provided to you for execution must be accompanied by a copy of this prospectus. You have the right to cancel your subscription before it has been accepted by our general partner by giving written notice of your intent to cancel, in a form that is satisfactory to us and is signed by you and every other person who signed your subscription agreement as an investor, if any, to LEAF Asset Management, LLC, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103. We will not complete a sale of units to you until at least five business days after the date you receive a final prospectus.
This offering will end not later than two years from the date of this prospectus. Some states or jurisdictions may require renewal, requalification or other consents in order for us to continue this offering after the end of one year from the date of this prospectus. In addition, we may end this offering at any time. If we do not receive and accept subscriptions for a minimum of $2 million (20,000 units) before one year from the date of this prospectus, we will promptly return all of the subscription funds we have received together with any interest earned on them and without deduction for any fees.
Escrow Arrangements
Until we receive subscriptions for the minimum offering proceeds of $2 million (20,000 units) and admit the initial subscribers as limited partners, the subscription funds will be held in an escrow account at T.D. Bank, National Association, 1701 Route 70 East, Cherry Hill, New Jersey. Subscription funds held in the escrow account will be invested in interest-bearing savings or bank money market accounts so long as they are not mutual funds. Subscribers may not withdraw their subscription funds from the escrow account. On the earlier of the termination of this offering or the satisfaction of the escrow condition and the initial closing in this offering, any interest that accrues on the funds held in escrow will be distributed to the subscribers whose funds were held in escrow and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.
Pennsylvania Investors. Because the minimum closing amount is less than $20 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of Fund subscriptions.
Subscriptions received from residents of Iowa and Pennsylvania will be placed in a separate escrow account and will not be counted toward satisfaction of our minimum offering proceeds of $2 million (20,000 units). Instead, if you are a

Pennsylvania or Iowa resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least 100,000 units ($10 million) including your subscription. In addition, we must offer you the opportunity to rescind your subscription if we have not received subscriptions for 100,000 units within 120 days of the date the escrow agent receives your subscription proceeds. Subsequently, we must repeat this offer to you every 120 days during the offering period until we have received and accepted subscriptions for 100,000 units. On the earlier of the termination of this offering or the satisfaction of the escrow condition, any interest that accrues on the funds held in the escrow account or the subscription account will be distributed to the subscribers whose funds were held in the escrow account and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.
Offering proceeds will be transferred to us from escrow any time after we receive and accept the minimum offering proceeds of $2 million (20,000 units), other than subscriptions from Iowa and Pennsylvania residents and subscriptions from our general partner and its affiliates. Subject to the foregoing, subscribers whose subscription funds have been held in the escrow account will be admitted as limited partners in the initial closing in this offering within 15 days after we have received the minimum offering proceeds of $2 million and broken escrow. Subsequent subscriptions will be held in a separate interest-bearing subscription account pending our general partner’s acceptance or rejection of the subscriptions, and no interest will be paid to those subscribers on their subscription amounts if our general partner accepts their subscriptions.
Our general partner will accept or reject subsequent subscriptions within 30 days after receipt. Investors whose subscriptions are accepted by our general partner will be admitted as limited partners promptly after their subscriptions are accepted, but in any event no later than the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription funds together with any interest earned and without deduction for any fees. If our general partner accepts your subscription, either we or an agent of ours will give your prompt written confirmation of your admission as one of our limited partners.
Our offering proceeds from each closing will be kept in our partnership account and will not be commingled with the funds of any other person or entity. Our general partner will have fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not in its immediate possession or control. Also, our general partner will not employ, nor permit any other person to employ, our funds or assets in any manner except for our exclusive benefit.
The escrow agent’s sole role in this offering is that of escrow holder. As the escrow agent, it has not reviewed any of our offering materials and it makes no representations whatsoever as to the nature of this offering or the compliance of this offering with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value, repayment or any other aspect of an investment in us. The escrow agent does not represent the interests of you or the other potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from our general partner.
HOW TO SUBSCRIBE
If you are investing in us as a natural person, and not as a business or investment entity, you must complete and personally sign the subscription agreement included in Appendix C to this prospectus and deliver it, together with a check for your subscription amount, to a registered representative of a selling dealer. Except as discussed below, your minimum investment amount is 50 units ($5,000). In the case of an IRA or qualified plan, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement in the donor’s fiduciary capacity (e.g. trustee), or both the donor and the fiduciary must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.
In addition, when you subscribe for the minimum investment amount of $5,000 (50 units) you also may elect on your subscription agreement to have your distributions from us during the offering period invested in additional units in us, to the extent units are available for purchase, with no minimum investment amount for the additional units and at a subscription price equal to the Distribution Investment Unit Price.
Also, unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in LEAF I, LEAF II and/or LEAF III, which are prior affiliated equipment leasing and finance funds, you may elect on your subscription agreement to purchase our units during the offering period, to the extent units are available for purchase, with the proceeds of your cash distributions from one or more of those funds. All additional units purchased by you with distributions from LEAF I, LEAF II and/or LEAF III will be purchased on the same terms as our units are being offered to other limited partners, except that the subscription price for those units will be the Distribution Investment Unit Price and there is no minimum number of additional units you must purchase.
Until we receive and accept offering proceeds of $2 million (20,000 units), excluding units subscribed for by our general partner and its affiliates, or $10 million (100,000 units) in the case of residents of Iowa and Pennsylvania as described in “The Offering – Escrow Arrangements” section of this prospectus, checks for the purchase of units should be made payable to “LEAF Equipment Finance Fund 4, L.P. Escrow Account,” even if the selling dealer is a customer carrying broker/dealer. After the initial closing date in this offering, checks for the purchase of units should be made payable to “LEAF Equipment Finance Fund 4, L.P. Subscription Account.”
Selling dealers must forward subscription checks to the dealer-manager promptly, but in no event later than noon of the next business day following their receipt. The dealer-manager must forward these subscription checks to the escrow agent promptly, but in no event later than noon of the next business day following their receipt by the dealer-manager. Our general partner will promptly review each subscription and either will accept or decline your subscription as a limited partner.
SUPPLEMENTAL SALES LITERATURE
In addition to this prospectus, our general partner intends to use the following sales material with the offering of our units:
•	a brochure entitled “LEAF Equipment Finance Fund 4, L.P.”;

•	a slide show presentation and script entitled “LEAF Equipment Finance Fund 4, L.P.”; and

•	possibly other supplementary materials.
We anticipate that the supplemental materials will include information relating to this offering and our general partner and its affiliates. Our supplemental materials may also include audio visual materials and taped presentations highlighting and explaining various features of this offering. We may also respond to specific questions from the dealer-manager, the selling dealers and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the dealer-manager and the selling dealers for customer use, and other materials relating to this offering may be made available to them for their internal use.
Except as described above, our general partner has not authorized the use of any other sales material and the offering of our units is made only by means of this prospectus. All sales materials authorized by us for use in this offering are subject to the following conditions:
•	they must be preceded or accompanied by this prospectus;

•	they do not include all of the information set forth in this prospectus;

•	they will not contain any material information that is not also set forth in this prospectus; and

•	they should not be considered a part of, or incorporated into, this prospectus or the registration statement of which this prospectus is a part.
In addition, supplementary materials, including prepared presentations for group meetings, must be submitted by us to the administrators of applicable state securities laws before they are used, and their use must be preceded or accompanied by this prospectus. Also, all advertisements of, and oral or written invitations to, “seminars” or other group meetings at which our units are to be described, offered, or sold will clearly indicate the following:
•	that the purpose of the meeting is to offer our units for sale;

•	the minimum purchase price of our units; and

•	the name of the selling dealer selling our units.
Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting.
You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.
LEGAL MATTERS
Kunzman & Bollinger, Inc., 5100 N. Brookline, Suite 600, Oklahoma City, OK 73112, has issued its opinion to our general partner regarding the validity and due issuance of our units including assessibility, and its opinion on the material and any significant federal income tax issues to typical individual investors in us. However, the factual statements in this prospectus are our statements or those of our general partner, and counsel has not given any opinions with respect to any of the other tax or legal aspects of this offering except as expressly set forth above.
EXPERTS
The balance sheet of LEAF Equipment Finance Fund 4, L.P. as of January 31, 2008 included in the registration statement and this prospectus has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing in giving such report.
The financial statements of LEAF Asset Management, LLC as of and for the year ended September 30, 2007 included in the registration statement and this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing in giving such report.
FORECASTS
The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that you may receive from the purchase of our units is not permitted.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 with the SEC regarding our units offered by this prospectus. As permitted by the SEC’s rules and regulations, this prospectus, which is part of the registration statement, omits certain information about offering expenses, indemnification of officers and directors, exhibits, schedules and undertakings that are set forth in the registration statement. For further information about us and our units, you may want to review the registration statement, including its schedules and the full text of any contracts, agreements or other documents filed as exhibits to the registration statement. The registration statement may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from the SEC’s web site on the internet at www.sec.gov. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.
As a result of this offering, we will file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from the SEC’s web site on the internet at www.sec.gov.

GLOSSARY
The following terms used in this prospectus shall generally have the following respective meanings as set forth in Section 1.1 of our partnership agreement, which is attached as Appendix A to this prospectus.
(1)	“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to:
•	legal fees and expenses;

•	travel and communication expenses;

•	costs of credit reports, appraisals and reference materials used to evaluate transactions;

•	non-refundable option payments on Investments not acquired;

•	accounting fees and expenses;

•	insurance costs;

•	initial direct costs, as that term is defined under United States generally accepted accounting principles (“GAAP”), which includes any origination fees paid by LEAF Funding, Inc. to any person, including its or its affiliates’ employees, with respect to acquiring and holding Investments on a temporary basis before they are purchased from LEAF Funding, Inc. by us; and

•	miscellaneous other expenses, however designated.
(2)	“Acquisition Fees” means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers that are not affiliates of our general partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

(3)	“Adjusted Capital Contribution” means, as to any limited partner, as determined from time to time, the limited partner’s capital contribution reduced, but not below zero, by:
•	all distributions previously made to the limited partner by us which are deemed by our general partner to reduce the limited partner’s capital contribution under Section 11.3(d)(ii) of our partnership agreement; and

•	all payments previously made to the limited partner in redemption of a portion or all of the limited partner’s units under Section 13.5 of our partnership agreement.
(4)	“Affiliate” means, with respect to any person:
•	any other person directly or indirectly controlling, controlled by or under common control with such person;

•	any other person owning or controlling 10% or more of the outstanding voting securities of such person;

•	any officer, director or partner of such person; and

•	if such person is an officer, director or partner, any other person for which such person acts in such capacity.
(5)	“Affiliated Program” means any program formed by our general partner or any affiliate of our general partner or in which our general partner or any of its affiliates has an interest.

(6)	“Capital Contribution” means:
(i)	as to our general partner, its initial $1,000 contribution to our capital plus any additional amounts as may be contributed to our capital by our general partner; and

(ii)	as to any limited partner, the gross amount of investment in us actually paid by the limited partner, i.e. either the Gross Unit Price, the Net Unit Price or the Distribution Investment Unit Price, without deduction for Front-End Fees (whether payable by us or not);
but excluding Distributable Cash reinvested in additional Investments under Section 9.1(b)(xxv) of our partnership agreement during the Operating Period.

(7)	“Cash Flow” means our gross revenues, without deduction for depreciation, but after deducting our cash funds used to pay all of our other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

(8)	“Cumulative Return” means, as to any limited partner, an amount equal to an 8.5% annual (0.66667% monthly) cumulative return on the limited partner’s adjusted capital contribution (without reduction for any distribution made or to be made to the limited partner on the date of calculation) calculated from a date not later than the last day of the calendar quarter in which the capital contribution of the limited partner as to which the cumulative return is being calculated was made.

(9)	“Distributable Cash” or “Cash Available for Distribution” means Cash Flow plus any amounts released from reserves by our general partner, less amounts allocated to reserves by our general partner.

(10)	“Distribution Investment Unit Price” means the Gross Unit Price less an amount equal to 10.5% of the Gross Unit Price (equivalent to the dealer-manager fee, the sales commission and the due diligence expenses, which will not be paid on the sale) for each unit or fraction of a unit purchased with a limited partner’s distributions from us or, unless the limited partner is a resident of Massachusetts, Minnesota or Ohio, distributions from Lease Equity Appreciation Fund I, L.P., Lease Equity Appreciation Fund II, L.P. or LEAF Equipment Leasing Income Fund III, L.P., which are Affiliated Programs, during the Offering Period, to the extent units are available for purchase, pursuant to an election made by the limited partner on the limited partner’s subscription agreement.

(11)	“Effective Date” means the date this offering is declared effective by the Securities and Exchange Commission.

(12)	“Equipment” means any new, used or reconditioned equipment and related property (including software not included in hardware) acquired by us, or in which we have acquired a direct or indirect interest, and shall also be deemed to include such equipment and related property or other tangible and intangible personal property which at any time is subject to, or serves as the collateral for, a lease or a secured loan.

(13)	“Equipment Management” means all personnel and services necessary to our leasing and financing activities, including but not limited to:
•	leasing and re-leasing of our equipment or financing our equipment through a secured loan;

•	arranging for necessary maintenance and repair of the equipment;

•	collecting revenues;

•	paying operating expenses;

•	determining that the equipment is used in accordance with all operative contractual arrangements; and

•	providing clerical and bookkeeping services necessary to the operation of our equipment.
(14)	“Financing Transaction” means:
•	any extension of credit or loan of money to us or our subsidiaries, including LEAF Affiliates, that is secured by a security interest in our equipment or our other tangible or intangible personal property, any lease of any such property or any secured loan;

•	any notes issued in connection with a securitization of equipment, leases, secured loans, or receivables therefrom; or

•	any transaction in which our equipment, leases or secured loans are sold to a person for purposes of securitization and with customary retained rights or interests.
(15)	“Front-End Fees” means fees and expenses paid by any person for any services rendered during our organizational and offering or acquisition phases, including sales commissions, dealer-manager fees, due diligence expenses, organizational and offering expense allowances, leasing or financing fees, acquisition fees and acquisition expenses (other than any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are affiliates of our general partner) and all other similar fees however designated.

(16)	“Full Payout Lease” means any lease under which the aggregate noncancellable rental payments due during the initial term of the lease, on a net present value basis, are at least sufficient to permit us to recover the entire purchase price of the equipment subject to the lease.

(17)	“Gross Offering Proceeds” means the gross amount of capital contributions, before deduction of Front-End Fees, of all of our limited partners.

(18)	“Gross Revenues” means our gross cash receipts from whatever source (including share of Gross Revenues from our indirect Investments), excluding capital contributions.

(19)	“Gross Unit Price” means $100 per Unit.

(20)	“Investments” means our portfolio, from time to time, of equipment, leases and secured loans, whether we own the portfolio directly or indirectly through an ownership interest in a LEAF Affiliate. In case of such indirect ownership, our Investment shall be deemed to be an amount equal to our percentage ownership in such LEAF Affiliate multiplied by the LEAF Affiliate’s assets which, if owned directly by us, would be Investments.

(21)	“LEAF Affiliate” means an Affiliate of us organized as a partnership, a limited partnership or a limited liability company, with not more than three owners, each of which is an affiliate of us.

(22)	“Management Fees” means, for any month, the following fees, one or all of which may be payable to our general partner, or an affiliate designated by our general partner, in an amount equal to the lesser of the maximum fees set forth below, compared with, in each case, fees that are reasonable and competitive and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments. The maximum permitted management fees for the services described below are as follows:
•	an amount equal to 0.08335% (1% annually) of Gross Revenues on Operating Leases managed by third-parties under our general partner’s or its affiliates’ supervision;

•	an amount equal to 0.33333% (4% annually) of Gross Revenues on Operating Leases managed by our general partner or its affiliates;

•	an amount equal to 0.16667% (2% annually) of Gross Revenues on Full Payout Leases managed by our general partner or its affiliates which contain Net Lease Provisions; and/or

•	an amount equal to 0.16667% (2% annually) of Gross Revenues on Secured Loans managed by our general partner or its affiliates.
(23)	“Maturity Period” means the period commencing on the first day following the end of the Operating Period and continuing for the period deemed necessary by the general partner for the orderly termination of our operations and affairs and the liquidation or disposition of our Investments.

(24)	“Net Disposition Proceeds” means the proceeds realized by us from the sale, refinancing or other disposition of our equipment, including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of the equipment, less all of our liabilities.

(25)	Net Lease Provisions” means contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are net to the lessor. Notwithstanding, a lease may be deemed to contain net lease provisions even if some minor costs or responsibilities remain with the lessor or if the lessor retains the option to require and pay for a higher standard of care or a greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.
(26)	“Net Offering Proceeds” means the Gross Offering Proceeds minus the dealer-manager fees, sales commissions, due diligence expenses and the organization and offering expense allowance payable us.

(27)	“Net Unit Price” means the Gross Unit Price less an amount equal to 7% of the Gross Unit Price (equivalent to the sales commission, which will not be paid on the sale) for each unit or fraction thereof purchased by an affiliated limited partner, other than units purchased by the affiliated limited partner at the Distribution Investment Unit Price.

(28)	“Offering Period” means the period from the Effective Date to the Offering Termination Date.

(29)	“Offering Termination Date” means the earliest of:
(i)	the date on which the Maximum Offering has been sold;

(ii)	two years after the Effective Date (subject to the renewal, requalification or consent of each “Administrator” (as that term is defined in Section 1.1 (6) of the partnership agreement) requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in the Administrator’s jurisdiction); or

(iii)	any earlier date after the Effective Date as may be determined by our general partner in its sole discretion.
(30)	“Operating Lease” means a lease under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the entire purchase price of the equipment subject to the lease.
(31)	“Operating Period” means the period beginning with the initial closing date of this offering and ending five years after the final closing date of this offering.
(32)	“Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.
(33)	“Purchase Price” means, with respect to any Investment, the price paid by us, or on our behalf (including, in the case of indirect ownership of Investments, the price paid by the LEAF Affiliate), for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related:
(i)	Acquisition Fees;

(ii)	Acquisition Expenses; and

(iii)	all liens and encumbrances on the Investments, but excluding points and prepaid interest.
“Purchase Price” also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

(34)	“Secured Loan” means a loan or other extension of credit provided by us to a third-party end user to finance the end user’s purchase of equipment, or a secured loan purchased by us, with that equipment being used as collateral for the repayment of the loan.

Report of Independent Registered Public Accounting Firm
The Member
LEAF Asset Management, LLC
We have audited the accompanying balance sheet of LEAF Asset Management, LLC (a Delaware Corporation and wholly owned subsidiary of Resource America, Inc.) as of September 30, 2007 and the related statements of income, changes in member’s equity and cash flows for the year ended September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Asset Management, LLC (a Delaware Corporation) as of September 30, 2007 and the related results of operations and cash flows for the year ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 21, 2008

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
BALANCE SHEETS

	March 31,	September 30,
	2008	2007
	(unaudited)
ASSETS
Cash	$40,894	$40,289
Due from affiliated partnership	2,628,401	319,909
Due from affiliate	3,229,558	1,471,881
Investment in affiliated partnership	989,610	977,548
Other assets	211,802	—

Total assets	$7,100,265	$2,809,627

LIABILITIES AND MEMBER’S EQUITY
Member’s equity	$7,100,265	$2,809,627

Total liabilities and member’s equity	$7,100,265	$2,809,627

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
STATEMENTS OF INCOME

	For the Six Months	For the Year
	Ended	Ended
	March 31,	September 30,
	2008	2007
	(unaudited)
Revenue:
Management fees	$4,256,102	$1,788,839
Other income	34,536	23,407

	4,290,638	1,812,246

Expenses:
General and administrative expenses	—	5,244

Net income	$4,290,638	$1,807,002

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
STATEMENT OF CHANGES IN MEMBER’S EQUITY
For the six months ended March 31, 2008 (unaudited) and for the year ended September 30, 2007

	Member’s
	Capital	Retained Earnings	Total
Balance at October 1, 2006	$1,000,000	$2,625	$1,002,625

Net income	—	1,807,002	1,807,002

Balance at September 30, 2007	1,000,000	1,809,627	2,809,627

Net income (unaudited)	—	4,290,638	4,290,638

Balance at March 31, 2008 (unaudited)	$1,000,000	$6,100,265	$7,100,265

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
STATEMENTS OF CASH FLOWS

	For the Six	For the year
	Months Ended	ended
	March 31,	September 30,
	2008	2007
	(Unaudited)
Cash flows from operating activities:
Net income	$4,290,638	$1,807,002
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in (income) losses of affiliated partnership	(33,931)	12,579
Increase in due from affiliated partnership	(2,308,492)	(319,909)
Increase in due from affiliate	(1,757,677)	(1,377,963)
Increase in other assets	(211,802)	—
Decrease in accrued expenses	—	(96,596)

Net cash (used in) provided by operating activities	(21,264)	25,113

Cash flows from investing activities:
Investment in affiliated partnership	(1,000)	(1,000,000)
Distributions from affiliated partnership	22,869	10,873

Net cash provided by (used in) investing activities	21,869	(989,127)

Increase (decrease) in cash	605	(964,014)

Cash, beginning of period	40,289	1,004,303

Cash, end of period	$40,894	$40,289

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
NOTES TO FINANCIAL STATEMENTS
For the six months ended March 31, 2008 (unaudited) and for the year ended September 30, 2007
1. ORGANIZATION AND BUSINESS OPERATIONS
LEAF Asset Management, LLC (the “Company”), a Delaware Corporation, was formed on August 29, 2006. The Company’s fiscal year ends on September 30. The Company is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly-traded company (NASDAQ: REXI) operating in financial fund management, commercial finance and real estate sectors. As a result, the financial position, results of operations and cash flows presented herein may not be indicative of the financial position, results of operations and cash flows that may have occurred if the Company was not a indirect wholly-owned subsidiary of RAI.
The Company was formed to act as the general partner of equipment finance limited partnerships, sponsored by LEAF Financial Corporation, an indirect subsidiary of RAI.
LEAF Equipment Leasing Income Fund III, L.P. (LEAF III) was formed on May 16, 2006 and in August 2006 the Company contributed $1,000 in exchange for a 1% general partnership interest. LEAF III broke escrow on March 13, 2007 and is managed by the Company.
LEAF Equipment Finance Fund 4, L.P. (LEAF 4) was formed on January 14, 2008 and the Company contributed $1,000 in exchange for a 1% general partnership interest. LEAF 4 will be managed by the Company.
LEAF III and LEAF 4 are hereinafter referred to collectively as the “Funds”.
The Funds acquire leases and secured loans from LEAF Financial Corporation, Inc. and subsidiaries, affiliates of the Company. The primary objective of the Funds is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases and secured loans in order to generate regular cash distributions to the limited partners over the life of the Funds.
The financial statements as of March 31, 2008 and for the six months then ended are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. However, in the opinion of management, the interim financial statements include all the necessary adjustments to fairly present the results of the interim period presented. The results of operations for the six month period ended March 31, 2008 may not necessarily be indicative of the results of operations for the full year ending September 30, 2008.
2. SIGNIFICANT ACCOUNTING POLICIES
Investment in Affiliated Partnership

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
NOTES TO FINANCIAL STATEMENTS (continued)
For the six months ended March 31, 2008 (unaudited) and for the year ended September 30, 2007
The Company’s investment in LEAF III, which consists of general and limited partner interests and its investment in LEAF 4, are accounted for on the equity basis.
Summarized data for LEAF III is presented below (in thousands):

	March 31,	September 30,
	2008	2007
	(unaudited)	(unaudited)
Assets	$584,228	$329,819

Liabilities	$512,682	$288,386
Partners Capital	71,546	41,433

Total liabilities and partners capital	$584,228	$329,819

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended March 31, 2008 (unaudited) and for the year ended September 30, 2007
2. SIGNIFICANT ACCOUNTING POLICIES (continued)
Revenue Recognition
Management fees are recognized when earned.
Income Taxes
Federal and state income tax laws provide that the income or losses of the Company are reportable by the Member on their individual tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.
3. TRANSACTIONS WITH AFFILIATES
The Company or its affiliates receive fees to manage Fund III’s operations and expects to receive similar fees in managing Fund 4’s operations.
The Company receives an organization and offering allowance of 3% on offering proceeds raised in LEAF III. In LEAF 4, the organization and offering allowance is expected to vary depending on the level of offering proceeds raised. The fee will be 3% on the first $50 million, then 2.5% on the next $50 million, and 1.5% on the last $100 million of proceeds raised.
Chadwick Securities, Inc. (“Chadwick”), a wholly owned subsidiary of RAI, will receive a fee of up to 0.5% of the proceeds of each unit sold by them to use for the selling dealers’ bona fide accountable due diligence expenses. These charges will be recorded by the Funds as offering costs related to the sale of limited partnership units on the statements of changes in partners’ capital in the Funds’ financial statements.
Chadwick receives an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the Fund’s units in the offering. Chadwick will also receive sales commissions of 7% of the proceeds of each unit that Chadwick sells.
The Company or its affiliates will receive a fee for assisting the Funds in acquiring equipment for lease and portfolios of equipment subject to existing equipment leases and secured loans equal to 2% of the Fund’s purchase price.
The Company receives a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the Funds’ partnership agreements, or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment.

LEAF Asset Management, LLC
(a wholly owned subsidiary of Resource America, Inc.)
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended March 31, 2008 (unaudited) and for the year ended September 30, 2007
3. TRANSACTIONS WITH AFFILIATES (continued)
During the Fund’s five-year investment periods, the management fee will be subordinated to the payment to the Fund’s limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital.
The Company or its affiliates receive a subordinated commission equal to one-half of a competitive commission, up to a specified maximum percent of the contract sales price, for arranging the sale of the Funds’ equipment after the expiration of a lease. The specified maximum percent is 3% and 2% for LEAF III and LEAF 4, respectively. This commission is subordinated to the payment to the limited partners of a cumulative 8.5% annual return on their capital contributions, as adjusted by distributions deemed to be return of capital.
The Company or its affiliates are reimbursed by the Funds for certain costs of services and materials used by or for the Funds except those items covered by the above-mentioned fees.
The Company or its affiliates receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Funds receive rental payments from re-lease. The Funds will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates
Certain individuals employed by RAI and its subsidiaries perform management and administrative services for the Company. LEAF Financial Corporation leases office space that is utilized by the Company. No allocation of salary and benefits or rent expense has been charged to the Company since its formation.
The following is a summary of fees, costs of services and materials charged to Fund III during the periods indicated:

	For the six	For the year
	months ended	ended
	March 31, 2008	September 30,
	(unaudited)	2007
Asset management fees	$2,888,322	$876,696
Organization and offering fees	$1,367,781	$1,596,133
Due from affiliated partnership represents amounts due from the LEAF III for management fees and organization and offering fees. Due from affiliate represents amounts paid to LEAF Financial Corporation, the sponsor of the Funds.

Report of Independent Registered Public Accounting Firm
The Partners
LEAF Equipment Finance Fund 4, L.P.
We have audited the accompanying balance sheet of LEAF Equipment Finance Fund 4, L.P. (a Delaware limited partnership and a development stage enterprise) (the “Fund”) as of January 31, 2008. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this financial statement is free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in this financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of LEAF Equipment Finance Fund 4, L.P. as of January 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 21, 2008

LEAF Equipment Finance Fund 4, L.P.
(a development stage enterprise)
BALANCE SHEETS

	March 31,	January 31,
	2008	2008
	(unaudited)
ASSETS
Cash	$1,001	$1,001

Total Assets	$1,001	$1,001

LIABILITIES AND PARTNERS’ CAPITAL
Partners’ Capital:
General Partner	$1,000	$1,000
Limited Partner	1	1

Total Liabilities and Partners’ Capital	$1,001	$1,001

The accompanying notes are an integral part of this financial statement.

LEAF Equipment Finance Fund 4, L.P.
(a development stage enterprise)
NOTES TO BALANCE SHEETS
For the two months ended March 31, 2008 (unaudited) and January 31, 2008
1. ORGANIZATION AND BUSINESS OPERATIONS
LEAF Equipment Finance Fund 4, L.P. (the “Fund”), a Delaware limited partnership and a development stage enterprise, was formed on January 14, 2008 by its general partner, LEAF Asset Management, LLC (“the General Partner”). The Fund’s fiscal year ends on December 31. The General Partner, a Delaware corporation, is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly-traded company (NASDAQ: REXI) operating in financial fund management, real estate, and commercial finance sectors.
The General Partner and the initial limited partner capitalized the Fund in January 2008. Upon the consummation of a public offering, the initial limited partner will withdraw and its capital contribution will be refunded and its units will be retired. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. The Fund will be managed by the General Partner.
The Fund is considered to be a development stage enterprise and its sole activity through March 31, 2008 has been the initial capitalization of the Fund.
The Fund will acquire leases and secured loans from LEAF Financial Corporation, Inc. and subsidiaries, affiliates of the General Partner. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases and secured loans in order to generate regular cash distributions to the limited partners over the life of the Fund.
The Fund shall terminate on December 31, 2032, unless sooner dissolved or terminated as provided for in the partnership agreement.
2. SIGNIFICANT ACCOUNTING POLICIES
Income Taxes
Federal and state income tax laws provide that the income or losses of the Fund are reportable by the Partners on their individual tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.
3. TRANSACTIONS WITH AFFILIATES
The Fund intends to file a registration statement for the sale of its limited partnership units. The Fund will rely on the General Partner and its affiliates to manage the Fund’s operations and expects to pay the General Partner or its affiliates fees to manage the Fund.

LEAF Equipment Finance Fund 4, L.P.
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
For the two months ended March 31, 2008 (unaudited) and January 31, 2008
3. TRANSACTIONS WITH AFFILIATES (continued)
The General Partner and Chadwick Securities, Inc. (“Chadwick”), an indirect wholly owned subsidiary of RAI, will receive an organization and offering allowance that varies depending on the level of offering proceeds raised. The fee will be 3% on the first $50 million, then 2.5% on the next $50 million, and 1.5% on the last $100 million of proceeds raised. This amount does not include reimbursement to Chadwick to use for the selling dealers’ bona fide accountable due diligence expenses of up to 0.5% of the proceeds of each unit sold by them. These charges will be recorded by the Fund as offering costs related to the sale of limited partnership units on the statement of changes in partners’ capital.
Chadwick will receive an underwriting fee of 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Chadwick will also receive sales commissions of 7% of the proceeds of each unit that they sell.
The General Partner or its affiliates will receive a fee for assisting the Fund in acquiring equipment for lease, portfolios of equipment subject to existing equipment leases and secured loans up to 2% of the Fund’s purchase price.
The General Partner will receive a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, as defined in the partnership agreement, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund’s operations period, the management fee will be subordinated to the payment to the Fund’s limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital.
The General Partner will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 2% of the contract sales price, for arranging the sale of the Fund’s equipment after the expiration of a lease. This commission is subordinated to the payment to the limited partners of a cumulative 8.5% annual return on their capital contributions, as adjusted by distributions deemed to be return of capital.
The General Partner or its affiliates will be reimbursed by the Fund for certain costs of services and materials used by or for the Fund except those items covered by the above-mentioned fees.
The General Partner or its affiliates will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

APPENDIX A
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP
OF
LEAF EQUIPMENT FINANCE FUND 4, L.P.

I. DEFINITIONS	1
1.1 Defined Terms	1

II. FORMATION OF PARTNERSHIP	13
2.1 Formation of Partnership	13

III. NAME	13
3.1 Name	13

IV. PLACES OF BUSINESS	13
4.1 Principal Place of Business	13
4.2 Other Places of Business	13

V. NAMES AND ADDRESSES OF PARTNERS	13
5.1 Names and Addresses of Partners	13

VI. PURPOSES AND OBJECTIVES	13
6.1 Purposes	13
6.2 Investment Objectives	13

VII. TERM	14
7.1 Term	14

VIII. PARTNERS AND CAPITAL	14
8.1 General Partner	14
8.2 Original Limited Partner	14
8.3 Limited Partners and Maximum Offering	14
8.4 Subscription Documents and Suitability	14
8.5 Payment of Subscription Price of Units and Limited Partners’ Right to Elect to Use Cash Distributions to Purchase Units	14
8.6 Minimum Subscription Amount	15
8.7 Subscription for Units by General Partner and its Affiliates	15
8.8 Partnership Closings	15
8.9 Acceptance of Units	15
8.10 Admission to Partnership as Limited Partners	15
8.11 Escrow Account and Subscription Account	15
8.12 Separate Escrow Account for Residents of Iowa and Pennsylvania	16
8.13 Partnership Capital	16
8.14 Capital Accounts	16
8.15 Limitations on Additional Capital Contributions	17
8.16 Loans by Partners	17

IX. POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER	17
9.1 Extent of Powers and Duties	17
9.2 Limitations on the Exercise of Powers of General Partner	20
9.3 Limitation on Liability of General Partner and its Affiliates; Indemnification	24
9.4 Compensation of General Partner and its Affiliates	25
9.5 Other Interests of the General Partner and its Affiliates	27

X. POWERS AND LIABILITIES OF LIMITED PARTNERS	28
10.1 Absence of Control Over Partnership Business	28
10.2 Limited Liability	28

XI. DISTRIBUTIONS AND ALLOCATIONS	29
11.1 Distribution of Distributable Cash	29
11.2 Allocations of Income and Loss	29
11.3 Distributions and Allocations Among the Limited Partners	31
11.4 Tax Allocations: Code Section 704(c); Revaluations	32
11.5 Return of Uninvested Capital Contribution	32
11.6 No Distributions in Kind	33
11.7 Partnership Entitled to Withhold Taxes	33

XII. WITHDRAWAL OF GENERAL PARTNER	33
12.1 Voluntary Withdrawal	33
12.2 Involuntary Withdrawal	33
12.3 Consequences of Withdrawal	34
12.4 Liability of Withdrawn General Partner	34
12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved	34

XIII. TRANSFER OF UNITS	34
13.1 Withdrawal of a Limited Partner	34
13.2 Assignment	35
13.3 Substitution	36
13.4 Status of an Assigning Limited Partner	36
13.5 Limited Right of Presentment for Redemption of Units	36

XIV. DISSOLUTION AND WINDING-UP	38
14.1 Events Causing Dissolution	38
14.2 Winding Up of the Partnership; Capital Contribution by the General Partner On Dissolution	38
14.3 Application of Liquidation Proceeds On Dissolution	39
14.4 No Recourse Against Other Partners	39

XV. FISCAL MATTERS	40
15.1 Title to Property and Bank Accounts	40
15.2 Maintenance of and Access to Basic Partnership Documents	40
15.3 Financial Books and Accounting	41
15.4 Fiscal Year	41
15.5 Reports	41
15.6 Tax Returns and Tax Information	43
15.7 Accounting Decisions	43
15.8 Federal Tax Elections	43
15.9 Tax Matters Partner	44

A-i

XVI. MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS	45
16.1 Meetings of the Limited Partners	45
16.2 Voting Rights of the Limited Partners	46
16.3 Limitations on Action by the Limited Partners	46

XVII.AMENDMENTS	46
17.1 Amendments by the General Partner	46

XVIII. POWER OF ATTORNEY	47
18.1 Appointment of Attorney-in-Fact	47
18.2 Amendments to Agreement and Certificate of Limited Partnership	48
18.3 Power Coupled With an Interest	48

XIX. GENERAL PROVISIONS	48
19.1 Notices, Approvals and Consents	48
19.2 Further Assurances	48
19.3 Captions	48
19.4 Binding Effect	49
19.5 Severability	49
19.6 Integration	49
19.7 Applicable Law	49
19.8 Counterparts	49
19.9 Creditors	49
19.10 Successors and Assigns	49
19.11 Waiver of Action for Partition	49

A-ii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
LEAF EQUIPMENT FINANCE FUND 4, L.P.
This Amended and Restated Agreement of Limited Partnership is made and entered into by and among LEAF Asset Management, LLC, a Delaware limited liability company, as the General Partner, LEAF Financial Corporation, a Delaware corporation, as the “Original Limited Partner,” and such other persons who may be admitted to the Partnership from time to time as Limited Partners.
ARTICLE I — DEFINITIONS
1.1 Defined Terms. Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.
(1)	“Accountants” means any firm of independent certified public accountants that may be engaged from time to time by the General Partner on behalf of the Partnership.

(2)	“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to:
(i)	legal fees and expenses;

(ii)	travel and communication expenses;

(iii)	costs of credit reports, appraisals and reference materials used to evaluate transactions;

(iv)	non-refundable option payments on Investments not acquired;

(v)	accounting fees and expenses;

(vi)	insurance costs;

(vii)	initial direct costs, as that term is defined under United States generally accepted accounting principles (“GAAP”), which includes any origination fees paid by LEAF Funding, Inc. to any Person, including its or its Affiliates’ employees, with respect to acquiring and holding Investments on a temporary basis before they are purchased from LEAF Funding, Inc. by the Partnership; and

(viii)	miscellaneous other expenses, however designated.
(3)	“Acquisition Fees” means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers that are not Affiliates of the General Partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

(4)	“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in the Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be:
(i)	reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6);

(ii)	increased for any amount the Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner’s Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after the liquidation; and

(iii)	increased for any amount the Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, respectively).
(5)	“Adjusted Capital Contribution” means, as to any Limited Partner, as determined from time to time, the Limited Partner’s Capital Contribution reduced, but not below zero, by:
(i)	all distributions previously made to the Limited Partner by the Partnership which are deemed by the General Partner to reduce the Limited Partner’s Capital Contribution under Section 11.3(d)(ii); and

(ii)	all payments previously made to the Limited Partner in Redemption of a portion or all of the Limited Partner’s Units under Section 13.5.
(6)	“Administrator” means the official or agency administering the securities laws of a state or other political subdivision of the United States.

(7)	“Affiliate” means, with respect to any Person:
(i)	any other Person directly or indirectly controlling, controlled by or under common control with such Person;

(ii)	any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;

(iii)	any officer, director or partner of such Person; and

(iv)	if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.
(8)	“Affiliated Limited Partner” means any of the following Persons who purchase Units and are admitted to the Partnership as Limited Partners:
(i)	the General Partner and its Affiliates;

(ii)	the Selling Dealers and any registered representative or principal of the Dealer-Manager or a Selling Dealer;

(iii)	registered investment advisors and their clients; and

(iv)	investors who buy Units through the officers and directors of the General Partner.
(9)	“Affiliated Program” means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or any of its Affiliates has an interest.

(10)	“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may hereafter be amended, supplemented or restated from time to time.

(11)	“Assessments” means additional amounts of capital which may be mandatorily required of, or paid at the option of, a Limited Partner beyond his subscription commitment.

(12)	“Assignee” means any Person to whom any Unit or Partnership Interest, or part thereof, has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

(13)	“Assignment” means, with respect to any Unit or Partnership Interest, or any part thereof, the sale, assignment, transfer, gift or other disposition of such Unit or Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

(14)	“Book Value” means, with respect to any Partnership property, the Partnership’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

(15)	“Capital Account” means the capital account maintained for each Partner under Section 8.5.

(16)	“Capital Contribution” means:
(i)	as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus any additional amounts as may be contributed to the capital of the Partnership by the General Partner; and

(ii)	as to any Limited Partner, the gross amount of investment in the Partnership actually paid by the Limited Partner, i.e. either the Gross Unit Price, the Net Unit Price or the Distribution Investment Unit Price, without deduction for Front-End Fees (whether payable by the Partnership or not);
but excluding Distributable Cash reinvested in additional Investments under Section 9.1(b)(xxv) during the Operating Period.

(17)	“Carried Interest” means an interest taken in a Program by a Person, other than a promotional interest, for which full consideration has neither been paid nor is to be paid.

(18)	“Cash Flow” means the Partnership’s Gross Revenues, without deduction for depreciation, but after deducting the Partnership’s cash funds used to pay all other Partnership expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

(19)	“Closing” means the admission of Limited Partners to the Partnership in accordance with Section 8.3.

(20)	“Closing Date” means any date on which any Limited Partner is admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

(21)	“Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

(22)	“Commission” means the Securities and Exchange Commission.

(23)	“Consent” means, as the context may require:
(i)	consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1;

(ii)	the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or

(iii)	the act of granting the consent.
(24)	“Controlling Person” means, with respect to the General Partner or any Affiliate of the General Partner, any of the following Persons:
(i)	its chairmen, directors, presidents, or other executive or senior officers;

(ii)	any holder of a 5% or greater equity interest in the General Partner or its Affiliate; or

(iii)	any Person having the power to direct or cause the direction of the General Partner or its Affiliate, whether through the ownership of voting securities, by contract or otherwise.
(25)	“Counsel” means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.

(26)	“Cumulative Return” means, as to any Limited Partner, an amount equal to an 8.5% annual (0.66667% monthly) cumulative return on the Limited Partner’s Adjusted Capital Contribution (without reduction for any distribution made or to be made to the Limited Partner on the date of calculation) calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of the Limited Partner as to which the Cumulative Return is being calculated was made.

(27)	“Dealer-Manager” means Chadwick Securities, Inc., an Affiliate of the General Partner, the broker/dealer which will manage the offer and sale of the Units in all states and other jurisdictions in the Offering.

(28)	“Dealer-Manager Agreement” means the agreement entered into between the General Partner, the Partnership and the Dealer-Manager, substantially in the form of the Dealer-Manager Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(29)	“Dealer-Manager Fee” means the fees payable to the Dealer-Manager in an amount equal to 3% of the Gross Unit Price per Unit sold, in the aggregate, in the Offering.

(30)	“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.

(31)	“Distributable Cash” or “Cash Available for Distribution” means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.

(32)	“Distribution Investment Unit Price” means the Gross Unit Price less an amount equal to 10.5% of the Gross Unit Price (equivalent to the Dealer-Manager Fee, the Sales Commission and the Due Diligence Expenses, which will not be paid on the sale) for each Unit or fraction of a Unit purchased with a Limited Partner’s distributions from the Partnership or, unless the Limited Partner is a resident of Massachusetts, Minnesota or Ohio, distributions from Lease Equity Appreciation Fund I, L.P., Lease Equity Appreciation Fund II, L.P. or LEAF Equipment Leasing Income Fund III, L.P., which are Affiliated Programs, during the Offering Period, to the extent Units are available for purchase, pursuant to an election made by the Limited Partner on the Limited Partner’s Subscription Agreement.

(33)	“Due Diligence Expenses” means fees and expenses actually incurred by the Dealer-Manager or the Selling Dealers for bona fide due diligence efforts expended in connection with the Offering, but not to exceed 0.5% of the Gross Unit Price per Unit sold in the Offering as described in the Prospectus.

(34)	“Effective Date” means the date the Registration Statement is declared effective by the Commission.

(35)	“Equipment” means any new, used or reconditioned equipment and related property (including software not included in hardware) acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, and shall also be deemed to include such equipment and related property or other tangible and intangible personal property which at any time is subject to, or serves as the collateral for, a Lease or a Secured Loan.

(36)	“Equipment Management” means all personnel and services necessary to the leasing and financing activities of the Partnership, including but not limited to:
•	leasing and re-leasing of Partnership Equipment or financing Partnership Equipment through a Secured Loan;

•	arranging for necessary maintenance and repair of the Equipment;

•	collecting revenues;

•	paying operating expenses;

•	determining that the Equipment is used in accordance with all operative contractual arrangements; and

•	providing clerical and bookkeeping services necessary to the operation of Partnership Equipment.
(37)	“Escrow Account” means an interest-bearing account established and maintained by the Partnership, the General Partner and the Dealer-Manager with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of the Escrow Agreement and this Agreement, any subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on the Initial Closing Date or any subsequent Closing Date.

(38)	“Escrow Agent” means Commerce Bank, NA, or another United States banking institution with at least $50 million in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

(39)	“Escrow Agreement” means the Escrow Agreement among the Partnership, the General Partner, the Dealer-Manager and the Escrow Agent, substantially in the form of the Escrow Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(40)	“Final Closing Date” means the last Closing Date in the Offering on which a Limited Partner (other than a Substitute Limited Partner) is admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

(41)	“Financing Transaction” means:
(i)	any extension of credit or loan of money to the Partnership or its subsidiaries, including LEAF Affiliates, that is secured by a security interest in the Partnership’s Equipment or other tangible or intangible personal property of the Partnership, any Lease of any such property or any Secured Loan;

(ii)	any notes issued in connection with a securitization of Equipment, Leases, Secured Loans, or receivables therefrom; or

(iii)	any transaction in which the Partnership’s Equipment, Leases or Secured Loans are sold to a Person for purposes of securitization and with customary retained rights or interests.
(42)	“FINRA” means the Financial Industry Regulatory Authority, Inc.

(43)	“Fiscal Period” means any interim accounting period within a Fiscal Year established by the General Partner.

(44)	“Fiscal Quarter” means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

(45)	“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 15.4.

(46)	“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases, including Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses, Organization and Offering Expense Allowances, Leasing or Financing Fees, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

(47)	“Full Payout Lease” means any lease under which the aggregate noncancellable rental payments due during the initial term of the lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the entire Purchase Price of the Equipment subject to the lease.

(48)	“General Partner” means LEAF Asset Management, LLC, and its successors or permitted assigns, as general partner of the Partnership.

(49)	“Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted tax basis, except that:
(i)	the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;

(ii)	the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(5) if the Partnership so elects;

(iii)	the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

(iv)	to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

(v)	if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).
(50)	“Gross Offering Proceeds” means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.

(51)	“Gross Revenues” means gross cash receipts of the Partnership from whatever source (including its share of Gross Revenues from its indirect Investments), excluding Capital Contributions.

(52)	“Gross Unit Price” means $100 per Unit.

(53)	“Income” or “Loss” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)	any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss shall be applied to increase such taxable income or reduce such loss;

(ii)	any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income or Loss, shall be applied to reduce such taxable income or increase such loss;

(iii)	gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(iv)	in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery deductions determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

(v)	any items which are specially allocated pursuant to Section 11.2(f) shall not be taken into account in computing Income or Loss.
(54)	“Indebtedness” means, with respect to any Person as of any date, all obligations (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred with respect to property purchased in the ordinary course of business that are not overdue or are being contested in good faith by appropriate proceedings and are not required to be classified as debt on a balance sheet of the Person that is prepared in accordance with GAAP as of that date.

(55)	“Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner or its Affiliates, who is engaged to a substantial extent in the business of rendering appraisals regarding the value of assets of the type held by the Partnership and who is qualified to perform the work.

(56)	“Initial Closing Date” means the first Closing Date for the Partnership on which Limited Partners with Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.
(57)	“Investment in Equipment” means the aggregate amount of Capital Contributions and Financial Transactions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership, together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions), but excluding Front-End Fees.
(58)	“Investment Committee” means a committee of the General Partner’s or its Affiliates’ officers and/or directors that shall do the following on behalf of the Partnership:
(i)	approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established;

(ii)	pursuant to Section 9.5, resolve conflicts in allocating Investments among Affiliated Programs; and

(iii)	consider any other matter submitted to the Investment Committee for its review by the General Partner.
(59)	“Investments” means the Partnership’s portfolio, from time to time, of Equipment, Leases and Secured Loans, whether the Partnership owns the portfolio directly, or indirectly through an ownership interest in a LEAF Affiliate. In case of such indirect ownership, the Partnership’s Investment shall be deemed to be an amount equal to its percentage ownership in such LEAF Affiliate multiplied by the LEAF Affiliate’s assets which, if owned directly by the Partnership, would be Investments.

(60)	“IRA” means an Individual Retirement Account.

(61)	“IRS” means the Internal Revenue Service or any successor agency thereto.

(62)	“LEAF Affiliate” means an Affiliate of the Partnership organized as a partnership, a limited partnership or a limited liability company, with not more than three owners, each of which is an Affiliate of the Partnership.

(63)	“Lease” means any Full Payout Lease, any Operating Lease and any residual value interest therein.

(64)	“Leasing or Financing Fee” means the total of all fees and commissions paid by any Person in connection with the initial lease or initial financing of Equipment acquired by the Partnership or an Affiliated Program.

(65)	“Lender” means any Person that lends cash or cash equivalents to the Partnership or its subsidiaries, including any Person or LEAF Affiliate that acquires by purchase, assignment, or otherwise, an interest in:
(i)	the future amounts payable under any Lease or Secured Loan and in the related Equipment or other assets; or

(ii)	payments due under any Financing Transaction and in any property securing the Financing Transaction.
(66)	“Lessee” means a lessee under a Lease.

(67)	“Limited Partner” means:
(i)	any Person who owns at least a portion of a Unit and who has been admitted to the Partnership as a Limited Partner, including Affiliated Limited Partners; and

(ii)	any Person who becomes a Substitute Limited Partner in accordance with this Agreement;

including the General Partner and its Affiliates to the extent they purchase Units.
(68)	“Majority” or “Majority Interest” means Limited Partners owning more than 50% of the aggregate outstanding Units from time to time.

(69)	“Management Fees” means, for any month, the following fees, one or all of which may be payable to the General Partner, or an Affiliate designated by the General Partner, in an amount equal to the lesser of the maximum fees set forth in clauses (i) through (iv) below, compared with, in each case, fees that are reasonable and competitive and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments. The maximum permitted Management Fees for the services described in clauses (i) through (iv), below, are as follows:
(i)	an amount equal to 0.08335% (1% annually) of Gross Revenues on Operating Leases managed by third-parties under the General Partner’s or its Affiliates’ supervision;

(ii)	an amount equal to 0.33333% (4% annually) of Gross Revenues on Operating Leases managed by the General Partner or its Affiliates;

(iii)	an amount equal to 0.16667% (2% annually) of Gross Revenues on Full Payout Leases managed by the General Partner or its Affiliates which contain Net Lease Provisions; and/or

(iv)	an amount equal to 0.16667% (2% annually) of Gross Revenues on Secured Loans managed by the General Partner or its Affiliates.
(70)	“Maturity Period” means the period commencing on the first day following the end of the Operating Period and continuing for the period deemed necessary by the General Partner for the orderly termination of the Partnership’s operations and affairs and the liquidation or disposition of the Partnership’s Investments.
(71)	“Maximum Offering” means the receipt and acceptance by the Partnership of subscriptions for not more than 2,000,000 Units ($200 million), excluding the 10 Units subscribed for by the Original Limited Partner, on or before the Final Closing Date.
(72)	“Minimum Offering” means the receipt and acceptance by the Partnership of subscriptions for not less than 20,000 Units ($2 million), excluding the 10 Units subscribed for by the Original Limited Partner and any Units subscribed for by the General Partner or its officers, directors, employees or other Affiliates, or Iowa or Pennsylvania subscribers.
(73)	“Net Disposition Proceeds” means the proceeds realized by the Partnership from the sale, refinancing or other disposition of Partnership Equipment, including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.
(74)	“Net Lease Provisions” means contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are net to the lessor. Notwithstanding, a lease may be deemed to contain net lease provisions even if some minor costs or responsibilities remain with the lessor or if the lessor retains the option to require and pay for a higher standard of care or a greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.
(75)	“Net Offering Proceeds” means the Gross Offering Proceeds minus the Dealer-Manager Fees, Sales Commissions, Due Diligence Expenses and the Organization and Offering Expense Allowance payable by the Partnership.
(76)	“Net Unit Price” means the Gross Unit Price less an amount equal to 7% of the Gross Unit Price (equivalent to the Sales Commission, which will not be paid on the sale) for each Unit or fraction thereof purchased by an Affiliated Limited Partner, other than Units purchased by the Affiliated Limited Partner at the Distribution Investment Unit Price.
(77)	“Net Worth” means, for any Person subscribing for Units, the excess of total assets over total liabilities as determined by generally accepted accounting principles, but excluding home, home furnishings and automobiles. Provided, however, that with respect to the General Partner, “Net Worth” means the excess of total assets over total liabilities as determined by GAAP. However, if any of the General Partner’s assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute the General Partner’s total assets, but only to the extent that does not exceed the fair market value of the asset.

(78)	“Notice” means a writing containing the information required by this Agreement to be communicated to any Person and delivered as follows:
(i)	personally delivered to the Person;

(ii)	sent by registered, certified or regular mail, postage prepaid to such Person at the last known address of the Person; or

(iii)	sent by facsimile, with receipt confirmed by telephone during normal business hours.
(79)	“Offering” means the offering of Units pursuant to the Prospectus.

(80)	“Offering Period” means the period from the Effective Date to the Offering Termination Date.

(81)	“Offering Termination Date” means the earliest of:
(i)	the date on which the Maximum Offering has been sold;

(ii)	two years after the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in the Administrator’s jurisdiction); or

(iii)	any earlier date after the Effective Date as may be determined by the General Partner in its sole discretion.
(82)	“Operating Lease” means a lease under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the entire Purchase Price of the Equipment subject to the lease.

(83)	“Operations” means all operations and activities of the Partnership except Sales.

(84)	“Operating Period” means the period beginning with the Initial Closing Date and ending five years after the Final Closing Date.

(85)	“Organization and Offering Expense Allowance” means an amount determined on the cumulative sliding scale set forth below based on the amount of the Partnership’s Gross Offering Proceeds, to reimburse the General Partner and/or its Affiliates for expenses incurred by it and/or its Affiliates in preparing the Partnership for registration or qualification under federal and state securities laws and subsequently offering and selling the Units.

Organization and Offering
Gross Offering Proceeds	Expense Allowance
Less than or equal to $50 million	3.0%
Greater than $50 million, but less than or equal to $100 million	2.5%
Greater than $100 million, but less than or equal to $200 million	1.5%
If the organization and offering expense allowance exceeds the Partnership’s actual Organization and Offering Expenses, then the excess will be returned to the Partnership.

(86)	“Organization and Offering Expenses” means:
(i)	all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except Sales Commissions, Due Diligence Expenses, and Dealer-Manager Fees) including, without limitation:
(A)	printing costs;

(B)	registration and filing fees;

(C)	attorneys’, accountants’ and other professional fees; and
(ii)	the direct costs of salaries to, and expenses (including costs of travel) of, officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units, but shall not include amounts that are included within the 10% underwriting compensation limit as defined in FINRA Conduct Rule 2810(4)(b)(i).
(87)	“Origination and Servicing Agreement” means the contract attached as Exhibit 10.1 to the Registration Statement, under which LEAF Funding, Inc. will originate Investments for the Partnership and LEAF Financial Corporation will service Investments for the Partnership.

(88)	“Participant” means the holder of a Unit or Partnership Interest.
(89)	“Participant List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner. The list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in its information.
(90)	“Partner” means the General Partner (including any Substitute General Partner) and any Limited Partner or Affiliated Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).
(91)	“Partner Nonrecourse Debt” means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).
(92)	“Partner Nonrecourse Debt Minimum Gain” has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).
(93)	“Partner Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

(94)	“Partnership” means LEAF Equipment Finance Fund 4, L.P.
(95)	“Partnership Interest” means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.
(96)	“Partnership Loan” means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 9.2(c).
(97)	“Partnership Minimum Gain” has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704- 2(j)(1)(iii).
(98)	“Partnership Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).
(99)	“Payout” means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of the Limited Partner’s Capital Contribution plus the Cumulative Return compounded daily (in this case only) from a date not later than the last day of the calendar quarter in which the Limited Partner was admitted to the Partnership as a Limited Partner.
(100)	“Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.
(101)	“Program” means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in, and the operation of, or gain from, an interest in equipment, leases, secured loans or related instruments.

(102)	“Prospectus” means the prospectus included as part of the Registration Statement, as supplemented or amended.
(103)	“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of (including, in the case of indirect ownership of Investments, the price paid by the LEAF Affiliate), the Partnership for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related:
(i)	Acquisition Fees;

(ii)	Acquisition Expenses; and

(iii)	all liens and encumbrances on the Investment, but excluding points and prepaid interest.
“Purchase Price” also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

(104)	“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, and its related trust.

(105)	“Redemption” means the purchase of a portion or all of any Limited Partner’s Units by the Partnership under Section 13.5.

(106)	“Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the Commission under the Securities Act in the form in which the Registration Statement is declared to be effective for the offer and sale of the Partnership’s Units.

(107)	“Re-Leasing Fee” means, with respect to any Equipment, a fee payable to the General Partner for providing re-leasing services to the Partnership, not to exceed the lesser of:
(i)	the competitive rate for comparable services for similar equipment; or

(ii)	2% of gross rental revenues derived from the re-lease of the Equipment after the time that the re-lease of the Equipment has been consummated as a result of the efforts of the General Partner or its Affiliates.
(108)	“Reserves” means reserves established and maintained by the Partnership for working capital, contingent liabilities and the acquisition of Investments.
(109)	“Roll-Up” means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership with, and the issuance of securities of, a Roll-Up Entity. The term does not include:
(i)	a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the NASDAQ Stock Market (National Market System) for at least 12 months; or

(ii)	a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in:
(A)	Limited Partners’ voting rights;

(B)	the term of existence of the Partnership;

(C)	the compensation of the General Partner or its Affiliates from the Partnership;

(D)	the Partnership’s investment objectives; or

(E)	the income taxation of the Partnership or the Limited Partners.
(110)	“Roll-Up Entity” means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

(111)	“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.
(112)	“Sales Commissions” means, with respect to any Unit, an amount equal to 7% of the Gross Unit Price per Unit sold in the Offering.
(113)	“Secured Loan” means a loan or other extension of credit provided by the Partnership to a third-party end user to finance the end user’s purchase of Equipment, or a “Secured Loan” purchased by the Partnership, with that Equipment being used as collateral for the repayment of the loan.

(114)	“Securities Act” means the Securities Act of 1933, as amended.
(115)	“Selling Dealer” means each member broker/dealer firm of FINRA that has been selected by the Partnership or the Dealer-Manager to offer and sell Units in the Offering and has entered into a Selling Dealer Agreement.
(116)	“Selling Dealer Agreement” means each of the agreements entered into between the Partnership or the Dealer-Manager and any Selling Dealer with respect to the offer and sale of Units.
(117)	“Specified Equipment Program” means a Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of program interests are allocable to the purchase or renovation of identified equipment or one specified type of identified equipment. Reserves shall not be included in the 75%.
(118)	“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or participate in the management of a program, and any affiliate of any such person. Sponsor does not include a person whose only relation with the program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of program interests.
(119)	“Subordinated Remarketing Fee” means, with respect to any Investment, a fee in the amount equal to the lesser of:
(i)	3% of the contract sales price applicable to the Investment; or

(ii)	one-half of a brokerage fee that is reasonable, customary and competitive in light of the size, type and location of the Investment.
(120)	“Subscription Account” means the interest-bearing account established and maintained by the Partnership for the purpose of holding subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on any Closing Date subsequent to the Initial Closing Date, pending the acceptance or rejection of their subscriptions by the General Partner.
(121)	“Subscription Agreement” means the subscription agreement substantially in the form filed as an exhibit to the Prospectus.
(122)	“Substitute General Partner” means any Assignee of, or successor to, the General Partner admitted to the Partnership in accordance with Section 12.5.
(123)	“Substitute Limited Partner” means any Assignee of Units who is admitted to the Partnership as a Limited Partner under Section 13.3.
(124)	“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.
(125)	“Unit” or “Partnership Interest of a Limited Partner” means a unit of Limited Partner interest in the Partnership held by any Limited Partner, including rights to profits, losses, income, gain, credits, deductions, cash distributions, returns of capital, voting rights and other attributes of the Units all as provided by, and subject to the terms and provisions of, this Agreement.

(126)	“Unpaid Cumulative Return” means, as to any Limited Partner, the unpaid amount of the Limited Partner’s Cumulative Return calculated through the date as of which the Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions previously made to the Limited Partner by the Partnership that are deemed by the General Partner to be a reduction of the Limited Partner’s Unpaid Cumulative Return under Section 11.3(d)(i).
ARTICLE II — FORMATION OF PARTNERSHIP
2.1 Formation of Partnership. The General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise expressly provided in this Agreement.
ARTICLE III — NAME
3.1 Name. The business of the Partnership shall be conducted under the name “LEAF Equipment Finance Fund 4, L.P.” or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.
ARTICLE IV — PLACES OF BUSINESS
4.1 Principal Place of Business. The principal office and place of business of the Partnership in Delaware shall be 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. The General Partner may from time to time change the Partnership’s principal place of business in Delaware and, in that event, the General Partner shall notify the Limited Partners of the change in writing no later than 60 days following the effective date of the change.
4.2 Other Places of Business. The Partnership may maintain other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.
ARTICLE V — NAMES AND ADDRESSES OF PARTNERS
5.1 Names and Addresses of Partners. The name and address of the General Partner shall be as set forth in Section 19.1, and the names and addresses of the Limited Partners shall be as set forth in their respective Subscription Agreements, as supplemented or amended from time to time. Any Partner may change the Partner’s place of business or residence, as the case may be, by giving Notice of the change to the Partnership (and, in the case of the General Partner, by also giving Notice of the change to all Limited Partners. The Notice shall become effective on receipt by the Partnership, or the date the Notice is given by the General Partner.
ARTICLE VI — PURPOSES AND OBJECTIVES
6.1 Purposes. The purposes and business of the Partnership are to:
(i)	acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, loan, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create or receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Secured Loans of all kinds; and

(ii)	engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.
6.2 Investment Objectives. The investment objectives of the Partnership in conducting its business shall be to:
(i)	preserve, protect and return the Capital Contributions of the Partners;

(ii)	generate regular distributions sufficient to provide the Cumulative Return to the Limited Partners;

(iii)	during the Operating Period enter into additional Leases and Secured Loans by using Partnership funds, including borrowings and securitizations, and using the Partnership’s Equipment, Leases and Secured

Loans (or interests therein) as collateral as described in the “Investment Objectives and Strategies – Borrowing” section of the Prospectus and reinvest the Partnership’s excess Distributable Cash after paying Partnership expenses, establishing appropriate Reserves and distributing the Cumulative Return to the Limited Partners; and

(iv)	provide additional cash distributions to the Partners after the Operating Period until all of the Partnership’s Investments have matured under their terms or have been sold or otherwise disposed of.
ARTICLE VII — TERM
7.1 Term. The term of the Partnership began with the filing of its Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 25, 2008 and will end at midnight on December 31, 2032, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.
ARTICLE VIII — PARTNERS AND CAPITAL
8.1 General Partner. The General Partner has contributed $1,000 in cash as its Capital Contribution to the Partnership as consideration for its Partnership Interest.
8.2 Original Limited Partner. The Original Limited Partner has made a capital contribution of $1.00 to the Partnership as consideration for 10 Units purchased by it. By its execution of this Agreement, the Original Limited Partner agrees to withdraw as Original Limited Partner, and the parties agree to return its capital contribution, retire its original 10 Units and restore its original 10 Units to the Maximum Offering on the Initial Closing Date when additional Limited Partners are admitted to the Partnership.
8.3 Limited Partners and Maximum Offering. From and after the Initial Closing Date there shall be one class of Limited Partners, which includes Affiliated Limited Partners. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of up to 2,000,000 Units ($200 million) to the Limited Partners.
8.4 Subscription Documents and Suitability. Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and all other documents as the General Partner reasonably requests. These documents shall be in form and substance reasonably satisfactory to the General Partner. Among other things, each Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all of the terms and provisions of this Agreement. Units shall be sold only to Persons:
(i)	who represent that they have either:
(A)	an annual gross income of at least $70,000 and a Net Worth of at least $70,000; or

(B)	a Net Worth of at least $250,000; or
(ii)	who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile as set forth in the Prospectus if those standards are more stringent than the standards described in clause (i) above.
8.5 Payment of Subscription Price of Units and Limited Partners’ Right to Elect to Use Cash Distributions to Purchase Units. At the time of subscribing each Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price for each Unit, or portion of a Unit, purchased. At the time of subscribing each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit, or portion of a Unit, purchased.
Notwithstanding the foregoing:
(i)	Each Limited Partner who has purchased at least 50 Units ($5,000) may elect on his Subscription Agreement to have his Partnership distributions during the Offering Period invested in additional Units, to the extent that Units are available for purchase, on the same terms as the purchase of the Limited Partner’s original Units, except that there shall be no minimum number of additional Units required to be purchased, and the purchase price of the additional Units shall be the Distribution Investment Unit Price.

(ii)	Each Limited Partner (except Massachusetts, Minnesota and Ohio residents) who has previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”) or LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”) may elect on his Subscription Agreement to have his cash distributions from those Programs invested in Units during the Offering Period, to the extent that Units are available for purchase, on the same terms as the Units are being offered to other prospective Limited Partners, except that there shall be no minimum number of additional Units required to be purchased, and the purchase price of the additional Units shall be the Distribution Investment Unit Price.
8.6 Minimum Subscription Amount. Subject to the exceptions for additional units purchased by certain classes of Limited Partners as described in Section 8.5, each Limited Partner must purchase a minimum of 50 Units ($5,000) unless a greater minimum number of Units is required by the Administrator of the Limited Partner’s state or other jurisdiction of residence. Notwithstanding the foregoing, the General Partner, in its sole discretion, may accept subscriptions for fewer than 50 Units, except as may be required by the Administrator of the subscriber’s state or other jurisdiction of residence.
8.7 Subscriptions for Units by General Partner and its Affiliates. The General Partner and its Affiliates shall have the right to subscribe for Units for their own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and its Affiliates collectively shall not exceed approximately 5% of all Units sold.
8.8 Partnership Closings. No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. After the General Partner has determined that the Minimum Offering has been achieved, it shall set the Initial Closing Date. Following the Initial Closing Date, Closings will be held approximately every week.
8.9 Acceptance of Units. Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance shall be sent by the General Partner to each subscriber admitted to the Partnership as a Limited Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner, without liability. Also, each subscriber shall have the right to cancel his or her subscription before it has been accepted by the General Partner by providing written notice to the General Partner, signed by each Person who signed the subscriber’s Subscription Agreement, of their intent to cancel their subscription, in a form satisfactory to the General Partner.
The Partnership may not complete a sale of Units to subscriber for Units until at least five business days after the date the subscriber received a final Prospectus.
8.10 Admission to Partnership as Limited Partners. Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner and shall for all purposes of this Agreement be treated as a Limited Partner not later than 15 days after the Initial Closing Date or, if the Person’s subscription is accepted after the Initial Closing Date, the last day of the calendar month following the date the subscription was accepted by the Partnership. The amount of each Limited Partner’s Capital Contribution shall be set forth on the Partnership’s books and records, which shall be supplemented or amended from time to time promptly following each Closing Date, to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of the Closing; provided that any failure so to attend to the books and records following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if the Limited Partner was admitted to the Partnership at that Closing.
8.11 Escrow Account and Subscription Account. The General Partner shall establish the Escrow Account and the Subscription Account. From the date to, but not including, the Initial Closing Date, all subscription funds shall be deposited in the Escrow Account. From and after the Initial Closing Date, except as provided in Section 8.12, all subscription funds shall be held by the Partnership in the Subscription Account until the General Partner either accepts or rejects the subscription as described below.
On the Initial Closing Date, all Gross Offering Proceeds then held in the Escrow Account with respect to Units purchased by any Person admitted to the Partnership on the Initial Closing Date, together with interest earned, if any, shall be released to the Partnership. The Partnership shall pay the interest to the Limited Partners based on the amounts of their respective subscriptions and the number of days that those amounts were held in the Escrow Account within at least 60 days after the Initial Closing Date. Subscription funds deposited by any Person whose subscription is rejected by the General Partner shall be promptly returned to that Person, together with interest earned, if any, and without deduction for any fees. In no event shall any Gross Offering Proceeds be held in the Escrow Account or the Subscription Account beyond the Offering Termination Date before either being released to the Partnership at a Closing or, if the Minimum Offering has not been achieved or the subscriber has been rejected as a Limited Partner by the General Partner, returned to the subscriber with interest earned, if any, and without deduction for any fees.

8.12 Separate Escrow Account for Residents of Iowa and Pennsylvania. Notwithstanding any provision to the contrary in this Agreement, subscription funds received from residents of Iowa and Pennsylvania shall be held in a separate Escrow Account by the Escrow Agent on the terms set forth in the Escrow Agreement, and shall not be used in computing the Minimum Offering. If subscriptions for 100,000 Units ($10 million) have been received and accepted by the Partnership, including the subscription funds of Iowa and Pennsylvania residents whose subscriptions have been accepted by the General Partner, the subscription funds of the Iowa and Pennsylvania residents whose subscriptions have been accepted shall be released from the Escrow Account to the Partnership, together with interest earned, if any, and those Iowa and Pennsylvania residents shall be admitted to the Partnership as Limited Partners. The Partnership shall pay the interest to the Pennsylvania and Iowa Limited Partners based on the amounts of their respective subscriptions and the number of days that those amounts were held in the Escrow Account within at least 60 days after the applicable Closing Date.
8.13 Partnership Capital
8.13(a). No Interest Paid on Capital Contributions. No Person shall be paid interest on the Person’s Capital Contribution, except interest earned on subscription funds deposited in an Escrow Account as provided in Sections 8.11 and 8.12.
8.13(b). No Limited Partner Right to Withdraw. In addition to the redemption of the Original Limited Partner’s Units, the Partnership may Redeem Units presented by Limited Partners for Redemption pursuant to Section 13.5 in the General Partner’s sole discretion. No Limited Partner shall have the right to otherwise withdraw or receive any return of the Limited Partner’s Capital Contribution except as specifically provided in this Agreement, and no Capital Contribution shall be returned by the Partnership to any Limited Partner in the form of any property other than cash.
8.13(c). No Limited Partner Priority. Except as otherwise specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to:
(i)	the return of the Limited Partner’s Capital Contribution or Capital Account;

(ii)	the Limited Partner’s share of Income and Losses; or

(iii)	the Limited Partner’s share of Distributable Cash.
8.13(d). No General Partner Personal Liability for Repayment. The General Partner and its Affiliates shall not have any personal liability for the repayment of the Capital Contribution of any Limited Partner.
8.14 Capital Accounts
8.14(a). Separate Capital Account. A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.
8.14(b). General Partner’s Initial Capital Account. The Capital Account of the General Partner initially shall be $1,000.
8.14(c). Limited Partner’s Initial Capital Account. The Capital Account of each Limited Partner initially shall be the Limited Partner’s Capital Contribution.
8.14(d). Increases to Capital Account. The Capital Account of each Partner shall be increased by:
(i)	the amount of any additional money contributed by the Partner to the Partnership;

(ii)	the fair market value of any property contributed by the Partner to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume under Code Section 752); and

(iii)	allocations to the Partner of Income (or items thereof), including but not limited to items of income and gain specially allocated pursuant to Section 11.2(f).
8.14(e). Decreases to Capital Account. The Capital Account of each Partner shall be decreased by:
(i)	the amount of money distributed to or on behalf of the Partner by the Partnership;

(ii)	the fair market value of any property distributed to or on behalf of the Partner by the Partnership (net of liabilities secured by the distributed property that the Partner is considered to assume under Code Section 752); and

(iii)	allocations to the Partner of Partnership Losses (or items thereof), including but not limited to items of loss and deduction specially allocated pursuant to Section 11.2(f).
8.14(f). General Partner’s Single Capital Account. For purposes of this Agreement, a General Partner who also owns Units as a Limited Partner shall have a single Capital Account that reflects both its General Partner and Limited Partner interests in the Partnership, regardless of the time or manner in which the interests were acquired.
8.14(g). General Partner’s Capital Account on Sales. If the Partnership Interest of a General Partner or a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to the Partnership Interest or the Unit transferred shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.
8.14(h). Section 754 Election. For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.
8.14(i). Revaluation. Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with that Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).
8.14(j). Capital Accounts Maintained in Accordance with Treasury Regulations. Notwithstanding anything in this Agreement to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising under this Agreement shall be resolved by reference to those Treasury Regulations. Further, those Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. If Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a particular item, the Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.
8.15 Limitations on Additional Capital Contributions
8.15(a). Additional Capital Contributions of General Partner. The General Partner shall not be required to make any Capital Contribution in addition to its initial $1,000 Capital Contribution except pursuant to, and in accordance with, Section 14.2(c)(ii).
8.15(b). Additional Capital Contributions of Limited Partners. No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3(c).
8.16 Loans by Partners. Except as provided otherwise in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions on which the loan was made.
ARTICLE IX — POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER
9.1 Extent of Powers and Duties
9.1(a). General. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership.

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.
9.1(b). Powers and Duties. Pursuant to the authority granted in this Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner’s powers and duties shall include, but not be limited to, the following:
(i)	to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, loan, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create and receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xviii), joint ventures), and to contract with others to do the same on behalf of the Partnership;

(ii)	to select and supervise the activities of any Equipment management agents for the Partnership;

(iii)	to assure the proper application of revenues of the Partnership;

(iv)	to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;

(v)	to enter into the Dealer-Manager Agreement with the Dealer-Manager to select Selling Dealers to offer and sell Units;

(vi)	to invest any and all funds held by the Partnership;

(vii)	to designate depositories of the Partnership’s funds, and establish the terms and conditions of the deposits and drawings on the deposits;

(viii)	without the Consent of a Majority Interest under Section 9.2(i), to enter into Financing Transactions and otherwise to borrow money or procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making Cash Distributions during the Operating Period that the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents evidencing Financing Transactions or constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security for Financing Transactions;

(ix)	to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;

(x)	to acquire and enter into any contract that the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership;

(xi)	to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on terms and for compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for those services shall be limited as specifically set forth in this Agreement;

(xii)	to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu of those elections;

(xiii)	to select as the accounting year for the Partnership the calendar year or any other fiscal year as may be permitted under the Code or approved by the IRS;

(xiv)	to determine the accounting method or methods to be used by the Partnership (the Partnership intends, at least initially to use the accrual method of accounting in maintaining its books and records) in accordance with the Code;

(xv)	to require in all Partnership obligations to any Person other than a Limited Partner, acting as a Limited Partner, that the General Partner shall not have any personal liability on those obligations, and that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;

(xvi)	to invest the Gross Offering Proceeds and Net Offering Proceeds temporarily in short term, highly liquid investments where there is appropriate safety of principal, before the funds are used to make or acquire Investments;

(xvii)	to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;

(xviii)	to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Programs if the General Partner determines, in its sole discretion, that:
(A)	doing so would be in the best interest of the Partnership and the Affiliated Program;

(B)	the Partnership and the Affiliated Program would have substantially identical investment objectives;

(C)	there would be no duplicate fees;

(D)	the compensation of the sponsor of the Affiliated Program would be substantially identical to the compensation of the General Partner from the Partnership;

(E)	the Partnership would have the right of first refusal to purchase any Investment jointly owned with the Affiliated Program that the Affiliated Program wishes to sell;

(F)	the respective investments in the Investment by the Partnership and the Affiliated Program would be on substantially the same terms and conditions; and

(G)	the joint venture would be entered into either for the purpose of effecting appropriate diversification for the Partnership and the Affiliated Program, or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);
(xix)	to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, on any terms as it may determine and on any evidence as it deems sufficient, any obligation, suit, liability, cause of action or claim, including those relating to federal, state or local taxation, either in favor of or against the Partnership;

(xx)	to establish and maintain Reserves, and to increase or reduce the amounts of the Reserves, as it deems appropriate from time to time, but initially the Partnership’s Reserves shall not be less than an amount equal to approximately 1% of the Gross Offering Proceeds;

(xxi)	subject to Section 8.3, to do all things necessary or advisable, in its sole discretion, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;

(xxii)	to enter into the Escrow Agreement on behalf of the Partnership and provide for compensation to the Escrow Agent that the General Partner deems reasonable under the circumstances, which compensation shall be an Organization and Offering Expense payable by the General Partner;

(xxiii)	to cause the Partnership to Redeem, or not Redeem, Units, in its sole discretion, if a Limited Partner requests the Partnership to Redeem a portion or all of the Limited Partner’s Units as provided in Section 13.5;

(xxiv)	to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering all risks the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties under the insurance policies only if doing so does not increase the cost of premiums payable by the Partnership or if the additional cost, if any, is paid by the General Partner and its Affiliates; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 9.3(b);

(xxv)	during the Operating Period, but subject to the limitations and requirements of Section 11.1(b), to reinvest all or a substantial portion of the Partnership’s Distributable Cash in additional Investments;

(xxvi)	subject to Section 9.2(m), to enter into on behalf of the Partnership arrangements with itself or its Affiliates to provide services for the Partnership, if necessary, in addition to those provided for under this Agreement or the Origination and Servicing Agreement, which additional arrangements must meet the following criteria:
(A)	the compensation, price or fee charged for providing the services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

(B)	the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and

(C)	the General Partner or its Affiliate providing the services must be independently engaged in the business of providing those services to Persons other than Affiliates of the General Partner; and
(xxvii)	to take all actions and execute all documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.
9.1(c). Delegation of Powers. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person, including any Affiliate of the General Partner. Provided, however, the delegation shall not relieve the General Partner of responsibility for any of its obligations or duties under this Agreement.
9.1(d). Reliance by Third-Parties. No Person dealing with the Partnership or its Investments or other assets, whether as assignee, lessee, purchaser, borrower, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with a portion or all of any Investments or other assets, nor shall any assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for the assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any Person dealing with the Partnership shall be conclusively protected in relying on a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and on behalf of the Partnership or the General Partner.
9.2 Limitations on the Exercise of Powers of General Partner. The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to Sections 9.2(a) through 9.2(m) in the administration of the Partnership’s business and affairs:
9.2(a). Investment Company Status. The General Partner shall use its best efforts to assure that the Partnership is not deemed to be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
9.2(b). Sales and Leases of Investments from or to the General Partner and its Affiliates. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as provided in this Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase Investments from the General Partner or any of its Affiliates (but not including an Affiliated Program) if:
(i)	the General Partner determines, in its sole discretion, that making the Investment is in the best interests of the Partnership;

(ii)	the Investment is purchased by the Partnership at a Purchase Price that does not exceed the sum of:
(A)	the cost to the General Partner or the Affiliate of acquiring and holding the Investment (as determined under GAAP and as adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding the Investment); plus

(B)	any compensation to which the General Partner and any Affiliate of the General Partner is entitled to under this Agreement;
(iii)	there is no difference in the interest terms of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or its Affiliate and the time the Investment is acquired by the Partnership, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender;

(iv)	neither the General Partner nor any Affiliate of the General Partner receives any other benefit, other than compensation permitted by this Agreement, as a result of the Partnership purchasing the Investment; and

(v)	at the time of transfer of the Investment to the Partnership, the General Partner or its Affiliate had held the Investment on a temporary or interim basis (generally not longer than 6 months) for the purposes of:
(A)	facilitating the acquisition of the Investment by the Partnership;

(B)	borrowing money or obtaining financing for the Partnership; or

(C)	any other lawful purpose related to the business of the Partnership.
9.2(c). Loans to or from the General Partner and its Affiliates. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:
(i)	any interest or other financing charges or fees payable by the Partnership in connection with the loan shall not exceed the lesser of the following:
(A)	the rate of interest and other amounts paid or payable by the General Partner or the Affiliate in connection with the loan (if the General Partner or the Affiliate borrowed money for the specific purpose of making the loan); or

(B)	the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner’s or the Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor the Affiliate borrowed money to make the loan); and
(ii)	all payments of principal and interest on the loan must be due and payable within 12 months after the date on which the loan is made.
If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate the ultimate purchase of the Investment by the Partnership, the General Partner or the Affiliate, as the case may be, shall be deemed to have made a loan to the Partnership in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above.
However, any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Partnership. Instead, those advances shall be reimbursed to the General Partner or the Affiliate (to the extent possible) from the General Partner’s Organization and Offering Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 9.4(e).
9.2(d). No Exchange of Partnership Units for Investments. The Partnership shall not acquire any Investments in exchange for Units.
9.2(e). Roll-Ups. Any proposal that the Partnership enter into a Roll-Up shall require the Consent of a Majority Interest. Any proposed Roll-Up shall also be subject to the following:
(i)	An appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.

(ii)	The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote “no” on the proposal the choice of:
(A)	accepting the securities offered in the proposed Roll-Up transaction; or

(B)	one of the following:
(1)	remaining as Limited Partners, and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

(2)	receiving cash in an amount equal to the Limited Partners’ pro-rata share of the appraised value of the net assets of the Partnership.
(iii)	The Partnership shall not participate in any proposed Roll-Up transaction that would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible. If the Roll-Up Entity is a corporation, then the democracy rights of Limited Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

(iv)	The Partnership shall not participate in any proposed Roll-Up transaction that includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction that would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

(v)	The Partnership shall not participate in any proposed Roll-Up transaction in which Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

(vi)	The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest, nor bear any other costs of the transaction if the Roll-Up is not approved by a Majority Interest.
9.2(f). No Exclusive Listings. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

9.2(g). Other Transactions Involving the General Partner and its Affiliates. Except as specifically permitted by this Agreement and the Origination and Servicing Agreement, the Partnership shall not enter into any agreements, contracts or arrangements with the General Partner, any Affiliate of the General Partner or any Affiliated Program not otherwise discussed in this Agreement or the Prospectus.
Except as permitted by Section 9.4, the General Partner and its Affiliates shall not receive, directly or indirectly, a commission or fee in connection with the reinvestment of Distributable Cash in new Investments.
Neither the General Partner nor any of its Affiliates may receive any rebates or “give-ups,” nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.
9.2(h). Payments to Investor Advisors. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise the potential investor concerning the Units. Provided, however, this Section 9.2(h) shall not prohibit the payment to any such Person of the Dealer-Manager Fees, Sales Commissions, and Due Diligence Expenses in accordance with the terms of this Agreement and the Dealer-Manager Agreement.
9.2(i). Sale of All or Substantially All Assets; Dissolution. During the Operating Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest.
9.2(j). No Investments in or Underwriting of Interests of Other Programs. The Partnership shall not invest in or underwrite the equity interests of any other Program; provided, however, that nothing in this Agreement shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xviii).
9.2(k). Use of Partnership’s Assets. The General Partner shall not employ, nor permit any other Person to employ, the Partnership’s funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not invest from time to time more than 30% of its funds and assets, including but not limited to Capital Contributions and the proceeds of Financing Transactions then available for investment, in Secured Loans.
9.2(l). Fiduciary Duty to Limited Partners. Neither the General Partner nor any Affiliate shall permit a Limited Partner to contract away the fiduciary duty owed to the Limited Partner by the General Partner or its Affiliates under Delaware law and, to the extent applicable, common law.
9.2(m). Contracts for Goods and Services. All services or goods for which the General Partner or any of its Affiliates are to receive compensation that are not otherwise described or specifically authorized in this Agreement or the Origination and Servicing Agreement shall be subject to the following provisions:
(i)	a written contract shall precisely describe the services to be rendered and all compensation to be paid;

(ii)	the contract may be modified only by a Majority vote of the Limited Partners, and the contract shall contain a clause allowing its termination without penalty by a Majority vote of the Limited Partners on 60 days’ notice to the General Partner or its Affiliates, as the case may be;

(iii)	the compensation, price or fee charged for providing the services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

(iv)	the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and

(v)	the General Partner or its Affiliate must be independently engaged in the business of providing the services to Persons other than Affiliates of the General Partner and at least 75% of its gross revenue from providing the services must be derived from other than the General Partner or its Affiliates.

9.3 Limitation on Liability of General Partner and its Affiliates; Indemnification. Any amounts payable pursuant to this Section 9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners.
9.3(a). Limitation on General Partner’s Liability. Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership or the Limited Partners that arises out of any action or inaction of the General Partner or its Affiliates if:
(i)	the General Partner and its Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

(ii)	the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and

(iii)	the course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.
9.3(b). Indemnification of General Partner. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:
(i)	the General Partner and its Affiliates determined in good faith that the course of conduct that caused the loss or liability was in the best interest of the Partnership;

(ii)	the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and

(iii)	the course of conduct was not the result of negligence or misconduct of the General Partner or its Affiliates.
9.3(c). Securities Act Liability. Notwithstanding the above, the General Partner and its Affiliates, including the Dealer-Manager, and any Person acting as a broker/dealer, including the Selling Dealers, shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:
(i)	there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(ii)	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(iii)	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction has found that indemnification of the settlement and related costs should be made.
In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it, the Administrator in any jurisdiction in which Units have been sold, with respect to the issue of indemnification for securities law violations before seeking the court’s approval for the indemnification.
9.3(d). Insurance. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is prohibited in this Agreement; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself and its Affiliates as an additional insured thereunder so long as and to the extent that the General Partner pays for any incremental premium costs resulting from their being added as an additional insured.
For purposes of this Section 9.3, “public liability insurance” shall include insurance that would cover damage to property or personal injury to non-affiliated Persons incurred during the performance of services related to the Partnership and its operations.

9.4 Compensation of General Partner and its Affiliates. Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4, Section 9.1(b), Section 9.2(m), Section 14.2, and Section 15.9.
9.4(a). Allocations and Distributions. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI and Article XIV with respect to its Partnership Interest.
9.4(b). Dealer-Manager Fees. Dealer-Manager Fees shall be paid by the Partnership to the Dealer-Manager for each Unit sold, but no Dealer-Manager Fee shall be payable by the Partnership for any Units sold to any Person at the Distribution Investment Unit Price.
9.4(c). Sales Commissions. Sales Commissions shall be paid by the Partnership to the Dealer-Manager, all of which the Dealer-Manager will reallow to the Selling Dealers for the respective Units sold by each of them at the Gross Unit Price, but no Sales Commissions shall be payable by the Partnership for any Units sold at a Net Unit Price or the Distribution Investment Unit Price.
9.4(d). Due Diligence Expenses. Due Diligence Expenses shall be paid by the Partnership to the Dealer-Manager, all of which the Dealer-Manager will reallow to the Selling Dealers for the respective Due Diligence Expenses incurred by each of them; provided that no Due Diligence Expenses shall be payable by the Partnership to the Dealer-Manager for any Units sold to the General Partner and its Affiliates, any Units sold through the officers and directors of the General Partner, or any Units sold to any Person at the Distribution Investment Unit Price.
9.4(e). Organization and Offering Expense Allowance. The Partnership shall pay, immediately following each Closing Date, the Organization and Offering Expense Allowance to the General Partner without deduction for Dealer-Manager Fees, Sales Commissions and Due Diligence Expenses payable by the Partnership. The General Partner shall bear any Organization and Offering Expenses incurred by the General Partner or its Affiliates (including, without limitation, the Dealer-Manager) in excess of the Organization and Offering Expense Allowance.
9.4(f). Acquisition Fees and Acquisition Expenses. In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring the Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between:
(i)	2% of the Purchase Price paid by the Partnership for any Investment (which Purchase Price shall be determined for purposes of this Section 9.4(f) only, by excluding the General Partner’s Acquisition Fee as calculated under this Section 9.4(f), but including the General Partner’s and its Affiliates’ Acquisition Expenses related to the Investment and all other components of the Purchase Price as that term is defined in this Agreement); and

(ii)	the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with the Investment.
Provided, however, that:
(i)	no Acquisition Fees shall be paid by, or on behalf of, the Partnership to any finder or broker that is an Affiliate of the General Partner except to the extent permitted by this Section 9.4(f);

(ii)	Acquisition Fees shall include Acquisition Expenses, except that for purposes of this Section 9.4 fees payable to finders or brokers that are not Affiliates of the General Partner that are otherwise included within Acquisition Fees shall be treated as an expense of the Partnership payable as provided in Section 9.4(j) and shall not be treated as Acquisition Fees or Acquisition Expenses except for purposes of determining the Purchase Price of the Investment;

(iii)	the Partnership shall not pay any Acquisition Fees, fees payable to finders or brokers that are not Affiliates of the General Partner, or other Front-End Fees, or any part thereof, that would cause the Partnership’s Investment in Equipment (including Equipment that at any time is subject to, or is the collateral for, Leases or Secured Loans) to be less than the greater of:

(A)	80% of the Partnership’s Gross Offering Proceeds from the sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering the Partnership’s Investments; or

(B)	75% of the Partnership’s Gross Offering Proceeds.
To calculate the percentage of Indebtedness encumbering the Partnership’s Investments, the aggregate amount of the Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. The quotient so calculated shall be multiplied by .0625% to determine the percentage to be deducted from 80%. Where the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 9.2(b) for a Purchase Price that includes the amount of an Acquisition Fee, the Acquisition Fee shall be deemed paid under this Section 9.4(f) and there shall be no duplicate payment of the Acquisition Fee; and

(iv)	the General Partner and its Affiliates shall not receive reimbursement of their Acquisition Expenses from the Partnership other than indirectly through their receipt of the Purchase Price or the related Acquisition Fee of an Investment or as otherwise provided in Section 9.4(j).
9.4(g). Management Fees. For management services rendered, the Partnership shall pay the Management Fees to the General Partner or its designated Affiliate each month during the Operating Period, but only after Distributable Cash in an amount sufficient to pay any accrued Unpaid Cumulative Return in that month has been either distributed or added to Reserves to be distributed later in that month.
To the extent that the Partnership’s Distributable Cash in any month is insufficient to distribute any accrued Unpaid Cumulative Return in that month and pay the Management Fees for that month, the payment of the Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Distributable Cash to pay the Management Fees and distribute any accrued Unpaid Cumulative Return. Reserves established for distributing Unpaid Cumulative Returns as set forth in the first sentence of this Section 9.4(g) shall not be used for any other purpose.
9.4(h). Subordinated Remarketing Fees. For services rendered in connection with the sale of any Investment, the Partnership shall pay the applicable Subordinated Remarketing Fee to the General Partner; provided that:
(i)	no Subordinated Remarketing Fee shall be paid before Payout; and

(ii)	the General Partner shall not be entitled to receive that portion of any Subordinated Remarketing Fee that would cause the total commissions paid to all Persons in connection with the sale of the Investment to exceed a fee for their services that is reasonable, customary and competitive in light of the size, type and location of the Investment. After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid by the Partnership, without any interest, before any other distributions are made by the Partnership to the Partners.
9.4(i). Re-Leasing Fee. For services rendered, the Partnership shall pay the applicable Re-Leasing Fee to the General Partner in connection with the re-lease of Equipment; provided that the following conditions are met:
(i)	the General Partner has maintained adequate staff to provide re-leasing services;

(ii)	the fee shall be paid as each rental payment is made over the term of the Lease;

(iii)	no fee shall be paid or reimbursed where the Equipment is re-leased to the previous lessee or its Affiliates;

(iv)	the General Partner or its Affiliates shall have rendered substantial re-leasing services in connection with the re-lease; and

(v)	the General Partner or its Affiliates have been paid Management Fees that month for rendering management services.

9.4(j). Partnership Expenses.
(i)	Except as otherwise provided in this Section 9.4(j), Partnership expenses other than those reimbursed in accordance with Sections 9.4(b) through (i) of this Section 9.4 shall be billed directly to and paid by the Partnership.

(ii)	Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the actual cost of goods, materials and services used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.

(iii)	Subject to clause (iv), the General Partner and its Affiliates shall be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the sole discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement shall not exceed the lesser of:
(A)	its or their actual cost; or

(B)	the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and
provided, further, that there shall be no reimbursement for their services if the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

(iv)	The General Partner and its Affiliates shall not be reimbursed by the Partnership for amounts expended by them with respect to the following:
(A)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates; or

(B)	rent, depreciation, utilities, capital equipment or, subject to clause (iii), other administrative items.
9.5 Other Interests of the General Partner and its Affiliates
9.5(a). General Partner’s Right to Pursue Other Activities. The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner, in its sole discretion, determines in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing or financing business, whether or not those business ventures are competitive with the business or Investments of the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program before the Offering Termination Date unless the other Programs have investment objectives that are different from the Partnership’s or the other Programs are Specified Equipment Programs.
The Partnership and the Limited Partners shall have no rights in or to the General Partner’s and its Affiliates’ independent ventures or the related income or profits resulting from them.
The General Partner and its Affiliates shall not be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, portfolios of equipment subject to existing equipment leases, equipment financing, in leasing and re-leasing opportunities, and Secured Loans on its or their own behalf or on behalf of other Programs. The General Partner and its Affiliates shall have the right, subject only to the provisions of Section 9.5(b), to take for their own account (individually or otherwise), or to recommend to any Affiliated Program, any particular investment opportunity.
9.5(b). Resolving Conflicts. Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs, on the one hand, and the Partnership, on the other hand, shall be resolved by the Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to the Partnership and to other Affiliated Programs are less than the aggregate amount of the Investments then sought by them, an available Investment shall be allocated by the General Partner to an Affiliated Program (including the Partnership) after taking into consideration at least the following factors:
(i)	which Affiliated Program has been seeking Investments or reinvesting Cash Flow from its Investments for the longest period of time;

(ii)	whether the Affiliated Program has the cash required for the Investment;

(iii)	whether the amount of debt to be incurred with respect to the Investment is acceptable for the Affiliated Program;

(iv)	the effect the Investment would have on the Affiliated Program’s cash flow;

(v)	whether the Investment would further diversify, or unduly concentrate, the Affiliated Program’s Investments in a particular lessee, class or type of equipment, location, industry, etc.; and

(vi)	whether the term of the Investment is within the term of the Affiliated Program.
In the event of a conflict between two or more Affiliated Programs (including the Partnership) that are seeking to re-lease or sell similar equipment contemporaneously (except to the extent that the re-lease or sale is to the lessee, or an Affiliate of the lessee, from the Affiliated Program), the first opportunity to re-lease or sell equipment generally shall be allocated to the Affiliated Program (including the Partnership) attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expired simultaneously, the lease that was the first to take effect; provided, however, that the General Partner may, in its sole discretion, provide opportunities to re-lease or sell equipment otherwise if the equipment is subject to remarketing commitments. Notwithstanding anything to the contrary provided in this Section 9.5, the General Partner may allocate an opportunity in any other manner it determines, in its sole discretion if there are other circumstances, in the General Partner’s judgment, under which withholding the opportunity from an Affiliated Program (including the Partnership) would be inequitable or not economically feasible for that particular Affiliated Program.
If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing generally shall be allocated to the Affilliated Program that has been seeking financing for the longest period of time.
ARTICLE X — POWERS AND LIABILITIES OF LIMITED PARTNERS
10.1 Absence of Control Over Partnership Business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall have any of the following rights:
(i)	the right to participate in or have any control over the Partnership’s business;

(ii)	the right or authority to act for, or to bind or otherwise obligate, the Partnership (except if the Limited Partner also is a General Partner, and then only in its capacity as a General Partner);

(iii)	the right to have the Partnership dissolved and liquidated, except as provided in Section 16.2 through the Consent or vote of the Majority Interest of the Limited Partners; or

(iv)	the right to have all or any part of the Limited Partner’s Capital Contribution or Capital Account returned, except as provided in this Agreement.
10.2 Limited Liability. The liability of each Limited Partner, in his capacity as a Limited Partner, shall be limited to the amount of the Limited Partner’s Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays his entire Capital Contribution to the Partnership as set forth on his Subscription Agreement for the purchase of his Units, the Limited Partner shall not:
(i)	have any further obligations to the Partnership;

(ii)	be subject to any additional Assessment; or

(iii)	be required to make any additional Capital Contribution to, or to loan any funds to, the Partnership.
ARTICLE XI — DISTRIBUTIONS AND ALLOCATIONS
11.1 Distribution of Distributable Cash
11.1(a). Prior to the Admission of Limited Partners. Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the General Partner and 99% to the Original Limited Partner.
11.1(b). After Admission to the Partnership. Beginning with the admission to the Partnership of any Limited Partner on the Initial Closing Date, and continuing during the Operating Period, provided that sufficient Distributable Cash is available, in the General Partner’s sole discretion, the General Partner shall distribute Distributable Cash to the Partners in the following order of priority:
(i)	first, 1% to the General Partner and 99% to the Limited Partners in an amount that:
(A)	is equal to the Limited Partners’ Unpaid Cumulative Return; and

(B)	includes an amount of Distributable Cash resulting from Sales and refinancings of the Partnership’s Investments, if any, sufficient for the Limited Partners to pay their federal, state and local income taxes resulting from those Sales, assuming the Limited Partners are in a 30% tax bracket; and
(ii)	thereafter, to investment and reinvestment in Investments or, if the General Partner elects in its sole discretion not to invest or reinvest Distributable Cash, 1% to the General Partner and 99% to the Limited Partners.
Distributions of Distributable Cash shall be made to the Partners monthly. Subject to Section 11.1(b), the amount of each monthly distribution shall be determined by the General Partner, in its sole discretion, based on the amount of the Partnership’s then available Distributable Cash and other funds of the Partnership and the General Partner’s estimate of the Partnership’s total Distributable Cash for the Fiscal Year.
11.1(c). No Reinvestments After Closing of the Operating Period. After the Operating Period and during the Maturity Period, no Distributable Cash shall be reinvested in additional Investments. All Distributable Cash shall be distributed 1% to the General Partner and 99% to the Limited Partners.
11.2 Allocations of Income and Loss
11.2(a). Deductions for Each Fiscal Year. The Income and Loss of the Partnership shall be determined for each Fiscal Year or Fiscal Period.
11.2(b). Proportionate Part. Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership’s Income or Loss is allocated to a Partner, every item of income, gain, loss, deduction or other tax item entering into the computation of the Income or Loss, or arising from the transactions with respect to which the Income or Loss was realized, shall be allocated to the Partner in the same proportion.
11.2(c). Operating Period. Income for any Fiscal Period during the Operating Period shall be allocated 1% to the General Partner and 99% to the Limited Partners.
11.2(d). Maturity Period. Income for any Fiscal Period during the Maturity Period shall be allocated to the Partners as follows:
(i)	first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts; and

(ii)	thereafter, 1% to the General Partner and 99% to the Limited Partners.

11.2(e). Losses. Losses for any Fiscal Period shall be allocated to the Partners as follows:
(i)	first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

(ii)	next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

(iii)	thereafter, 1% to the General Partner and 99% to the Limited Partners;
provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this subsection (e) or subsection (f), below, would result in any Limited Partner having an Adjusted Capital Account Deficit, the Losses shall be allocated to all other Partners in accordance with this subsection (e) and, when no Limited Partner can be allocated any Losses without violating the limitation contained in this proviso, the remaining Losses shall be allocated to the General Partner.
11.2(f). Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) through (e) in the following order:
(i)	Minimum Gain Charge-Back. Notwithstanding any other provision of this Article XI, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, before any other allocation under this Article XI each Partner shall be specially allocated items of Partnership Income and gain for the Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)	Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

(iii)	Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which the Partner Nonrecourse Deductions are attributable in accordance with the principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv)	Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, the Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for the Fiscal Period) sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible, to the extent required by that Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(v)	Curative Allocations. The special allocations provided for in Section 11.2(e) and in Sections 11.2(f)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704- 2. To the extent that any of those special allocations have been made, subsequent allocations of Income, Loss and items thereof (“curative allocations”) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had the special allocations not occurred. In making these curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated under the provisions of Section 11.2(e) and Sections 11.2(f)(i) through (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had those special allocations not occurred.
11.2(g). Misallocated Items. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an “unallocated item”), or that the allocation of any item of Income or Loss under this Article XI is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg.

Section 1.704-1(b)(3)(ii) (a “misallocated item”), then the General Partner may allocate the unallocated items, and reallocate the misallocated items, to reflect the Partners’ economic interests in the Partnership.
11.2(h). Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of a state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to that Partner.
11.2(i). Transactions with Partnership. If the adjusted basis of any property contributed by a Partner to the Partnership exceeds the fair market value of the property at the time of the contribution (the “built-in loss”), then, except as provided otherwise by Treasury Regulations, the built-in loss shall be taken into account only in determining the amount of the tax items allocated to the contributing Partner. In determining the amount of tax items allocated to the other Partners, the basis of the contributed property shall be treated as being equal to its fair market value at the time of the contribution. Subject to the foregoing, if, and to the extent that, any Partner is deemed to recognize any item of Income or Loss as a result of any transaction between the Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision of the Code now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with that item.
11.2(j). Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or other payment described in Section 9.4 shall be treated as a “guaranteed payment” or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If a fee or payment is deemed to be a distribution to the General Partner, and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to the payment.
11.2(k). Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses, Acquisition Fees and Organization and Offering Expense Allowance. Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses, Acquisition Fees and the Organization and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organization and Offering Expenses in excess of Sales Commissions, Dealer-Manager Fees, Due Diligence Expenses and the Organization and Offering Expense Allowance shall be allocated 100% to the General Partner.
11.2(l). Tax-Exempt Entities. Notwithstanding any other provision of this Agreement, if it is determined that the tax-exempt use property rules of Section 168(h)(6) of the Code apply to the Partnership, because one or more of the Partnership’s Limited Partners are tax-exempt entities (including non-U.S. persons as defined by the Code) so that a portion of the Partnership’s depreciation or cost recovery deductions are reduced, suspended or otherwise adversely affected, the resulting depreciation adjustments shall be specially allocated 100% to the Limited Partners that are tax-exempt entities (including non-U.S. persons as defined by the Code) to be shared among them in proportion to their respective number of Units unless otherwise allocated among them by this Agreement or the Code.
11.3 Distributions and Allocations Among the Limited Partners
11.3(a). In General. Except to the extent otherwise provided in this Agreement, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which the distribution is made.
11.3(b). Initial Year of Admission. All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:
(i)	first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over the Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

(ii)	second, all Income and Loss for the Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the Fiscal Year that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners; and

(iii)	third, all monthly distributions of cash made to the Limited Partners under Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect the Limited Partner’s share of the total distributions made or to be made by the Partnership for the Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to the Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to the Limited Partner, an amount that will cause the total distributions to the Limited Partner for the Fiscal Year to be the proper amount.
11.3(c). Transfer. In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Losses for the Fiscal Year based on the number of days in the Fiscal Year that each held the transferred Unit.
11.3(d). Before Admission. Each distribution made to a Limited Partner under Sections 11.1, 11.5 or 14.3, and any interest earned on a Limited Partner’s subscription funds while held in an Escrow Account before the admission of the Limited Partner to the Partnership and subsequently paid to the Limited Partner under Section 8.11, shall be applied as follows:
(i)	first, in reduction of the Limited Partner’s Unpaid Cumulative Return, to the extent thereof, as determined immediately before the distribution; and

(ii)	thereafter, in reduction of the Limited Partner’s Adjusted Capital Contribution, as determined immediately before the distribution.
11.4 Tax Allocations: Code Section 704(c); Revaluations.
11.4(a). Contribution of Property. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, Income, Loss and items thereof with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its initial Gross Asset Value.
11.4(b). Adjustments. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(49) and Section 8.14, subsequent allocations of Income, Loss, and items thereof with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of any final or successor Treasury Regulations.
11.4(c). Elections. Any elections or other decisions relating to the allocations required by subsections (a) and (b), above, shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations under this subsection (c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Income or Losses under any provision of this Agreement.
11.5 Return of Uninvested Capital Contribution. If 100% of the Partnership’s Net Offering Proceeds has not been used to make Investments, committed to Reserves (to the extent Reserves have been established and maintained for the acquisition of Investments) or used to pay permitted Front-End Fees within 24 months from the date of the Prospectus, the amount of the uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based on their respective number of Units, as a return of capital, without interest.
Funds shall be deemed to have been committed to investment and need not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24-month period described above, if the investments are ultimately consummated within a further period of 12 months.
Funds deemed committed which are not actually so invested within the 12 month period shall be promptly distributed, without interest, to the Limited Partners on a pro rata basis, as a return of capital, except that Investments using funds from Ohio Limited Partners must be completed within a three-month period or those funds must be returned to the Ohio Limited Partners.

11.6 No Distributions in Kind. Distributions in kind shall not be permitted except on dissolution and liquidation of the Partnership’s assets and then only to a liquidating trust established for the purpose of liquidating the assets transferred to it and distributing the net cash proceeds of the liquidation in cash to the Partners in accordance with the provisions of this Agreement.
11.7 Partnership Entitled to Withhold Taxes. The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner or former Partner arising as a result of the Partner’s participation in the Partnership. Each amount so withheld or paid shall be deemed to be a distribution for purposes of Article XI and Article XIV, as the case may be, to the extent the Partner is then entitled to a distribution. To the extent that the amount of withholdings or payments made with respect to any Partner exceeds the amount to which the Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of the payment or withholding until the excess is repaid to the Partnership either by deduction from any distributions subsequently payable to the Partner under this Agreement or earlier payment of the excess and interest by the Partner to the Partnership.
The excess withholdings or payments, together with interest thereon, shall, in any case, be payable not less than 30 days after demand therefor by the General Partner. However, the General Partner shall demand payment only if it determines that the Partner is not likely to be entitled to distributions within 12 months from the date of the withholding or payment by the Partnership in an amount sufficient to pay the excess and interest. If the payments referred to in this Section 11.7 are made on behalf of a Person who cannot be identified or located, the General Partner shall treat the payments as a distribution of Distributable Cash made 1% to the General Partner and 99% to the Limited Partners, provided that this deemed distribution shall not reduce the Limited Partners’ Unpaid Cumulative Return or Adjusted Capital Contribution under Section 11.3(d). Also, the withholdings and payments referred to in this Section 11.7 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner has received an opinion of Counsel, at the Partner’s expense, or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable or that no withholding or tax payment is required.
ARTICLE XII — WITHDRAWAL OF GENERAL PARTNER
12.1 Voluntary Withdrawal. The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:
(i)	the Limited Partners have received 60 days’ advance written notice of the General Partner’s intention to withdraw;

(ii)	the Partnership has received an opinion of Counsel to the effect that the withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes; and

(iii)	a Substitute General Partner has been selected, and the Substitute General Partner has:
(A)	consented to its admission as General Partner;

(B)	received the written Consent of a Majority Interest to its admission as General Partner; and

(C)	a Net Worth sufficient, in the opinion of Counsel, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for “sponsors” under applicable laws, rules, regulations and policies of Administrators.
12.2 Involuntary Withdrawal. The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership on the removal of the General Partner pursuant to the Consent of the Majority Interest or on the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.
12.3 Consequences of Withdrawal
12.3(a). Upon Withdrawal. On the withdrawal of the General Partner as such from the Partnership:

(i)	the Partnership shall pay to the withdrawn General Partner the fair market value of the Partnership Interest then held by the General Partner, calculated in the manner set forth in subsection (b), below, and payable as set forth in subsection (c), below; and

(ii)	an amount equal to the difference between any Management Fees and other fees accrued but not yet paid to the General Partner, plus all other amounts due and owing to the General Partner by the Partnership, minus any amounts due and owing by the General Partner to the Partnership, which shall be payable in cash within 30 days of the date of withdrawal, by the debtor party to the creditor party.
12.3(b). Determination of Fair Market Value. For purposes of this Section 12.3, the fair market value of the withdrawn General Partner’s Partnership Interest shall be determined, in good faith, by the withdrawn General Partner and the Substitute General Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership, provided, however, that each party shall bear its own attorneys fees.
12.3(c). Method of Payment. The method of payment to the General Partner on withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn.
When the withdrawal is involuntary, unless otherwise agreed by the withdrawn General Partner and the Partnership, the method of payment shall be a promissory note providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest, bearing interest on the outstanding principal amount thereof at the lesser of:
(i)	the rate of interest (inclusive of any points or other loan charges) that the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount; or

(ii)	the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%.
12.4 Liability of Withdrawn General Partner. If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but they shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time the withdrawal became effective.
12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved. If the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners a Notice that includes the effective date of its withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest may agree in writing to continue the business of the Partnership and elect, effective as of the date of the withdrawn General Partner’s withdrawal, a Substitute General Partner. The Substitute General Partner shall execute a counterpart of this Agreement. If this action is not taken within 90 days following the date of the General Partner’s withdrawal, then the Partnership shall dissolve.
ARTICLE XIII — TRANSFER OF UNITS
13.1 Withdrawal of a Limited Partner. A Limited Partner may withdraw from the Partnership only by Assigning or Redeeming all Units owned by the Limited Partner in accordance with this Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. If a Limited Partner withdraws because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of the Limited Partner shall be deemed to be the Assignee of the Limited Partner’s Units and may become a Substitute Limited Partner on compliance with the provisions of Section 13.3.

13.2 Assignment
13.2(a). Assignment by a Limited Partner. Subject to the provisions of subsections (b) and (c), below, and Section 13.3, any Limited Partner may Assign all or any portion of his Units to an Assignee if:
(i)	the Limited Partner and the Assignee each execute a written Assignment, which:
(A)	sets forth the terms of the Assignment;

(B)	in the case of Assignments other than by operation of law, states the intention of the Limited Partner that the Assignee shall become a Substitute Limited Partner and, in all cases, evidences the acceptance by the Assignee of all of the terms and provisions of this Agreement; and

(C)	includes a representation by both the Limited Partner and the Assignee that the Assignment was made in accordance with all applicable laws and regulations (including, without limitation, the minimum investment and investor suitability requirements as may then be applicable under state securities laws); and
(ii)	the Assignee pays to the Partnership an aggregate amount, not exceeding $150, for expenses reasonably incurred by the Partnership in connection with processing the Assignment.
13.2(b). General Partner Must Consent to the Withdrawal. Notwithstanding the foregoing, unless the General Partner specifically Consents, no Units may be Assigned:
(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of that Person);

(ii)	to any Person if, in the opinion of Counsel, the Assignment would result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit the Assignment to become effective if and when, in the opinion of Counsel, the Assignment would no longer result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes;

(iii)	to any Person if the Assignment, in the opinion of Counsel, would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

(iv)	to any Person not permitted, in the opinion of Counsel, to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v)	if the Assignment would result in the transfer of less than 50 Units (unless the Assignment includes all of the Units owned by the Limited Partner);

(vi)	if the Assignment would result in the retention by the Limited Partner of a portion of his Units representing less than 50 Units; or

(vii)	if, in the opinion of Counsel, the effect of the Assignment would be to cause the “equity participation” in the Partnership by “benefit plan investors” (within the meaning of Department of Labor Reg. Section 2510.3-101(f)) and possibly other tax-exempt investors (as determined by the General Partner after consultation with Counsel) to equal or exceed 25% of the Partnership’s total outstanding Units.
Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.
13.2(c). Publicly Traded Partnership Prohibition. So long as there are adverse federal income tax consequences from being treated as a “publicly traded partnership” for federal income tax purposes, in the opinion of Counsel, the General Partner shall not permit any interest in a Unit to be Assigned (including Redemptions of Units under Section 13.5) on a “Secondary Market.” For purposes of this Section 13.2(c), any Assignment that fails to meet one or more of the secondary market “safe-harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe-harbor provisions that subsequently may be established by Treasury Regulations or published notices, shall be treated as an Assignment on a Secondary Market under this Section 13.2(c).
If the General Partner determines, pursuant to an opinion of Counsel, that an Assignment was or will be effected on a Secondary Market, the Partnership and the General Partner shall not recognize the Assignment and shall not admit the transferee as a Substitute Limited Partner, nor recognize any rights of the transferee in the Partnership, such as the right to receive distributions of Distributable Cash or any interest in Partnership capital or profits. Each Limited Partner agrees to provide to the General Partner all information with regard to any Assignment by the Limited Partner, whether proposed or purportedly completed, that the General Partner deems necessary in order to determine whether the Assignment by the Limited Partner occurred or will occur on a Secondary Market.
13.2(d). Effectiveness of Assignment. Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month on which all of the conditions of this Section 13.2 have been satisfied. Distributions to the Assignee shall begin the month following effectiveness of the Assignment.
13.3 Substitution
13.3(a). Condition on Substitution. An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:
(i)	the General Partner has reasonably determined that all of the conditions specified in Section 13.2 have been satisfied and no adverse effect to the Partnership will result from the admission; and

(ii)	the Assignee has executed a transfer agreement and the other forms, including a power of attorney to the effect required by Article XVIII, as the General Partner reasonably may require to comply with this Article XIII.
13.3(b). Effect of Assignment Without Substitution. An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all of the provisions of Sections 13.2, 13.3 and 13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner, if the Assignment otherwise complies with Section 13.2, and subsection (c) thereof in particular, shall not affect the right of the Assignee to receive Distributable Cash and the share of Income or Losses to which his predecessor in interest would have been entitled in accordance with Article XI and Article XIV.
13.3(c). Amendment of Records. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of Substitute Limited Partners.
13.4 Status of an Assigning Limited Partner. If a Limited Partner Assigns all of his Units to an Assignee who becomes a Substitute Limited Partner, the assignor Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner.
13.5 Limited Right of Presentment for Redemption of Units
13.5(a). Limited Right to Redeem Units. Subject to the limitations set forth below, beginning with the admission of a Limited Partner to the Partnership, each Limited Partner (other than the General Partner or its Affiliates if they own Units) may request that the Partnership Redeem, for cash, up to 100% of the Limited Partner’s Units. This right of presentment shall be subject to the limitations set forth below.
(i)	The Partnership shall be under no obligation to Redeem any Units of any Limited Partner and shall do so only with the prior Consent of the General Partner, which is in the sole discretion of the General Partner. In this regard, the General Partner may take into consideration the time of year during which a Redemption request is made, and the effect making a Redemption would have on the Partnership’s compliance with the 2% limitation described in clause (ii), below.

(ii)	The Partnership shall not, in any calendar year, Redeem Units that, in the aggregate with all Units otherwise transferred in that calendar year, would exceed 2% of the Partnership’s total capital or profits interests as of the last day of that year.

(iii)	No Reserves shall be established by the Partnership for the Redemption of Units. The availability of funds for the Redemption of any Unit shall be subject to the availability of sufficient Cash Flow. Furthermore, Units may be Redeemed only if the Redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or its federal income tax status as a partnership, all as determined in the sole discretion of the General Partner.

(iv)	The Partnership may charge a reasonable administrative fee as determined by our general partner in its sole discretion.
13.5(b). Applicable Redemption Price. The Redemption price for a Limited Partner’s Units (the “Applicable Redemption Price”) will depend on when the Limited Partner presents his Units for Redemption and shall be determined as set forth below. If a Limited Partner presents his Units for Redemption:
(i)	during the Offering Period, the Redemption price will equal $89.50 per Unit for Units purchased by a Limited Partner at the Distribution Investment Unit Price, if any, and $93 per Unit for all other Units, less 100% of previous distributions paid to the Limited Partner per Unit;

(ii)	during the Operating Period, but after the Offering Period of the Offering, the Redemption price will equal $89.50 per Unit for Units purchased by a Limited Partner at the Distribution Investment Unit Price, if any, and $93 per Unit for all other Units, plus a 4% annual return for each full twelve-month period since the Limited Partner was admitted as a Limited Partner, less 100% of previous distributions paid to the Limited Partner per Unit; or

(iii)	during the Maturity Period, the Redemption price will equal the equity per Unit as set forth on the Partnership’s balance sheet in its most recent periodic report filed with the Securities and Exchange Commission before the Redemption request, less 100% of any distributions paid to the Limited Partner per Unit since the date of the balance sheet.
13.5(c). Procedure for Presentment. A Limited Partner desiring to have a portion or all of his Units Redeemed shall submit a written request to the General Partner on a form approved by the General Partner and duly signed by all owners on the books of the Partnership of the Units to be Redeemed. Redemption requests shall be deemed given on the earlier of the date they are:
(i)	personally delivered with receipt acknowledged; or

(ii)	mailed by certified mail, return receipt requested, postage prepaid, to the General Partner’s address set forth in this Agreement.
Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively “Hardship Redemptions,” shall be treated as having been received at 12:01 A.M. EST on the day of receipt and all other Redemption requests shall be deemed received with the start of the business day during which received.
13.5(d). Priority of Redemption Requests. If the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall use its reasonable efforts to honor requests for Redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other Redemption requests.
13.5(e). Notice and Closing of Redemption of Units. Redemption requests shall be accepted or rejected quarterly following the date on which the General Partner receives a written request from any Limited Partner to Redeem the Limited Partner’s Units, and the General Partner shall deliver a written notice to the Limited Partner (the “Notice”):
(i)	stating the number, if any, of the Units to be Redeemed; and

(ii)	if appropriate:
(A)	stating the date of the Redemption of the Units, which shall be a date within 30 days following the date of the Notice;

(B)	stating the Applicable Redemption Price with respect to the Units to be Redeemed; and

(C)	advising the Limited Partner that not less than 10 days before the Redemption date stated in the Notice (the “Delivery Date”) the Limited Partner must duly execute and deliver to the Partnership all transfer instruments and other documents requested by the Partnership to evidence the Redemption of the Units. In the General Partner’s discretion, these transfer instruments and documents may be prepared by the Partnership for execution by the Limited Partner and enclosed with the Notice.
On or before the Redemption date stated in the Notice, the Partnership shall pay the Applicable Redemption Price to the Limited Partner for each Unit Redeemed if:
(i)	all of the Limited Partner’s transfer instruments and other documents requested by the Partnership are duly executed and returned to the Partnership no later than the Delivery Date stated in the Notice; and

(ii)	the transfer instruments and other documents are in good order and acceptable to the General Partner, in its sole discretion.
13.5(f). Effect of Redemption. If all of the Units owned by a Limited Partner are Redeemed by the Partnership, then the Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.
ARTICLE XIV — DISSOLUTION AND WINDING-UP
14.1 Events Causing Dissolution. The Partnership shall be dissolved on the happening of any of the following events (each a “Dissolution Event”):
14.1(a). Withdrawal of General Partner. The withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner has been admitted to the Partnership in accordance with Section 12.5.
14.1(b). Voluntary Dissolution. The voluntary dissolution of the Partnership either by:
(i)	the General Partner with the Consent of a Majority Interest;

(ii)	the Consent of a Majority Interest without action by the General Partner.

(iii)	the Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction, but only with the vote or Consent of the Majority Interest;

(iv)	the expiration of the Partnership’s term as set forth in Section 7.1; or

(v)	any other event that causes the dissolution or winding-up of the Partnership under the Delaware Act.
14.2 Winding Up of the Partnership; Capital Contribution by the General Partner On Dissolution
14.2(a). Effectiveness of Dissolution. Dissolution of the Partnership shall be effective on the day on which the Dissolution Event occurs, but the Partnership shall not terminate until a certificate of termination has been filed in accordance with the Delaware Act and the assets of the Partnership have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership as provided above, its business and the affairs of the Partners, as such, shall continue to be governed by this Agreement until the Partnership is terminated.
14.2(b). Liquidation. On dissolution of the Partnership, the General Partner (or any other Person effecting the winding-up) shall liquidate the assets of the Partnership and apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article XIV, if the General Partner (or any other Person effecting the winding-up) determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner (or any other Person effecting the winding-up), in order to avoid the loss, may, after having notified all of the Limited Partners, to the extent not then prohibited by law, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership’s debts and obligations.

14.2(c). Procedures on Liquidation. In connection with the dissolution of the Partnership:
(i)	all Income or Losses or items thereof, and all amounts required to be specially allocated for the period before final termination, shall be credited or charged, as the case may be, to the Partners in accordance with Article XI;

(ii)	if after all requirements of clause (i) of this Section 14.2(c) have been accomplished, the General Partner has a deficit balance in its Capital Account, then within 30 days the General Partner shall contribute the amount of the deficit balance to the Partnership as a Capital Contribution, provided that for this purpose, any payments made by the General Partner as co-signatory or guarantor of any Indebtedness of the Partnership that has not yet been reimbursed to the General Partner by the Partnership at the time of dissolution of the Partnership, and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of dissolution, shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay those amounts to the General Partner shall then cease;

(iii)	the proceeds from Sales or other dispositions of all other assets of the Partnership shall be applied and distributed in liquidation of the Partnership as provided in Section 14.3; and

(iv)	the General Partner (or any other Person effecting the winding-up) shall file all certificates and other documents as may be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.
14.2(d). Fees for Winding-Up. Whether the winding-up of the Partnership is effected by the General Partner or any other Person (whether selected by the Majority Interest or as required by law), either the General Partner or the other Person, as the case may be, shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third-parties rendering similar services in respect of similar entities in the same geographic location.
14.3 Application of Liquidation Proceeds On Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation Sales and the Sale or other disposition of the other assets of the Partnership shall be applied as follows and in the following order of priority:
(i)	first, to the payment of creditors of the Partnership in the order of priority as provided by law, except obligations to Partners or their Affiliates;

(ii)	next, to setting up any Reserve that the General Partner (or any other Person effecting the winding-up) determines is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the General Partner; the Reserve may, in the sole discretion of the General Partner (or the other Person effecting the winding-up) be deposited with an escrow agent selected by it to be held in escrow for the purpose of disbursing the Reserve in payment of any of the aforementioned contingencies, and at the expiration of the period that the General Partner (or the other Person effecting the winding-up) deems advisable, to distribute the remaining balance as provided in subsections (iii) through (vi), below;

(iii)	next, to the payment of all obligations to the Partners in proportion to, and to the extent of, advances made by them to the Partnership under the provisions of this Agreement;

(iv)	next, to the payment of all reimbursements to which the General Partner and its Affiliates may be entitled under this Agreement;

(v)	next, to the Partners in proportion to and to, the extent of, the positive balances of their Capital Accounts; and

(vi)	thereafter, 1% to the General Partner and 99% to the Limited Partners.
14.4 No Recourse Against Other Partners. Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, the Limited Partner’s Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the

Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, the Limited Partner shall have no recourse against any other Limited Partner, the Partnership or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership under Section 14.2.
ARTICLE XV — FISCAL MATTERS
15.1 Title to Property and Bank Accounts. Unless trustees, nominees or other agents are used as permitted under this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership or its subsidiaries. The funds of the Partnership shall be deposited in the name of the Partnership in any bank account or accounts as are designated by the General Partner, and withdrawals therefrom shall be made on the signature of the General Partner or any Person or Persons as may be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.
15.2 Maintenance of and Access to Basic Partnership Documents
15.2(a). Maintenance of Documents. The General Partner shall maintain at the General Partner’s principal office, on behalf of the Partnership, the following documents:
(i)	the Participant List;

(ii)	a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney under which the certificate or any amendment thereto has been executed;

(iii)	copies of this Agreement and any amendments hereto;

(iv)	copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for those Fiscal Years, together with the reports of the Partnership’s independent auditors with respect thereto;

(v)	copies of the Partnership’s federal, state and local income tax returns and reports, if any, for its three most recently completed Fiscal Years;

(vi)	records as required by applicable tax authorities, including those specifically required to be maintained by “reportable transactions,” if so required of the Partnership; and

(vii)	investor suitability records for Units sold for a period of six years.
15.2(b). Access to Records. Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i) through (vi) and any other records of the Partnership that relate to the business affairs and financial condition of the Partnership, other than records under Section 15.2(a)(vii) relating to other Limited Partners, and may inspect the same and make copies of the same during normal business hours, subject to the following:
(i)	a reasonable copying charge;

(ii)	providing reasonable advance written notice to the General Partner that states the date and time of the intended visit and identifies with reasonable specificity the documents that the Limited Partner or his representative wishes to examine or copy; and

(iii)	in the case of copying the Participant List, compliance with Section 15.2(c).
15.2(c). Maintenance of Participant List. The General Partner shall mail a copy of the Participant List to any Limited Partner or his representative within 10 days of the Partnership’s receipt of the Limited Partner’s written request therefor and a check in payment of the reasonable copying charge permitted under Section 15.2(b)(i); provided that, in connection with any request for a copy of the Participant List, the Limited Partner shall provide the certification required in the penultimate sentence of Section 15.2(d).
15.2(d). General Partner’s Refusal to Provide Participant List. If the General Partner refuses or neglects to:

(i)	permit a Limited Partner or his representative to examine the Participant List at the General Partner’s principal office during normal business hours and with reasonable notice to the General Partner; or

(ii)	mail a copy of the Participant List to the Limited Partner or his representative as required by Section 15.2(c);
the General Partner shall be liable to the Limited Partner who requested the Participant List for the costs, including reasonable attorneys’ fees, incurred by the Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by the Limited Partner by reason of the General Partner’s refusal or neglect.
It shall be a defense that the requesting Limited Partner failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request to inspect or copy the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The General Partner shall require a Limited Partner requesting the Participant List to certify that the Participant List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to the Limited Partner’s interest in the Partnership or for any unlawful purpose. The remedies provided under this Section 15.2(d) to Limited Partners requesting to inspect or copy the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.
15.3 Financial Books and Accounting. The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, the books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with GAAP.
15.4 Fiscal Year. Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.
15.5 Reports
15.5(a). Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Quarter the following written materials:
(i)	a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;

(ii)	a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract that was not filed as an exhibit to the Registration Statement; and the requirement for this statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and

(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during the Fiscal Quarter which shall include:
(A)	a description of the types of Investments made;

(B)	the total Purchase Price paid for each category of Investment;

(C)	the amounts of cash used to acquire the Investments;

(D)	the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and

(E)	the amount of Capital Contributions, if any, that remain unexpended and uncommitted to pending Investments as of the end of the Fiscal Quarter.
15.5(b). Annual Reports. Within 90 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Year the following written materials:
(i)	financial statements for the Partnership for the Fiscal Year, including a balance sheet as of the end of the Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with Section 15.3 and shall be accompanied by an auditor’s report containing an opinion of the Accountants;

(ii)	an analysis prepared by the General Partner (which need not be audited, but shall be reviewed by the Accountants) of distributions made to the General Partner and the Limited Partners during the Fiscal Year, separately identifying the portion (if any) of the distributions from:
(A)	Cash Flow during the period;

(B)	Cash Flow from prior periods that had been held as Reserves;

(C)	Cash Flow and/or Distributable Cash from Sales and refinancings; and

(D)	Capital Contributions originally used to establish a Reserve;
(iii)	a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of the Fiscal Year, which report shall state:
(A)	the condition of the Equipment and each material item thereof and of any collateral securing any Investment to which the report applies;

(B)	how the Equipment or collateral was being used as of the end of the Fiscal Year (e.g., leased, serving as collateral for Secured Loans, operated directly by the Partnership, or held for lease, repair or Sale);

(C)	the projected or intended use of the Equipment or collateral during the next following Fiscal Year;

(D)	the remaining term of the Investment; and

(E)	such other information as may be relevant to the value or use of the Equipment or collateral as the General Partner, in good faith, deems appropriate;
(iv)	a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during the Fiscal Year identified (and properly allocated) as to type and amount:
(A)	in the case of any fees and other compensation, the breakdown shall provide the information required under Section 15.5(a)(ii); and

(B)	in the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all those items in accordance with this Agreement. The cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for the Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of the audit, they reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this clause shall be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that the reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent third-parties for comparable administrative services in the same geographic location; and
(v)	a special report containing the information required by Section 15.5(a)(iii).
15.5(c). Reports to State Securities Law Administrators. The General Partner shall submit to all state securities law Administrators, including Arizona, California and Ohio, any information which the Administrator requires, including, but not limited to:
(i)	reports and statements required by this Agreement to be distributed to Limited Partners; or

(ii)	reports required to be filed with the Administrator by state securities laws, regulations or policies.
15.6 Tax Returns and Tax Information. The General Partner shall:
(i)	prepare, or cause the Accountants to prepare, in accordance with applicable laws and regulations, the Partnership’s tax returns (federal, state, local and foreign, if any) for each Fiscal Year within 75 days after the end of the Fiscal Year; and

(ii)	deliver to each Partner by March 15 following each Fiscal Year a Schedule K-1 or other statement permitted under the Code or by the IRS setting forth the Partner’s share of the Partnership’s Income or Loss for the Fiscal Year.
15.7 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with GAAP. Such decisions must be acceptable to the Accountants, and the General Partner may rely on the advice of the Accountants as to whether its decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or GAAP.
15.8 Federal Tax Elections. The Partnership, in the sole discretion of the General Partner, may make elections for federal tax purposes as follows:
15.8(a). Elections Under Section 754 of the Code. In case of a transfer of all or part of a General Partner’s Partnership Interest or a Limited Partner’s Units, the Partnership may timely elect under Section 754 of the Code (or corresponding provisions of future law), and under similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In that event, any basis adjustment attributable to the election shall be allocated solely to the transferee.
15.8(b). Other Elections. All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in a manner that will, in the opinion of the General Partner (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges that may, in accordance with applicable law and regulations, be considered to be expenses.
15.8(c). Agreement to be Bound by Elections. The Partnership, the General Partner and each Limited Partner hereby agree to be legally bound by the provisions of this Section 15.8(c) and further agree that, in the General Partner’s sole discretion, the Partnership and all of its Partners may elect a safe harbor under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the General Partner determines that the Partnership and all of its Partners will elect the safe harbor, which determination may be made solely in the best interests of the General Partner, then the Partnership, the General Partner and each Limited Partner further agree that:
(i)	the Partnership shall be authorized and directed to elect the safe harbor;

(ii)	the Partnership and each of its Partners (including any Person to whom a Partnership Interest is transferred in connection with the performances of services) shall comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective; and

(iii)	the General Partner, in its sole discretion, may cause the Partnership to terminate the safe harbor election, which determination may be made in the best interests of the General Partner.
15.9 Tax Matters Partner
15.9(a). Designation of Tax Matters Partner. The General Partner is hereby designated the Partnership’s “Tax Matters Partner” under Section 6231(a)(7) of the Code, and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. Any Partner, other than the Tax Matters Partner, shall have the right to participate in these administrative or judicial proceedings to the extent provided by Section 6224 of the Code and at the Partner’s own expense. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits of the Partnership shall be binding in all respects on the Limited Partners, except as provided below.
15.9(b). Duties of Tax Matters Partner. The Tax Matters Partner shall have the following duties:
(i)	to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, number of Units and taxpayer identification number of each Limited Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii)	to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Limited Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Limited Partner for income tax purposes (these judicial proceedings are referred to hereinafter as “judicial review”).
15.9(c). Indemnification of Tax Matters Partner. Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all of these expenses shall be made before any distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate or other Person, except the Partnership, shall have any obligation to provide funds for this purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any of these proceedings, except to the extent required by law, shall be in the sole discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 shall be fully applicable to the General Partner acting in its capacity as Tax Matters Partner.
15.9(d). Authority of Tax Matters Partner. The Tax Matters Partner is hereby authorized, but not required:
(i)	to enter into any settlement with the IRS with respect to any tax audit or judicial review of the Partnership, in which agreement the Tax Matters Partner may expressly state that the agreement shall bind the other Partners, except that the settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner does not have authority to enter into a settlement agreement on the behalf of the Partner;

(ii)	if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of the final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii)	to intervene in any action brought by any other Partner for judicial review of a final adjustment relating to the Partnership;

(iv)	to file a request for an administrative adjustment relating to the Partnership with the IRS at any time and, if any part of the request is not allowed by the IRS, to file a petition for judicial review with respect to the request;

(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item of the Partnership required to be taken in to account by a Partner for tax purposes, or an item affected by the item; and

(vi)	to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.
ARTICLE XVI — MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS
16.1 Meetings of the Limited Partners
16.1(a). Procedure for Limited Partner Meetings. A meeting of the Limited Partners for any purpose(s) may be called by the General Partner. A meeting of the Limited Partners shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which the Limited Partners may vote as set forth in this Article XVI from Limited Partners holding 10% or more of the then outstanding Units. Every request for a meeting shall state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by the Limited Partners at the meeting. Within 10 days following the receipt of the request, the General Partner shall give Notice to all Limited Partners of the meeting in the manner and at a time and place as specified in Section 16.1(b), below. In addition, the General Partner may, and if so requested by the Limited Partners in the manner described above, shall, submit the proposed matter, resolution or action for action by Consent of the Limited Partners in lieu of a meeting.
16.1(b). Delivery of Notice. A Notice of any meeting or action by written Consent of the Limited Partners shall be given to all Limited Partners either:
(i)	personally or by certified mail (if a meeting is being called or a Consent action is being solicited, by the General Partner on the request of the Limited Partners); or

(ii)	by regular mail (if a meeting is being called or a Consent action is being solicited, by the General Partner).
A meeting called pursuant to a Notice shall be held, or Consent action taken, not less than 15 days nor more than 60 days after the date a Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. The Notice shall be delivered or mailed to each Limited Partner at his record address, or at any other address as he may have furnished in writing to the General Partner as his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of the meeting (which shall be the place, date and time specified in the request for the meeting or, if none, any other place, date and time as the General Partner determines to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which the meeting is to be held or the Consent action is requested.
If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there is no quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum has been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of Notice.
16.1(c). Record Date for Voting. For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of the Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting the meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to the meeting (or Consent action), for the purpose of that determination.

16.1(d). Proxies. Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which the Limited Partner is entitled to participate, including matters proposed for actions by Consent. Every proxy must be signed by a Limited Partner or his attorney-in- fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.
16.1(e). Procedure at Meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt rules for the conduct of the meeting as they deem appropriate, provided that the rules shall not be inconsistent with the provisions of this Agreement.
16.2 Voting Rights of the Limited Partners. Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest, or by the vote of the Majority Interest at a meeting duly called for that purpose, may take the following actions without the concurrence of the General Partner:
(i)	amend this Agreement;

(ii)	dissolve the Partnership;

(iii)	remove the General Partner and elect one or more Substitute General Partners;

(iv)	approve or disapprove of the Sale or series of Sales of all, or substantially all, of the assets of the Partnership, except any Sale or series of Sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership’s Investments during the Maturity Period; and

(v)	modify or terminate on 60 days’ notice any contract or arrangement with the General Partner or any of its Affiliates to provide goods or services for the Partnership other than this Agreement, the Origination and Servicing Agreement and all other contracts specifically authorized under this Agreement.
The General Partner and its Affiliates may not vote or Consent on matters submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or Consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.
16.3 Limitations on Action by the Limited Partners. This Agreement may not be amended by the Limited Partners to do the following:
(i)	allow the Limited Partners to take part in the control or management of the Partnership’s business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment;

(ii)	alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner;

(iii)	contract away the fiduciary duty owed to any Limited Partner by the General Partner;

(iv)	except in connection with the offer and sale of the Units as provided in this Agreement, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner; or

(v)	Without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.
ARTICLE XVII — AMENDMENTS
17.1 Amendments by the General Partner. In addition to any amendments by the Limited Partners under Section 16.2, as limited by Section 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority Interest:

(i)	to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner in this Agreement;

(ii)	to cure any ambiguity in this Agreement, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add any provision to this Agreement with respect to matters or questions arising under this Agreement that is not inconsistent with the other provisions of this Agreement;

(iii)	to preserve the status of the Partnership as a partnership for federal income tax purposes, or as a limited partnership under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;

(iv)	to delete any provision of this Agreement, or add any provision to this Agreement, required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission), or by any Administrator or similar such official;

(v)	to permit the Units to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations or any successor regulation or law;

(vi)	if the Partnership is advised by Counsel, the Accountants or the IRS that any allocation of Income, Loss or distribution provided for in this Agreement is unlikely to be respected for federal income tax purposes, the General Partner may amend the allocation provisions of this Agreement, in accordance with that advice to the minimum extent necessary to comply with federal income tax requirements and still effect, as nearly as practicable, the original plan of allocations and distributions set forth in this Agreement; and

(vii)	to change the name of the Partnership or the location of its principal office.
ARTICLE XVIII — POWER OF ATTORNEY
18.1 Appointment of Attorney-in-Fact. By subscribing for Units and being admitted as a Limited Partner of the Partnership under this Agreement, each Limited Partner makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who thereafter becomes a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, the Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:
(i)	this Agreement, the Partnership’s certificate of limited partnership and any amendment of any thereof, including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners (or the Capital Contribution made by any Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner) to the Partnership;

(ii)	any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not the Limited Partner voted in favor of or otherwise Consented to the action;

(iii)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

(iv)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and

(v)	any instrument or documents required to continue or terminate the business of the Partnership under Section 12.5 and Article XIV; provided that no attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if the action could in any way increase the liability of the Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of the Limited Partner under Article XI, unless (in either case) the Limited Partner has given a power of attorney to the attorney-in-fact expressly for that purpose.
18.2 Amendments to Agreement and Certificate of Limited Partnership. If, under this Agreement, any action, adoption proposal, right, power or authority requires the Consent, vote, ratification or approval of fewer than all of the Limited Partners, then, on the satisfaction of that requirement, the Consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who did not respond in connection with the proposed Consent, vote, ratification or approval, if any, shall be deemed to have abstained for all purposes under this Agreement.
18.3 Power Coupled With an Interest. The grant of authority by each Limited Partner in Section 18.1:
(i)	is a special power of attorney coupled with an interest in favor of the attorney-in-fact and shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of the Limited Partner;

(ii)	may be exercised for the Limited Partner by a signature of the attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including that Limited Partner, and executing any instrument with a single signature of any one of the attorneys-in-fact acting as attorney-in-fact for all of them; and

(iii)	shall survive the Assignment by any Limited Partner of all or any portion of the Limited Partner’s Units, provided that, if any Assignee of all of a Limited Partner’s Units has furnished to the General Partner a power of attorney complying with the provisions of Section 18.1 and the admission to the Partnership of the Assignee as a Substitute Limited Partner has been approved by the General Partner, this power of attorney shall survive the Assignment with respect to the assignor Limited Partner for the sole purpose of enabling the attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect the Assignment and admission and shall thereafter terminate with respect to the assignor Limited Partner.
ARTICLE XIX — GENERAL PROVISIONS
19.1 Notices, Approvals and Consents. All Notices, approvals, Consents or other communications under this Agreement shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are deposited in the United States mail and sent by first class or certified mail, postage prepaid; hand delivered; sent by overnight courier; or sent by facsimile and confirmed by telephone during normal business hours.
In each case, delivery shall be made to the parties at the addresses set forth below or at any other addresses as the parties may designate by Notice to the Partnership as specified in Section 5.1:
(i)	if to the Partnership: LEAF Equipment Finance Fund 4, L.P., 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, with a copy to c/o LEAF Asset Management, LLC, General Partner, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103; Telephone Number: 800-819-5556 (the Partnership) and 215-569-1844 (the General Partner); Fax Number: 215-561-0844 (the Partnership) and 215-561-6249 (the General Partner).

(ii)	if to the General Partner: LEAF Asset Management, LLC, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103; Telephone Number: 215-569-1844; Telecopier Number: 215-561-6249.

(iii)	if to any Limited Partner, at the address set forth in the Limited Partner’s Subscription Agreement unless a different address has been provided to the Partnership under Section 5.1.
19.2 Further Assurances. The Partners agree to execute, acknowledge and deliver all further instruments and do all further acts and things as may reasonably be necessary to carry out the intent and purpose of this Agreement.
19.3 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

19.4 Binding Effect. Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Partnership.
19.5 Severability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof shall not be affected or impaired in any way thereby, and the remaining provisions shall be interpreted consistently with the omission of the invalid, illegal or unenforceable provision or applicable thereof.
19.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with the subject matter of this Agreement that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.
19.7 Applicable Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.
19.8 Counterparts. This Agreement may be signed by each party to this Agreement on a separate counterpart (including, in the case of a Limited Partner, a separate Subscription Agreement or signature page executed by one or more the Partners), but all counterparts, when taken together, shall constitute but one and the same instrument.
19.9 Creditors. No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.
19.10 Successors and Assigns. Each and every covenant, term, provision and agreement contained in this Agreement shall be binding on and inure to the benefit of the successors and assigns of the respective parties to this Agreement. In furtherance of, and not in limitation of, the foregoing, the General Partner may assign, as collateral security or otherwise, any items of compensation payable to it under the terms of this Agreement. Notwithstanding the assignment, if any, however, the General Partner, and not the assignee, shall remain solely liable for the General Partner’s obligations under this Agreement.
19.11 Waiver of Action for Partition. Each of the parties to this Agreement irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership’s Investments and other property and assets.
[The rest of this page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this                      day of                                         ,
200                     .

GENERAL PARTNER: LEAF Asset Management, LLC
By:
Name:
Its:

ORIGINAL LIMITED PARTNER: LEAF Financial Corporation
By:
Name:
Its:

LIMITED PARTNERS: By: LEAF Asset Management, LLC, as Attorney in Fact
By:
Name:
Its:

Appendix B
PRIOR PERFORMANCE TABLES
The following Tables I, II, III and IV, which are unaudited, provide certain information concerning the following previous public equipment leasing and finance programs:
(i)	Lease Equity Appreciation Fund I, L.P. (“LEAF I”), which was sponsored by LEAF Asset Management, Inc., a former subsidiary of LEAF Financial Corporation (“LEAF Financial”) that was merged into LEAF Financial in June 2004;

(ii)	Lease Equity Appreciation Fund II, L.P. (“LEAF II”), which was sponsored by LEAF Financial Corporation, an affiliate of our general partner; and

(iii)	LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), which was sponsored by our general partner, LEAF Asset Management, LLC.
Buying a unit in us will not give you any ownership interest in these prior programs, and you should not assume that you will experience investment results or returns, if any, comparable to those of the investors in these prior programs. See the “Other Programs Managed by Our General Partner or Its Affiliates” section of the prospectus for a narrative discussion of these prior affiliated public equipment leasing and finance programs.
During the third and fourth quarters of the year ended December 31, 2007, LEAF I and LEAF II recorded adjustments to the valuation of certain leases. The Fund has determined that these adjustments are not material to those periods, as they had no impact on cash available for distribution to investors, a metric that management believes to be important to the Fund’s investors. Accordingly, the Fund has recorded these adjustments in the three month period ended March 31, 2008. The effect of these adjustments are described in note 4 to Table III for LEAF I and LEAF II.
Additional information in Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other reports filed with the SEC by these previous programs may be obtained without charge by contacting LEAF Financial Corporation or LEAF Asset Management, LLC, at One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103, Attention: Corporate Secretary. You may also request copies of the exhibits to those reports from LEAF Asset Management, LLC upon payment of a reasonable fee. In addition, the reports are available at the SEC’s website on the Internet at http://www.sec.gov.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]
Past performance is not necessarily indicative of future performance.

TABLE I
Experience In Raising And Investing Funds — LEAF I and LEAF II
The following table sets forth certain information, as of March 31, 2008, concerning the experience of LEAF Financial an affiliate of our general partner, and our general partner in raising and investing limited partners’ funds in previous equipment leasing and finance programs.

	LEAF I		LEAF II
Date offering closed	08/15/04		10/13/06
Dollar amount offered	$50,000,000		$60,000,000

Dollar amount raised	$17,060,772	100.00%	$59,864,086	100.00%
Less: Offering expenses
Sales commissions	$1,284,700	7.53%	$4,067,175	6.79%
Underwriting fees	$320,727	1.88%	$1,763,639	2.95%
Organization and offering expenses paid to general partner or its affiliates	$511,688	3.00%	$2,095,194	3.50%
Reserves	$298,782	1.75%	$519,377	0.87%

Offering proceeds available for investment	$14,644,875	85.84%	$51,418,701	85.89%

Debt proceeds	$101,265,785		$317,691,540
Total equipment acquired	$255,190,090		$573,903,171
Acquisition fees paid to general partner	$4,706,193		$6,612,124

Equipment acquisition fees paid to general partner as a percentage of:
Dollar amount raised	27.58%		11.05%
Total equipment acquired	1.84%		1.15%
Percent invested	85.84%		85.89%
Percent leverage	85.58%		84.14%
Date offering commenced	08/15/02		12/22/04
Maximum offering period (in months)	24		24
Actual offering period (in months)	24		22
Months to invest 90% of amount available for investment	14		15
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Past performance is not necessarily indicative of future performance.

TABLE 1 (Continued)
Experience In Raising And Investing Fund — LEAF III
The following table sets forth certain information, as of March 31, 2008, concerning the experience of LEAF Asset Management, our general partner, in raising and investing limited partners’ funds in a previous equipment leasing and finance program.

	LEAF III
Date offering closed	04/24/2008
Dollar amount offered	$120,000,000

Dollar amount raised	$103,084,343	100.00%
Less: Offering expenses
Sales commissions	$7,087,815	6.88%
Underwriting fees	$3,010,904	2.92%
Organization and offering expenses paid to general partner or its affiliates	$3,093,281	3.00%
Reserves	$898,923	0.87%

Offering proceeds available for investment	$88,993,420	86.33%

Debt proceeds	$485,346,000
Total equipment acquired	$665,198,000
Acquisition fees paid to general partner	$15,956,855

Equipment acquisition fees paid to general partner as a percentage of:
Dollar amount raised	15.48%
Total equipment acquired	2.40%
Percent invested	86.33%
Percent leverage	82.48%
Date offering commenced	02/07/07
Maximum offering period (in months)	24
Actual offering period (in months)	N/A
Months to invest 90% of amount available for investment	N/A
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Past performance is not necessarily indicative of future performance.

TABLE II
Compensation to Our General Partner and Affiliates
Except as otherwise noted below, the following table sets forth certain information, as of March 31, 2008, concerning the compensation derived by the following program’s respective general partner. All amounts presented are cumulative from the beginning of the offering of each program to March 31, 2008.

	LEAF I	LEAF II	LEAF III
Date offering commenced	8/15/02	12/22/04	02/07/07
Date offering closed	8/15/04	10/13/06	4/24/08
Dollar amount raised	$17,060,772	$59,864,086	$103,084,343

The following information is as of March 31, 2008
Amounts paid to general partner and its affiliates from offering proceeds:
Underwriting commissions	$320,727	$1,763,639	$3,010,904

Organization and offering expense reimbursements	$511,688	$2,095,194	$3,093,281

Acquisition fees	$4,706,193	$6,612,123	$15,956,855

Dollar amount of cash generated from operations before deducting payments/accruals to general partner and affiliates	$13,667,653	$32,236,881	$22,109,040

Amounts paid or accrued to general partner and its affiliates from operations:
Acquisition fees	$4,706,193	$6,612,123	$15,956,855

Management fees	$3,881,882	$6,396,390	$3,765,000

Administrative expense reimbursements	$2,870,722	$3,155,000	$1,809,000

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Past performance is not necessarily indicative of future performance.

TABLE III
Operating Results of Prior Public Programs — LEAF I
The following table summarizes the operating results of Lease Equity Appreciation Fund I, L.P., which was sponsored by LEAF Asset Management, Inc., a former subsidiary of LEAF Financial that was merged into LEAF Financial in 2004. The program’s records are maintained in accordance with Generally Accepted Accounting Principles (“GAAP”) for financial statement purposes. No results are shown for 2002, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in March, 2003. Dollar amounts in this table have been rounded to the nearest thousand.

	3 Months
	Ending
	03/31/08	2007	2006	2005	2004	2003
Revenues
Net gain (loss) on sales or remarketing of equipment (4)	179,000	1,076,000	543,000	126,000	61,000	(10,000)

Gross revenue (4)	2,873,000	8,392,000	7,870,000	7,578,000	3,476,000	983,000

Less:

Interest expense	(1,469,000)	(5,025,000)	(4,550,000)	(4,344,000)	(1,874,000)	(321,000)

Depreciation expense	(39,000)	(322,000)	(617,000)	(821,000)	(343,000)	(168,000)

Management fees — general partner	(321,000)	(1,200,000)	(1,064,000)	(840,000)	(384,000)	(73,000)
Administrative expense reimbursement — general partner	(195,000)	(479,000)	(565,000)	(555,000)	(482,000)	(595,000)

General and administrative	(335,000)	(1,411,000)	(520,000)	(476,000)	(309,000)	(207,000)

Provision for bad debts (2)(4)	(467,000)	(1,282,000)	(910,000)	(1,352,000)	(395,000)	(5,000)

Net income (loss) — GAAP	226,000	(251,000)	187,000	(684,000)	(250,000)	(396,000)

Net income (loss) — GAAP — allocable to limited partners	224,000	(249,000)	186,000	(677,000)	(247,000)	(392,000)

Taxable income (loss) from operations (1)(3)	n/a	(382,000)	321,000	(1,218,000)	(2,163,000)	(203,000)

Cash provided by (used in) operating activities	2,693,000	(148,000)	3,673,000	(286,000)	2,189,000	(735,000)

Cash used in investing activities	(7,142,000)	(12,999,000)	(6,377,000)	(29,051,000)	(30,867,000)	(24,713,000)

Cash provided by financing activities	4,621,000	10,956,000	5,183,000	31,620,000	30,936,000	26,957,000

Cash generated from (used in) operations, sales, and refinancing	172,000	(2,191,000)	2,479,000	2,283,000	2,258,000	1,509,000
Less:
Cash distributions to investors from operations, sales and refinancing	428,000	1,518,000	1,374,000	1,374,000	968,000	475,000
Cash distributions to general partner from operations, sales and refinancing	4,000	16,000	14,000	14,000	10,000	5,000

Cash generated from (used by) operations, sales and refinancing after cash distributions	(260,000)	(3,725,000)	1,091,000	895,000	1,280,000	1,029,000

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable income (loss) from operations (1)(3)	n/a	(22)	19	(71)	(158)	(33)
Cash distributions to investors	25	88	80	80	71	78
Past performance is not necessarily indicative of future performance.

	3 Months
	Ending
	03/31/08	2007	2006	2005	2004	2003
Source (on GAAP basis)
Return of capital	25	88	80	80	71	78
Source (on cash basis)
Operations	25	88	80	80	71	78
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—
Other	—	—	—	—	—	—
Weighted average number of limited partnership ($100) units outstanding	171,746	171,746	171,746	171,746	137,000	61,149

(1)	The difference between Net income — GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF I’s partnership agreement.

(2)	The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.

(4)	During the third and fourth quarters of the year ended December 31, 2007, the Fund recorded adjustments to the valuation of certain leases which had an impact of increasing the reported gains on sale of equipment of $102,000 in the third quarter and reducing the provision of credit losses of $46,000 in the fourth quarter, as well as reducing interest on equipment financings of $10,000 and $15,000 for the third and fourth quarters, respectively. The Fund has determined that these adjustments are not material to those periods as they had no impact on cash available for distribution to investors, a metric that management believes to be important to the Fund’s investors. Accordingly, the Fund has recorded these adjustments in the March 31, 2008 financial statements. The effect of these adjustments for the quarter ended March 31, 2008, which the Fund also determined to not be material to this period, was to reduce net income by $123,000 by increasing the provision for credit losses by $46,000, reducing gain on sale of equipment by $102,000 and increasing interest on equipment financings by $25,000.
TABLE III (Continued)
Operating Results of Prior Public Programs — LEAF II
The following table summarizes the operating results of Lease Equity Appreciation Fund II, L.P., which was sponsored by LEAF Financial, an affiliate of our general partner. The program’s records are maintained in accordance with GAAP for financial statement purposes. No results are shown for 2004, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in April, 2005. Dollar amounts in this table have been rounded to the nearest thousand.

	3 Months
	Ending
	3/31/08	2007	2006	2005
Revenues
Net gain (loss) on sales or remarketing of equipment (4)	322,000	1,806,000	458,000	(5,000)
Gross revenue (4)	9,235,000	33,058,000	14,430,000	1,198,000

Less:
Interest expense	(4,796,000)	(18,545,000)	(7,256,000)	(584,000)
Depreciation expense	(1,114,000)	(4,794,000)	(3,133,000)	(247,000)
Management fees — general partner	(984,000)	(3,680,000)	(1,592,000)	(140,000)
Administrative expense reimbursement - general partner	(443,000)	(1,501,000)	(871,000)	(340,000)
General and administrative	(605,000)	(2,385,000)	(875,000)	(191,000)
Provision for bad debts (2) (4)	(1,321,000)	(5,847,000)	(1,029,000)	(130,000)

Net income (loss) — GAAP	294,000	(1,888,000)	132,000	(439,000)

Net income (loss) — GAAP — allocable to limited partners	291,000	(1,869,000)	130,000	(434,000)

Past performance is not necessarily indicative of future performance.

	3 Months
	Ending
	3/31/08	2007	2006	2005
Taxable loss from operations (1)(3)	n/a	(4,392,000)	(3,250,000)	(438,000)

Cash provided by (used in) operating activities	4,734,000	12,934,000	(240,000)	(476,000)
Cash provided by (used in) investing activities	5,092,000	(29,157,000)	(106,543,000)	(42,349,000)
Cash provided by (used in) financing activities (before cash distributions to investors)	(8,311,000)	7,115,000	122,584,000	44,190,000

Cash generated from (used in) operations, sales, and financing	1,515,000	(9,108,000)	15,801,000	1,365,000
Less:
Cash distributions to investors from operations, sales and refinancing	1,192,000	4,795,000	2,598,000	329,000
Cash distributions to general partner from operations, sales and refinancing	12,000	48,000	26,000	3,000

Cash generated from (used by) operations, sales and refinancing after cash distributions	311,000	(13,951,000)	13,177,000	1,033,000

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable income (loss) from operations (1)(3)	n/a	(73)	(88)	(86)
Cash distributions to investors	20	80	70	64
Source (on GAAP basis)
Return of capital	20	80	70	64
Source (on cash basis)
Operations	20	80	70	64

Sales (Investing)	—	—	—	—

Refinancing	—	—	—	—

Other	—	—	—	—
Weighted average number of limited partnership ($100) units outstanding	597,497	599,095	370,349	51,053

(1)	The difference between Net income — GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF II’s partnership agreement.

(2)	The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.

(4)	During the third and fourth quarters of the year ended December 31, 2007, the Fund recorded adjustments to the valuation of certain leases which had an impact of increasing the reported gains on sale of equipment of $179,000 in the third quarter and reducing the provision of credit losses of $57,000 in the fourth quarter, as well as reducing interest on equipment financings of $20,000 and $30,000 for the third and fourth quarters, respectively. The Fund has determined that these adjustments are not material to those periods as they had no impact on cash available for distribution to investors, a metric that management believes to be important to the Fund’s investors. Accordingly, the Fund has recorded these adjustments in the March 31, 2008 financial statements. The effect of these adjustments for the quarter ended March 31, 2008, which the Fund also determined to not be material to this period, was to reduce net income by $186,000 by increasing the provision for credit losses by $57,000, reducing gain on sale of equipment by $179,000 and increasing interest on equipment financings by $50,000.
Past performance is not necessarily indicative of future performance.

TABLE III (Continued)
Operating Results of Prior Public Programs — LEAF III
The following table summarizes the operating results of LEAF Equipment Leasing Income Fund III, L.P., which was sponsored by our general partner. The program’s records are maintained in accordance with GAAP for financial statement purposes. Dollar amounts in this table have been rounded to the nearest thousand.

	3 Months
	Ending
	3/31/2008	2007
Revenues
Net gain on sales or remarketing of equipment	450,000	643,000
Gross revenue	13,542,000	15,173,000

Less:
Interest expense	(7,533,000)	(10,949,000)
Depreciation expense	(430,000)	(646,000)
Management fees — general partner	(1,773,000)	(1,992,000)
Administrative expense reimbursement — general partner	(1,066,000)	(743,000)
General and administrative	(689,000)	(426,000)
Provision for bad debts (2)	(1,470,000)	(1,428,000)

Net income (loss) — GAAP	1,031,000	(368,000)

Net income (loss)— GAAP — allocable to limited partners	1,021,000	(364,000)

Taxable loss from operations (1)(3)	n/a	(1,481,000)

Cash provided by (used in) operating activities	2,543,000	(5,132,000)
Cash used in investing activities	(39,907,000)	(501,135,000)
Cash provided by financing activities	42,904,000	514,153,000

Cash generated from operations, sales, and refinancing	5,540,000	7,886,000
Less:
Cash distributions to investors from operations, sales and refinancing	1,665,000	2,281,000
Cash distributions to general partner from operations, sales and refinancing	17,000	23,000

Cash generated from operations, sales and refinancing after cash distributions	3,858,000	5,582,000

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable loss from operations (1)(3)	n/a	(39)
Cash distributions to investors	19	59
Source (on GAAP basis)
Return of capital	19	59
Source (on cash basis)
Operations	19	59
Sales	—	—
Refinancing	—	—
Other	—	—
Weighted average number of limited partnership ($100) units outstanding	881,508	384,672

(1)	The difference between Net income — GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF III’s partnership agreement.

(2)	The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.
Past performance is not necessarily indicative of future performance.

TABLE IV
The following table is a summary as of March 31, 2008, of equipment sales and dispositions made by Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”) and LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), previous affiliated equipment leasing and finance programs.
HISTORICAL DISPOSITION OF PROPERTIES — LEAF I

					GAIN (LOSS)
					AS A
					PERCENT
		NET		GAAP	OF
TYPE OF	EQUIPMENT	BOOK	SALE	GAIN	EQUIPMENT
EQUIPMENT	COST(1)	VALUE(2)	PROCEEDS(3)	(LOSS)(4)	COST(5)

ATM Machines	79,385	39,163	48,471	9,308	11.7%
Audio/Visual Equipment	542,845	282,336	319,286	36,950	6.8%
Auto Body/Spray Booths	114,358	98,959	102,574	3,615	3.2%
Automotive	3,918,723	2,115,223	2,275,309	160,086	4.1%
Broadcasting Equipment	97,707	67,984	70,856	2,872	2.9%
Building Systems	354,581	47,576	48,655	1,079	0.3%
Chiropractic Equipment	466,442	100,805	144,400	43,595	9.3%
Clinical Lab Equipment	814,325	376,119	421,145	45,026	5.5%
Commercial Refrigeration Equipment	244,168	75,164	87,420	12,256	5.0%
Computer Systems	5,035,710	910,766	1,055,661	144,895	2.9%
Construction Equipment	652,804	320,873	368,544	47,671	7.3%
Copiers	637,378	164,656	170,540	5,884	0.9%
Dental Equipment	754,471	550,087	604,492	54,405	7.2%
Desktops	3,234,732	326,835	377,993	51,158	1.6%
Dry cleaning Equipment	1,921,732	399,382	451,727	52,345	2.7%
Farm Machines	102,484	33,368	35,625	2,257	2.2%
Fork Lift/Material HDLG	212,506	53,617	57,163	3,546	1.7%
Furniture	3,061,514	1,616,303	1,783,365	167,062	5.5%
Global Positioning System	182,224	44,301	43,845	(456)	-0.3%
HVAC Equipment	820,492	130,366	149,744	19,378	2.4%
Imaging Systems	120,970	11,928	24,215	12,287	10.2%
Lasers	2,658,914	723,900	760,263	36,363	1.4%
Laundry Equipment	1,170,005	480,703	539,668	58,965	5.0%
Machine Tools	3,030,881	1,050,982	1,093,220	42,238	1.4%
Mailing Machines	386,898	142,925	203,588	60,663	15.7%
Monitors	199,931	62,755	68,530	5,775	2.9%
MRI Equipment	496,316	450,050	466,101	16,051	3.2%
Other	1,004,643	281,194	471,982	190,788	19.0%
Other Agricultural Equipment	1,966,710	160,017	195,975	35,958	1.8%
Other Building Systems	185,212	132,752	153,755	21,003	11.3%
Other Computer Equipment	370,506	246,057	246,841	784	0.2%
Other Industrial Equipment	6,353,451	2,038,434	2,150,438	112,004	1.8%
Other Medical Equipment	5,375,152	2,764,097	2,969,951	205,854	3.8%
Other Office Equipment	1,323,518	380,298	427,920	47,622	3.6%
Peripherals, Other	151,248	68,712	73,257	4,545	3.0%
Photographic Development Equipment	2,249,005	400,825	375,945	(24,880)	-1.1%
POS Systems	99,459	61,365	66,238	4,873	4.9%
Printers	151,685	6,691	14,984	8,293	5.5%
Radiology Equipment (X-ray)	2,485,185	1,680,263	1,695,278	15,015	0.6%
Restaurant Equipment	2,791,847	761,976	836,555	74,579	2.7%
Routers, Hubs	494,375	39,976	31,622	(8,354)	-1.7%
Servers	630,379	89,276	103,612	14,336	2.3%
Software	4,828,289	730,968	810,090	79,122	1.6%
Past performance is not necessarily indicative of future performance.

TABLE IV (CONT’D)
LEAF I

					GAIN (LOSS)
					AS A
					PERCENT
		NET		GAAP	OF
TYPE OF	EQUIPMENT	BOOK	SALE	GAIN	EQUIPMENT
EQUIPMENT	COST(1)	VALUE(2)	PROCEEDS(3)	(LOSS)(4)	COST(5)

Surveillance Camera/Monitor	760,174	346,173	432,478	86,305	11.4%
Telecommunications	947,591	64,214	52,435	(11,779)	-1.2%
Telephone System	844,298	177,417	193,840	16,423	1.9%
Ultrasound	225,484	86,051	95,037	8,986	4.0%

	64,550,707	21,193,882	23,170,633	1,976,751	3.1%

HISTORICAL DISPOSITION OF PROPERTIES — LEAF II

					GAIN (LOSS)
					AS A
					PERCENT
		NET		GAAP	OF
TYPE OF	EQUIPMENT	BOOK	SALE	GAIN	EQUIPMENT
EQUIPMENT	COST(1)	VALUE(2)	PROCEEDS(3)	(LOSS)(4)	COST(5)

ATM Machines	129,933	9,529	10,675	1,146	0.9%
Audio/Visual Equipment	1,276,011	447,981	467,571	19,590	1.5%
Auto Body/Spray Booths	178,056	26,289	29,237	2,948	1.7%
Automotive	4,747,987	1,872,541	2,162,995	290,454	6.1%
Chiropractic Equipment	90,747	—	—	—	0.0%
Clinical Lab Equipment	94,404	10,880	9,000	(1,880)	-2.0%
Commercial Refrigeration Equipment	222,612	106,879	134,145	27,266	12.2%
Computer Systems	8,222,910	824,679	1,030,163	205,484	2.5%
Construction Equipment	1,487,670	263,311	377,017	113,706	7.6%
Copiers	1,439,028	427,026	430,685	3,659	0.3%
CT Scan	470,261	63,831	106,136	42,305	9.0%
Dental Equipment	1,915,395	1,359,577	1,573,116	213,539	11.1%
Desktops	1,431,315	104,080	131,793	27,713	1.9%
Dry-Clean Machines	2,867,857	664,489	686,884	22,395	0.8%
Energy Mngt Sys/Lighting	145,345	47,096	49,046	1,950	1.3%
Farm Machines	599,039	146,585	167,168	20,583	3.4%
Furniture	3,078,783	470,009	557,443	87,434	2.8%
Global Positioning System	296,630	90,947	98,989	8,042	2.7%
Heavy General Purpose Trucks	182,556	80,822	135,911	55,089	30.2%
HVAC Equipment	584,126	235,566	274,475	38,909	6.7%
Imaging Systems	105,972	33,707	36,453	2,746	2.6%
Laptops	1,374,282	149,021	172,331	23,310	1.7%
Lasers	3,324,173	1,228,665	1,353,205	124,540	3.7%
Laundry Equipment	1,926,085	425,558	488,876	63,318	3.3%
Lawn Care Equipment	176,018	78,985	81,802	2,817	1.6%
Machine Tools	2,655,505	825,987	913,414	87,427	3.3%
Mailing Machines	788,780	269,481	277,238	7,757	1.0%
MFTR Robotic Equipment	82,726	82,947	94,339	11,392	13.8%
MRI Equipment	829,314	776,474	859,341	82,867	10.0%
Other	9,917,174	8,347,862	8,539,780	191,918	1.9%
Other Agricultural Equipment	555,606	267,852	280,084	12,232	2.2%
Other Building Equipment	226,381	77,511	87,776	10,265	4.5%
Other Building Systems	806,997	416,769	424,089	7,320	0.9%
Other Computer Equipment	343,509	22,948	32,825	9,877	2.9%
Other Garment Care	340,608	252,628	265,500	12,872	3.8%
Other Industrial Equipment	7,569,159	1,785,875	2,144,751	358,876	4.7%
Other Medical Equipment	5,820,862	2,996,126	3,118,704	122,578	2.1%
Other Office Equipment	1,003,767	517,076	521,051	3,975	0.4%
Other Trucks	188,833	151,916	137,492	(14,424)	-7.6%
Packaging/labeling	230,167	4,110	9,955	5,845	2.5%
Peripherals, Other	88,434	33,923	36,492	2,569	2.9%
Past performance is not necessarily indicative of future performance.

TABLE IV (CONT’D)
LEAF II

					GAIN (LOSS)
					AS A
					PERCENT
		NET		GAAP	OF
TYPE OF	EQUIPMENT	BOOK	SALE	GAIN	EQUIPMENT
EQUIPMENT	COST(1)	VALUE(2)	PROCEEDS(3)	(LOSS)(4)	COST(5)

Photographic Development Equipment	6,974,968	2,413,488	2,165,296	(248,192)	-3.6%
POS Systems	846,013	280,527	299,967	19,440	2.3%
Printing Equipment	969,722	81,185	126,778	45,593	4.7%
Radiology Equipt (X-ray)	382,057	185,245	211,119	25,874	6.8%
Rehab/Physic/Therapy/Fitness	1,959,246	1,314,313	1,335,201	20,888	1.1%
Restaurant Equipment	1,611,271	634,944	730,355	95,411	5.9%
Security Systems	376,398	60,916	70,063	9,147	2.4%
Servers	2,204,948	170,798	304,102	133,304	6.0%
Software	5,688,721	922,751	1,031,286	108,535	1.9%
Telephone System	1,841,356	234,055	259,222	25,167	1.4%
Ultrasound	866,576	332,219	371,634	39,415	4.5%

	91,536,293	32,627,979	35,212,970	2,584,991	2.8%

HISTORICAL DISPOSITION OF PROPERTIES — LEAF III

					GAIN (LOSS)
					AS A
					PERCENT
		NET		GAAP	OF
TYPE OF	EQUIPMENT	BOOK	SALE	GAIN	EQUIPMENT
EQUIPMENT	COST(1)	VALUE(2)	PROCEEDS(3)	(LOSS)(4)	COST(5)

Audio/Visual Equipment	82,735	52,535	56,098	3,563	4.3%
Automotive	3,184,953	2,761,143	2,805,604	44,461	1.4%
Clinical Lab Equipment	332,685	271,650	279,972	8,322	2.5%
Computer Systems	87,534	84,591	91,732	7,141	8.2%
Construction Equipment	530,375	472,816	478,306	5,490	1.0%
Containers	294,931	198,301	222,844	24,543	8.3%
Copiers	167,551	153,256	164,402	11,146	6.7%
Desktops	296,308	211,793	238,971	27,178	9.2%
Dry Van Trailer	92,218	55,620	62,075	6,455	7.0%
Dry-Clean Machines	98,830	86,783	90,630	3,847	3.9%
Excavation/Loaders/Dozers	1,410,589	1,268,295	1,361,527	93,232	6.6%
Farm Machines	200,062	152,703	157,721	5,018	2.5%
Fork Lift/Material HDLG	201,941	154,879	172,186	17,307	8.6%
Furniture	412,416	290,073	319,903	29,830	7.2%
Heavy General Purpose Trucks	420,132	365,355	399,206	33,851	8.1%
HVAC Equipment	328,266	302,871	314,810	11,939	3.6%
Light General Purpose Trucks	296,487	187,294	199,759	12,465	4.2%
Machine Tools	1,207,595	821,877	888,871	66,994	5.5%
Other	915,020	288,626	606,474	317,848	34.7%
Other Agricultural Equipment	180,740	142,419	149,781	7,362	4.1%
Other Construction	390,522	321,618	348,581	26,963	6.9%
Other Industrial Equipment	983,487	704,256	773,890	69,634	7.1%
Other Restaurant Equipment	85,729	73,165	60,491	(12,674)	-14.8%
Other Trucks	2,431,589	1,895,471	1,999,391	103,920	4.3%
Packaging/labeling	75,903	39,822	43,406	3,584	4.7%
POS Systems	104,953	38,896	41,733	2,837	2.7%
Printing Equipment	289,125	232,071	259,309	27,238	9.4%
Rehab/Physic/Therapy/Fitness	240,109	146,267	161,865	15,598	6.5%
Restaurant Equipment	810,532	710,909	764,123	53,214	6.6%
Software	520,928	495,032	560,447	65,415	12.6%

	16,674,245	12,980,387	14,074,108	1,093,721	6.6%

(1)	“Equipment Cost” means the fair value or cost of the equipment when acquired by the program

(2)	“Net Book Value” generally equals the amount in the “Equipment Cost” column less accumulated depreciation
Past performance is not necessarily indicative of future performance.

TABLE IV (CONT’D)
LEAF III

(3)	“Sale Proceeds” means the total amount received at the time the equipment is sold or otherwise disposed of

(4)	“GAAP Gain (Loss)” means the amount in the “Sale Proceeds” column less the amount in the “Net Book Value” column (“GAAP” means generally accepted accounting principles in the United States)

(5)	This percentage is calculated by dividing the amount in the “GAAP Gain (Loss)” column by the amount in the “Equipment Cost” column
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]
Past performance is not necessarily indicative of future performance.

Appendix C
LEAF Equipment Finance Fund 4, L.P.
INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT
     Consult with your registered representative or financial planner regarding suitability requirements and subscriber representations.

1. INITIAL INVESTMENT	•	Complete Section 1 on page C-4.

	•	Except as provided under “4. Distribution Investment Elections,” below:

• each unit costs $100; and

• the minimum initial investment is 50 units ($5,000);

2. REGISTRATION INFORMATION	•	Complete all of the information requested in sections 2(a) and 2(c) on page C-4. If you are not a United States citizen, please specify the country of which you are a citizen.

	•	Complete section 2(b) on page C-4 only if you are investing in us as an IRA, Qualified Plan, Keogh plan or trust.

3. FORM OF OWNERSHIP	•	Mark only one box, section 3 on page C-4.

	•	Consult your registered representative with any questions about designating the form of ownership.

4. DISTRIBUTIONS INVESTMENT ELECTIONS	•	You may elect in Section 1 on page C-4 to reinvest your distributions from us in additional units during our offering period on the same terms as your initial purchase of our units, subject to availability, except that there is no minimum amount of additional units you must purchase and your subscription price for those additional units will be $89.50 per unit.

	•	Unless you are a resident of Massachusetts, Minnesota or Ohio, if you previously invested in Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”) and/or LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), then you may elect in Section 1 on page C-4 to invest your distributions from one or more of those funds in our units during our offering period on the same terms as our units are sold to other investors, subject to availability, except that there is no minimum amount of our units that you are required to purchase and your subscription price for those units will be $89.50 per unit. In addition, you must complete, date, sign and mail the original Letter of Direction and Authorization on page C-10.

5. DIRECT DEPOSIT AND ALTERNATIVE PAYEES ELECTION	•	All subscribers except IRAs should complete section 5 on page C-5 if you wish to have distributions sent to an address different from the address shown in section 2(a) on page C-4, or if you want direct deposit.

6. INITIALS AND SIGNATURES	•	All investors must sign and initial the various sections on page C-5 to the extent applicable as indicated in the form. The signature of an authorized partner, manager or officer is required for a partnership, limited liability company or corporation investor.

7. SELLING DEALER INFORMATION	•	The registered representative must complete and sign section 7 on page C-6, or the subscription cannot be accepted.

8. SUBSCRIPTION CHECKS, DOCUMENTS AND INSTRUCTIONS	•	Checks should be made payable to “LEAF Equipment Finance Fund 4, L.P. Subscription Account,” unless the escrow has not yet been terminated, in which event checks should be made payable to “LEAF Equipment Finance Fund 4, L.P. Escrow Account.”

	•	Wire transfer instructions are available on request.

	•	Mailing:

(a)	IRAs, Qualified Plans and Keogh plan investors should mail all of their subscription documents with their check(s) and transfer instructions to their designated custodian.

(b)	All other investors should mail all of their subscription documents with their check(s) and transfer instructions to:

Chadwick Securities, Inc. 1845 Walnut Street, 10th Floor Philadelphia, PA 19103 Telephone: (866) 323-0241 Fax: (866) 615-7117

•	We will send you a confirmation letter for your records after your subscription to purchase units has been approved by our general partner.

•	Mail your signed Subscription Agreement as set forth above. We will return a copy to you for your records after your subscription has been either accepted or rejected.
YOUR SUBSCRIPTION AGREEMENT WILL NOT BE PROCESSED BY US UNLESS IT IS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL, EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS REGARDING UNITS PURCHASED WITH CASH DISTRIBUTIONS. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY NOTICE OF ACCEPTANCE OF THE SUBSCRIPTION BY OUR GENERAL PARTNER TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED WITH THE DISHONORED PAYMENT.
If you have any questions about completing this Subscription Agreement, please call Chadwick Securities, Inc. Investor Services at (866) 323-0241.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

IMPORTANT INFORMATION FOR POTENTIAL SUBSCRIBER(S)
•	No offer to sell our units to you may be made except by means of this prospectus.

•	You should not rely on any oral statements made by any person, or on any written information other than this prospectus or supplements to this prospectus in deciding whether or not to purchase our units.

•	An investment in our units involves certain risks including, without limitation, the matters set forth in this prospectus under the captions “Risk Factors,” “Conflicts of Interest,” “Investment Objectives and Strategies,” and “Federal Income Tax Consequences.”

•	The representations you make in the “Investor Suitability Requirements and Subscriber Representations” section of this Subscription Agreement are not a waiver of any of your rights under the Delaware Revised Uniform Limited Partnership Act or applicable federal and state securities laws.

•	Our units are subject to substantial restrictions on transferability.

•	There will be no public market for our units.

•	It may not be possible for you to readily liquidate your units, if at all, even in the event of an emergency.

•	Any transfer of units is subject to our approval and must comply with the terms of Article XIII of the partnership agreement.

•	As described in the “Investor Suitability” section of this prospectus, some states impose more stringent suitability standards that must be met by prospective purchasers of units than our general requirements.

•	The State of California has additional restrictions on the transfer of our units, as summarized in the following legend:
“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”
•	If you are a resident of Kentucky, Michigan, Missouri, Oklahoma, Oregon, Nebraska or Pennsylvania, then you must not make an investment in LEAF Equipment Finance Fund 4, L.P. that exceeds 10% of your net worth, exclusive of home, home furnishings and automobiles.
•	If you are a resident of Alabama, your investment in us and similar equipment leasing programs may not exceed 10% or your liquid net worth.
•	If you are a resident of Iowa or Ohio, then you must not make an investment in LEAF Equipment Finance Fund 4, L.P. that exceeds 10% of your liquid net worth, exclusive of home, home furnishings and automobiles.
•	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your investment in us and substantially similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.
•	Pennsylvania Investors. Because the minimum closing amount is less than $20 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

SUBSCRIPTION AGREEMENT
LEAF EQUIPMENT FINANCE FUND 4, L.P.
A Delaware Limited Partnership

GENERAL PARTNER USE ONLY

Date:

No. of Units:

Blue Sky State:

Officer Approval:

L4 – 02

1.	Initial Investment: (please complete the blanks and check the applicable box)
Initial Subscription Amount: $                     ($5,000 minimum)
No. of Initial Units:                     (50 units minimum, $100 per unit)
No. of Additional Units:

☐	Check this box if you are using your cash distributions from us to purchase units in addition to your initial units, or if you are not a resident of Massachusetts, Minnesota or Ohio, etc. are using your cash distributions from LEAF I, LEAF II and/or LEAF III to purchase units as set forth in section 4, below.

2.	Registration Information: (please type or print clearly)
(a) Subscriber Information

Name(s)

Tax I.D. No.(s) or Social Security No.(s)

Residential Street Address

City	State	Zip Code

Telephone No. (Day)	(Evening)	Email address:

(b) Trustee or Custodial Information (IRA’s, Qualified Plans, other SEP, Keogh, Trustee, etc.) (if applicable) Trustee/Custodian’s Name(s)

Tax I.D. No.

Date Trust or Account Established

Grantor’s Name(s)

(c) Citizenship (check one) ☐ U.S. Citizen ☐ U.S. Resident Alien ☐ Non-Resident Specify Country:

3.	Form of Ownership: (check only one)

☐ Individual	☐ Spouses as Community Property	☐ C Corporation	☐ S Corporation

☐ Profit Sharing Plan	☐ IRA, SEP, Keogh	☐ Joint Tenants	☐ Tenants in Common

☐ Limited Liability Company	☐ Partnership	☐ Trust	☐ Custodial Account

Note to Corporations:	Please attach a copy of the corporate resolution to purchase units and articles of incorporation and by-laws, as amended
Note to Partnerships:	Please attach a copy of the current partnership agreement, as amended
Note to Trusts:	Please attach a copy of the instrument creating the trust, as amended
Note to Estates:	Please attach a copy of the will and current letters testamentary
Note to LLCs:	Please attach a copy of the limited liability company resolution to purchase units and articles of organization and operating agreement, as amended

4.	Distributions Investment Elections

Check if:	☐	You want your distributions from us reinvested in additional units during the Offering Period, which will be on the same terms as your initial investment, except there is no minimum investment amount for additional units and the subscription price is $89.50 per unit.

	☐	You invested in LEAF I, LEAF II and/or LEAF III, you are not a resident of Massachusetts, Minnesota or Ohio, and you want your distributions invested in our units during the Offering Period, which will be on the same terms as our units are being offered and sold to other investors, except that there is no minimum amount of our units that you must purchase and the subscription price is $89.50 per unit. In addition, you must complete, date, sign and mail the original Letter of Direction and Authorization set forth on page C-10 of this Subscription Agreement.

5.	Direct Deposit and Alternative Payee Elections: (Complete if Payees is different from Section 2(a) or 2(b) above, or if distributions are to be made by direct deposit)

Check if:	☐	You want:
(i)	direct deposits of your distributions; or

(ii)	to split your distributions between one or more Payees. If you elect this alternative you must complete the Special Payment Instruction Form on page C-11 hereof. Split distributions are available only for direct deposit by ACH (“Automated Clearing House”) a financial network run by the Federal Reserve to transfer funds electronically. This option is not available for IRAs or Keogh plans.

☐	You want your distributions sent to the Payee and Address listed below. Complete the following section:

Payee Name, (Bank or Financial Institution)

ABA/Bank Routing No.

Account No.

Account Type (Checking, Savings or Brokerage)

Account Title

Street Address

City	State	Zip

6.	Initials and Signatures:

The undersigned confirms that he/she/it:
•	Received the Prospectus and has read pages C-1 and C-2 of this Subscription Agreement. (Initial ___) (Initial ___)

•	Makes the representations contained on pages C-7 and C-8 of this Subscription Agreement. (Initial ___) (Initial ___)

•	Acknowledges that an investment in us is not liquid. (Initial ___) (Initial ___)

•	Declares that, to the best of his/her/its knowledge, all applicable information on pages C-4 and C-9 of this Subscription Agreement is accurate and may be relied on by the General Partner. (Initial ___) (Initial ___)

Appoints the General Partner as his/her/its attorney-in-fact as described in Section 2 on page C-7 hereof. (Initial ___) (Initial ___)

•	If a Kansas resident, the investor has considered the 10% of liquid net worth cautionary statement on this and similar investments as set forth on page C-3 hereof. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution. (Initial ___) (Initial ___)

•	If a resident of Kentucky, Michigan, Missouri, Oklahoma, Oregon, Nebraska or Pennsylvania, then you may not make an investment in LEAF Equipment Finance Fund 4, L.P. which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles. (Initial ___) (Initial ___)

•	Meets the minimum income and net worth standards set forth in the prospectus. (Initial ___) (Initial ___)

•	Is purchasing the units for his/her/its own account. (Initial ___) (Initial ___)

Your
Subscription cannot be
accepted without your
initials and signature(s)

Sign Here	X		Sign Here	X

	Investor’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

	Print Name			Print Name

Sign Here	X		Sign Here	X

	Co-Investor’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

	Print Name			Print Name

7.	Selling Dealer Information: (Please type or print clearly)
The registered representative who solicited your subscription must sign below and, by doing so, represents that he/she:
(i)	is duly licensed by, and in good standing with, FINRA, and may lawfully offer our units in this offering in the State(s) listed in Section 2(a) on page C-4 of this Subscription Agreement;

(ii)	has reasonable grounds to believe, based on information obtained from you concerning your investment objectives, other investments, financial situation and needs, and any other information about you known by the registered representative, that the investment described in Section 1 or Section 4 on page C-4 of this Subscription Agreement is suitable in light of your income, net worth and other characteristics as set forth in FINRA Conduct Rule 2810(B)(b)(2);

(iii)	has informed you as to the risks of ownership and limited liquidity of our units, and delivered a current copy of the Prospectus to you in connection with the offering of our units; and

(iv)	has informed you as to our liquidity and marketability during our term, including information regarding our prior affiliated public programs, LEAF I, LEAF II and LEAF III, as set forth in FINRA Conduct Rule 2810(b)(3)(D).

The subscription cannot be accepted without a signature

Broker/Dealer Firm Name

Supervisor	Telephone No.	Residential Address

Registered Representative Name

CRD No.	Telephone No.

Email address:

Representative’s Office Address

City	State	Zip Code

Registered Representative’s Signature	X

8.	Subscription, Checks, Documents and Instructions:
Mail the completed Subscription Agreement [pages C-4, C-5 and C-6], your Taxpayer Identification Certification [page C-9] and, if applicable, the Special Payment Instruction Form for Distributions [page C-11] and/or the Letter of Direction and Authorization [page C-10], with a check for your initial subscription amount as set forth in Section 1 of your Subscription Agreement [page C-4] made payable to “LEAF Equipment Finance Fund 4, L.P. Subscription Account,” unless the escrow has not yet been terminated, in which event checks should be made payable to “LEAF Equipment Finance Fund 4, L.P. Escrow Account”, to:
Chadwick Securities, Inc.
1845 Walnut Street, 10th Floor, Philadelphia, PA 19103
Telephone: (866) 323-0241
Fax: (866) 615-7117
Wiring instructions available on request.

Acceptance of Subscription Agreement by General Partner of LEAF Equipment Finance Fund 4, L.P.	LEAF Asset Management, LLC, General Partner
By:

Authorized Signature Date

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS
1.	Subscription for Units.
•	I, by signing my name in Section 6 on page C-5, hereby:
(a)	subscribe for the number of units and dollar subscription amount set forth in Section 1 on page C-4 and, if applicable, the units I have subscribed for under Section 4 on page C-4;

(b)	agree to become a limited partner of LEAF Equipment Finance Fund 4, L.P. on the acceptance of my subscription by the general partner; and

(c)	adopt and agree to be bound by each and every provision of LEAF Equipment Finance Fund 4, L.P.’s partnership agreement and my Subscription Agreement.
•	I am tendering good funds with my Subscription Agreement in full payment for the units I have subscribed for (if I am required to do so under Sections 1 and 4 on page C-4) at the per unit subscription price applicable to me.
2. Appointment of the General Partner as the Subscriber’s Attorney-in-Fact.
•	By signing my name in Section 6 on page C-5, (and effective on my admission as a limited partner of LEAF Equipment Finance Fund 4, L.P.), I hereby make, constitute and appoint the general partner, each authorized officer of the general partner and each person who may thereafter become a substitute general partner of LEAF Equipment Finance Fund 4, L.P., with full power of substitution, as my true and lawful attorney-in-fact, in my name, place and stead, to the full extent and for the purposes and duration set forth in Article XVIII of the partnership agreement (all of the terms of which are hereby incorporated in this Subscription Agreement by this reference).

•	Such purposes include, without limitation, the power to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish any of the following:
(c)	the partnership agreement, certificates of limited partnership and any amendment thereof, including amendments reflecting the admission or substitution of any general partner or limited partner (or their capital contributions) and any other document, certificate or instrument required to reflect the admission of any partner (including any substitute general partner and any substitute limited partner);

(d)	any other document, certificate or instrument required to reflect any action of the partners provided for in the partnership agreement (whether or not I voted in favor of or otherwise consented to the action);

(e)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which LEAF Equipment Finance Fund 4, L.P. is doing or intends to do business or that the general partner deems advisable;

(f)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of LEAF Equipment Finance Fund 4, L.P.; and

(g)	any instrument or papers required to continue or terminate the business of LEAF Equipment Finance Fund 4, L.P. under Section 12.5 or Article XIV of the partnership agreement; provided that no such attorney-in-fact shall take any action as attorney-in-fact for me if the action could in any way increase my liability beyond the liability expressly set forth in the partnership agreement or alter my rights under Article XI of the partnership agreement, unless (in either case) I have given a power of attorney to the attorney-in-fact expressly for that purpose.
•	The foregoing appointment shall not in any way limit the authority of the general partner as my attorney-in-fact under Article XVIII of the partnership agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive my death, incapacity, insolvency, dissolution or termination or my delivery of any assignment of all or any portion of my units.
The above representations do not constitute a waiver of any rights that I may have under federal or state law.
3.	General Subscriber Representations.
•	As a condition to my being admitted as a limited partner of LEAF Equipment Finance Fund 4, L.P., I represent and warrant to the general partner and LEAF Equipment Finance Fund 4, L.P. that I:
(a)	either:
(i)	have annual gross income of at least $70,000, plus a net worth of at least $70,000 (exclusive of my investment in LEAF Equipment Finance Fund 4, L.P., home furnishings, automobiles and equity in my home), or a net worth of at least $250,000 (determined in the same manner); or

(ii)	meet any higher investor gross income and/or net worth standards applicable to residents of my State, as set forth in the “Investor Suitability” section of the prospectus (which begins on page iv of the prospectus);
(b)	if I am investing as an IRA, Qualified Plan, HR-10 (Keogh) plan or other benefit plan or trust, I have accurately been identified as such in Sections 2(b) and 3 on page C-4;

(c)	have been accurately identified in Section 2(c) on Page C-4 as either a U.S. Citizen or a non-U.S. Citizen; and

(d)	am not less than 21 years of age.
•	If I am investing in a fiduciary or representative capacity, the investment is being made for one or more persons, entities or trusts, all of which meet the applicable suitability requirements described above.
4. Additional Fiduciary and Entity Representations.
•	If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, a Keogh plan, or a trust (other than a Qualified Plan or Keogh plan), the signatory, by signing his/her/its name in Section 6 of Page C-5, represents and warrants to the general partner and LEAF Equipment Finance Fund 4, L.P. that:
(a)	he or she is duly authorized to:
(i)	execute and deliver this Subscription Agreement;

(ii)	make the representations contained in this Subscription Agreement on behalf of the Subscriber; and

(iii)	bind the Subscriber by signing this Subscription Agreement; and
(b)	this investment is an authorized investment for the Subscriber under applicable documents and/or agreements (articles of incorporation or corporate bylaws or action, partnership agreement, trust indenture, etc.) and applicable law.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Taxpayer Identification Number Certification — You should check the first box below, unless you are a foreign investor or you are investing as a U.S. grantor trust.
Note: If there is a change in circumstances that makes any of the information provided by you in the certification below incorrect, then you are under a continuing obligation so long as you own units in LEAF Equipment Finance Fund 4, L.P. to notify the general partner and furnish the general partner a new certificate within thirty (30) days of the change.
☐	Under penalties of perjury, you certify that:
(1)	the number provided in this Subscription Agreement is your correct “TIN” (i.e., social security number or taxpayer identification number);

(2)	you are not subject to backup withholding because (a) you are exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding; and

(3)	you are a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts.)

(Note: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)
☐	Foreign Partner. You are at least 21 years of age and you have provided LEAF Equipment Finance Fund 4, L.P. with the appropriate Form W-8 certification or, if a joint account, each joint account owner has provided LEAF Equipment Finance Fund 4, L.P. the appropriate Form W-8 certification, and if any one of the joint account owners has not established foreign status, that joint account owner has provided LEAF Equipment Finance Fund 4, L.P. with a certified TIN.

☐	U.S. Grantor Trusts. Under penalties of perjury, I certify that:
(1)	the trust designated as the Subscriber on the Subscription Agreement is a United States grantor trust that the person(s) designated as the grantor(s) of the trust on the Subscription Agreement can amend or revoke while living;

(2)	under subpart E of subchapter J of the Internal Revenue Code (check only one of the boxes below):
☐	(a)	100% of the trust is treated as owned by the grantor;

☐	(b)	the trust is treated as owned in equal shares by the grantor and the grantor’s spouse; or

☐	(c)	___% of the trust is treated as owned by , and the remainder is treated as owned ___% by the grantor and ___% by the grantor’s spouse); and
(3)	each grantor or other owner of any portion of the trust has provided LEAF Equipment Finance Fund 4, L.P. with the appropriate Form W-8 or Form W-9 certification.

Note: If you check the box in (2)(c), you must insert the information called for by the blanks.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
ON YOUR EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ITS ACCEPTANCE BY THE GENERAL PARTNER, PAGES C-4,C-5 AND C-6 OF THIS SUBSCRIPTION AGREEMENT WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

Letter of Direction and Authorization
By this letter you are directed and authorized to use all of the distributions for my account(s) from the fund(s) checked below to purchase units in LEAF Equipment Finance Fund 4, L.P. (“LEAF 4”), beginning with the first distribution from the fund(s) checked below after my Subscription Agreement to purchase units in LEAF 4 has been accepted, and including all subsequent distributions for my account(s) from the fund(s) checked below during the offering period of LEAF 4, to the extent LEAF 4 has units available to sell.
I represent, warrant and confirm that :
•	I am not a resident of Massachusetts, Minnesota or Ohio;

•	I am subscribing for an indeterminate amount of units in LEAF 4 based primarily on the amount of my cash distributions from LEAF I, LEAF II and/or LEAF III as indicated by the fund(s) and accounts I have checked below;

•	I understand that units in LEAF 4 purchased by me pursuant to this letter will be sold to me on the same terms as LEAF 4’s units are being offered and sold to other investors, except that:
•	there is no minimum amount of units that I must purchase; and

•	my subscription price is $89.50 per unit.
My cash distributions from the fund(s) and from the fund account(s) checked below are to be used to purchase units in LEAF 4 as described in this letter:

Lease Equity Appreciation Fund I, L.P. (“LEAF I”)
☐	All LEAF I accounts I own or of which I am the beneficial owner.
☐	Only my following accounts in LEAF I:

Lease Equity Appreciation Fund II, L.P. (“LEAF II”)
☐	All LEAF II accounts I own or of which I am the beneficial owner.
☐	Only my following accounts in LEAF II:

LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”)
☐	All LEAF III accounts I own or of which I am the beneficial owner.
☐	Only my following accounts in LEAF III:

I understand that at any time I may instruct you to stop using my distributions from my accounts in LEAF I, LEAF II, and/or LEAF III, as indicated by the fund(s) and account(s) I have checked above, to purchase units in LEAF 4 for my account by giving written notice to you, but only with respect to distributions for my account that have not been made before your receipt of my written notice revoking, in whole or in part, the authorization and directions I have given you in this letter.

Name of Investor:	(please print)

(For IRA accounts, the Custodian of the IRA must sign this letter.)

X	(investor’s signature)	Date:

Investor’s Social Security Number:  ___ ___ ___ — ___ ___ — ___ ___ ___ ___

Name of Co-Investor:	(please print)

X	(co-investor’s signature)	Date

Co-Investor’s Social Security Number:   ___ ___ ___ — ___ ___ — ___ ___ ___ ___
Custodian if Investor is an IRA

Sign Here X

Authorized Signature of Custodian

Print Name

SPECIAL PAYMENT INSTRUCTION FORM FOR DISTRIBUTIONS
LEAF Equipment Finance Fund 4, L.P.
Please return this form with your Subscription Agreement if you want your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. IRAs may not use this form.

First Payee

Bank Name:

Bank Address:

City	State	Zip

Account Title

Account No.

Account Type

Bank Routing Number

% to be Paid*

Second Payee

Bank Name:

Bank Address:

City	State	Zip

Account Title

Account No.

Account Type

Bank Routing Number

% to be Paid*

Third Payee

Bank Name:

Bank Address:

City	State	Zip

Account Title

Account No.

Account Type

Bank Routing Number

% to be Paid*

Fourth Payee

Bank Name:

Bank Address:

City	State	Zip

Account Title

Account No.

Account Type

Bank Routing Number

% to be Paid*

Fifth Payee

Bank Name:

Bank Address:

City	State	Zip

Account Title

Account No.

Account Type

Bank Routing Number

% to be Paid*

*	The total of all the “% to be Paid” boxes must equal 100%.

Sign Here X

Investor’s Signature

Print Name

Sign Here X

Co-Investor’s Signature

Print Name

Date

Sign Here X

Authorized Signature (Custodian/Trustee/Officer/Partner)

Print Name

Sign Here X

Authorized Signature(Custodian/Trustee/Officer/Partner)

Print Name

Date

No person is authorized to give any information or make any representation that is not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interest offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
LEAF EQUIPMENT FINANCE FUND 4, L.P.
Units of Limited Partnership Interest
$100.00 per unit

PROSPECTUS

August 12, 2008
Dealer Prospectus Delivery Obligations
No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the managing general partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted. Until August 12, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.
L4 – 01

LEAF Equipment Finance Fund 4, L.P.
Cumulative Supplement No. 2
to the
Prospectus dated August 12, 2008
May 12, 2009
This cumulative supplement forms a part of, and must be accompanied or preceded by, the prospectus. This cumulative supplement supersedes Cumulative Supplement No. 1.
Summary of this Cumulative Supplement
This cumulative supplement updates:
•	the “Investor Suitability” section of the prospectus;

•	the status of the offering;

•	the “Use of Proceeds” section of the prospectus;

•	the “Risk Factors” section of the prospectus;

•	our cash distributions to our investors;

•	our equipment lease portfolio;

•	our selected financial data;

•	the “Management Compensation” section of the prospectus;

•	the financing we have arranged to implement our borrowing strategy;

•	the “Management” section of the prospectus;

•	the “Other Programs Managed by Our General Partner or its Affiliates” section of the prospectus to provide updated “Prior Performance Tables,” which is Appendix SB to the prospectus; and

•	the “Management’s Discussion and Analysis of Financial Condition” section of the prospectus;

•	our financial statements as of December 31, 2008, and our general partner’s financial statements as of September 30, 2008.

As of the date of this cumulative supplement, our financial statements as of March 31, 2009 had not been completed. However, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from the SEC’s web site on the internet at www.sec.gov. See the “Where You Can Find More Information” section of the prospectus.

1

Investor Suitability
Restrictions Imposed by the Patriot and Related Acts.
The units we are offering may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any person who is a:
•	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, The Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law had been or may be amended, adjusted, modified or reviewed from time to time; or

•	person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.
See “Investor Suitability” in the prospectus.
Status of the Offering
On September 16, 2008, we satisfied the minimum offering requirements and began operations. As of March 31, 2009, we had sold 552,529 limited partner units to 1,162 investors, including units sold through reinvestments of distributions. This resulted in gross offering proceeds of $55,182,712 from our investors, and $1,000 from our general partner.

2

Use of Our Offering Proceeds as of March 31, 2009
At March 31, 2009, we had received gross offering proceeds of $55,182, 712. In accordance with our partnership agreement, we applied our offering proceeds as of March 31, 2009 as set forth in the following table (in thousands):

		Fees and Expenses as a percent of
		Offering Proceeds or Assets
	As of March 31,	Offering
	2009	Proceeds (1)	Assets (1)

Offering proceeds/assets (2)(3)	$55,182,712	100%	$82,872,123
Offering expenses based on the amount of the offering proceeds shown in the table:
Sales commissions and related fees (4)(5)	3,816,583	6.92%	4.61%
Dealer-Manager fees (4)(5)	1,641,222	2.97%	1.98%
Reimbursement for accountable due diligence expenses (4)(5)	76,145	0.14%	0.09%
Organization expenses (6)	1,655,880	3.00%	2.00%

Total public offering and organization expenses (4)(5)(6)	7,189,830	13.03%	8.68%

Acquisition fees (2)	1,085,167	1.97%	1.31%
Reserves (7)	551,827	1.00%	0.67%
Total Fees and expenses		15.00%

Total proceeds available for investment	$46,355,888	84.00%

(1)	The percentages in these columns were calculated by dividing the corresponding dollar amount in the columns by the amount of offering proceeds or assets, respectively, as set forth in the table.

(2)	This amount represents our actual direct purchases price of our equipment, as of March 31, 2009.

(3)	Excludes $1,000 contributed to us by our general partner at the time of our formation.

(4)	We paid to Chadwick Securities, Inc. (“Chadwick Securities”), an affiliate of our general partner and the dealer-manager of the offering of our units, a sales commission of 7% per unit sold, all of which it did, or will, reallow to the selling dealers, subject to certain exceptions as described in the “Plan of Distribution” and “How to Subscribe” sections of the prospectus.

(5)	We paid an amount equal to 3% of our offering proceeds to Chadwick Securities for acting as the dealer-manager of a group of selling dealers that it selected to sell our units. Chadwick Securities also received reimbursement of the selling dealers’ bona fide accountable due diligence expenses of up to 0.5% of our offering proceeds, all of which were, or will be, reallowed by it to the selling dealers, subject to certain exceptions as described in the “Plan of Distribution” and “How to Subscribe” sections of the prospectus.

(6)	We paid our general partner an organization and offering expense allowance based on the amount of our gross offering proceeds as set forth below:

Organization and
Offering Expense
Gross Offering Proceeds	Allowance
Less than or equal to $50 million	3.0%
Greater than $50 million, but less than or equal to $100 million	2.5%
Greater than $100 million, but less than or equal to $200 million	1.5%

3

Our organization expenses do not include the commissions, fees or reimbursements that Chadwick Securities receives as described in the “Plan of Distribution” and “How to Subscribe” sections of the prospectus. Our organization expenses, however, do include legal, accounting and escrow fees, printing costs, filing and qualification fees, certain overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses. To the extent, if any, that our actual organization expenses exceed our general partner’s organization and offering expense allowance to pay for those expenses, the excess must be paid by our general partner without any reimbursement from our offering proceeds.

(7)	We initially established reserves equal to approximately 1% of our offering proceeds for working capital purposes. The amount of our reserves may vary from time to time as our general partner determines the appropriate amount of reserves for our operations. The amount of reserves our general partner establishes will depend on its analysis of:
•	the timing and amount of lease and secured loan payments we receive;

•	our debt service payments on our borrowings and securitizations;

•	our costs and expenses and other existing liabilities;

•	our general partner’s expectations regarding our potential future liabilities, if any; and whether our general partner determines a reserve is needed for our future investment acquisitions.
See the “Use of Proceeds” section of the prospectus.
Forward-Looking Statements and Associated Risks
Certain statements included in this cumulative supplement and its exhibits address activities, events or developments that we and our general partner anticipate, as of the date of this cumulative supplement, will or may occur in the future. For example, the words “believes,” “anticipates,” “intends” and “expects” are intended to identify forward-looking statements. These forward-looking statements include such things as:
•	investment objectives;

•	references to future operating results, credit availability and financial success;

•	business strategy;

•	estimated future capital expenditures;

•	competitive strengths and goals; and

•	other similar matters.
These statements are based on certain assumptions and analyses made by us and our general partner in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform to these expectations is subject to a number of risks and uncertainties, many of which are beyond our control, including those set forth in “Forward-Looking Statements and Associated Risks” in the prospectus. Thus, all of the forward-looking statements made in this cumulative supplement and its exhibits are qualified by these cautionary statements. You are urged not to place undue reliance on these forward-looking statements because actual results may differ materially from those anticipated by us and our general partner.

4

Risk Factors
Our Interest Rate Swap Agreements May Not Protect Us From Loss.
In order to mitigate fluctuations in interest rates under our debt facilities, as discussed in “Our Financing” below, we enter into interest rate swap agreements. Our hedging strategy, however, may not be effective to mitigate adverse effects on our profitability during any period in which interest rates change, and the costs of this hedging strategy may exceed the benefits.
See “Risk Factors” in the prospectus.
Distributions to Our Limited Partners
Our monthly cash distributions to our limited partners began in October 2008 and totaled $1, 237,038 through March 31, 2009. In addition, a monthly cash distribution to our limited partners, which totaled $366, 527, was paid in April 2009 for the month of March 2009.
As of March 31, 2009, our aggregate distributions to our limited partners were equal to 8.5% of their capital contributions to us, calculated pursuant to our partnership agreement. We expect that a substantial portion, and possibly all, of the distributions our investors receive from us over our term will be a return of capital as discussed in the “Risk Factors — We May Not Return All of Your Investment or Any Rate of Return on Your Investment” section of the prospectus.
Our Lease Portfolio
We own commercial finance assets directly which we purchase from LEAF Financial or its affiliates and are included on our consolidated balance sheet. We also participate in commercial finance assets indirectly through our participation in a joint venture with LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), a previous public equipment leasing program sponsored by our general partner, whereby we invested approximately $11.6 million in November 2008 and acquired a 49% indirect interest in a pool of leases held by LEAF Funding, LLC, a subsidiary of LEAF III. We sometimes refer to this joint venture agreement with LEAF III as the “LEAF Funding LLC Joint Venture.”
Joint ventures may result in additional risks and conflicts of interest with our general partner. See the “Risk Factors — Participation With Affiliated Programs or Third-Parties in Joint Ventures May Require Us to Pay Additional Costs or Incur Losses Because of Actions Taken By the Third-Parties” and “Conflicts of Interest and Fiduciary Responsibilities — We May Enter Into Joint Ventures With Affiliated Programs” sections of the prospectus.

5

The table below shows information for both the assets we hold directly as well as our pro-rata share of the assets we hold indirectly through the LEAF Funding LLC Joint Venture (dollars in thousands):

	March 31, 2009
		Held indirectly by
		us through LEAF
	Held Directly	Funding LLC Joint
	by Us	Venture
Investment in commercial finance assets, net	$269,063	$85,060

Number of contracts	6,881	6,337
Number of individual end users (a)	6,064	5,645
Average origination amount	$54.4	$21.9
Average initial term (in months)	60	48

States accounting for more than 10% of commercial finance assets portfolio:
California	14%	20%
Texas	12%	7%
Florida	8%	10%

Types of equipment accounting for more than 10% of commercial finance assets portfolio:
Industrial equipment	24%	38%
Medical equipment	18%	20%
Communications	13%	1%
Transportation equipment	10%	—%
Restaurant equipment	7%	23%

Types of business accounting for more than 10% of commercial finance assets portfolio:
Services	44%	49%
Retail Trade	13%	34%
Finance/Insurance/Real Estate	12%	2%

(a)	Located in all 50 states as well as the District of Columbia and Puerto Rico. No individual end user or single piece of equipment accounted for more than 1% of our portfolio based on the origination amount.
Recent Developments
     On March 1, 2009, we entered into a joint venture agreement with LEAF III (“LEAF Funds JV2”). We invested approximately $13.7 million for a 98% interest in LEAF Funds JV2. LEAF Funds JV2 purchased an ownership interest in LEAF Commercial Finance Fund, LLC (“LCFF”) on March 1, 2009 from LEAF Financial. While LEAF Financial continues to maintain voting control over LCFF, we will consolidate LCFF with our financials because we are deemed to be the primary beneficiary in LCFF in accordance with accounting principles generally accepted in the United States of America.

6

     LCFF, an entity that LEAF Financial formed to acquire and finance leases and loans it originated, held a portfolio of over 2,700 leases and loans as of March 1, 2009. As of March 1, 2009, this entity owned $202 million of leases and loans and had approximately $178 million of debt outstanding on its revolving $250 million line of credit.
Selected Financial Data
     The following selected financial data should be read together with our consolidated financial statements, the notes to our financial statements in “Financial Statements,” below, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. We derived the selected consolidated financial data below from our consolidated financial statements appearing elsewhere in “Financial Statements,” below, which have been audited by Grant Thornton LLP, an independent registered public accounting firm. We deem September 16, 2008 to be the commencement of our operations and we refer to the period from that date through December 31, 2008 as the period ended December 31, 2008 (in thousands, except unit data):

Period Ended
December 31,
2008
Revenues	$255
Expenses	1,003
Equity in losses of affiliate	(600)
Net loss	(1,348)
Distributions to partners	$366
Weighted average number of limited partner units outstanding during the period	257,627
Net loss per weighted average limited partner unit	$(5.18)

December 31,
2008
Investment in commercial finance assets, net	$14,934
Total assets	32,287
Partners’ capital:
General partner	(12)
Limited partners	32,240
Accumulated other comprehensive loss	(567)

Total partners’ capital	$31,661

Management Compensation
We do not directly employ any persons to manage or operate our business. These functions are provided by our general partner and employees of our general partner and/or its affiliates. We reimburse our general partner and/or its affiliates for all direct and indirect costs of services provided, including the cost of employees and benefits properly allocable to us and all other expenses necessary or appropriate to the conduct of our business. From September 16, 2008 to March 31, 2009 (hereinafter referred to as the period ended March 31, 2009), our general partner and its affiliates had received the following compensation from us:
•	An organization and offering expense allowance on a sliding scale, based on the amount of our offering proceeds for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units. This expense allowance does not include

7

the compensation paid to Chadwick Securities described in the following paragraph. Our general partner’s organization and offering expense allowance for the period ended March 31, 2009 was $1,655,880.

•	Subject to certain exceptions as described in the “Plan of Distribution” section of the prospectus, Chadwick Securities, an affiliate of our general partner, receives an underwriting fee of 3% of the offering proceeds for obtaining and managing the group of broker-dealers who sell the units in this offering. From this fee, Chadwick Securities may reimburse the selling dealers up to 1% of the proceeds of each unit they sell for marketing expenses. Except as provided in the “Plan of Distribution” section of the prospectus, Chadwick Securities also receives sales commissions of 7% and reimbursements of up to 0.5% for bona fide accountable due diligence expenses of the proceeds of each unit sold, all of which it reallows to the selling broker-dealers unless it directly sells the units. Underwriting fees paid to Chadwick Securities for the period ended March 31, 2009 were $3,816,583. Chadwick Securities did not directly sell any units to investors and did not retain any sales commissions, and was reimbursed for bona fide accountable due diligence expenses of $76,145 through the period ended March 31, 2009.

•	Fees for acquiring our equipment of 2% of the purchase price we pay, including debt we incur or assume in connection with the acquisition. Fees for acquiring our equipment paid to our general partner for the period ended March 31, 2009 were $1,085,167.

•	A subordinated annual asset management fee of either 4% of gross rental payments on our operating leases or 2% of gross rental payments on our full payout leases and secured loans. During the five-year operating period, the management fee will be subordinated to the payment to limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital. Asset management fees paid to our general partner for the period ended March 31, 2009 were $764,161.

•	Reimbursement for operating and administrative expenses, subject to limitations contained in our partnership agreement. Reimbursed administrative expenses paid to our general partner for the period ended March 31, 2009 were $514,290.

•	A subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of our equipment after the expiration of a lease. This commission will be subordinated to the return to our limited partners of the purchase price of their units plus a cumulative annual distribution, compounded daily, of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital. No commissions were paid for the period ended March 31, 2009.

•	A commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as we receive rental payments from re-lease. We will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates. No re-lease commissions were paid the period ended March 31, 2009.
In addition, our general partner has a partnership interest equal to 1% of all of our taxable income, losses and cash distributions. Cash distributions paid to our general partner for the period ended March 31, 2009 were $8,573.

8

Expense Reimbursements to Our General Partner from Prior Programs. The following tables are tabular presentations of the expenses reimbursed to LEAF Financial, as general partner, including reimbursements to LEAF Asset Management, Inc. before it was merged into LEAF Financial in 2004, and its affiliates by Lease Equity Appreciation Fund I, L.P. (“LEAF I”) and Lease Equity Appreciation Fund II, L.P. (“LEAF II”), as discussed above, and expenses reimbursed LEAF Asset Management, as the general partner, and its affiliates by LEAF III.
Summary of Expense Reimbursements of
Lease Equity Appreciation Fund I, L.P. as of December 31, 2008 (unaudited) (a)(b)

	2008	2007		2006		2005		2004	2003
Accounting/Information Technology	$463,798	$272,807		$333,321		$333,259		$145,587	$265,939
Customer Service	603,105	206,354		231,625		221,352		271,920	306,450
Investor Services	35,099	(c	)	(c	)	(c	)	$64,673	$22,596

TOTAL:	$1,102,002	$479,161		$564,946		$554,611		$482,180	$594,985

(a)	These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of, LEAF I.

(b)	LEAF I did not conduct any operations or reimburse any expenses to its general partner in 2002 because it had not yet reached its minimum subscriptions.

(c)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (a). These services will include, among others, responding to inquiries from existing investors, distributing checks, processing changes of address, responding to questions regarding the account status, providing forms such as Form K-1s, providing valuations and distributing quarterly and annual reports. There is no separate contract governing these services.
Summary of Expense Reimbursements of Lease Equity
Appreciation Fund II, L.P. as of December 31, 2008 (unaudited) (a)(b)

	2008	2007		2006		2005
Accounting/Information Technology	$1,051,598	$725,484		$426,826		$226,676
Customer Service	1,456,262	775,924		444,248		113,249
Investor Services	118,098	(c	)	(c	)	(c	)

TOTAL:	$2,625,958	$1,501,408		$871,074		$339,925

(a)	These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of, LEAF II.

(b)	LEAF II which was formed in 2004, did not conduct any operations or reimburse any expenses to its general partner in 2004 because it had not yet reached its minimum subscriptions.

(c)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and its affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (a). These services will include, among others, responding to inquiries from existing investors, distributing checks, processing changes of address, responding to questions regarding the account status, providing forms such as Form K-1s, providing valuations and distributing quarterly and annual reports. There is no separate contract governing these services.

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Summary of Expense Reimbursements of LEAF Equipment
Leasing Income Fund III, L.P. as of December 31, 2008 (unaudited) (a)

	2008	2007
Accounting/Information Technology	$2,787,041	$399,158
Customer Service	4,063,629	344,840
Investor Services	168,316	(b	)

TOTAL:	$7,018,986	$743,998

(a)	These expense reimbursements consist of labor expenses of employees of LEAF Financial and its affiliates, excluding their respective chairmen, directors, presidents, or other executive or senior officers, for services to, or on behalf of, LEAF III.

(b)	During this period expenses for investor services were not, and will not be, reimbursed to LEAF Financial and their affiliates due to a transition in LEAF Financial’s method of tracking investor services and allocating the expenses described in footnote (a). These services will include, among others, responding to inquiries from existing investors, distributing checks, processing changes of address, responding to questions regarding the account status, providing forms such as Form K-1s, providing valuations and distributing quarterly and annual reports. There is no separate contract governing these services.
Our Financing
We use debt facilities in addition to our offering proceeds to fund equipment acquisitions for our lease portfolio. See the “Investment Objectives and Strategies — Borrowing” section of the prospectus.
In February 2009, we entered into a $75 million revolving line of credit with Wells Fargo Foothill, LLC. Interest on this facility is calculated at LIBOR plus a variable margin (2.86% at March 31, 2009). To mitigate fluctuations in interest rates, we have and will enter into interest rate swap agreements. The interest rate swap agreements terminate in February 2012. As of March 31, 2009, the interest rate swap agreements fix the interest rate on the outstanding balance at 4.4% on a weighted average basis. The collateral for the loan is specific lease receivables and related equipment. Interest and principal will be due monthly as payments are received on the lease receivables collateralizing the borrowings. This revolving line of credit expires on February 9, 2012. We are subject to financial covenants under this facility including minimum tangible net worth, maximum leverage ratios and portfolio delinquency that are intended to measure our financial viability, limit the amount we can borrow based on measuring our debt to net worth and measure performance of our portfolio. In addition, our debt facilities include financial covenants covering LEAF Financial, an affiliate of our general partner and the servicer of our portfolio. These covenants exist to provide the lender with information about the financial viability of the entity that services our portfolio. These covenants are similar in nature to the covenants discussed above that are applicable to us, and are related to such things as our servicer’s minimum tangible net worth, maximum leverage ratios, managed portfolio delinquency and compliance of the debt terms of all of LEAF Financial’s managed entities. As of March 31, 2009, we are in compliance with the covenants under this facility.
We acquired an ownership interest in LCFF in March 2009. LCFF has a $250 million revolving line of credit with Morgan Stanley Bank, acting for itself and as agent for another lender. Interest and principal payments are due monthly. Interest on this facility is calculated at LIBOR plus 1.15%. LCFF utilizes interest rate swaps and interest rate caps on this facility to mitigate fluctuations in LIBOR. As of March 31, 2009, the interest rate swap agreements fix the interest rate on the outstanding balance at 4.5% on a weighted average basis. This facility matures in November 2009. At maturity, any borrowings outstanding as of that date will continue to amortize until fully repaid, but at a higher rate of interest. LCFF is subject to financial covenants under this facility that are similar to those discussed above with respect to our Wells Fargo Foothill facility. In addition, this facility includes a covenant related to the tangible net worth of Resource America, Inc. (“RAI”), the parent company of our general partner,

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which requires RAI to maintain a tangible net worth of $125 million. As of March 31, 2009, RAI’s tangible net worth was $118 million. We are in compliance with all other covenants under this facility.
We have been informed by Morgan Stanley (the “Lender”) that they will forbear with respect to the aforementioned covenant while we continue our discussions to address this covenant on a permanent basis. This may result in changes to repayment terms, or additional fees, which may impact our ability to make distributions to our partners. While it is our expectation that we will be able to reach agreement with our Lender, there can be no assurance we will be able to do so. The Lender’s recourse under this facility is limited to the leases and loans pledged as collateral. If we do not renegotiate this covenant, LCFF may be required to liquidate portfolio investments pledged as collateral under its facility. If required, liquidating the pledged collateral could be at prices lower than the carrying value of these portfolio investments, which could result in recognition of losses by LCFF and us. We do, however, expect to complete our negotiations with our Lender and expect to maintain compliance with our covenants. As of March 31, 2009, $193.1 million was outstanding under this facility, and $202.6 million of leases and loans were pledged as collateral.
Our ability to use leverage to help build our portfolio on terms we deem acceptable could be reduced or delayed, and our costs of borrowing could increase, if the credit markets available to us were to be materially and adversely affected by a further weakening of the national economy precipitated by the current ongoing problems in the home mortgage, housing and housing-dependent industries, including banks and other financial services companies. See “Risk Factors — Our Success Will Be Subject to Risks Inherent in the Equipment Leasing Business, Any of Which May Affect Our Ability to Operate Profitably” and “— Poor Economic Conditions May Adversely Affect Our Ability to Build Our Portfolio” sections of the prospectus.
Management
Our General Partner
The following updates information with respect to the executive officers of our general partner:

Name	Age	Position
Robert J. Hunter	45	Executive Vice President and Chief Marketing Officer
Matthew Goldenberg	40	Senior Vice President and Treasurer
Brian Kestenbaum	36	Secretary
Tonya Zweier	39	Chief Accounting Officer
See “Management — LEAF Financial Corporation” in the prospectus for biographical information for Mr. Hunter and Ms. Zweier. With respect to the biographical information for Messrs. Goldenberg and Kestenbaum set forth below:
•	the approximate amount of an individual’s professional time devoted to the business and affairs of our general partner, LEAF Financial and LEAF Funding have been aggregated, because there is no reasonable method for them to distinguish their activities among the companies; and

•	for those individuals who also hold senior positions with other affiliates of our general partner, if it is stated that they devote approximately 100% of their professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding, it is because either the other affiliates are not currently active, the individuals are not required to devote a material amount of their professional time to those affiliates, or there is no reasonable method to distinguish their activities between their professional time devoted to the business and affairs of our general partner, LEAF Financial and LEAF Funding, on the one hand, and their professional time devoted to the business and affairs of our general partner’s other affiliates, such as, for example, another affiliated investment program or Chadwick Securities.

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Matthew Goldenberg has been the Treasurer and a Senior Vice President of LEAF Asset Management since April 2009. Mr. Goldenberg has also served as Treasurer and as a Senior Vice President for LEAF Financial and LEAF Funding since April 2009. Mr. Goldenberg joined LEAF Financial in October 2003 and is responsible for banking relationships, cash management, structured finance, and interest risk management. From 1991 until joining LEAF Financial, Mr. Goldenberg was with multiple financial companies, including seven years at CoreStates Financial Corp., in various finance and accounting positions. Mr. Goldenberg received a Bachelor of Science degree in Mathematics and his M.S. degree in Finance from Drexel University. Mr. Goldenberg expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.
Brian Kestenbaum has been the Secretary of LEAF Asset Management since April 2009. Mr. Kestenbaum has also served as Senior Counsel and Secretary for LEAF Financial and Secretary for LEAF Funding since April 2009. Mr. Kestenbaum joined LEAF Financial in November 2008. Prior to joining LEAF Financial, Mr. Kestenbaum worked at Ledgewood, P.C., a Philadelphia based law firm, from 2004 to 2008 where he worked frequently with LEAF Financial on various corporate and transactional matters. From 2000 to 2004, Mr. Kestenbaum worked for Ballard Spahr Andrews & Ingersoll, LLP where he practiced general corporate law, mergers and acquisitions, and securities law. From 1998 to 2000, Mr. Kestenbaum worked for Piper & Rudnick LLP in the commercial litigation department. Mr. Kestenbaum received a Bachelor of Arts degree from the University of Pennsylvania in 1995 and a Juris Doctor degree, cum laude, from the Villanova University School of Law in 1998. Mr. Kestenbaum expects to devote approximately 100% of his professional time to the business and affairs of our general partner, LEAF Financial and LEAF Funding.
See “Management” in the prospectus for a listing of the directors and additional executive officers of our general partner.
LEAF Financial Corporation
The following updates information with respect to the executive officers of LEAF Financial:

Name	Age	Position
Matthew Goldenberg	40	Senior Vice President and Treasurer
Brian Kestenbaum	36	Senior Counsel and Secretary
See “Management” in the prospectus for a listing of the directors and additional executive officers of LEAF Financial.
Other Programs Managed by Our General Partner or Its Affiliates
Attached to this cumulative supplement as Appendix SB are updated prior performance tables which replace the tables in Appendix B “Prior Performance Tables” in the prospectus with respect to Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”) and LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), prior equipment leasing programs that are being managed by LEAF Financial, an affiliate of our general partner, as the general partner of LEAF I and LEAF II, and by our general partner, which also acts as the general partner of LEAF III.
Also, LEAF Financial’s private promissory note offering broke escrow in August 2008 and had its final closing on February 28, 2009.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following is our Management’s Discussion and Analysis of Financial Condition and Results of Operations as presented in our Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 31, 2009. As of the date of this cumulative supplement, our financial statements as of March 31, 2009 had not been completed. However, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from the SEC’s web site on the internet at www.sec.gov. See the “Where You Can Find More Information” section of the prospectus.
     General. We are a Delaware limited partnership formed on January 25, 2008 by our general partner, LEAF Asset Management, LLC (the “general partner”). LEAF Asset Management, LLC, a Delaware limited liability company, is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly-traded company (NASDAQ: REXI) that uses industry specific expertise to evaluate, originate, service and manage investment opportunities through its commercial finance, real estate and financial fund management segments. Our offering period began on August 12, 2008. We received our minimum subscription proceeds of $2.0 million (20,000 units) required to begin operations and we broke escrow on September 16, 2008. The period from September 16, 2008 (Commencement of Operations) through December 31, 2008 is referred to as the period ended December 31, 2008. As of December 31, 2008, we had subscriptions for 390,925 limited partner units ($39.1 million).
     We acquire a diversified portfolio of new, used or reconditioned equipment that we lease to third parties. We also acquire portfolios of equipment subject to existing leases from other equipment lessors. Our financings are typically acquired from LEAF Financial Corporation (“LEAF Financial”), an affiliate of our general partner and an indirect subsidiary of RAI. In addition, we may make secured loans to end users to finance their purchase of equipment. We attempt to structure our secured loans so that, in an economic sense, there is no difference to us between a secured loan and a full payout equipment lease. We also invest in equipment, leases and secured loans through joint venture arrangements with our general partner’s affiliated investment programs. We finance business-essential equipment including, but not limited to, computers, copiers, office furniture, water filtration systems, machinery used in manufacturing and construction, medical equipment and telecommunications equipment. We focus on the small to mid-size business market, which generally includes businesses with:
•	500 or fewer employees;

•	$1.0 billion or less in total assets; or

•	$100.0 million or less in total annual sales.
     Our principal objective is to generate regular cash distributions to our limited partners.
     Our leases consist of direct financing and operating leases as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the direct financing method of accounting, interest income (the excess of the aggregate future rentals and estimated unguaranteed residuals upon expiration of the lease over the related equipment cost) is recognized over the life of the lease using the interest method. Under the operating method, the cost of the leased equipment, including acquisition fees associated with lease placements, is recorded as an asset and depreciated on a straight-line basis over its estimated useful life. Rental income on operating leases consists primarily of monthly periodic rentals due under the terms of the leases. Generally, during the lease terms of existing operating leases, we will not recover all of the cost and related expenses of rental equipment and, therefore, we are prepared to remarket the equipment in future years. When a lease or loan is 90 days or more delinquent, the lease or loan is classified as being on non-accrual and we do not recognize interest income on that lease or loan until the lease or loan become less than 90 days delinquent.

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     Finance Receivables and Asset Quality. We own commercial finance assets directly which we purchase from our General Partner and are included on our consolidated balance sheet. We also participate in commercial finance assets indirectly through joint ventures that we have invested in with other funds sponsored by our General Partner. We do not consolidate these joint ventures, and therefore the commercial finance assets owned by these joint ventures are not included on our consolidated balance sheet. Because we participate in the returns of the commercial finance assets held by joint ventures in which we are an investor, the below shows data for both the assets we hold directly as well as our pro-rata share of the assets we hold indirectly through these joint ventures.
     Information about our portfolio of commercial finance assets is as follows (dollars in thousands):

	December 31, 2008
		Held through
	Held directly	unconsolidated
	by us	joint ventures
Investment in commercial finance assets, net	$14,934	$95,016

Number of equipment leases, loans and future payment card receivables	953	7,009
Number of individual end users (a)	815	6,195
Average origination amount	$20.9	$42.8
Average initial term (in months)	45	51

States accounting for more than 10% of commercial finance assets portfolio:
California	21%	20%

Types of equipment accounting for more than 10% of commercial finance assets portfolio:
Transportation equipment	45%	—%
Industrial equipment	15%	39%
Restaurant equipment	4%	22%
Medical equipment	11%	20%

Types of business accounting for more than 10% of commercial finance assets portfolio:
Finance/Insurance/Real Estate	37%	2%
Services	25%	52%
Retail Trade	17%	32%

(a)	Located in the 50 states as well as the District of Columbia and Puerto Rico. No other individual end user or single piece of equipment accounted for more than 10% of our portfolio based on original cost of the equipment.

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     The performance of our commercial finance assets portfolio is a measure of our general partner’s underwriting and collection standards, skills, policies and procedures and is an indication of asset quality. The table below provides information about our commercial finance assets including non-performing assets, which are those assets that are not accruing income due to non-performance or impairment (dollars in thousands).

	As of and for the Period Ended
	December 31, 2008
		Held through
	Held directly	unconsolidated
	by us	joint ventures
Investment in commercial finance assets before allowance for credit losses	$15,504	$96,650
Weighted average investment in commercial finance assets before allowance for credit losses	6,383	99,988
Allowance for credit losses	570	1,634
Non-performing assets	1,187	2,756
Charge-offs, net of recoveries	$—	$567

As a percentage of finance receivables:
Allowance for credit losses	3.68%	1.69%
Non-performing assets	7.66%	2.85%

As a percentage of weighted average finance receivables:
Charge-offs, net of recoveries	—%	0.57%
     We manage our credit risk by adhering to strict credit policies and procedures, and closely monitoring our receivables. LEAF Financial, the servicer of our commercial finance assets portfolio, has responded to the current economic recession by increasing the number of employees in its collection department and it has implemented earlier intervention techniques in collection procedures. Our general partner has also increased its credit standards and limited the amount of business we do with respect to certain industries, geographic locations and equipment types. Because of the current scarcity of credit available to small and mid-size businesses, we have been able to increase our credit standards without reducing the rate we charge on our leases and loans.
     Our allowance for credit losses is our estimate of losses inherent in our commercial finance receivables. The allowance is based on factors which include our historical loss experience on equipment finance portfolios we manage, an analysis of contractual delinquencies, current economic conditions and trends and equipment finance portfolio characteristics, adjusted for recoveries. In evaluating historic performance, we perform a migration analysis, which estimates the likelihood that an account progresses through delinquency stages to ultimate charge off. Our policy is to charge off to the allowance those financings which are in default and for which management has determined the probability of collection to be remote. Significantly greater delinquencies than anticipated will have an adverse impact on our cash flow and distributions to our partners.
     We focus on financing equipment used by small to mid-size businesses, and our general partner anticipates that the recession will make it more difficult for some of our customers to make payments on their financings with us on a timely basis, which could result in higher delinquencies than we anticipate.
     There were no charge-offs during the period ended December 31, 2008.

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     Critical Accounting Policies. The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and cost and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including the allowance for credit losses, the estimated unguaranteed residual values of leased equipment, impairment of long-lived assets and the fair value and effectiveness of interest rate swaps. We base our estimates on historical experience and on various other assumptions that we believe reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
     We have identified the following policies as critical to our business operations and the understanding of our results of operations.
Revenue Recognition
     Our investment in commercial finance assets consists of direct financing leases, loans, operating leases and future payment card receivables. Leases are recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) 13, “Accounting for Leases,” and its various amendments and interpretations.
     Direct Financing Leases. Certain of our lease transactions are accounted for as direct financing leases (as distinguished from operating leases). Such leases transfer substantially all benefits and risks of equipment ownership to the customer. Our investment in direct financing leases consists of the sum of the total future minimum lease payments receivable and the estimated unguaranteed residual value of leased equipment, less unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payments plus the estimated unguaranteed residual value expected to be realized at the end of the lease term over the cost of the related equipment.
     Operating Leases. Leases not meeting any of the criteria to be classified as direct financing leases are deemed to be operating leases. Under the accounting for operating leases, the cost of the leased equipment, including acquisition fees associated with lease placements, is recorded as an asset and depreciated on a straight-line basis over the equipment’s estimated useful life, generally up to seven years. Rental income consists primarily of monthly periodic rentals due under the terms of the leases. We recognize rental income on a straight line basis. Generally, during the lease terms of existing operating leases, we will not recover all of the cost and related expenses of our rental equipment and, therefore, we are prepared to remarket the equipment in future years. Our policy is to review, on a quarterly basis, the expected economic life of our rental equipment in order to determine the recoverability of its undepreciated cost. In accordance with U.S. GAAP, we write down our rental equipment to its estimated net realizable value when it is probable that its carrying amount exceeds such value and the excess can be reasonably estimated; gains are only recognized upon actual sale of the rental equipment. There were no write-downs of equipment during the period ended December 31, 2008.
     Loans. Our term loans consist of the sum of the total future minimum loan payments receivable less unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payments term over the cost of the related equipment. For all the other loans, interest income is recorded at the stated rate on the accrual basis to the extent that such amounts are expected to be collected.
     Future Payment Card Receivables. We provide capital advances to small businesses on future payment card receipts. Revenues from this operation are recorded under the effective interest method over the period under which the cash advance is expected to be repaid.

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     We discontinue the recognition of revenue for leases and loans for which payments are more than 90 days past due, or, in the case of future payment card receivables, when no payments have been received in 60 days. Fees from delinquent payments are recognized when received and are included in other income.
Allowance for Credit Losses
     We evaluate the adequacy of the allowance for credit losses based upon, among other factors, management’s historical experience on the portfolios it manages, an analysis of contractual delinquencies, economic conditions and trends, and equipment finance portfolio characteristics, adjusted for expected recoveries. In evaluating historic performance, we perform a migration analysis, which estimates the likelihood that an account progresses through delinquency stages to ultimate charge-off. Our policy is to charge off to the allowance those financings which are in default and for which management has determined the probability of collection to be remote.
Estimated Unguaranteed Residual Values of Leased Equipment
     Unguaranteed residual value represents the estimated amount to be received at lease termination from lease extensions or ultimate disposition of the leased equipment. The estimates of residual values are based upon the general partner’s history with regard to the realization of residuals, available industry data and the general partner’s senior management’s experience with respect to comparable equipment. The estimated residual values are recorded as a component of investments in leases on a net present value basis. Residual values are reviewed periodically to determine if the current estimate of the equipment’s fair market value appears to be below its recorded estimate. If required, residual values are adjusted downward to reflect adjusted estimates of fair market values. In accordance with U.S. GAAP, upward adjustments to residual values are not permitted.
Impairment of Long-Lived Assets
We review our long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If it is determined that estimated undiscounted future cash flows derived from long-lived assets will not be sufficient to recover their carrying amounts, an impairment charge will be recorded if the carrying amount of the asset exceeds their estimated fair values.

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     Results of Operations. We commenced our operations on September 16, 2008. The following summarizes our results of operations for the period ended December 31, 2008 (dollars in thousands):

Revenues:
Interest on equipment financings and loans	$198
Rental income	43
Other	14

255

Expenses:
Depreciation on operating leases	35
Provision for credit losses	570
Management fees to affiliate	196
Administrative expense reimbursed to affiliate	145
General and administrative expenses	57

1,003

Net loss before equity in losses of affiliate	(748)
Equity in losses of affiliate	(600)

Net loss	$(1,348)

     We expect our revenues to increase as we continue to acquire equipment finance assets from our general partner. Our investments in commercial finance assets increased to $14.9 million as of December 31, 2008. We expect to acquire additional commercial finance assets as we raise more capital through the sale of partner units and through use of credit facilities. Our general partner expects revenue derived from these additional leases and loans to exceed the interest expense incurred by the debt incurred to obtain these financings.
     As our portfolio of commercial finance assets increases, our operating expenses will increase, including:
•	increased operating expenses as we continue to purchase operating leases;

•	increased provision for credit losses as we increase our portfolio;

•	increased interest expense as we entered into a loan and security agreement with Wells Fargo Foothill, LLC in February 2009 and expect to fully utilize the facility to acquire leases and loans;

•	increased management fees to affiliate based on payments of commercial finance assets processed by our general partner;

•	increased administrative expenses reimbursed to affiliate representing reimbursements made to our general partner for expenses incurred for managing us

•	increased general and administrative expenses representing costs we incur to operate on a daily basis.

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     Equity in losses of affiliate was $600,000 for the period ended December 31, 2008. In November 2008, we entered into a joint venture agreement with LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), a fund sponsored by our general partner, whereby we acquired a 49% interest in a pool of leases held by LEAF Funding, LLC, a subsidiary of LEAF III (the “LEAF Funding LLC Joint Venture”). As of and for the period ended December 31, 2008, we accounted for the LEAF Funding LLC Joint Venture under the equity method of accounting since we had the ability to exercise significant influence over operation and financial decisions of the entity.
     In March 2009, we entered into a joint venture agreement with LEAF III (“LEAF Funds JV2”). We invested approximately $9.8 million for a 98% interest in LEAF Funds JV2. LEAF Funds JV2 invested $10.0 million in an entity sponsored by LEAF Financial. As of March 31, 2009, this entity owned approximately $200 million of leases and loans and has approximately $170 million of debt outstanding on its revolving $250 million line of credit, and will be consolidated by us effective March 1, 2009.
     The net loss per limited partner unit, after the net loss allocated to our general partner for the period ended December 31, 2008 was $5.18, based on a weighted average number of limited partner units outstanding of 257,627.
     Liquidity and Capital Resources. Our major sources of liquidity have been obtained by the sale of partner units. Our primary cash requirements, in addition to normal operating expenses, are for investment in leases and loans and distributions to partners. In addition to cash generated from operations, we plan to meet our cash requirements through use of credit facilities and excess cash derived from the collection of lease payments after payments of debt principal and interest on debt.
     The following table sets forth our sources and uses of cash for the period indicated (in thousands):

Period Ended
December 31, 2008
Net cash used in operating activities	$(366)
Net cash used in investing activities	(26,584)
Net cash provided by financing activities	33,686

Increase in cash	$6,736

     Partner’s distributions paid for the period ended December 31, 2008 were $366,000,. Distributions to limited partners were 8.5% of invested capital. However, there can be no assurance we will continue to make distributions at this rate.
     Cash increased by $6.7 million primarily due to net contributions from Limited Partners of $33.7 million (net of offering costs of $5.0 million and cash distributions of $366,000), which were partially offset by net purchases of commercial finance assets of $14.9 million, and an investment in LEAF Funding LLC JV of $11.6 million.
     Through December 31, 2008, we sold 390,925 units for $39.1 million (before offering costs).
     Our liquidity is affected by our ability to leverage our portfolio through use of credit facilities. The current tightening of the credit markets could adversely affect our liquidity, particularly our ability to obtain debt financing needed to execute our investment strategies. We will rely on both revolving and term debt facilities to fund our acquisitions of equipment financings. If we are unable to obtain debt that will allow us to invest the repayments of existing leases and loans into new investments, the volume of our leases and loans will be reduced.
     In February 2009, we entered into a Loan and Security Agreement with Wells Fargo Foothill, LLC. The loan agreement provides us with a revolving line of credit with an aggregate borrowing limit of $75.0 million. The

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collateral for this loan is specific lease receivables and related equipment. We will enter into interest rate swap agreements to fix the interest rate at the time of each borrowing. Interest and principal are due monthly as payments are received on the lease receivables collateralizing the borrowing.
     We continue to seek sources of financing, including expanded bank financing and use of joint venture strategies, that will enable us to originate investments and generate income while preserving capital. We are in discussion with several sources of debt financing to support the growth in our lease and loan portfolio. To the extent the credit markets available to us are or become adversely affected by the current weaknesses in the national economy, our ability to obtain debt to help build our portfolio on terms we deem acceptable may be reduced or delayed and our costs of borrowings may increase. We anticipate that the lease and loan rates we charge to our customers will also increase to compensate for our increase in borrowing costs. However, our profitability may be negatively impacted if we are unable to increase our lease and loan rates and our borrowing costs increase.
Changes in interest rates will affect the market value of our portfolio and our ability to obtain financing. In general, the market value of an equipment lease will change in inverse relation to an interest rate change where the lease has a fixed rate of return. Accordingly, in a period of rising interest rates, the market value of our equipment leases will decrease. A decrease in the market value of our portfolio will adversely affect our ability to obtain financing against our portfolio or to liquidate it. The terms of our future credit facilities are expected to include financial covenants. If we do not meet the requirements of the covenants in the future, a default could occur that would have an adverse effect on our operations and could force us to liquidate our portfolio.
     Our liquidity could also be affected by higher than expected defaults on our commercial finance assets, which would result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment in the underlying equipment. In evaluating our allowance for losses on uncollectible leases, we consider our contractual delinquencies, economic conditions and trends, lease portfolio characteristics and our general partner’s management’s prior experience with similar lease assets. At December 31, 2008, our credit evaluation indicated a need for an allowance for credit losses of $570,000. As our lease portfolio ages, and if the economy in the United States deteriorates even further or the recession continues for a substantial period of time, we anticipate the need to increase our allowance for credit losses.
     In March 2009, we entered into a joint venture agreement with LEAF III (“LEAF Funds JV2”). We invested approximately $9.8 million for a 98% interest in LEAF Funds JV2. LEAF Funds JV2 invested $10.0 million in an entity sponsored by LEAF Financial. As of March 31, 2009, this entity owned approximately $200 million of leases and loans and has approximately $170 million of debt outstanding on its revolving $250 million line of credit, and will be consolidated by us effective March 1, 2009.
     Contractual Obligations and Commercial Commitments. As of December 31, 2008, we had no debt facilities or derivative instruments. In February 2009, we entered into a $75 million credit facility with Wells Fargo. To mitigate interest rate risk on this variable rate debt, we will employ a hedging strategy using derivative financial instruments such as interest rate swaps, which fixes the rate on this debt.
     Legal Proceedings. We are a party to various routine legal proceedings arising out of the ordinary course of our business. Our general partner believes that none of these actions, individually or in the aggregate, will have a material adverse effect on our financial condition or operations.
     Recently Issued Accounting Pronouncements. In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements,” (“SFAS 160”). This Statement amends Accounting Research Bulletin 51 (“ARB 51”) to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the

20

consolidated financial statements. SFAS 160 is effective for us beginning January 1, 2009. We acquired a controlling interest in a joint venture in March 2009, and will account for the noncontrolling interest in the joint venture in accordance with SFAS160.
Financial Statements
The “Index to Financial Statements” section of the prospectus is revised to add the following financial statements.
INDEX TO FINANCIAL STATEMENTS

PAGE

LEAF EQUIPMENT FINANCE FUND 4, L.P.

Report of Independent Registered Public Accounting Firm	SF-1
Consolidated Balance Sheet — December 31, 2008	SF-2
Consolidated Statement of Operations — September 16, 2008 (Commencement of Operations) through December 31, 2008	SF-3
Consolidated Statement of Partners’ Capital — September 16, 2008 (Commencement of Operations) through December 31, 2008	SF-4
Consolidated Statement of Cash Flows — September 16, 2008 (Commencement of Operations) through December 31, 2008	SF-5
Notes to Consolidated Financial Statements — December 31, 2008	SF-6

LEAF ASSET MANAGEMENT, LLC

Report of Independent Registered Public Accounting Firm	SF-16
Balance Sheets — September 30, 2008 and 2007	SF-17
Statements of Operations — For the Years Ended September 30, 2008 and 2007	SF-18
Statements of Changes In Members Equity — For the Years Ended September 30, 2008 and 2007	SF-19
Statements of Cash Flows — For the Years Ended September 30, 2008 and 2007	SF-20
Notes to Financial Statements — September 30, 2008	SF-21
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-23.1
EX-23.2
EX-24.1

21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
LEAF Equipment Finance Fund 4, L.P.
We have audited the accompanying consolidated balance sheet of LEAF Equipment Finance Fund 4, L.P. as of December 31, 2008 and the related consolidated statements of operations, partners’ capital and cash flows for the period from September 16, 2008 (Commencement of Operations) through December 31, 2008. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LEAF Equipment Finance Fund 4, L.P. as of December 31, 2008 and the consolidated results of their operations and their cash flows for the period from September 16, 2008 (Commencement of Operations) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 31, 2009

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Consolidated Balance Sheet
(in thousands)

December 31, 2008
ASSETS
Cash	$6,736
Restricted cash	16
Investment in commercial finance assets, net	14,934
Investment in affiliate	10,466
Other assets	135

$32,287

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Accounts payable, accrued expenses and other liabilities	$199
Due to affiliates	427

Total liabilities	626

Commitments and contingencies

Partners’ Capital:
General partner	(12)
Limited partners	32,240
Accumulated other comprehensive loss	(567)

Total partners’ capital	31,661

$32,287

The accompanying notes are an integral part of this consolidated financial statement.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Consolidated Statement of Operations
(in thousands, except unit data)

September 16, 2008
(Commencement of
Operations) through
December 31, 2008
Revenues:
Interest on equipment financings and loans	$198
Rental income	43
Other	14

255

Expenses:
Depreciation on operating leases	35
Provision for credit losses	570
Management fees to affiliate	196
Administrative expenses reimbursed to affiliate	145
General and administrative expenses	57

1,003

Net loss before equity in losses of affiliate	(748)
Equity in losses of affiliate	(600)

Net loss	$(1,348)

Weighted average number of limited partner units outstanding during the period	257,627

Net loss per weighted average limited partner unit	$(5.18)

The accompanying notes are an integral part of this consolidated financial statement.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Consolidated Statement of Partners’ Capital
Period September 16, 2008 (Commencement of Operations)
through December 31, 2008
(in thousands, except unit data)

				Accumulated
				Other	Total
	General Partner	Limited Partners		Comprehensive	Partners’	Comprehensive
	Amount	Units	Amount	Loss	Capital	Loss
Balance, at September 16, 2008 (see Note 1)	$1	—	$—	$—	$1
Limited partners’ contributions	—	390,925	39,063	—	39,063
Offering costs related to the sale of limited partner units	—	—	(5,122)	—	(5,122)
Cash distributions paid	—	—	(366)	—	(366)
Net loss	(13)	—	(1,335)	—	(1,348)	$(1,348)
Other comprehensive loss	—	—	—	(567)	(567)	(567)

Balance, at December 31, 2008	$(12)	390,925	$32,240	$(567)	$31,661	$(1,915)

The accompanying notes are an integral part of this consolidated financial statement.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Consolidated Statement of Cash Flows
For the Period September 16, 2008
(Commencement of Operations) through December 31, 2008
(in thousands)

September 16, 2008
(Commencement of
Operations) through
December 31, 2008
Cash flows from operating activities:
Net loss	$(1,348)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity in losses of affiliate	600
Depreciation on operating leases	35
Provision for credit losses	570
Changes in operating assets and liabilities:
Other assets	(125)
Accounts payable and accrued expenses and other liabilities	(400)
Due to affiliates, net	302

Net cash used in operating activities	(366)

Cash flows from investing activities:
Purchases of commercial finance assets, net	(16,579)
Proceeds from commercial finance assets, net	1,726
Security deposits returned, net of collections	(98)
Investment in LEAF Funding LLC Joint Venture (See Note 3)	(11,633)

Net cash used in investing activities	(26,584)

Cash flows from financing activities:
Increase in restricted cash	(16)
General Partner’s capital contribution	1
Limited partners’ capital contributions	39,063
Payment of offering costs incurred for the sale of partner units	(4,996)
Cash distributions to partners	(366)

Net cash provided by financing activities	33,686

Increase in cash	6,736
Cash, beginning of period	—

Cash, end of period	$6,736

The accompanying notes are an integral part of this consolidated financial statement.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements
December 31, 2008
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS
     LEAF Equipment Finance Fund 4, L.P. (the “Fund”), a Delaware limited partnership, was formed on January 25, 2008 by its general partner, LEAF Asset Management, LLC (the “General Partner”). LEAF Asset Management, LLC, a Delaware limited liability company, is a wholly owned indirect subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly traded company (NASDAQ: REXI) that uses industry specific expertise to evaluate, originate, service and manage investment opportunities through its commercial finance, real estate and financial fund management segments. The Fund received its minimum subscription proceeds of $2.0 million or (20,000 units) required to begin operations and it broke escrow on September 16, 2008.
     The Fund acquires diversified portfolios of equipment to finance to end users throughout the United States as well as the District of Columbia and Puerto Rico. The Fund also acquires existing portfolios of equipment subject to existing financings from other equipment finance companies, primarily its General Partner. The primary objective of the Fund is to generate regular cash distributions to its partners from its equipment finance portfolio over the life of the Fund.
     The General Partner and the initial limited partner capitalized the Fund in January 2008. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% limited partnership interest. Upon the Fund breaking escrow on September 16, 2008, the initial limited partner withdrew as a limited partner and its capital contribution was returned. The Fund is managed by the General Partner. The Fund shall terminate on December 31, 2032 unless sooner dissolved or terminated as provided in the partnership agreement.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
     The consolidated financial statements include the accounts of the Fund and its wholly-owned subsidiary, LEAF 4A SPE, LLC. All intercompany accounts and transactions have been eliminated in consolidation.
     The accompanying consolidated financial statements and related notes present the Fund’s financial position as of December 31, 2008 and the results of its operations, cash flows and changes in partners’ capital from September 16, 2008 (Commencement of Operations) through December 31, 2008 (hereafter referred to as the period ended December 31, 2008).
     In November 2008, the Fund acquired a 49% interest in a pool of leases held by LEAF Funding, LLC an affiliate of LEAF Equipment Leasing Income Fund III, L.P (the “LEAF Funding LLC JV”). As of and for the period ended December 31, 2008, the Fund accounted for its investment in LEAF Funding LLC JV under the equity method of accounting in accordance with Accounting Principles Board (“APB”) Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock,” since the Fund has the ability to exercise significant influence over the operating and financial decisions of this entity.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)
Use of Estimates
     Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for credit losses, the estimated unguaranteed residual values of leased equipment, and impairment of long-lived assets. The Fund bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
     The Fund evaluates the adequacy of the allowance for credit losses (including investments in leases, loans and future payment card receivables) based upon, among other factors, management’s historical experience on the portfolios it manages, an analysis of contractual delinquencies, economic conditions and trends and equipment finance portfolio characteristics, adjusted for expected recoveries. In evaluating historic performance, the Fund performs a migration analysis, which estimates the likelihood that an account progresses through delinquency stages to ultimate charge-off. The Fund’s policy is to charge off to the allowance those financings which are in default and for which management has determined the probability of collection to be remote.
     Unguaranteed residual value represents the estimated amount to be received at lease termination from lease extensions or ultimate disposition of the leased equipment. The estimates of residual values are based upon the General Partner’s history with regard to the realization of residuals, available industry data and the General Partner’s senior management’s experience with respect to comparable equipment. The estimated residual values are recorded as a component of investments in leases on a net present value basis. Residual values are reviewed periodically to determine if the current estimate of the equipment’s fair market value appears to be below its recorded estimate. If required, residual values are adjusted downward to reflect adjusted estimates of fair market values. In accordance with U.S. GAAP, upward adjustments to residual values are not permitted.
     The Fund reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If it is determined that estimated undiscounted future cash flows derived from long-lived assets will not be sufficient to recover their carrying amounts, an impairment charge will be recorded if the carrying amount of the assets exceed their estimated fair values.
Restricted Cash
     Restricted cash includes customer payments deposited into a lockbox shared with the General Partner and other entities serviced by the Fund’s General Partner. The lockbox is in the name of U.S. Bank NA as trustee under an inter-creditor agreement amongst the Fund’s General Partner, the other entities and their respective lenders. These amounts, which are recorded as Restricted Cash on the Consolidated Balance Sheet, represent customer payments received by the lockbox, applied to the respective customer’s accounts, but not transferred to the Fund’s bank account.
Concentration of Credit Risk
     Financial instruments which potentially subject the Fund to concentrations of credit risk consist of excess cash. The Fund deposits its excess cash in high-quality financial institutions. As of December 31, 2008, the Fund had deposits totaling $6.8 million of which $6.5 million was over the $250,000 insurance limit of the Federal Deposit Insurance Corporation (“FDIC”). No losses have been experienced on such deposits.
     As of December 31, 2008, 21% of the Fund’s commercial finance assets were located in California.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)
Revenue Recognition
     The Fund’s investment in commercial finance assets consists of direct financing leases, operating leases, loans and future payment card receivables. Leases are recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) 13, “Accounting for Leases,” and its various amendments and interpretations.
     Direct Financing Leases. Certain of the Fund’s lease transactions are accounted for as direct financing leases (as distinguished from operating leases). Such leases transfer substantially all benefits and risks of equipment ownership to the customer. The Fund’s investment in direct financing leases consists of the sum of the total future minimum lease payments receivable and the estimated unguaranteed residual value of leased equipment, less unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payments plus the estimated unguaranteed residual value expected to be realized at the end of the lease term over the cost of the related equipment.
     Operating Leases. Leases not meeting any of the criteria to be classified as direct financing leases are deemed to be operating leases. Under the accounting for operating leases, the cost of the leased equipment, including acquisition fees associated with lease placements, is recorded as an asset and depreciated on a straight-line basis over the equipment’s estimated useful life, generally up to seven years. Rental income consists primarily of monthly periodic rental payments due under the terms of the leases. The Fund recognizes rental income on a straight line basis. Generally, during the lease terms of existing operating leases, the Fund will not recover all of the cost and related expenses of its rental equipment and, therefore, it is prepared to remarket the equipment in future years. The Fund’s policy is to review, on a quarterly basis, the expected economic life of its rental equipment in order to determine the recoverability of its undepreciated cost. In accordance with U.S. GAAP, the Fund writes down its rental equipment to its estimated net realizable value when it is probable that its carrying amount exceeds such value and the excess can be reasonably estimated; gains are only recognized upon actual sale of the rental equipment. There were no write-downs of equipment during the period ended December 31, 2008.
     Loans. For term loans, the investment in loans consists of the sum of the total future minimum loan payments receivable less unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payments over the cost of the related equipment. For all other loans, interest income is recorded at the stated rate on the accrual basis to the extent that such amounts are expected to be collected.
     Future Payment Card Receivables. The Fund provides cash advances to small businesses on future payment card receipts. Revenues from this operation are recorded under the effective interest method over the period under which the cash advance is expected to be repaid.
     The Fund discontinues the recognition of revenue for leases and loans for which payments are more than 90 days past due, or, in the case of future payment card receivables, when no payments have been received in 60 days. As of December 31, 2008, the Fund had $1.2 million of commercial finance assets on non-accrual status. Fees from delinquent payments are recognized when received and are included in other income
Income Taxes
     Federal and state income tax laws provide that the income or losses of the Fund are reportable by the partners on their individual income tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)
Comprehensive Income (Loss)
     Comprehensive income (loss) includes net income (loss) and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes, other than net income (loss) are referred to as “other comprehensive income (loss).” Other comprehensive loss reflects the Fund’s share of unrealized losses on hedging contracts held by affiliates that the Fund accounts for under the equity method.
Allocation of Partnership Income (Loss) and Cash Distributions
     Cash available for distributions, if any, are made monthly as follows: 99% to the limited partners and 1% to the General Partner until the limited partners have received an amount equal to their unpaid cumulative return (8.5%) of their adjusted capital contribution and thereafter, to investment and reinvestment in investments or, if the General Partner elects not to invest or reinvest such distributable cash, 99% to the limited partners and 1% to the General Partner.
     Net income (loss) for any fiscal period during the reinvestment period is allocated 99% to the limited partners and 1% to the General Partner. Income during the liquidation period, as defined in the Partnership Agreements, will be allocated first to the partners in proportion to and to the extent of the deficit balances, if any, in their respective capital accounts. Thereafter, net income (loss) will be allocated 99% to the limited partners and 1% to the General Partner.
Net Loss Per Limited Partner Unit
     Net loss per limited partner unit is computed by dividing net loss allocated to the Fund’s limited partners by the weighted average number of limited partner units outstanding during the period. The weighted average number of limited partner units outstanding during the period is computed based on the number of limited partner units issued during the period weighted for the days outstanding during the period.
Newly Adopted Accounting Principles
     In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of SFAS 115” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities choosing the fair value option would be required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. At this time, the Fund has elected to not report any assets and liabilities using the fair value option under SFAS 159.
     In December 2008, the FASB issued Staff Position (“FSP”) FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP SFAS 140-4 and FIN 46-R”). FSP SFAS 140-4 and FIN 46-R amends FASB SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, to require public entities to provide additional disclosures about transfers of financial assets. It also amends FIN 46-R to require public enterprises, including sponsors that have a variable interest in a VIE, to provide additional disclosures about the VIE. Additionally, this

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)
Newly Adopted Accounting Principles— (Continued)
FSP requires certain disclosures to be provided by a public enterprise that is (a) a sponsor of a SPE that holds a variable interest in the qualifying SPE but was not the transferor (nontransferor) of financial assets to the qualifying SPE and (b) a servicer of a qualifying SPE that holds a significant variable interest in the qualifying SPE but was not the transferor (nontransferor) of financial assets to the qualifying SPE. The disclosures required by FSP SFAS 140-4 and FIN 46-R are intended to provide greater transparency to financial statement users about a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with VIEs and qualifying SPEs. The Fund has adopted this pronouncement in the fourth quarter of 2008.
Accounting Standards Issued But Not Yet Adopted
     In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements,” (“SFAS 160”). This Statement amends Accounting Research Bulletin 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for the Fund’s year beginning January 1, 2009. As discussed in Note 8, the Fund acquired a controlling interest in a joint venture in March 2009, and will account for the noncontrolling interest in the joint venture in accordance with SFAS 160.
     In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS 133,” (“SFAS 161”). This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008 and will be applicable to the Fund in the first quarter of 2009. The Fund entered into derivative instruments in the first quarter of 2009 and therefore will adopt SFAS 161 in its first quarter.
NOTE 3 — ACQUISITION OF INTEREST IN POOL OF LEASE ASSETS
     In November 2008, the Fund entered into a joint venture agreement with LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), a fund sponsored by the Fund’s General Partner, whereby it acquired a 49% interest in a pool of leases held by LEAF Funding, LLC, a subsidiary of LEAF III (“LEAF Funding LLC JV”) The purchase price of $11.6 million represented 49% of the adjusted net equity of LEAF Funding LLC JV as of the date of acquisition by the Fund. LEAF Funding LLC JV comprises a portfolio of over 10,000 leases and small business loans originated by NetBank Business Finance, which was acquired by an affiliate of the Fund’s General Partner in November 2007.
     The Fund accounts for its investment in the LEAF Funding LLC JV under the equity method of accounting since the Fund had the ability to exercise significant influence over operating and financial decisions of this entity. In addition to reflecting its 49% share of LEAF Funding LLC JV’s income (loss) in the Consolidated Statement of Operations in Equity in Losses of Affiliate, the Fund also records its 49% share of LEAF Funding LLC JV’s management fees and administrative expenses to affiliate. These expenses are reflected in the respective line items on the Consolidated Statement of Operations.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 3 — ACQUISITION OF INTEREST IN POOL OF LEASE ASSETS — (Continued)
     The following summarized financial information for the Fund’s investment in the LEAF Funding LLC JV, which was accounted for under the equity method as of and for the period ended December 31, 2008, has been compiled from the financial statements of the LEAF Funding LLC JV and reflects certain historical adjustments. Results of operations of the LEAF Funding LLC JV are excluded for periods prior to the acquisition of our 49% interest (in thousands):

As of
December 31,
2008
Balance Sheet:
Restricted cash	$11,590
Investment in leases and loans, net	198,559
Due from affiliate	1,493
Deferred financing costs, net	6,374
Other assets	50

$218,066

Bank debt	$189,265
Accounts payable, accrued expenses and other liabilities	804
Derivative liability at fair value	6,636
Partner’s capital	21,361

$218,066

For the Period
Ended
December 31,
2008
Results of Operations:
Revenues	$2,693
Expenses	3,917

Net Loss	$(1,224)

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 4 — INVESTMENT IN COMMERCIAL FINANCE ASSETS
     The Fund’s investment in commercial finance assets, net, consists of the following (in thousands):

	December 31,
	2008
Direct financing leases (a)	$3,025
Loans (b)	8,700
Operating leases	373
Future payment card receivables	3,406

	15,504
Allowance for credit losses	(570)

	$14,934	(c)

(a)	The Fund’s direct financing leases are for initial terms generally ranging from 24 to 84 months.

(b)	The interest rates on loans generally range from 7% to 13%.

(c)	The above table does not include the Fund’s share of commercial finance assets held by LEAF Funding LLC JV, of which the Fund owns a 49% interest. As of December 31, 2008, LEAF Funding LLC JV owns approximately $200 million of direct financing leases, operating leases and loans, of which the Funds pro-rata (49%) share is approximately $100 million.
     The components of direct financing leases, loans and future payment card receivables are as follows (in thousands):

	December 31, 2008
	Direct		Future
	Financing		Payment Card
	Leases	Loans	Receivables
Total future minimum lease payments	$3,404	$9,312	$4,127
Unearned income	(458)	(531)	(721)
Residuals, net of unearned residual income (a)	105	—	—
Security deposits	(26)	(81)	—

	$3,025	$8,700	$3,406

(a)	Unguaranteed residuals for direct financing leases represent the estimated amounts recoverable at lease termination from lease extension or disposition of equipment.
     The Fund’s investment in operating leases, net, consists of the following (in thousands):

December 31,
2008
Equipment	$408
Accumulated depreciation	(35)

$373

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 4 — INVESTMENT IN COMMERCIAL FINANCE ASSETS — (Continued)
     The following is a summary of the Fund’s allowance for credit losses (in thousands):

Period Ended
December 31,
2008
Allowance for credit losses, beginning of period	$—
Provision for credit losses	(570)

Allowance for credit losses, end of period	$(570)

     At December 31, 2008, the future payments scheduled to be received on non-cancelable commercial finance assets for each of the five succeeding annual periods ending December 31, 2008 and thereafter are as follows (in thousands):

				Future
	Direct			Payment
	Financing		Operating(a)	Card
	Leases	Loans	Leases	Receivables	Total
2009	$972	$4,217	$129	$2,153	$7,471
2010	936	2,784	124	1,974	5,818
2011	750	1,169	82	—	2,001
2012	540	483	18	—	1,041
2013	169	276	10	—	455
Thereafter	37	383	15	—	435

	$3,404	$9,312	$378	$4,127	$17,221

(a)	Operating lease amounts as shown are net of the residual value, if any, at the end of the lease term.
NOTE 5 — FAIR VALUE MEASUREMENT
     For cash, receivables and payables, the carrying amounts approximate fair values because of the short term maturity of these instruments.
     It is not practicable for the Fund to estimate the fair value of the Fund’s loans. They comprise of a large number of transactions with commercial customers in different businesses, and may be secured by liens on various types of equipment and may be guaranteed by third parties and cross-collateralized. Any difference between the carrying value and fair value of each transaction would be affected by a potential buyer’s assessment of the transaction’s credit quality, collateral value, guarantees, payment history, yield, term, documents and other legal matters, and other subjective considerations. Value received in a fair market sale of a transaction would be based on the terms of the sale, the Fund’s and the buyer’s views of economic and industry conditions, the Fund’s and the buyer’s tax considerations, and other factors.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 6 — CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH AFFILIATES
     The Fund relies on the General Partner and its affiliates to manage its operations and will pay the General Partner or its affiliates fees to manage the fund.
     The General Partner receives an organization and offering allowance on a sliding scale based on the amount of the Fund’s offering. Chadwick Securities, Inc. (“Chadwick”), a wholly owned subsidiary of RAI, receives up to 0.5% of the offering proceeds as reimbursement for the bona fide accountable due diligence expenses incurred by the selling dealers in this offering, all of which it will reallow to the selling dealers. These charges are recorded by the Fund as offering costs related to the sale of partnership units.
     Chadwick, receives an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who sell the units in the offering. Chadwick also receives sales commissions of 7% of the proceeds of each unit that they sell. Chadwick did not sell any units and did not retain sales commissions through December 31, 2008.
     The Fund acquires existing portfolios of equipment from its General Partner and its affiliates. The General Partner receives a fee for assisting the Fund in acquiring equipment for leases, portfolios of equipment subject to existing leases and secured loans equal to 2% of the Fund’s purchase price.
     The General Partner receives a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund’s five-year investment period, the management fee will be subordinated to the payment to the Fund’s limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital.
     The General Partner is entitled to receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of the Fund’s equipment after the expiration of a lease. This commission is subordinated to the payment to the limited partners of a cumulative 8.5% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital. No commissions were paid during the period ended December 31, 2008.
     The General Partner and its affiliates are reimbursed by the Fund for certain costs of services and materials used by or for the Fund except those items covered by the above-mentioned fees.
     The General Partner receives a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates. No re-lease commissions were paid during the period ended December 31, 2008.

LEAF EQUIPMENT FINANCE FUND 4, L.P. AND SUBSIDIARY
Notes To Consolidated Financial Statements — (Continued)
December 31, 2008
NOTE 6 — CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH AFFILIATES — (Continued)
     The following is a summary of fees and costs of services and materials charged by the General Partner or its affiliates (in thousands):

Period Ended
December 31,
2008
Acquisition fees	$180
Management fees	196
Administrative expenses	145
Organization and offering expense allowance	1,172
Underwriting fees	3,950
     Included in management fees and administrative expenses above is the Fund’s share of management fees and administrative expenses related to its 49% interest in LEAF Funding, LLC, which were $153,000 and $75,000, respectively.
     Due to affiliates includes amounts due to the General Partner related to acquiring and managing portfolios of equipment from its General Partner, management fees and reimbursed expenses.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
     The Fund is party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Fund’s financial condition or operations.
NOTE 8 — SUBSEQUENT EVENTS (UNAUDITED)
     The following transactions occurred after December 31, 2008:
     The Fund entered into a Loan and Security Agreement, dated as of February 9, 2009, with Wells Fargo Foothill, LLC. The loan agreement provides the Fund with a revolving line of credit with an aggregate borrowing limit of $75 million until the maturity date, February 9, 2012. The collateral for the loan is specific lease receivables and related equipment. The Fund will enter into interest rate swap agreements to fix the interest rate at the time of each borrowing. Interest and principal will be due monthly as payments are received on the lease receivables collateralizing the borrowing. An event of default such as non-payment of amounts when due under the loan agreement or a breach of financial covenants may accelerate the maturity date of the loan agreement.
     In March 2009, the Fund entered into a joint venture agreement with LEAF III (“LEAF Funds JV2”). The Fund invested approximately $9.8 million for a 98% interest in LEAF Funds JV2. LEAF Funds JV2 invested $10.0 million in an entity sponsored by LEAF Financial. As of March 31, 2009, this entity owned approximately $200 million of leases and loans and has approximately $170 million of debt outstanding on its revolving $250 million line of credit, and will be consolidated by the Fund effective March 1, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Member
LEAF Asset Management, LLC
We have audited the accompanying balance sheets of LEAF Asset Management, LLC (a Delaware Corporation and wholly owned subsidiary of Resource America, Inc.) as of September 30, 2008 and 2007 and the related statements of operations, member’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Asset Management, LLC (a Delaware Corporation) as of September 30, 2008 and 2007 and the related results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
May 11, 2009

LEAF Asset Management, LLC
Balance Sheets
September 30,
(in thousands)

	2008	2007
ASSETS
Cash	$74	$40
Due from sponsored affiliates	7,151	320
Due from affiliates	3,911	1,472
Investment in sponsored affiliate	796	992

	$11,932	$2,824

LIABILITIES AND MEMBER’S EQUITY
LIABILITIES
Other liabilities	$218	$14

MEMBER’S EQUITY
Member’s capital	1,000	1,000
Retained earnings	10,846	1,810
Accumulated other comprehensive loss	(132)	—

Total Member’s Equity	11,714	2,810

	$11,932	$2,824

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
Statements of Operations
For the years ended September 30,
(in thousands)

	2008	2007

Revenues:
Management fees	$7,408	$877
Organization and offering fees	1,785	912
Equity losses on investments in sponsored affiliates	(157)	(13)
Other income	1	36

	9,037	1,812

Expenses:
General and administrative expenses	1	5

Net income	$9,036	$1,807

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
Statements of Member’s Equity
For the years ended September 30,
(in thousands)

			Accumulated
			Other
	Member’s	Retained	Comprehensive		Comprehensive
	Capital	Earnings	Loss	Total	Income (Loss)
Balance at October 1, 2006	$1,000	$3	$—	$1,003
Net income	—	1,807	—	1,807

Balance at September 30, 2007	1,000	1,810	—	2,810
Net income	—	9,036	—	9,036	$9,036
Other comprehensive loss	—	—	(132)	(132)	(132)

Balance at September 30, 2008	$1,000	$10,846	$(132)	$11,714	$8,904

The accompanying notes are an integral part of this financial statement.

LEAF Asset Management, LLC
Statements of Cash Flows
For the years ended September 30,
(in thousands)

	2008	2007

Cash flows from operating activities:
Net income	$9,036	$1,807
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity losses on investments in sponsored affiliates	157	13
Increase in due from sponsored affiliates	(6,831)	(320)
Increase in due from affiliates	(2,439)	(1,378)
Decrease in accrued expenses	—	(97)

Net cash (used in) provided by operating activities	(77)	25

Cash flows from investing activities:
Investment in sponsored affiliates	(1)	(1,000)
Distributions from sponsored affiliates	112	11

Net cash provided by (used in) investing activities	111	(989)

Increase (decrease) in cash	34	(964)
Cash, beginning of year	40	1,004

Cash, end of year	$74	$40

The accompanying notes are an integral part of these financial statements.

LEAF Asset Management, LLC
Notes to Financial Statements
September 30, 2008
NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS
     LEAF Asset Management, LLC (the “Company”) is a Delaware Corporation and a wholly owned subsidiary of Resource America, Inc. (“RAI”). RAI is a publicly-traded company (NASDAQ: REXI) operating in financial fund management, commercial finance and real estate segments. As a result, the financial position, results of operations and cash flows presented herein may not be indicative of the financial position, results of operations and cash flows that may have occurred if the Company was not an indirect wholly-owned subsidiary of RAI.
     The Company was formed to act as the general partner of equipment finance limited partnerships, sponsored by LEAF Financial Corporation, a majority owned subsidiary of RAI. The Company’s investment entities include:
•	LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), which commenced operations in March 2007, raised $120.0 million. The Company owns a 1.0% general partnership interest and a 1.0% limited partnership interest in LEAF III.

•	LEAF Equipment Finance Fund 4, L.P. (“LEAF 4”), which commenced operations in September 2008. Fund 4 is in its offering stage and is authorized to raise gross offering proceeds of up to $200.0 million. The Company contributed $1,000 in exchange for a 1% general partnership interest.
     LEAF III and LEAF 4 are hereinafter referred to collectively as the “Sponsored Affiliates”.
     The Sponsored Affiliates acquire leases and secured loans from LEAF Financial Corporation and its subsidiaries, affiliates of the Company. The primary objective of the Sponsored Affiliates is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases and secured loans in order to generate regular cash distributions to the limited partners over the life of the Sponsored Affiliates.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Investments in Sponsored Affiliates
     The Company accounts for its investments in the Sponsored Affiliates under the equity method in accordance with Accounting Principles Board (“APB”) Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock,” since the Company has the ability to exercise significant influence over the operating and financial decisions of these entities. The Company’s general and limited partner interests in these partnerships range from approximately 1% to 5%. These entities are not consolidated in the accompanying financial statements since the Company has less than a 50% ownership interest in them and the limited partners have the ability to remove the Company as the general partner.

LEAF Asset Management, LLC
Notes to Financial Statements
September 30, 2008
(Continued)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Investments in Sponsored Affiliates — Continued
     Summarized data for LEAF III is presented below (unaudited, in thousands):

	September 30.
	2008	2007
Assets	$759,214	$328,479

Liabilities	$683,566	$287,046
Partners’ capital	75,648	41,433

Total Liabilities and Partners’ Capital	$759,214	$328,479

	Years Ended September 30,
	2008	2007
Revenues	$62,886	$7,432
Expenses	74,579	7,922

	(11,693)	(490)
Equity in earnings of affiliate	1,812	—

Net loss	$(9,881)	$(490)

     Summarized data for LEAF 4 is presented below (unaudited, in thousands):

September 30, 2008
Assets	$12,505

Liabilities	$1,409
Partners’ capital	11,096

Total Liabilities and Partners’ Capital	$12,505

Year Ended
September 30,
2008
Revenues	$3
Expenses	1

Net income	$2

LEAF Asset Management, LLC
Notes to Financial Statements
September 30, 2008
(Continued)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Reclassifications
     Certain reclassifications have been made to the fiscal 2007 Combined Financial Statements to conform to the fiscal 2008 presentation. Certain balances included in Investments in Sponsored Affiliates have negative carrying values and were reclassified to the liability section of the Balance Sheets. This reclassification had no impact on net income.
Concentration of Credit Risk
     Financial instruments which potentially subject the Company to concentrations of credit risk consist of excess cash. The Company deposits its excess cash in high-quality short-term money market instruments with high-quality financial institutions. At September 30, 2008, the Company had deposits of $74,000 in one financial institution, all of which was covered by the $250,000 insurance limit of the Federal Deposit Insurance Company (“FDIC”). No losses have been experienced on such deposits.
     For the years ended September 30, 2008 and 2007, LEAF III accounted for 98% and 100% of the Company’s revenue, respectively.
Revenue Recognition
     The Company records management fees to service leases and loans at the time the service is performed. The Company receives servicing fees ranging from 2% to 4% of gross rental payments received.
Comprehensive Income (Loss)
     Comprehensive income (loss) includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes, other than net income are referred to as “other comprehensive income (loss).” Other comprehensive loss includes the company’s share of unrealized gains (loss) on hedging contracts held by the Sponsored Affiliates that the Company accounts for under the equity method.
Income Taxes
     Because the Company is a single member limited liability company and a disregarded entity for tax purposes, Federal and state income tax laws provide that the income or losses of the Company are reportable by the Member on its corporate tax returns. Accordingly, no such provision has been made to the accompanying financial statements. If the Company were to compute income tax expense on a separate return basis, the Company would have a tax provision of $3.2 million and $632,000 for the years ended September 30, 2008 and 2007, respectively, and would have no deferred tax assets and liabilities.
NOTE 3 — CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     The Company or its affiliates receive fees to manage the Sponsored Affiliates’ operations.
     The Company received an organization and offering (“O&O”) allowance of 3% on offering proceeds raised in LEAF III. In LEAF 4, the O&O allowance varies depending on the level of offering proceeds raised. The fee is 3% on the first $50 million, then 2.5% on the next $50 million, and 1.5% on the last $100 million of proceeds raised.

LEAF Asset Management, LLC
Notes to Financial Statements
September 30, 2008
(Continued)
NOTE 3 — CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS — Continued
     Chadwick Securities, Inc. (“Chadwick”), a wholly owned subsidiary of RAI, receives a fee of up to 0.5% of the proceeds of each unit sold by them to use for the selling dealers’ bona fide accountable due diligence expenses. These charges will be recorded by the Sponsored Affiliates as offering costs related to the sale of limited partnership units on the statements of changes in partners’ capital in the Sponsored Affiliates’ financial statements.
     Chadwick receives an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the Fund’s units in the offering. Chadwick also receives sales commissions of 7% of the proceeds of each unit that Chadwick sells.
     The Company or its affiliates will receive a fee for assisting the Sponsored Affiliates in acquiring equipment for lease and portfolios of equipment subject to existing equipment leases and secured loans equal to 2% of the Fund’s purchase price.
     The Company receives a subordinated annual management fee equal to 4% of gross rental payments for operating leases, as defined in the Sponsored Affiliates’ partnership agreements, or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment.
     During the Sponsored Affiliates’ five-year investment periods, the management fee will be subordinated to the payment to the Sponsored Affiliates’ limited partners of a cumulative annual distribution of 8.5% of their capital contributions, as adjusted by distributions deemed to be a return of capital.
     The Company or its affiliates receive a subordinated commission equal to one-half of a competitive commission, up to a specified maximum percent of the contract sales price, for arranging the sale of the Sponsored Affiliates’ equipment after the expiration of a lease. The specified maximum percent is 3% and 2% for LEAF III and LEAF 4, respectively. This commission is subordinated to the payment to the limited partners of a cumulative 8.5% annual return on their capital contributions, as adjusted by distributions deemed to be return of capital.
     The Company or its affiliates are reimbursed by the Sponsored Affiliates for certain costs of services and materials used by or for the Sponsored Affiliates except those items covered by the above-mentioned fees.
     The Company or its affiliates receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Sponsored Affiliates receive rental payments from re-lease. The Sponsored Affiliates will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates
     Certain individuals employed by RAI and its subsidiaries perform management and administrative services for the Company. LEAF Financial Corporation leases office space that is utilized by the Company. No allocation of salary and benefits or rent expense has been charged to the Company since its formation.
     Due from Sponsored Affiliates represents amounts due to the Company related to selling and servicing portfolios of equipment, management fees and reimbursed expenses.
     Due from affiliates represents amounts paid to LEAF Financial Corporation.
     Investment in Sponsored Affiliate of $796,000 and $992,000 at September 30, 2008 and 2007, respectively, represent the Company’s limited partner interest in LEAF III.

LEAF Asset Management, LLC
Notes to Financial Statements
September 30, 2008
(Continued)
NOTE 3 — CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS — Continued
     Included in Other liabilities is $218,000 and $14,000 as of September 30, 2008 and 2007, respectively, representing the Company’s general partner interest in the Sponsored Affiliates.

APPENDIX SB
Prior Performance Tables
The following Tables I, II, III and IV, which are unaudited, update and replace the tables of Appendix B to the prospectus with respect to Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”) and LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”) as of December 31, 2008. LEAF I and LEAF II are previous public equipment leasing programs sponsored by LEAF Financial, an affiliate of our general partner, which also serves as the general partner of LEAF I and LEAF II. Our general partner, LEAF Asset Management, LLC, an affiliate of LEAF Financial, also serves as the general partner of LEAF III, a previous public equipment leasing program sponsored by our general partner. Buying a unit in us will not give you any ownership interest in LEAF I, LEAF II or LEAF III, and you should not assume that you will experience investment results or returns, if any, comparable to those of investors in LEAF I, LEAF II and LEAF III. During the third and fourth quarters of the year ended December 31, 2007, LEAF I and LEAF II recorded adjustments to the valuation of certain leases. The Fund has determined that these adjustments are not material to those periods, as they had no impact on cash available for distribution to investors, a metric that management believes to be important to the Fund’s investors. Accordingly, the Fund has recorded these adjustments in the three month period ended March 31, 2008. The effect of these adjustments is described in note 4 to Table III for LEAF I and LEAF II.
TABLE I
The following table sets forth certain information, as of December 31, 2008, concerning the experience of LEAF Financial, an affiliate of our general partner and the general partner of LEAF I and LEAF II, and our general partner, which also serves as the general partner of LEAF III, in raising and investing limited partners’ funds in previous public equipment leasing programs. Dollar amounts are shown in thousands.

	LEAF I		LEAF II		LEAF III
Date offering closed	08/15/04		10/13/06		4/24/08
Dollar amount offered	$50,000	100%	$60,000	100%	$120,000	100%

Dollar amount raised	$17,061	100%	$59,864	100%	$119,620	100%
Less: Offering expenses
Sales commissions	$1,285	7.53%	$4,067	6.79%	$8,205	6.86%
Underwriting fees	$321	1.88%	$1,764	2.95%	$3,503	2.93%
Organization and offering expenses paid to general partner or its affiliates	$512	3.00%	$2,095	3.50%	$3,591	3.00%
Reserves	$299	1.75%	$519	0.87%	$1,043	0.87%

Offering proceeds available for investment	$14,645	85.84%	$51,418	85.89%	$103,278	86.34%

Debt proceeds	$91,057		$254,744		$644,223
Total equipment acquired	$291,536		$626,546		$1,107,897
Acquisition fees paid to general partner	$5,407		$7,971		$21,720

Equipment acquisition fees paid to general partner as a percentage of:
Dollar amount raised	31.69%		13.32%		18.16%
Total equipment acquired	1.85%		1.27%		1.96%
Percent invested	85.84%		85.89%		86.34%
Percent leverage	84.22%		80.97%		84.34%
Date offering commenced	8/15/02		12/22/04		2/7/07
Maximum offering period (in months)	24		24		24
Actual offering period (in months)	24		22		14
Months to invest 90% of amount available for investment	14		15		4
Past performance is not necessarily indicative of future performance.

TABLE II
Compensation to the General Partner and Affiliates
Except as otherwise noted below, the following table sets forth certain information, as of December 31, 2008, concerning the compensation derived by LEAF Financial, an affiliate of our general partner and the general partner of LEAF I and LEAF II, and our general partner, which also serves as the general partner of LEAF III, from previous public equipment leasing programs. All amounts presented are cumulative from the beginning of the offering of each program to December 31, 2008. Dollar amounts are shown in thousands.

	LEAF I	LEAF II	LEAF III
Date offering commenced	8/15/02	12/22/04	2/7/07
Date offering closed	8/15/04	10/13/06	4/24/08
Dollar amount raised	$17,061	$59,864	$119,621

The following information is as of December 31, 2008
Amounts paid to general partner and its affiliates from offering proceeds:
Underwriting commissions	$321	$1,764	$3,503

Organization and offering expense reimbursements	$512	$2,095	$3,591

Acquisition fees	$5,407	$7,971	$21,720

Dollar amount of cash generated from operations before deducting payments/accruals to general partner and affiliates	$17,165	$42,046	$47,037

Amounts paid or accrued to general partner and its affiliates from operations:
Acquisition fees	$5,407	$7,971	$21,720

Management fees	$4,870	$9,256	$10,356

Administrative expense reimbursements	$3,778	$5,338	$7,762

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]
Past performance is not necessarily indicative of future performance.

TABLE III
Operating Results of Prior Public Programs — LEAF I
The following table summarizes the operating results of Lease Equity Appreciation Fund I, L.P., which was sponsored by LEAF Financial, an affiliate of our general partner, and LEAF Asset Management, Inc., a former subsidiary of LEAF Financial that was merged into LEAF Financial in 2004. The program’s records are maintained in accordance with Generally Accepted Accounting Principles (“GAAP”) for financial statement purposes. No results are shown for 2002, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in March 2003. Dollar amounts are shown in thousands except per unit data.

	2008	2007	2006	2005	2004	2003
Revenues
Net gain (loss) on sales or remarketing of equipment (4)	$1,395	$1,076	$543	$126	$61	$(10)
Gross revenue (4)	10,659	8,392	7,870	7,578	3,476	983

Less:
Interest expense	(5,625)	(5,025)	(4,550)	(4,344)	(1,874)	(321)
Depreciation expense	(352)	(322)	(617)	(821)	(343)	(168)
Management fees — general partner	(1,309)	(1,200)	(1,064)	(840)	(384)	(73)
Administrative expense reimbursement — general partner	(1,102)	(479)	(565)	(555)	(482)	(595)
General and administrative	(1,359)	(1,411)	(520)	(476)	(309)	(207)
Provision for bad debts (2)(4)	(2,939)	(1,282)	(910)	(1,352)	(395)	(5)

Net (loss) income — GAAP	(632)	(251)	187	(684)	(250)	(396)

Net (loss) income — GAAP — allocable to limited partners	(626)	(249)	186	(677)	(247)	(392)

Taxable (loss) income from operations (1)(3)	(1,783)	(382)	321	(1,218)	(2,163)	(203)

Cash provided by (used in) operating activities	5,174	1,832	3,226	526	2,146	(161)
Cash provided by (used in) investing activities	1,878	(12,999)	(6,377)	(29,051)	(30,867)	(24,713)
Cash (used in) provided by financing activities	(5,613)	8,976	5,630	30,808	30,979	26,383

Cash generated from (used by) operations, sales, and refinancing	1,439	(2,191)	2,479	2,283	2,258	1,509
Less:
Cash distributions to investors from operations, sales and refinancing	1,720	1,518	1,374	1,374	968	475
Cash distributions to general partner from operations, sales and refinancing	17	16	14	14	10	5

Cash generated from (used by) operations, sales and refinancing after cash distributions	(298)	(3,725)	1,091	895	1,280	1,029

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable (loss) income from operations (1)(3)	(104)	(22)	19	(71)	(158)	(33)
Cash distributions to investors	100	88	80	80	71	78
Source (on GAAP basis)
Return of capital	100	88	80	80	71	78
Source (on cash basis)
Operations	100	88	80	80	71	78
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—
Other	—	—	—	—	—	—
Weighted average number of limited partnership ($100) units outstanding	171,746	171,746	171,746	171,746	137,000	61,149

(1)	The difference between Net income — GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF I’s partnership agreement.

(2)	The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
Past performance is not necessarily indicative of future performance.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.

(4)	During the third and fourth quarters of the year ended December 31, 2007, the Fund recorded adjustments to the valuation of certain leases which had an impact of increasing the reported gains on sale of equipment of $102,000 in the third quarter and reducing the provision of credit losses of $46,000 in the fourth quarter, as well as reducing interest on equipment financings of $10,000 and $15,000 for the third and fourth quarters, respectively. The Fund has determined that these adjustments are not material to those periods as they had no impact on cash available for distribution to investors, a metric that management believes to be important to the Fund’s investors. Accordingly, the Fund has recorded these adjustments in the March 31, 2008 financial statements. The effect of these adjustments for the quarter ended March 31, 2008, which the Fund also determined to not be material to this period, was to reduce net income by $123,000 by increasing the provision for credit losses by $46,000, reducing gain on sale of equipment by $102,000 and increasing interest on equipment financings by $25,000.
TABLE III (Continued)
Operating Results of Prior Public Programs — LEAF II
The following table summarizes the operating results of Lease Equity Appreciation Fund II, L.P., which was sponsored by LEAF Financial, an affiliate of our general partner. The program’s records are maintained in accordance with GAAP. No results are shown for 2004, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in April 2005. Dollar amounts are shown in thousands except per unit data.

	2008	2007	2006	2005
Revenues
Net gain (loss) on sales or remarketing of equipment (4)	$1,730	$1,806	$458	$(5)
Gross revenue (4)	33,050	33,058	14,430	1,198

Less:
Interest expense	(17,872)	(18,545)	(7,256)	(584)
Depreciation expense	(3,712)	(4,794)	(3,133)	(247)
Management fees — general partner	(3,844)	(3,680)	(1,592)	(140)
Administrative expense reimbursement — general partner	(2,626)	(1,501)	(871)	(340)
General and administrative	(2,998)	(2,385)	(875)	(191)
Provision for bad debts (2)(4)	(11,128)	(5,847)	(1,029)	(130)

Net (loss) income — GAAP	(7,400)	(1,888)	132	(439)

Net (loss) income — GAAP — allocable to limited partners	(7,326)	(1,869)	130	(434)

Taxable (loss) income from operations (1)(3)	(10,579)	(4,392)	(3,250)	(438)

Cash provided by operating activities	15,396	9,813	3,656	194
Cash provided by (used in) investing activities	59,688	(29,157)	(106,543)	(42,349)
Cash (used in) provided by financing activities	(70,368)	10,236	118,688	43,520

Cash generated from (used by) operations, sales, and refinancing	4,716	(9,108)	15,801	1,365
Less:
Cash distributions to investors from operations, sales and refinancing	4,778	4,795	2,598	329
Cash distributions to general partner from operations, sales and refinancing	48	48	26	3

Cash (used by) generated from operations, sales and refinancing after cash distributions	(110)	(13,951)	13,177	1,033

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable loss from operations (1)(3)	(178)	(73)	(88)	(86)
Cash distributions to investors	80	80	70	64
Source (on GAAP basis)
Return of capital	80	80	70	64
Source (on cash basis)
Operations	80	80	70	64
Sales	—	—	—	—
Refinancing	—	—	—	—
Other	—	—	—	—
Weighted average number of limited partnership ($100) units outstanding	595,623	599,095	370,349	51,053

(1)	The difference between Net income — GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts
Past performance is not necessarily indicative of future performance.

under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF II’s partnership agreement.

(2)	The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable income is not calculated on an interim basis, only at the end of a year.

(4)	During the third and fourth quarters of the year ended December 31, 2007, the Fund recorded adjustments to the valuation of certain leases which had an impact of increasing the reported gains on sale of equipment of $179,000 in the third quarter and reducing the provision of credit losses of $57,000 in the fourth quarter, as well as reducing interest on equipment financings of $20,000 and $30,000 for the third and fourth quarters, respectively. The Fund has determined that these adjustments are not material to those periods as they had no impact on cash available for distribution to investors, a metric that management believes to be important to the Fund’s investors. Accordingly, the Fund has recorded these adjustments in the March 31, 2008 financial statements. The effect of these adjustments for the quarter ended March 31, 2008, which the Fund also determined to not be material to this period, was to reduce net income by $186,000 by increasing the provision for credit losses by $57,000, reducing gain on sale of equipment by $179,000 and increasing interest on equipment financings by $50,000.
TABLE III (Continued)
Operating Results of Prior Public Programs — LEAF III
The following table summarizes the operating results of LEAF Equipment Leasing Income Fund III, L.P., which was sponsored by our general partner. The program’s records are maintained in accordance with GAAP for financial statement purposes. Dollar amounts are shown in thousands except per unit data.

	2008	2007
Revenues
Net gain on sales or remarketing of equipment	$4,394	$643
Gross revenue	69,694	15,173

Less:
Interest expense	(44,943)	(10,949)
Depreciation expense	(2,484)	(646)
Management fees — general partner	(8,364)	(1,992)
Administrative expense reimbursement — general partner	(7,019)	(743)
General and administrative	(3,804)	(426)
Provision for bad debts (2)	(26,054)	(1,428)
Unrealized loss on derivative hedging activities	(1,486)	—
Equity in earnings of affiliate	1,812	—
Minority interest	600	—

Net loss — GAAP	(17,654)	(368)

Net loss — GAAP — allocable to limited partners	(17,477)	(364)

Taxable loss from operations (1)(3)	(19,683)	(1,481)

Cash provided by operating activities	7,172	7,808
Cash provided by (used in) investing activities	126,563	(501,135)
Cash (used in) provided by financing activities	(126,877)	501,213

Cash generated from operations, sales, and refinancing	6,858	7,886
Less:
Cash distributions to investors from operations, sales and refinancing	9,113	2,281
Cash distributions to general partner from operations, sales and refinancing	92	23

Cash (used by) generated from operations, sales and refinancing after cash distributions	(2,347)	5,582

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable loss from operations (1)(3)	(177)	(39)
Cash distributions to investors	82	59
Source (on GAAP basis)
Return of capital	82	59
Source (on cash basis)
Operations	82	59
Sales	—	—
Refinancing	—	—
Other	$—	$—
Weighted average number of limited partnership ($100) units outstanding	1,114,102	384,672
Past performance is not necessarily indicative of future performance.

(1)	The difference between Net loss — GAAP and Taxable loss from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on direct finance leases under GAAP that generally are similar to full payout leases as defined under LEAF III’s partnership agreement.

(2)	The program records a provision for bad debts to provide for estimated credit losses in its portfolio. This policy is based on an analysis of the aging of the program’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)	Taxable loss is not calculated on an interim basis, only at the end of a year.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]
Past performance is not necessarily indicative of future performance.

TABLE IV
The following tables are a summary as of December 31, 2008, of equipment sales and dispositions made by Lease Equity Appreciation Fund I, L.P. (“LEAF I”), Lease Equity Appreciation Fund II, L.P. (“LEAF II”) and LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”), previous affiliated equipment leasing and finance programs (dollars in thousands).
HISTORICAL DISPOSITION OF PROPERTIES — LEAF I

					GAIN (LOSS)
					AS A
					PERCENT OF
	EQUIPMENT	NET BOOK	SALE	GAAP GAIN	EQUIPMENT
TYPE OF EQUIPMENT	COST	VALUE	PROCEEDS	(LOSS)	COST

Analyzers	1	1	—	(1)	-100.0%
ATM Machines	79	39	48	9	11.4%
Audio/Visual Equipment	333	310	354	44	13.2%
Auto Body/Spray Booths	87	71	103	32	36.8%
Automotive	3,989	2,650	2,846	196	4.9%
Broadcasting Equipment	135	105	109	4	3.0%
Building Systems	540	181	202	21	3.9%
Chiropractic Equipment	134	102	145	43	32.1%
Clinical Lab Equipment	814	376	421	45	5.5%
Commercial Refrigeration Equipment	246	114	131	17	6.9%
Compressor Equipment	17	6	6	—	0.0%
Computer Systems	4,957	908	1,329	421	8.5%
Construction Equipment	579	359	439	80	13.8%
Containers	15	15	16	1	6.7%
Copiers	664	283	300	17	2.6%
Dental Equipment	946	741	814	73	7.7%
Desktops	3,177	306	382	76	2.4%
Dry-Clean Machines	1,993	470	528	58	2.9%
Energy Management Sys/Lighting	1	—	—	—	0.0%
Excavation/Load	(48)	(63)	—	63	-131.3%
Farm Machines	234	192	201	9	3.8%
Faxes	6	—	—	—	0.0%
Fork Lift/Material HDLG	436	311	329	18	4.1%
Furniture	3,004	1,714	1,888	174	5.8%
Global Positioning System	195	57	58	1	0.5%
Heavy Gen Purpose Trucks	110	(32)	—	32	29.1%
HVAC Equipment	694	136	158	22	3.2%
Imaging Systems	121	12	24	12	9.9%
Irrigation Equipment	40	11	11	—	0.0%
Laptops	84	50	64	14	16.7%
Lasers	2,147	788	826	38	1.8%
Laundry Equipment	1,374	692	769	77	5.6%
Lawn Care Equipment	23	—	—	—	0.0%
Machine Tools	3,107	1,127	1,188	61	2.0%
Mailing Machines	378	151	210	59	15.6%
Medical Equipment	5,268	2,892	3,148	256	4.9%
Monitors	146	63	69	6	4.1%
MRI	821	775	822	47	5.7%
Past performance is not necessarily indicative of future performance.

HISTORICAL DISPOSITION OF PROPERTIES — LEAF I (Continued)

					GAIN (LOSS)
					AS A
					PERCENT OF
	EQUIPMENT	NET BOOK	SALE	GAAP GAIN	EQUIPMENT
TYPE OF EQUIPMENT	COST	VALUE	PROCEEDS	(LOSS)	COST

Other	813	645	862	217	26.7%
Other Agricultural Equipment	1,995	203	240	37	1.9%
Other Communications	9	7	4	(3)	-33.3%
Other Computer Equipment	287	198	298	100	34.8%
Other Industrial Equipment	6,362	2,262	2,574	312	4.9%
Other Office Equipment	1,339	399	449	50	3.7%
Other Restaurant Equipment	33	32	62	30	90.9%
Other Trucks	(12)	(54)	—	54	-450.0%
Packaging/labeling	74	31	40	9	12.2%
Peripherals, Other	152	69	73	4	2.6%
Photographic Develop Equipment	2,143	456	451	(5)	-0.2%
Pos Systems	106	69	74	5	4.7%
Printers	145	44	57	13	9.0%
Radiology Equipment (X-ray)	2,421	1,680	1,695	15	0.6%
Rehab/Physic/Therapy/Fitness	76	56	58	2	2.6%
Restaurant Equipment	2,422	733	852	119	4.9%
Routers, Hubs	494	40	32	(8)	-1.6%
Scales	1	—	—	—	0.0%
Security Systems	24	6	5	(1)	-4.2%
Servers	586	108	131	23	3.9%
Signs	13	11	12	1	7.7%
Software	4,871	812	897	85	1.7%
Surveillance Camera/Monitor	744	344	432	88	11.8%
Telecommunications	948	64	52	(12)	-1.3%
Telephone System	671	188	208	20	3.0%
Ultrasound	227	87	96	9	4.0%
Water Purification System	93	96	98	2	2.2%

	$63,884	$24,499	$27,690	$3,191

Past performance is not necessarily indicative of future performance.

HISTORICAL DISPOSITION OF PROPERTIES — LEAF II

					GAIN (LOSS)
					AS A
					PERCENT OF
	EQUIPMENT	NET BOOK	SALE	GAAP GAIN	EQUIPMENT
TYPE OF EQUIPMENT	COST	VALUE	PROCEEDS	(LOSS)	COST

Analyzers	$20	$—	$—	$—	0.0%
ATM Machines	122	9	11	2	1.6%
Audio/Visual Equipment	1,086	718	767	49	4.5%
Auto Body/Spray Booths	167	37	40	3	1.8%
Automotive	5,521	3,546	3,952	406	7.4%
Broadcasting Equipment	134	(2)	2	4	3.0%
Building Systems	1,022	628	501	(127)	-12.4%
Chiropractic Equipment	124	124	129	5	4.0%
Clinical Lab Equipment	113	30	29	(1)	-0.9%
Commercial Refrigeration Equipment	197	134	162	28	14.2%
Compressor Equipment	244	7	3	(4)	-1.6%
Computer Systems	7,977	1,456	1,692	236	3.0%
Construction Equipment	1,317	963	1,117	154	11.7%
Containers	(253)	(276)	8	284	-112.3%
Copiers	1,628	862	828	(34)	-2.1%
CT Scan	470	64	106	42	8.9%
Dental Equipment	2,918	2,383	2,670	287	9.8%
Desktops	1,494	532	684	152	10.2%
Dry Van Trailer	38	(3)	—	3	7.9%
Dry-Clean Machines	2,745	1,161	1,181	20	0.7%
Energy Management Systems/Lighting	107	33	34	1	0.9%
Excavation/Load	40	34	41	7	17.5%
Farm Machines	822	574	603	29	3.5%
Faxes	(1)	(3)	2	5	-500.0%
Fork Lift/Material HDLG	239	16	40	24	10.0%
Furniture	3,206	992	1,167	175	5.5%
Global Positioning Systems	303	113	122	9	3.0%
Heavy Gen Purpose Trucks	220	118	136	18	8.2%
HVAC Equipment	627	292	344	52	8.3%
Imaging Systems	104	32	36	4	3.8%
Laptops	1,117	392	509	117	10.5%
Lasers	3,526	1,600	1,718	118	3.3%
Laundry Equipment	1,978	542	610	68	3.4%
Lawn Care Equipment	220	129	136	7	3.2%
Machine Tools	2,837	1,409	1,575	166	5.9%
Mailing Machines	752	279	285	6	0.8%
Medical Equipment	6,260	3,986	4,233	247	3.9%
MFTR Robotic Equipment	84	85	96	11	13.1%
Monitors	3	(7)	—	7	233.3%
MRI	1,183	1,131	1,221	90	7.6%
Other	8,281	8,521	8,661	140	1.7%
Other Agricultural Equipment	336	307	324	17	5.1%
Past performance is not necessarily indicative of future performance.

HISTORICAL DISPOSITION OF PROPERTIES — LEAF II (Continued)

					GAIN (LOSS)
					AS A
					PERCENT OF
	EQUIPMENT	NET BOOK	SALE	GAAP GAIN	EQUIPMENT
TYPE OF EQUIPMENT	COST	VALUE	PROCEEDS	(LOSS)	COST

Other Building Equipment	66	48	55	7	10.6%
Other Communications	39	19	20	1	2.6%
Other Computer Equipment	359	165	196	31	8.6%
Other Garment Care	341	253	266	13	3.8%
Other Industrial Equipment	18,466	14,189	14,876	687	3.7%
Other Medical Equipment	1,233	879	946	67	5.4%
Other Office Equipment	1,028	547	557	10	1.0%
Other Restaurant Equipment	60	60	69	9	15.0%
Other Trucks	514	393	512	119	23.2%
Packaging/labeling	353	127	112	(15)	-4.2%
Peripherals, Other	89	35	37	2	2.2%
Photographic Develop Eq	5,799	3,031	2,542	(489)	-8.4%
Pos Systems	827	360	390	30	3.6%
Printers	1,209	273	334	61	5.0%
Radiology Equipment (X-ray)	387	236	263	27	7.0%
Rehab/Physic/Therapy/Fitness	1,852	1,458	1,497	39	2.1%
Restaurant Equipment	1,971	1,233	1,341	108	5.5%
Routers, Hubs	40	1	5	4	10.0%
Scales	29	11	11	—	0.0%
Security Systems	395	80	72	(8)	-2.0%
Servers	1,986	246	414	168	8.5%
Software	6,114	1,774	1,907	133	2.2%
Surveillance Camera/Monitor	126	(14)	—	14	11.1%
Telephone Systems	2,517	978	1,067	89	3.5%
Ultrasound	805	341	380	39	4.8%
Water Purification Systems	171	171	187	16	9.4%

	$106,104	$59,842	$63,831	$3,989	3.8%

Past performance is not necessarily indicative of future performance.

HISTORICAL DISPOSITION OF PROPERTIES — LEAF III

					GAIN (LOSS)
					AS A
					PERCENT OF
	EQUIPMENT	NET BOOK	SALE	GAAP GAIN	EQUIPMENT
TYPE OF EQUIPMENT	COST	VALUE	PROCEEDS	(LOSS)	COST

Analyzers	107	105	117	12	11.2%
Audio/Visual Equipment	130	121	128	7	5.4%
Auto Body/Spray Booths	75	73	74	1	1.3%
Automotive	7,727	7,471	7,578	107	1.4%
Boilers/Compactors	52	48	50	2	3.8%
Broadcasting Equipment	(2)	(4)	—	4	-200.0%
Building Systems	154	152	160	8	5.2%
Clinical Lab Equipment	446	397	411	14	3.1%
Commercial Refrigeration Equipment	(1)	62	66	4	-400.0%
Compressor Equipment	4	(1)	—	1	25.0%
Computer Systems	255	257	259	2	0.8%
Construction Equipment	886	839	877	38	4.3%
Containers	547	469	514	45	8.2%
Copiers	1,980	1,916	2,046	130	6.6%
Dental Equipment	70	69	70	1	1.4%
Desktops	649	583	662	79	12.2%
Dry Van Trailer	92	56	62	6	6.5%
Dry-Clean Machines	223	220	268	48	21.5%
Energy Management System	19	20	22	2	10.5%
Excavation/Load	1,662	1,567	1,685	118	7.1%
Farm Building (Equipment& Machinery)	19	14	15	1	5.3%
Farm Machines	346	335	385	50	14.5%
Faxes	75	73	81	8	10.7%
Fork Lift/Material HDLG	343	316	354	38	11.1%
Furniture	772	671	732	61	7.9%
Global Positioning Systems	9	9	10	1	11.1%
Heavy Gen Purpose Trucks	420	365	399	34	8.1%
HVAC Equipment	413	393	409	16	3.9%
Imaging Systems	157	154	185	31	19.7%
Laptops	25	22	23	1	4.0%
Laundry Equipment	59	59	54	(5)	-8.5%
Lawn Care Equipment	2	2	2	—	0.0%
Light General Purpose Truck	206	187	200	13	6.3%
Machine Tools	2,654	2,427	2,600	173	6.5%
Mailing Machines	320	303	320	17	5.3%
Medical Equipment	1,879	1,863	1,921	58	3.1%
MFTR Robotic Equipment	10	10	—	(10)	-100.0%
Other	239	(2,121)	150	2,271	950.2%
Other Agricultural Equipment	262	255	276	21	8.0%
Other Communications	65	61	73	12	18.5%
Other Computer Equipment	426	425	432	7	1.6%
Past performance is not necessarily indicative of future performance.

HISTORICAL DISPOSITION OF PROPERTIES — LEAF III (Continued)

					GAIN (LOSS)
					AS A
					PERCENT OF
	EQUIPMENT	NET BOOK	SALE	GAAP GAIN	EQUIPMENT
TYPE OF EQUIPMENT	COST	VALUE	PROCEEDS	(LOSS)	COST

Other Industrial Equipment	7,668	7,494	8,029	535	7.0%
Other Office Equipment	247	248	270	22	8.9%
Other Restaurant Equipment	138	296	299	3	2.2%
Other Trucks	4,173	3,968	4,228	260	6.2%
Packaging/labeling	58	40	43	3	5.2%
Pos Systems	108	42	42	—	0.0%
Printers	734	703	762	59	8.0%
Radiology Equipment (X-ray)	173	173	192	19	11.0%
Rehab/Physic/Therapy/Fitness	791	759	813	54	6.8%
Restaurant Equipment	3,151	3,276	3,553	277	8.8%
Security Systems	148	85	118	33	22.3%
Servers	19	19	19	—	0.0%
Signs	55	52	58	6	10.9%
Software	542	536	611	75	13.8%
Telephone Systems	193	156	171	15	7.8%
Water Purification Systems	1,826	1,772	2,021	249	13.6%

	43,800	39,862	44,899	5,037

For purposes of the above tables:
•	“Equipment Cost” means the fair value or cost of the equipment when acquired by the program

•	“Net Book Value” generally equals the amount in the “Equipment Cost” column less accumulated depreciation

•	“Sale Proceeds” means the total amount received at the time the equipment is sold or otherwise disposed of

•	“GAAP Gain (Loss)” means the amount in the “Sale Proceeds” column less the amount in the “Net Book Value” column (“GAAP” means generally accepted accounting principles in the United States)

•	This percentage is calculated by dividing the amount in the “GAAP Gain (Loss)” column by the amount in the “Equipment Cost” column
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]
Past performance is not necessarily indicative of future performance.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
Set forth below are the expenses (other than underwriting discounts, commissions and expense allowances) expected to be paid by the registrant in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission’s registration fee and FINRA’s filing fee, the amounts set forth below are estimated.

Securities and Exchange Commission registration fee	$7,860
State Blue Sky registration fees (excluding legal fees)	300,000	*
FINRA filing fee	20,500
Printing and engraving expenses	351,640	*
Legal fees (including Blue Sky) and expenses	400,000	*
Accounting fees and expenses	200,000	*
Miscellaneous	2,470,000	*

Total	$3,750,000	*

*	Estimated
Item 14. Indemnification of Directors and Officers
The section of the prospectus entitled “Conflicts of Interest and Fiduciary Responsibilities - Fiduciary Duty of Our General Partner — Indemnification” is incorporated herein by this reference.
As permitted by Section 18-1101 of the Delaware Limited Liability Company Act, the limited liability agreement of LEAF Asset Management, LLC provides that its officers and directors shall not be personally liable to the company or its members for monetary damages for breach of duties (including fiduciary duties) except for liability:
(i)	for any breach of their duty of loyalty;

(ii)	for acts or omissions not in good faith or that involve gross negligence, fraud or intentional misconduct, bad faith or a knowing violation of law;

(iii)	under Sections 18-607 and 18-804(c) of the Delaware Limited Liability Company Act, relating to prohibited distributions; or

(iv)	for any transaction from which the director or officer derives an improper personal benefit.
Resource America, the indirect corporate parent of LEAF Asset Management, LLC, maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.
Item 15. Recent Sales of Unregistered Securities
None
Item 16. Exhibits and Financial Statements Schedules
(a) Exhibits:
1.1	Form of Dealer-Manager Agreement with Chadwick Securities, Inc., including its Exhibit “A” Escrow Agreement and its Exhibit “B” Form of Selling Dealer Agreement (3)

1.2	Form of Addendum to Selling Dealer Agreement (3)

3.1	Certificate of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. (1)

3.2	Amended Certificate of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. (1)

3.3	Amended and Restated Agreement of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. (5)

4.1	Form of letter sent to limited partners confirming their investment (1)

5.1	Opinion of Kunzman & Bollinger, Inc. as to the legality of the units being registered (1)

8.1	Opinion of Kunzman & Bollinger, Inc. relating to tax matters (2)

10.1	Form of Origination and Servicing Agreement among LEAF Financial Corporation, LEAF Equipment Finance Fund 4, L.P. and LEAF Funding, Inc. (1)

10.2	Loan and Security Agreement by and among LEAF 4A SPE, LLC, LEAF Equipment Finance Fund 4, L.P., LEAF Funding, Inc., LEAF Financial Corporation, the lenders party thereto, and Wells Fargo Foothill, LLC dated as of February 9, 2009 (4)

10.3	Receivables Loan and Security Agreement, dated as of October 31, 2006, among Resource Capital Funding II, LLC, as the Borrower, and LEAF Financial Corporation, as the Servicer, and Morgan Stanley Bank, as a Lender and Collateral Agent, and U.S. Bank National Association, as the Custodian and the Lender’s Bank and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the Backup Servicer, as amended through November 13, 2008

10.4	Indenture by and between LEAF Commercial Finance Fund, LLC and U.S. Bank National Association

10.5	Amended and Restated Limited Liability Company Agreement of LEAF Commercial Finance Fund, LLC

10.6	Limited Liability Company Agreement of LEAF Funds Joint Venture 2, LLC

10.7	Membership Interest Purchase Agreement by and between LEAF Financial Corporation and LEAF Funds Joint Venture 2, LLC

23.1	Consent of Grant Thornton LLP for LEAF Equipment Finance Fund 4, L.P.

23.2	Consent of Grant Thornton LLP for LEAF Asset Management, LLC

23.3	Consent of Kunzman & Bollinger, Inc. (contained in Exhibits 5.1 and 8.1)

24.1	Power of Attorney

99.1	Form of Subscription Agreement (included as Appendix C to the prospectus)

99.2	Form of Selling Dealer Agreement (included as Exhibit “B” to Exhibit 1.1)

99.3	Escrow Agreement (included as Exhibit “A” to Exhibit 1.1)

(1)	Previously filed on March 24, 2008 in the Registration Statement, and by this reference incorporated herein.

(2)	Previously filed on June 6, 2008, in Pre-Effective Amendment No. 1 to the Registration Statement and by this reference incorporated herein.

(3)	Previously filed on August 6, 2008, in Pre-Effective Amendment No. 2 to the Registration Statement and by this reference incorporated herein.

(4)	Previously filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008, and by this reference incorporated herein.

(5)	Previously filed on May 8, 2008, in our Form 8-A, and by this reference incorporated herein.
(b) Financial Statement Schedules
All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(ii)	If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant undertakes that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.
The undersigned registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed
The undersigned registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.
The undersigned registrant further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing, in the aggregate, lease transactions not described in the prospectus or a prior supplement promptly after such transactions have been consummated if such transactions exceed 10% of the offering proceeds received as of that date by the registrant; and each such sticker supplement will disclose all compensation and fees received by the General Partner and its affiliates in connection with any such transactions.
The undersigned registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.
Note Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on May 12, 2009.

LEAF EQUIPMENT FINANCE FUND 4, L.P.

By:	LEAF Asset Management, LLC, its General Partner

By:	/s/ Miles Herman

Miles Herman President and Chief Operating Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

Signature	Title	Date
Crit S. DeMent	Chairman of Board of Directors and Chief Executive Officer	May 12, 2009

Miles Herman	President, Chief Operating Officer, and Director	May 12, 2009

Jonathan Z. Cohen	Director	May 12, 2009

Steven J. Kessler	Director	May 12, 2009

Robert K. Moskovitz	Chief Financial Officer (Principal Financial Officer)	May 12, 2009

Tonya L. Zweier	Chief Accounting Officer (Principal Accounting Officer)	May 12, 2009

By:	/s/ Miles Herman

Miles Herman, individually and as attorney-in-fact for each person listed above pursuant to the power of attorney filed as part of Post-Effective Amendment No. 1 to the Registration Statement.

As filed with the Securities and Exchange Commission on May 12, 2009
Registration Number 333-149881

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of Registrant as Specified in its Charter)

Crit DeMent, Chairman
LEAF Asset Management, LLC
One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, PA 19103
(215) 569-1844
(Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Wallace W. Kunzman, Jr., Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline
Suite 600
Oklahoma City, Oklahoma 73112

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Dealer-Manager Agreement with Chadwick Securities, Inc., including its Exhibit “A” Escrow Agreement and its Exhibit “B” Form of Selling Dealer Agreement (3)

1.2	Form of Addendum to Selling Dealer Agreement (3)

3.1	Certificate of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. (1)

3.2	Amended Certificate of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. (1)

3.3	Amended and Restated Agreement of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. (5)

4.1	Form of letter sent to limited partners confirming their investment (1)

5.1	Opinion of Kunzman & Bollinger, Inc. as to the legality of the units being registered (1)

8.1	Opinion of Kunzman & Bollinger, Inc. relating to tax matters (2)

10.1	Form of Origination and Servicing Agreement among LEAF Financial Corporation, LEAF Equipment Finance Fund 4, L.P. and LEAF Funding, Inc. (1)

10.2	Loan and Security Agreement by and among LEAF 4A SPE, LLC, LEAF Equipment Finance Fund 4, L.P., LEAF Funding, Inc., LEAF Financial Corporation, the lenders party thereto, and Wells Fargo Foothill, LLC dated as of February 9, 2009 (4)

10.3	Receivables Loan and Security Agreement, dated as of October 31, 2006, among Resource Capital Funding II, LLC, as the Borrower, and LEAF Financial Corporation, as the Servicer, and Morgan Stanley Bank, as a Lender and Collateral Agent, and U.S. Bank National Association, as the Custodian and the Lender’s Bank and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the Backup Servicer, as amended through November 13, 2008

10.4	Indenture by and between LEAF Commercial Finance Fund, LLC and U.S. Bank National Association

10.5	Amended and Restated Limited Liability Company Agreement of LEAF Commercial Finance Fund, LLC

10.6	Limited Liability Company Agreement of LEAF Funds Joint Venture 2, LLC

10.7	Membership Interest Purchase Agreement by and between LEAF Financial Corporation and LEAF Funds Joint Venture 2, LLC

23.1	Consent of Grant Thornton LLP for LEAF Equipment Finance Fund 4, L.P.

23.2	Consent of Grant Thornton LLP for LEAF Asset Management, LLC

23.3	Consent of Kunzman & Bollinger, Inc. (contained in Exhibits 5.1 and 8.1)

24.1	Power of Attorney

99.1	Form of Subscription Agreement (included as Appendix C to the prospectus)

99.2	Form of Selling Dealer Agreement (included as Exhibit “B” to Exhibit 1.1)

Exhibit No.	Description

99.3	Escrow Agreement (included as Exhibit “A” to Exhibit 1.1)

(1)	Previously filed on March 24, 2008 in the Registration Statement, and by this reference incorporated herein.

(2)	Previously filed on June 6, 2008, in Pre-Effective Amendment No. 1 to the Registration Statement and by this reference incorporated herein.

(3)	Previously filed on August 6, 2008, in Pre-Effective Amendment No. 2 to the Registration Statement and by this reference incorporated herein.

(4)	Previously filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008, and by this reference incorporated herein.

(5)	Previously filed on May 8, 2008, in our Form 8-A, and by this reference incorporated herein.